As filed with the Securities and Exchange Commission on January 9, 2023.

Registration No. 333-262296

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

Amendment No. 5
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________________________

Lucy Scientific Discovery Inc.
(Exact name of registrant as specified in its charter)

______________________________

British Columbia	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

301-1321 Blanshard Street
Victoria, British Columbia V8W 0B6 Canada
(778) 410-5195
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

______________________________

Andrew Hulsh
Troutman Pepper Hamilton Sanders LLP
875 Third Avenue
New York, NY 10022
(212) 808-2741
(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________________

Copies to:

Andrew Hulsh Troutman Pepper Hamilton Sanders LLP 875 Third Avenue New York, NY 10022 (212) 808-2741	Scott Reeves Tingle Merrett LLP Suite 1250, 639 — 5th Avenue S.W. Calgary, Alberta T2P 0M9 Canada (403) 571-8015	Andrew M. Tucker Nelson Mullins Riley & Scarborough LLP 101 Constitution Avenue, NW Suite 900 Washington, D.C., 20001 (202) 689-2987

______________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated January 9, 2023

PROSPECTUS

2,000,000 Common Shares

This is Lucy Scientific Discovery Inc.’s initial public offering. We are offering 2,000,000 common shares. Prior to this offering, there has been no public market for our common shares. We estimate that the initial public offering price of our common shares will be $4.00 per share.

We have applied to list our common shares on the Nasdaq Capital Market under the symbol “LSDI”. The closing of this offering is contingent upon the successful listing of our common shares on the Nasdaq Capital Market. If our listing is not approved by Nasdaq Capital Market, we will not be able to complete this initial public offering.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended and, as such, have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page 14 to read about factors you should consider before deciding to purchase any of our common shares.

	Per Share	Total
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

____________

(1)      We have also agreed to issue to the representative of the underwriters, or its designees, warrants to purchase 5.0% of the total number of common shares sold in this offering, to reimburse the representative of the underwriters for certain expenses, and to provide the representative of the underwriters a non-accountable expense allowance equal to 1% of the gross proceeds of this offering. The registration statement of which this prospectus forms a part also registers the issuance of the common shares issuable upon exercise of the representative’s warrants. See “Underwriting” beginning on page 160 for additional information regarding the compensation arrangements between us and the underwriters of this offering.

We have granted the underwriters an option, which may be exercised in whole or in part for a period of 45 days after the date of this prospectus, to purchase up to an additional 300,000 common shares from us at the initial public offering price, less the underwriting discounts and commissions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver our common shares against payment on or about             , 2023.

Sole Book-Running Manager

WestPark Capital, Inc.

The date of this prospectus is             , 2023.

Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our common shares. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States:    We have not, and the underwriters have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common shares and the distribution of this prospectus outside of the United States.

We have proprietary rights to trademarks, trade names and service marks appearing in this prospectus that are important to our business. Solely for convenience, “Lucy Scientific Discovery Inc.,” the “Lucy Scientific Discovery” logo, TerraCube and other trademarks, trade names and service marks may appear in this prospectus without the ® and ™ symbols, but any such references are not intended to indicate, in any way, that we forgo or will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, trade names and service marks. All trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

In this prospectus, unless otherwise specified, all monetary amounts are in U.S. dollars. All references in this prospectus to “$,” “US $,” “dollars” and “USD” mean U.S. dollars. Our consolidated financial statements are presented in U.S. dollars and all references to “$” in our consolidated financial statements mean U.S. dollars. All references to “Canadian dollars” and “CAD $” mean Canadian dollars. Transactions in Canadian dollars are translated to U.S. dollars at exchange rates at the date of such transactions. Period end balances of monetary assets and liabilities in Canadian dollars are translated to U.S. dollars using the period end exchange rate. These translations should not be considered representations that any such amounts have been, could have been or could be converted into U.S. dollars at that or any other exchange rate as of that or any other date.

i

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, especially the information that appears under the heading “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before deciding to purchase any of our securities. Unless the context requires otherwise, references in this prospectus to “we,” “us” and “our” refer to Lucy Scientific Discovery Inc., a corporation organized under the laws of British Columbia.

Overview

We are an early-stage psychotropics contract manufacturing company focused on becoming the premier contract research, development, and manufacturing organization for the emerging psychotropics-based medicines industry. In August 2021, Health Canada’s Office of Controlled Substances granted us a Controlled Drugs and Substances Dealer’s Licence under Part J of the Food and Drug Regulations promulgated under the Food and Drugs Act (Canada), or a Dealer’s Licence. The Dealer’s Licence, which we hold through one of our wholly owned subsidiaries, authorizes us to produce, assemble, sell, provide, transport, send, deliver, import or export (through extraction or synthesis) certain pharmaceutical-grade active pharmaceutical ingredients, or APIs, used in controlled substances and their raw material precursors. Since current Canadian regulations prohibit the commercial sales of APIs and other products we intend to produce, APIs and other products we intend to produce would only be authorized for sale in Canada for clinical testing purposes in an “institution,” for the purpose of determining the hazards and efficacy of the drug, and for laboratory research in an institution by qualified investigators. Subject to receipt of further approvals by Health Canada, our mission is to make our products and research services available to our clients for the development of medicines and experimental therapies to address certain psychiatric health disorders and other medical needs. We cannot guarantee that we will receive such further approvals from Health Canada, and a failure to receive such further approvals would have a material adverse effect on our business and result in an inability to generate revenue from said products and research services. Further, as of the date of this prospectus, we have only done limited manufacturing of psychedelics-based products and have not generated any revenues from the sale of such psychedelics-based products.

The success of our business plan is dependent on our activities being permissible under applicable laws and upon the occurrence of regulatory changes for psychotropics-based medicines. In Canada, the psychedelic compounds that we are approved to produce under our Dealer’s Licence, psilocybin, psilocin, lysergic acid diethylamide, or LSD, N,N-Dimethyltryptamine, or N,N-DMT, and 3,4-Methylenedioxymethamphetamine, or MDMA, and 4-Bromo-2,5-Dimethoxybenzeneethanamine, or 2C-B, are regulated under the Controlled Drugs and Substances Act, or CDSA. Certain psychedelic substances, including psilocybin, psilocin, mescaline and DMT, are classified as Schedule III drugs and the CDSA prohibits the possession of a Schedule III drug absent authorization under the CDSA or a related regulation, and it is illegal to possess Schedule III substances without a prescription. In the United States, these substances are classified under the Controlled Substances Act (21 U.S.C. § 811), or the CSA, and the Controlled Substances Import and Export Act, or the CSIEA, and as such, medical and recreational use is illegal under the U.S. federal laws. Under the CSA, the Drug Enforcement Agency, or DEA, regulates chemical compounds with a potential for abuse as Schedule I, II, III, IV or V substances. Schedule I substances may not be prescribed, marketed or sold in the United States. Most, if not all, state laws in the United States classify psilocybin, LSD, MDMA, DMT and 2C-B as Schedule I controlled substances. For any product containing any of these substances to be available for commercial marketing in the United States, the applicable substance must be rescheduled, or the product itself must be scheduled, by the DEA to Schedule II, III, IV or V. If the DEA does not reschedule psilocybin, LSD, MDMA, DMT and 2C-B as Schedule II, III, IV or V, such substances will be subject to individually-allotted manufacturing and procurement quotas, which may have a material adverse effect on our business and result in an inability to generate sufficient revenue from said substances to be profitable. Additionally, regardless of the scheduling of a finished, approved therapeutic product, if the API used in the final dosage form is a Schedule I or II controlled substance, it would be subject to such quotas as the API could remain listed on Schedule I or II. Moreover, even if the finished dosage form of a psychedelics-based medicine developed by one of our clients is approved by the FDA, and if such product is listed by the DEA as a Schedule II, III, or IV controlled substance, its manufacture, importation, exportation, domestic distribution, storage, sale and legitimate use will continue to be subject to a significant degree of regulation by the DEA.

An increasing number of the leading universities, hospitals and other public, private, and government institutions have launched research programs and are conducting clinical studies aimed at understanding the therapeutic potential of a range of psychedelic substances, including the John Hopkins Center for Psychedelic and Consciousness Research at Johns Hopkins University, the Imperial College of London Centre for Psychedelic Research, the Center for the Science of Psychedelics at the University of California, Berkeley, the Depression Evaluation Service at Columbia University, the Center for Psychedelic Psychotherapy and Trauma Research at the Icahn School of Medicine at Mount Sinai Health System, New York City’s largest academic medical system, and the Center for the Neuroscience of Psychedelics at Massachusetts General Hospital, among many others.

To address mounting demands for alternative therapies incorporating the use of psychedelics and other psychotropics, we intend to leverage our 25,000 square foot facility located near Victoria, British Columbia, for research, development, and large-scale production of high-quality biological raw materials, APIs, and finished biopharmaceutical products. Supported by an executive leadership and advisory team consisting of highly experienced biotechnology and pharmaceutical industry experts, we will seek to position our company to be at the forefront of new discovery in this rapidly emerging market.

Our Opportunity

Psychotropics are a broad classification of chemical substances that can cause alterations in perception, mood, consciousness, cognition, or behavior through various interactions with the nervous system. Psychedelics are a subclassification of psychotropics that interact primarily with serotonergic receptors in the brain. Psychedelic compounds such as psilocybin, psilocin, LSD, N,N-DMT, and MDMA have become areas of interest for many companies researching potential treatments for various mental health and addiction disorders. The psychedelic compounds we are approved to produce under our Dealer’s Licence — psilocybin, psilocin, N,N-DMT, mescaline, MDMA, LSD, and 4-Bromo-2,5-Dimethoxybenzeneethanamine, or 2C-B — will represent our initial areas of focus for our research, development and manufacturing efforts on behalf of our clients. In addition, subject to further approvals by Health Canada with respect to the expansion of the scope of our Dealer’s Licence, we expect to extend our research and production efforts to various non-serotonergic psychotropics, such as ketamine, as such compounds may provide significant future market opportunities for us. We cannot guarantee we will receive any such approvals, and a failure to receive such approvals would have a material adverse effect on our business and result in an inability to generate revenue from said substances.

Our Dealer’s Licence

Our Health Canada Dealer’s Licence, which we hold through our wholly owned subsidiary, LSDI Manufacturing Inc., authorizes us to produce and conduct research using psilocybin, psilocin, N,N-DMT, mescaline, MDMA, LSD, and 2C-B. Per current Canadian regulations, these APIs and other products we intend to produce would only be authorized for sale in Canada for clinical testing purposes in an “institution,” for the purpose of determining the hazards and efficacy of the drug, and for laboratory research in an institution by qualified investigators; sales of APIs in Canada for commercial purposes are currently prohibited. We also anticipate submitting applications to Health Canada for additional approvals under our Dealer’s Licence allowing us to produce and distribute ketamine. There is no guarantee that we will receive further approvals from the Office of Controlled Substances in a timely manner or at all. A failure to receive such further approvals would have a material adverse effect on our business and result in an inability to generate revenue from said substances.

Our History

We were initially founded in 2017 as Hollyweed North Cannabis, Inc., or HNCI. In May 2018, our newly-constructed facility was inspected by Health Canada, and we received our Controlled Substances Dealer’s Licence in June of that year. Shortly thereafter, our wholly-owned subsidiary TerraCube was founded, and the first TerraCube prototype was constructed. Later that same year, HNCI obtained a Health Canada Cannabis Standard Processing Licence. In May 2020, we submitted an application to Health Canada for a Controlled Substances Dealer’s Licence for the ability to produce and conduct research using psilocybin, psilocin, N,N-DMT, and mescaline. In parallel, we began the process of rebranding to our current name, Lucy Scientific Discovery, Inc. In February 2021, the Health Canada Office of Controlled Substances completed the inspection, and the licence was obtained by Lucy in August 2021. In May 2021, we changed our name to Lucy Scientific Discovery Inc. because of the new business model to engage in the research, manufacturing, and commercialization of psychedelic products. In October 2021, we filed an amendment with Health Canada to add the ability to sell, send, transport, and deliver the substances currently included on our licence and add MDMA, LSD, and 2C-B to our license, which was approved on December 17, 2021.

Our Team

We have assembled a skilled management team with deep experience in the development and commercialization of products featuring controlled substances as well as the navigation of regulatory structures applicable to these products. Our management team is led by Christopher McElvany, our President, Chief Executive Officer and member of our Board of Directors. Mr. McElvany has experience throughout the United States and internationally in the cannabis industry, having served as President of Allied Concessions Group, a leading provider of cannabis-infused products, and as Chief Technology Officer of National Concessions Group, a licensing and marketing company that sells cannabis products. In addition, Mr. McElvany co-founded OpenVAPE, one of the most widely distributed cannabis products in the U.S., and was its Chief Science and Technology Officer. He also previously served as Executive Vice President of Slang Worldwide, a leading company consolidating brands along the regulated supply chain in the global cannabis industry. Mr. McElvany holds multiple patents. Our management team also features Assad J. Kazeminy, Ph.D., our Chief Scientific Officer, who previously served as Chief Executive Officer of Irvine Pharmaceutical Services Inc. and Avrio Biopharmaceutical LLC and has over 30 years of research and development experience in the biopharmaceutical industry.

Our Business Strategy

Our mission is to become the premier research, development, and contract manufacturing organization in the emerging psychotropics-based medicines industry, while aggressively working to pursue expanding global market frontiers. Leveraging our highly skilled and experienced management team, we have designed a competitive business strategy centered around agility, speed, and innovation. We aim to first establish and secure base revenues by quickly commencing production capabilities and partnerships, and to continually pursue new opportunities for growth in our market.

1.      Secure Base Revenue

•        Leverage Assets to Facilitate Market Entry

•        Establish Ability to Rapidly Commence Contract Manufacturing

•        Facilitate and Conduct Contract Psychotropics Research

•        Achieve and Maintain Compliance Excellence

2.      Pursue New Frontiers

•        Expand Market Access

•        Meet Emerging Demands with Innovative Products

•        Develop and Acquire Intellectual Property Assets

•        Achieve Business and Technological Diversification

In an effort to actualize each facet of our overall business strategy as set forth above, we have established the following three-phase plan:

•        Phase 1 — Commence operations (Complete):    We incurred costs of approximately $35,000 associated with Phase 1 of our business plan to procure general equipment to enable process development for the production of key APIs from natural product extraction. Achieving this manufacturing capability allows us to fulfil supply agreements with academic and research facilities or other companies as permitted by our licence, resulting in first revenue generation.

•        Phase 2 — Complete construction of R&D labs and initiate cGMP certification (Projected March 2023):    In order to broaden our research capabilities and expand into lab-scale synthetic and biosynthetic production, we will need to complete construction of R&D labs by acquiring equipment utilized in standard synthetic and biosynthetic laboratories. We anticipate the costs associated with Phase 2 of our business plan to be approximately $700,000. We believe these expanded capabilities will allow us to potentially generate more revenue contingent upon future supply agreements. In parallel, we intend to initiate the process of obtaining cGMP certification of key processes involved in the production of APIs. We cannot guarantee that we will be able to obtain additional supply agreements that would warrant the planned expansion, and we may not be able to procure the critical infrastructure necessary to expand. Any such failure would have a material adverse effect on our business and may result in an inability to generate additional revenues. We may choose to delay any such expansions in the event that the needs of the market do not warrant such production outputs in an effort to minimize overhead.

•        Phase 3 — Achieve production-scale manufacturing capabilities and cGMP certification (Projected June 2023):    Contingent upon market demands, we intend to expand to production-scale manufacturing capabilities by procuring larger production-scale equipment. We also aim to obtain cGMP certification pursuant to our goal of becoming a preferred supplier of cGMP-grade APIs and other compounds. We anticipate the costs associated with Phase 3 of our business plan to be approximately $1,500,000. Contingent upon obtaining additional supply agreements and growing our network, we intend to generate increased revenues from additional sales and expand into human clinical trials. We cannot guarantee that we will be able to obtain additional supply agreements that would warrant our planned expansion, we may not be able to procure the critical infrastructure necessary to expand, and we may not successfully obtain a cGMP certification. Any such failure would have a material adverse effect on our business and may result in an inability to generate additional revenues. We may also choose to delay any such expansions in the event that the needs of the market do not warrant such production outputs in an effort to minimize overhead.

The timing of the target milestones may be subject to change due to a variety of factors. In the event that the net proceeds from this offering are not sufficient to enable us to commence or continue our operations as currently planned, we will need to obtain additional financing through the issuance of debt or equity securities. There can be no assurance that we will be able to obtain any such financing, if needed, upon commercially reasonable terms or at all. The failure to obtain such financing, if needed, would have a material adverse effect on our business.

Our Production Program

Our goal is to position our company as a premier contract manufacturer of high-quality biological raw materials, cGMP-grade APIs, and finished biopharmaceutical products, utilizing various methods of scalable production capabilities to meet the needs of the rapidly growing psychotropics-based medicines market. Leveraging advanced and efficient systems and processes, we will seek to minimize production costs while maintaining the highest standards in quality and safety. We believe that our purpose-built campus and use of state-of-the-art technology will facilitate a variety of scaled production methods that adhere to cGMP pharmaceutical standards.

Recognizing the broad range of product requirements needed to best support ongoing research, trials, and treatments, our production program will take a highly scalable and tiered approach to manufacturing that we believe has the potential to secure a strong foundation for revenue and growth. This approach will leverage three key methods of production, with the goal of achieving best-in-class quality and facilitating market penetration through competitive pricing. Regardless of method, all production and formulation efforts will involve proper analytical procedures and quality controls that are designed to ensure the highest standards of purity, quality, and safety.

Our Production Capabilities

Cultivation & Extraction

Extraction and purification of medicinally valuable compounds from natural source materials

Biosynthesis

Biosynthesis of targeted compounds through advanced gene expression technologies

Synthesis

Direct synthesis of molecular compounds from chemical precursors

Risks Associated with Our Business and this Offering

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in the section entitled “Risk Factors” immediately following this prospectus summary. You should carefully read and consider all of these risks and the other information set forth in this prospectus before you decide to purchase any our common shares. We may be unable to implement our business strategy for many reasons, including those that are beyond our control. Some of the more significant risks of our business and an investment in our common shares include the following:

•        We have a limited operating history and have not scaled our commercial operations or made significant sales of our products or services, and we have incurred significant losses since our inception. We may continue to incur losses which, together with our limited operating history, makes it difficult to assess our future viability.

•        Even after this offering, we may require substantial additional funding to finance our operations.

•        The psychedelic industry and market are relatively new and the industry may not succeed in the long term.

•        Our operations require that we maintain a controlled substances Dealer’s License from Health Canada.

•        Our business plan depends on the occurrence of regulatory changes that may benefit the psychotropics-based medicines market and on determinations by U.S. and Canadian regulators that are favorable to our company in particular, and there can be no assurance that such changes or determinations will occur.

•        Unfavorable publicity or consumer perception of psychedelic-based medicine may have an adverse impact on our client base, which in turn would have an adverse impact on our business, financial condition and results of operations.

•        The expansion of the use of psychedelics in the medical industry may require new clinical research into effective medical therapies.

•        The sizes of the markets and forecasts of market growth for the demand of our products and services and for psychedelics-based medicines generally are based on a number of complex assumptions and estimates, and may be inaccurate.

•        The manufacture of our psychedelics-based products is complex. We may encounter various difficulties in production, which could delay or entirely halt our ability to supply raw materials or API for research or clinical trials or finished drug products for commercial sale.

•        We face multiple risks in establishing and growing our contract research services offerings and we may not be successful in achieving profitability with respect to this aspect of our business.

•        Biopharmaceutical drug development is inherently uncertain. Even if we are able to sell our products and services to clients for research and development purposes, it is possible that our clients will not be successful in developing and obtaining regulatory approval for psychedelics-based medicines.

•        The business to be conducted by us and our clients will be subject to extensive governmental regulation, and our or our clients’ inability to comply with these regulations, which are complex and relate to various jurisdictions and areas of law, would result in significant adverse consequences to our business.

•        Our products and services, and the product candidates and approved products developed and marketed by our clients, will be subject to controlled substance laws and regulations, including restrictions in the U.S. on importation, manufacture and distribution of such substances or products containing such substances.

•        We face substantial competition, which may result in others commercializing psychedelics-based products and services before or more successfully than we do. Our customers will also face significant competition from other developers of psychedelics-based medicines and from companies pursing alternative treatments for the same indications.

•        We and our clients may face risks due to the ongoing COVID-19 pandemic and any variations or mutations of the coronavirus.

•        Failure to obtain or register intellectual property rights used or proposed to be used in our business could result in a material adverse impact on our business.

•        Our bitcoin acquisition strategy exposes us to various risks associated with bitcoin.

•        The price of bitcoin may be influenced by regulatory, commercial, and technical factors that are highly uncertain, and fluctuations in the price of bitcoin are likely to influence our financial results and the market price of our common shares.

•        Our bitcoin holdings could subject us to regulatory scrutiny.

•        Due to the unregulated nature and lack of transparency surrounding the operations of many bitcoin trading venues, they may experience fraud, security failures or operational problems, which may adversely affect the value of our bitcoin.

•        Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940 and could adversely affect the market price of bitcoin and the market price of our common shares.

•        We do not know whether an active, liquid and orderly trading market will develop for our common shares.

•        We are an emerging growth company and a smaller reporting company, and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies and smaller reporting companies will make our common shares less attractive to investors.

•        Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

•        As a Canadian company, certain matters may negatively impact your investment, including: certain Canadian laws that may delay or negate a change in control; investor’s tax implications if we are deemed to be a “passive foreign investment company”; investor’s ability to enforce judgements against executives/officers; and, we are significantly exposed to fluctuations in currency exchange rates, among others.

If we are unable to adequately address these and other risks we face, our business, financial condition, operating results and prospects may be adversely affected.

Our Corporate and Other Information

We were incorporated under the laws of British Columbia, Canada on February 17, 2017 under the name Hollyweed North Cannabis, Inc. On May 18, 2021, we changed our name to Lucy Scientific Discovery Inc. We effected a 1.4-for-1 split of our common shares on October 22, 2018 and effected a 1-for-18 reverse split of our common shares on December 1, 2021. We have two active wholly owned subsidiaries, TerraCube International Inc., or TerraCube, and LSDI Manufacturing Inc. Our principal executive offices are located at 301-1321 Blanshard Street, Victoria, British Columbia Canada, and our telephone number is (778) 410-5195. Our website is www.lucyscientific.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus or in deciding to purchase our common shares. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. For as long as we remain an emerging growth company, we are permitted, and currently intend, to rely on the following provisions of the JOBS Act that enable us to rely upon certain exceptions from disclosure and other requirements that otherwise are applicable to companies that conduct initial public offerings and file periodic reports with the Securities and Exchange Commission, or SEC. These JOBS Act provisions:

•        permit us to present only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

•        provide an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting under the Sarbanes-Oxley Act of 2002;

•        provide an exemption from compliance with the requirement of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements;

•        permit us to include reduced disclosure regarding executive compensation in this prospectus and our SEC filings as a public company; and

•        provide an exemption from the requirement to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute arrangements not previously approved.

As a result of this status, we have taken advantage of reduced reporting requirements in this prospectus. In particular, in this prospectus, we have provided only two years of audited financial statements and have not included all of the executive compensation-related information that would be required if we were not an emerging growth company. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold shares.

We expect to continue to rely on these reporting and other provisions and to take advantage of these and other reduced reporting requirements in our future filings with the SEC until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier of:

•        the first to occur of the last day of the fiscal year:

•        following the fifth anniversary of the completion of this offering,

•        in which we have total annual gross revenue of at least $1.235 billion, or

•        in which we are deemed to be a “large accelerated filer,” which will occur if (and when) the market value of our common shares that is held by non-affiliates exceeds $700 million as of the prior June 30th; or

•        the date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period.

The JOBS Act also provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have elected to avail ourselves of this exemption and, as a result, our financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies. Section 107 of the JOBS Act provides that we can elect to opt out of the extended transition period at any time, which election is irrevocable. We intend to rely on other exemptions provided by the JOBS Act, including without limitation, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act.

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. As a smaller reporting company, we may elect to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and are subject to reduced disclosure obligations regarding executive compensation. Further, if we are a smaller reporting company with less than $100.0 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

We may continue to be a smaller reporting company after this offering if either (i) the market value of our common shares held by non-affiliates is less than $250.0 million, as measured on the last business day of our second fiscal quarter, or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our common shares held by non-affiliates is less than $700.0 million, as measured on the last business day of our second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies.

The Offering

Common Shares offered by us	2,000,000 shares (assuming no exercise of the underwriters’ option to purchase additional common shares.
Assumed offering price	$4.00 per share.
Common shares to be outstanding immediately after this offering	15,426,393 shares (or 15,726,393 shares if the underwriters exercise their option to purchase additional common shares in full).
Option to purchase additional common shares	We have granted the underwriters an option for a period of 45 days to purchase up to 300,000 additional common shares at the initial public offering price per share, less the underwriting discount.
Use of proceeds

We estimate that the net proceeds to us from the sale of our common shares in this offering will be approximately $5.9 million (or approximately $7.0 million if the underwriters exercise their option to purchase additional common shares in full), assuming an initial public offering price of $4.00 per share after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering as follows:

•   approximately $0.3 million to repay indebtedness, including repayment of principal and accrued interest outstanding under (i) one promissory note issued to Livio Susin, one of our directors; and (ii) four loans from Canadian Emergency Business Account, or the CEBA Loans, two incurred by us and the other two by our wholly owned subsidiary, TerraCube;

•   approximately $2.2 million to complete the buildout of and make certain upgrades to our manufacturing and research facilities;

•   approximately $1.5 million to satisfy certain outstanding liabilities and indebtedness; and

•   the remainder for working capital and other general corporate purposes, including the additional costs associated with being a public company.

We may also use a portion of the remaining net proceeds and our existing cash and cash equivalents to in-license, acquire, or invest in complementary businesses, technologies, products or assets. Although we may use a portion of the remaining net proceeds of this offering for acquisitions, we do not have any current agreements, commitments or understandings for any specific acquisitions or any specific targets in connection with which we intend to use a portion of the net proceeds from this offering.

See “Use of Proceeds” on page 64 of this prospectus for additional information.

Risk factors

Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page 14 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to purchase any of our common shares.

Lock-up

We, our directors, officers and certain holders of 1% or more of our common shares have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common shares or securities convertible into common shares as described in further detail in the prospectus, both after the date of this prospectus. See “Underwriting.”

Representative’s warrant

At the closing of this offering, we will issue to WestPark Capital, Inc., as representative of the underwriters, or its designees, warrants to purchase the number of common shares equal to 5% of the aggregate number of common shares sold in this offering. The representative’s warrant may be exercised at any time and from time to time, in whole or in part, during the three-year period commencing six (6) months from the effective date of the registration statement of which this prospectus forms a part, at a price per share equal to 125% of the public offering price per common share in this offering. See “Underwriting.”

Proposed listing on Nasdaq	We have applied to list our common shares on the Nasdaq Capital Market under the symbol “LSDI”.

The number of our common shares to be outstanding after the closing of this offering is based on 10,443,560 common shares outstanding as of September 30, 2022 and after giving effect to (i) the conversion of our outstanding convertible notes into an aggregate of 1,916,659 common shares (assuming an initial public offering price of $4.00 per share), upon the completion of this offering, (ii) the issuance of 35,274 common shares (assuming an initial public offering price of $4.00 per share) pursuant to a settlement and subscription agreement, (iii) the conversion of accounts payable and due to certain related parties of $2,024,146 into an aggregate of 843,400 common shares upon the completion of this offering (assuming an initial public offering price of $4.00 per share), and (iv) the issuance of 187,500 common shares to our Chief Executive Officer upon completion of this offering (assuming an initial offering price of $4.00 per share), and excludes:

•        567,431 common shares issuable upon the exercise of stock options outstanding as of September 30, 2022, with a weighted-average exercise price of $2.18 per share;

•        428,290 common shares issuable upon the exercise of warrants outstanding as of September 30, 2022, with a weighted-average exercise price of $1.58 per share;

•        476,925 common shares reserved for issuance as of September 30, 2022 under our 2019 Stock Option Plan, which we refer to as our 2019 Plan, which shares will cease to be available for issuance at the time the 2021 Equity Incentive Plan, which we refer to as our 2021 Plan, becomes effective;

•        1,118,961 common shares to be reserved for future issuance under our 2021 Plan, which will become available for issuance upon the effectiveness of the registration statement of which this prospectus is a part, plus any future increases in the number of common shares reserved for issuance.

•        100,000 common shares issuable upon exercise of the representative’s warrant at a price of $5.00 per share.

Unless otherwise indicated, this prospectus reflects and assumes the following:

•        the 1.4-for-1 split of our common shares effected on October 22, 2018;

•        a 1-for-18 reverse split of our common shares effected on December 1, 2021;

•        no exercise of the option we granted to the underwriters to purchase up to an additional 300,000 common shares, at the initial public offering price, less the underwriting discounts, for 45 days after the date of this prospectus;

•        no exercise of the outstanding stock options described above;

•        the conversion, effective December 1, 2021 of all of our Class A common shares and Class B common shares that are outstanding into a single class of common shares consisting of an aggregate of 6,476,753 common shares; and

•        the filing and effectiveness on December 1, 2021 of our new Articles of the Corporation (the “Articles”).

Summary Consolidated Financial Data

The following tables set forth a summary of our financial data as of, and for the periods ended on, the dates indicated. We derived the summary statement of operations data for the years ended June 30, 2021 and 2022 and the summary balance sheet data as of June 30, 2022 from our audited consolidated financial statements included elsewhere in this prospectus. For interim periods, we have derived our consolidated financial data for the three months ended September 30, 2021 and 2022 and the selected balance sheet data as of September 30, 2022 from our unaudited consolidated financial statements included elsewhere in this prospectus. The unaudited financial statements were prepared on a basis consistent with our audited financial statements and include, in management’s opinion, all adjustments, consisting only of normal recurring adjustments that we consider necessary for a fair presentation of the financial information set forth in those statements. Our historical results are not necessarily indicative of the results that may be expected in the future and our interim results are not necessarily indicative of our expected results for the year ending June 30, 2022. You should read the following summary consolidated financial data together with our consolidated financial statements and related notes and the information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in any future period. The summary consolidated financial data in this section are not intended to replace the consolidated financial statements and are qualified in their entirety by the consolidated financial statements and related notes included elsewhere in this prospectus.

	Year ended June 30,		Three months ended September 30,
	2021	2022	2021	2022
Statement of Operations Data:
Selling, general and administrative expense	$2,677,384	$3,469,479	$714,484	$828,559
Research and development expense	—	—	—	—
Total expenses	2,677,384	3,469,479	714,484	828,559

Other expense (income)
Gain on debt settlement	(186,374)	—	—	—
Interest expense	2,357,222	2,064,547	474,270	543,221
Research and development tax credits	(165,825)	—	—	—
Change in fair value of warrant liability	65,026	322,226	151,303	—
Other income	(21,550)	(136)	—	(39)
Total other expense (income)	2,048,499	2,386,637	625,573	543,182

Income tax expense	—	—	—	—
Net loss	$(4,725,883)	$(5,856,116)	$(1,340,057)	$(1,371,741)

Foreign exchange translation adjustment, net of tax of $nil	(570,581)	212,284	134,778	400,780
Comprehensive loss	$(5,296,464)	$(5,643,832)	$(1,205,279)	$(970,961)

Net loss per common share
Basic and diluted	$(0.88)	$(0.68)	$(0.21)	$(0.13)

Weighted average number of common shares outstanding
Basic and diluted	5,364,451	8,615,648	6,476,753	10,443,560

	As of September 30, 2022	As of September 30, 2022
	Actual	Pro Forma(1)	Pro Forma As Adjusted(2)(3)
Balance Sheet Data:
Cash and cash equivalents	$16,398	$5,876,398	$5,818,034
Working capital(4)	(5,118,156)	4,351,522	4,293,158
Total assets	5,015,110	9,617,892	9,559,527
Long-term debt	2,561,359	55,518	—
Total shareholders’ (deficit) equity	(5,748,911)	4,678,490	4,675,643

____________

(1)      The pro forma balance sheet gives effect to (i) the conversion of our outstanding convertible promissory notes into an aggregate of 1,916,659 common shares upon the completion of this offering (assuming an initial public offering price of $4.00 per share), (ii) the issuance of 35,274 common shares (assuming an initial public offering price of $4.00 per share), pursuant to a settlement and subscription agreement, (iii) the conversion of accounts payable and due to certain related parties of $2,024,146 into an aggregate of 843,400 common shares upon the completion of this offering, (assuming an initial public offering price of $4.00 per share); (iv) the issuance of 187,500 common shares to our Chief Executive Officer upon completion of this offering (assuming an initial offering price of $4.00 per share), and (v) our issuance and sale of 2,000,000 shares in this offering (assuming an initial public offering price of $4.00 per share), after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

(2)      On a pro forma as adjusted basis to give effect to (i) the pro forma adjustments described above and (ii) the repayment of CEBA loans of $55,518.

(3)      The pro forma as adjusted information discussed above is illustrative only and will depend on the actual initial public offering price and other terms of this offering determined at pricing. Each $1.00 increase or decrease in the assumed initial public offering price of $4.00 per share would increase or decrease each of cash and cash equivalents, working capital, total assets and total stockholders’ equity by $1.8 million, assuming that the number of common shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions. We may also increase or decrease the number of common shares we are offering. Each increase or decrease of 1.0 million in the number of common shares offered by us would increase or decrease each of cash and cash equivalents, working capital, total assets and total stockholders’ equity by $3.6 million, assuming that the assumed initial public offering price remains the same, and after deducting underwriting discounts and commissions.

(4)      Working capital is defined as current assets less current liabilities.

RISK FACTORS

Investing in our securities is speculative and involves a high degree of risk. Before investing in our securities, you should consider carefully the risks described below, together with the other information contained in this prospectus, including our financial statements and the related notes appearing at the end of this prospectus. If any of the following risks occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our securities could decline, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Financial Position, Limited Operating History and Capital Requirements

We have incurred operating losses since inception and anticipate that we may continue to incur operating losses. We may not achieve or maintain profitability in the foreseeable future.

We have experienced operating losses and cash outflows from operations since incorporation and will require ongoing financing to continue our research and development and production activities. As our business has not yet achieved profitability, there are uncertainties regarding our ability to continue as a going concern. Our success is dependent upon our ability to finance our cash requirements to continue our activities. There may be a risk of default on these liabilities and other liabilities of our business if we cannot raise additional funds through the issuance of additional equity securities, through loan financing, or other means. Our comprehensive loss for the three months ended September 30, 2021 and 2022 was $1.2 million and $1.0 million, respectively. As of September 30, 2022, we had an accumulated deficit of $36.8 million. We may incur operating losses for the next several years, and we may not achieve or sustain profitability in the foreseeable future.

We anticipate that our expenses will increase if, and as, we:

•        complete the build-out of our 25,000 square foot research and manufacturing facility;

•        engage in activities related to regulatory compliance in Canada, the United States and any other jurisdiction in which we may operate, which activities are likely to increase as we experience heightened regulatory scrutiny;

•        expand our infrastructure and facilities to accommodate our growing employee base, including adding equipment and physical infrastructure to support our research and development;

•        market and sell our products to academic researchers, biopharmaceutical companies and other eligible partners;

•        seek to identify and develop or in-license additional products or technologies;

•        maintain, expand and protect our intellectual property portfolio; and

•        add operational, financial and management information systems personnel to support our operations as a public company.

To become and remain profitable, we must succeed in successfully cultivating, synthesizing, extracting and purifying our products and eventually commercializing our products in order to generate significant revenue. This will require us to be successful in a range of challenging activities, including manufacturing our products at commercial scale, obtaining and maintaining compliance with all required regulatory permitting, and establishing brand recognition in the industry. Our ability to become profitable will be dependent upon, in part and among other things, the size of the market for our products, the number of competitors in such markets, the degree of market acceptance we achieve and the ability of our clients to develop, obtain regulatory approval for and successfully commercialize psychedelics-based therapies.

Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable may decrease the value of our company and may impair our ability to raise capital, maintain our manufacturing operations, proceed with our planned research and development efforts or expand our business. A decline in the value of our company may cause you to lose all or part of your investment.

Our limited operating history may make it difficult to evaluate our business to date and assess our future viability.

We have a limited history of operations and will be in an early stage of development as we attempt to create an infrastructure to capitalize on the opportunity for value creation in the psychedelics industry. Since our inception, we have focused our efforts on constructing our 25,000 square foot manufacturing facility, developing our cultivation, extraction and purification processes, and building our executive management team. We have not yet manufactured psychedelics-based products at commercial scale. The early stage of our cultivation, research and development efforts makes it particularly uncertain whether any of our efforts will prove to be successful and meet the requirements of our customers, and whether any of our products will be capable of being manufactured at a reasonable cost or be successfully marketed. We have no meaningful operations upon which to evaluate our business and predictions about our future success or viability may not be as accurate as they could be if we had a longer operating history or a history of successfully developing and commercializing active pharmaceutical ingredients based on psychedelics. Accordingly, we are subject to many of the risks common to early-stage enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources and lack of revenue. The limited operating history may also make it difficult for investors to evaluate our prospects for success. There is no assurance that we will be successful, and our likelihood of success must be considered in light of our early stage of operations.

We may not be able to achieve or maintain profitability and may incur losses in the future. In addition, we are expected to increase our capital investments as we implement initiatives to grow our business. If our revenues do not increase to offset these expected increases, we may not generate positive cash flow. There is no assurance that future revenues will be sufficient to generate the funds required to continue operations without external funding. We may encounter unforeseen expenses, difficulties, complications, delays and other known or unknown factors in achieving our business objectives, including with respect to our technology and products. We will eventually need to transition from a company with a development focus to a company capable of supporting commercial activities. We may not be successful in such a transition. Our limited operating history makes it more difficult for us to assess and plan for such unforeseen events.

We expect our financial condition and operating results to continue to fluctuate significantly from quarter to quarter and year to year due to a variety of factors, many of which are beyond our control. Accordingly, you should not rely upon the results of any quarterly or annual periods as indications of future operating performance.

Even after this offering, we may require substantial additional funding to finance our operations, and a failure to obtain this necessary funding when needed on acceptable terms, or at all, could force us to delay, limit, reduce or terminate our manufacturing and commercialization efforts or other operations.

As of September 30, 2022, we had cash and cash equivalents of approximately $16,000. We may need to raise additional capital, which cannot be assured. Moreover, our operating plans may change as a result of many factors currently unknown to us, and we may need to seek additional funds sooner than planned. In addition, we may seek additional capital due to favourable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

Our future capital requirements depend on many factors, including, but not limited to:

•        the scope, progress, results and costs of researching and developing our products;

•        the cost of manufacturing our products, including costs associated with completing the build-out of our 25,000 square foot research and manufacturing facility;

•        the effect of developments with respect to the regulatory and competitive landscapes for psychedelics- and other psychotropics-based products and medicines;

•        the number and scope of products or technologies we decide to pursue;

•        the cost of commercialization activities, including marketing, sales and distribution costs;

•        our ability to achieve revenue growth;

•        our ability to establish and maintain strategic collaborations, licensing or other arrangements and the financial terms of any such agreements that we may enter into;

•        whether we determine to acquire or invest in complementary businesses or assets;

•        the expenses needed to attract and retain skilled personnel;

•        our need to implement additional internal systems and infrastructure, including financial and reporting systems associated with becoming a public company in the United States;

•        the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing our intellectual property portfolio; and

•        the continued impact of the COVID-19 pandemic on global social, political and economic conditions.

Until we can generate sufficient revenue to finance our cash requirements, which we may never do, we expect to finance our future cash needs through a combination of equity offerings, debt offerings or financings, collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties. The various ways we could raise additional capital carry potential risks. To the extent that we raise additional capital by issuing equity securities, our existing stockholders may experience substantial dilution. Any preferred equity securities issued also would likely provide for rights, preferences or privileges senior to those of holders of our common shares. If we raise funds by issuing debt securities, those debt securities would have rights, preferences and privileges senior to those of holders of our common shares. Debt financing and preferred equity financing, if available, may also involve agreements that include covenants restricting our ability to take specific actions, such as incurring additional debt, selling or licensing our assets, making product acquisitions, making capital expenditures, or declaring dividends. If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates, or grant licenses on terms that may not be favourable to us.

Our ability to raise additional funds will depend on financial, economic and market conditions and other factors, over which we may have no or limited control. Adequate additional funds may not be available when we need them, on terms that are acceptable to us, or at all. In addition, heightened regulatory scrutiny could have a negative impact on our ability to raise capital. If adequate funds are not available to us on a timely basis or on attractive terms, we may be required to reduce our workforce, delay, limit, reduce or terminate our research and development activities and commercialization efforts, or grant rights to develop and market products or technologies that we would otherwise develop and market ourselves. In addition, attempting to secure additional financing may divert the time and attention of our management from daily activities and distract from our research and development efforts.

Our commercial success depends on our technical abilities to cultivate, extract or synthetically derive high quality psychotropic products, as well as on the acceptance of these products by clients in our targeted markets.

We utilize advanced plant and fungi cultivation technology along with various biotechnology and direct chemical synthesis, isolation, and purification systems to produce high-quality, medical-grade psychotropic compounds to sale to appropriately licenced research institutions, biopharmaceutical companies and other clients. Our clients, in turn, utilize our products for further research, development and potential commercialization as therapies for a range of conditions. As a result, the quality and sophistication of our manufacturing processes and extraction and purification techniques is critical to our ability to grow revenue, expand our operations and become profitable. In particular, our business depends, among other things, on:

•        our ability to manufacture products at commercial scale and on the desired timeframes that are set out by our clients;

•        our ability to execute on our strategy to enter into new arrangements with targeted clients and establish a robust sales pipeline for our products;

•        our ability to increase awareness in the market of our manufacturing capabilities and the benefits of our products;

•        the rate of adoption of our products by academic institutions, biopharmaceutical companies and others;

•        if competitors develop a manufacturing capacity or techniques that enable commercialization at a higher rate than us;

•        the timing and scope of approvals by Health Canada or the U.S. Food and Drug Administration, or FDA, or any other regulatory body for drugs that are developed by our clients using products supplied by us;

•        negative publicity regarding the psychedelics industry or psychedelics-based medicines; and

•        our ability to further validate our manufacturing capabilities and technology through research and accompanying publications.

There can be no assurance that we will successfully address any of these or other factors that may affect the market acceptance of our products and techniques. If we are unsuccessful in achieving and maintaining market acceptance of our platform, our business, financial condition, results of operations and prospects could be adversely affected.

We have issued promissory notes or other debt securities, and otherwise incurred substantial debt, which may adversely affect our financial condition and thus negatively impact the value of our shareholders’ investment in us.

As of September 30, 2022, we had promissory notes issued to certain related-party lenders with an aggregate outstanding principal amount and accrued interest in the amount of $0.3 million and convertible promissory notes with an aggregate outstanding principal amount and accrued interest in the amount of $4.1 million. We have also entered into a credit facility pursuant to which we can borrow up to $4.9 million. As of September 30, 2022, no amounts had been borrowed under the credit facility.

Our outstanding indebtedness and any future indebtedness we may incur will result in increased fixed payment obligations. It could also result in certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business and may result in liens being placed on our assets and intellectual property. If we were to default on such indebtedness, we could lose such assets and intellectual property. The incurrence of debt could have a variety of other negative effects, including:

•        default and foreclosure on our assets if our operating revenues are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•        our inability to pay dividends on our common shares;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

In order to satisfy our current and future debt service obligations, we will be required to raise funds from external sources. We may be unable to arrange for additional financing to pay the amounts due under our existing debt. Funds from external sources may not be available on acceptable terms, if at all. Our failure to satisfy our current and future debt obligations could adversely affect our business, financial condition and results of operations.

Risks Related to our Business and the Psychedelics-Based Medicines Industry

The psychedelics industry and market are relatively new and the industry may not succeed in the long term.

We operate our business in a relatively new industry and market. We believe that both regulators and the public have an increasing awareness and acceptance of this field. Nevertheless, psychedelics remain a controlled substance in Canada, the United States and most other jurisdictions and their use for research and therapeutic purposes remains highly regulated and narrow in scope. There is no assurance that the industry and market will continue to grow as currently estimated or anticipated or function and evolve in the manner consistent with management’s expectations and assumptions. Any event or circumstance that adversely affects the psychedelic manufacturing and medicines industry and market could have a material adverse effect on our business, financial condition and results of operations. We have committed and expect to continue committing significant resources and capital to develop our psychedelics manufacturing facilities, refine our product offerings and establish our contract research services program. As a category of products and services, medical-grade psychedelics raw materials and psychedelics-derived active pharmaceutical ingredients, or API, and research into such substances represent relatively untested offerings in the marketplace, and we cannot provide assurance that psychedelics as a category, or that our products and services in particular, will achieve market acceptance. Moreover, as a relatively new industry, there are not many established players in the psychedelic-based medicines industry whose business model we can emulate. Similarly, there is little information about comparable companies available for potential investors to review in making a decision about whether to invest in our common shares.

Our business plan depends on the occurrence of regulatory changes that may benefit the psychotropics-based medicines market and on determinations by U.S. and Canadian regulators that are favorable to our company, and there can be no assurance that such changes or determinations will occur.

The strict regulatory environment that governs our business activity has potential to severely limit our market opportunities both in Canada and the United States. Because the APIs and other products we plan to produce are restricted drugs on the Schedule to Part J of the Canadian Food and Drug Regulations, their sale in Canada will be authorized only for the purposes of clinical testing in an “institution” for the purpose of determining the hazards and efficacy of the drug, and for laboratory research in the institution by qualified investigators. Sale of our APIs in Canada for commercial purposes will be prohibited unless and until the substances we produce are removed from Part J of the Food and Drug Regulations. This regulatory change may never happen, or it may not happen in time for our business to benefit from the change. Under the Food and Drug Regulations, “institution” is defined as any institution engaged in research on drugs and includes a hospital, a university in Canada or a department or agency of the Canadian government. While we believe that Health Canada is likely to interpret this definition broadly to allow sales to private biopharmaceutical companies conducting research in this space, there remains a risk that Health Canada may take a more restrictive view of which facilities qualify as “institutions” under the law. A restrictive interpretation would limit our potential customers in Canada, even for clinical testing and laboratory research purposes. In the United States, where most of the substances we intend to produce are currently listed on Schedule I of the Controlled Substances Act, the DEA will only approve an import permit for our potential U.S. clients if U.S. domestic supply of the substance is found to be inadequate for scientific studies, or if competition among domestic manufacturers of the substance is inadequate for medical or scientific needs and will not be rendered adequate by the registration of additional U.S. domestic manufacturers. If U.S. manufacturers begin to produce the same APIs we produce, and the DEA determines that U.S. domestic supply or competition is adequate, we may not be able to export to U.S. customers at all. Our ability to sell our products on a commercial scale in the United States also depends on the substances being rescheduled to a schedule that permits their use for commercial manufacture, as Schedule I substances can only be used for research purposes. Even if the substances we produce are rescheduled to Schedule II, however, their use will still entail significant restrictions that may severely limit our market potential in the United States. In order to sell our products in the United States, it is possible that we will have to establish a U.S. manufacturing facility, which would be costly and time-consuming. All of the above are unknown variables and contingencies that affect our ability to commercialize our products in Canada and the United States.

Unfavourable publicity or consumer perception of psychedelic-based medicine may have an adverse impact on our client base, which in turn would have an adverse impact on our business, financial condition and results of operations. Overcoming unfavourable publicity or consumer perception may entail extensive marketing efforts.

Our ability to establish and grow our business is substantially dependent on the success of the emerging market for psychedelics-based medicines, which will depend upon, among other matters, pronounced and rapidly changing public preferences, factors which are difficult to predict and over which we have little, if any, control. We and our clients will be highly dependent upon consumer perception of psychedelic-based therapies and other products.

Therapies containing controlled substances may generate public controversy. The public may associate such therapies and other products with illegal recreational drugs, which are prohibited or controlled substances that could be associated with risks to health, safety and are potentially addictive. Political and social pressures and adverse publicity could lead to delays in approval of, and increased expenses for, the therapeutic candidates our clients may develop. Opponents of these therapies may seek restrictions on marketing and withdrawal of any regulatory approvals. In addition, these opponents may seek to generate negative publicity in an effort to persuade the medical community to reject these therapies. Anti-psychedelic protests have historically occurred and may occur in the future and generate media coverage. Political pressures and adverse publicity could lead to delays in, and increased expenses for, and limit or restrict the introduction and marketing of, psychedelics-based therapeutic candidates.

It will likely require significant scientific evidence (including and possibly beyond that which our clients will have to produce in order to achieve regulatory approval) to change public perception and consumers’ view that psychedelic-based therapies and other products are not harmful to physical or social health or are not addictive. Even if our products conform to international safety and quality standards, sales could be adversely affected if the public loses confidence in the safety, efficacy, and quality of psychedelics-based products, due to adverse events reported in clinical trials or otherwise. Negative public perceptions could cause the market for such products to shrink and may compel regulators to impose stringent requirements on the development of any such products. If such events were to occur, fewer academic institutions and biopharmaceutical companies may seek to conduct research, develop and commercialize such products.

The psychedelics market will face specific marketing challenges given the products’ status as a controlled substance, which resulted in past and current public perception that the products have negative health and lifestyle effects and have the potential to cause physical and social harm due to psychoactive and potentially addictive effects. Any marketing efforts we or our clients may undertake would need to overcome this perception to build consumer confidence, brand recognition and goodwill. Consumer perception can be significantly influenced by scientific research or findings regarding the consumption of psychedelic inspired products. There can be no assurance that such research or findings will be favorable towards psychedelics-based products, or even if favorable, that such research or findings will be effective in convincing a sufficient portion of the population that psychedelics-based therapies are safe and effective. Conversely, adverse publicity about psychedelics-based therapies that we or our clients sell may discourage consumers from buying the therapies and other products that our clients may develop.

The expansion of the use of psychedelics and other psychotropics in the medical industry may require new clinical research into effective medical therapies.

Research regarding the potential medical benefits, viability, safety, efficacy, addictiveness, dosing and social acceptance of psychedelic and other psychotropic products remains in early stages. There have been relatively few clinical trials on the benefits of such products. Although we believe that the currently available studies support our beliefs regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of psychedelic and other psychotropic products, future research and clinical trials may prove such statements to be incorrect, or could raise concerns regarding, and perceptions relating to, psychedelics-based raw material precursors and APIs. Given these risks, uncertainties and assumptions, potential investors should understand that the breadth of application of psychedelics-based medicines may not be as expansive as the existing research suggests. Future research studies and clinical trials may draw opposing conclusions to those stated in this prospectus or reach negative conclusions regarding the potential medical benefits, viability, safety, efficacy, dosing, social acceptance or other facts and perceptions related to psychedelic and other psychotropic products, which could have a material adverse effect on the demand for our products with the potential to lead to a material adverse effect on our business, financial condition and results of operations.

The sizes of the markets and forecasts of market growth for the demand of our products and services and for psychedelics-based medicines generally are based on a number of complex assumptions and estimates, and may be inaccurate.

We estimate annual total addressable markets and forecasts of market growth for our products and services and for the psychedelics-based therapies that our clients may develop. These estimates and forecasts are based on a number of complex assumptions, internal and third party estimates and other business data, including assumptions and estimates relating to our ability to establish our business as a critical supplier of manufacturing of medical-grade raw materials, API and finished drug products and pre-clinical research services within the psychedelics-based medicines space; regulatory developments surrounding the use of psychedelics for research and therapeutic purposes; and the public’s acceptance of such therapies, if approved; and our clients’ ability to develop, obtain regulatory approval for and successfully commercialize their product candidates. While we believe our assumptions and the data underlying our estimates and key performance indicators are reasonable, there are inherent challenges in measuring or forecasting such information. As a result, these assumptions and estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, thereby reducing the predictive accuracy of these underlying factors and indicators. As a result, our estimates of the annual total addressable market and our forecasts of market growth and future revenue from technology access fees, discovery research fees, milestone payments or royalties may prove to be incorrect, and our key business metrics may not reflect our actual performance. For example, if the annual total addressable market or the potential market growth for our psychedelics-based products is smaller than we have estimated or if regulatory developments are adverse to this category of therapies generally, it may impair our sales growth and have an adverse impact on our business, financial condition, results of operations and prospects.

Demand in the market for naturally derived psychedelics products may not materialize.

Initially, we intend to cultivate, extract and purify our psychedelics products, and our psilocybin API in particular, from naturally derived sources. We believe that this approach, which facilitates the potential “entourage effect” provided by the synergistic interaction of the various compounds within hallucinogenic plants, represents an advantage over the existing market for the manufacture of psychedelics-derived materials, which relies predominantly on the synthetic manufacture of these materials and refinement into isolated single molecules (e.g., psilocybin). However, we cannot provide assurances that the market for naturally derived psychedelics products will develop or that it will be as large as we anticipate. There are multiple risks involved with this market strategy, including: our competitor’s synthetic manufacturing processes may prove more cost-effective and efficient or may produce more consistent yields; key market participants we might otherwise target as clients may already be more familiar and comfortable working with synthetically manufactured psychedelics products; regulatory developments may favour synthetically derived psychedelics products; and psychedelics-based medicines developed with naturally derived API or other materials may not provide the therapeutic benefits we anticipate. In the event that naturally derived psychedelics products do not achieve the traction in the research and development market that we anticipate, such developments may have an adverse impact on our business, financial condition and results of operations.

We believe that Canadian “safer supply programs” and Special Access Program will expand the market for our products within Canada. Such programs, however, may not be used for psychedelics products, may not provide the benefits we anticipate and may be terminated altogether.

The government of Canada has established two programs which we believe may expand the market for our psychedelics-based products and those of our clients. The Canadian government has created “safer supply programs,” or SSPs, pursuant to which a regulated supply of certain drugs will be made available in order to combat the illegal drug supply and attendant risks of overdose and death. Additionally, Health Canada’s Special Access Program for drugs, or SAP, enables drugs that are not marketed in Canada to be requested by practitioners for the treatment, diagnosis, or prevention of serious or life-threatening conditions when conventional therapies have failed, are unsuitable, or unavailable. Special access by Canadian health practitioners to unauthorized drugs is for serious or life-threatening conditions where conventional therapies have failed, are unsuitable, or are unavailable either as marketed products, or through enrolment in clinical trials. We believe that we or our clients may be able to utilize these programs to provide psychedelics-based therapies to consumers who might otherwise face the risk of harm from the illegal drug supply or who would otherwise be unable to access potentially life-saving non-approved psychedelics-based therapies.

However, there can be no assurance that these programs continue or that they will provide the benefits that we anticipate. The SSPs are limited in scope and to date have focused on providing a safer supply of opioids and other drugs that present a severe risk of overdose and death. To our knowledge, the SSPs have not been used to prescribe medicinal psychedelics to consumers and may never be used for this purpose. With respect to the SAP, the regulatory authority supporting the program is discretionary. In addition, access to restricted drugs, such as psychedelics, through the SAP is prohibited. However, in December 2020, Health Canada, the body that administers the SAP, published its intention to reverse the regulatory prohibition that prevents special access for restricted drugs. If and when that prohibition is removed the authorities may still choose not to authorize psychedelics-based medicines through the program. A decision to authorize or deny a request is made on a case-by-case basis by taking into consideration the nature of the applicable medical emergency, the availability of marketed alternatives and the information provided in support of the request regarding the use, safety and efficacy of the drug. The SAP is not intended to be a mechanism for circumventing drug clinical development or the regulatory review of a submission for marketing. Access to any drug through the SAP is intended to be limited in duration and quantity to meet emergency needs only. In the event that a drug submission is under regulatory review, access will be limited until that review is complete and the drug is marketed. Accordingly, psychedelics-based medicines may not be authorized under the SAP, and even if they are, their availability under the program may be very limited, both in terms of the breadth and duration of access. Moreover, our clients will be under no obligation to sell an unauthorized drug through the SAP and Health Canada cannot compel a manufacturer to do so.

Additionally, the use of the programs described above entails risks. Drugs accessed through the SAP do not undergo the scrutiny of a benefit-risk assessment that is part of the regulatory framework for a new drug submission or a clinical trial application. These drugs are exempt from the Canadian Food and Drugs Act and its regulations. The decisions to authorize a drug through the SAP are based on a practitioner’s rationale about the use of the drug for the medical emergency and how it would benefit their patient based on the patient’s clinical history. Accordingly, an authorization through the SAP does not constitute an opinion that a drug is safe, efficacious or of high quality. To the extent that our clients have not completed the clinical development progress and they make drugs using our raw materials or API available through the SAP, we may directly or indirectly face a greater than average risk of product liability exposure.

To the extent that the SSPs or SAP do not provide the benefits to our business that we expect, such outcome may have a material adverse effect on our business, financial condition and results of operations.

The manufacture of our psychotropics-based products is complex. We may encounter various difficulties in production, which could delay or entirely halt our ability to supply raw materials or API for research or clinical trials or finished drug products for commercial sale.

The process of manufacturing API based on psychotropics materials is complex, highly regulated, and subject to multiple risks. As an organization, we have no experience in cultivating and refining psychedelics-based products, we have not yet manufactured any such products and we may be unsuccessful in our efforts to do so. We can make no assurances that our efforts will result in commercially viable products. Our manufacturing operations will be susceptible to product loss due to contamination, equipment failure, improper installation or operation of equipment, vendor or operator error, inconsistency in yields, variability in product characteristics and difficulties in scaling the production process. Even minor deviations from normal manufacturing processes could result in reduced production yields, product defects, other supply disruptions and higher costs. For example, if microbial, viral or other contaminations are discovered in our products or in the manufacturing facilities in which our products are cultivated, extracted and purified, our manufacturing facilities may need to be closed for an extended period of time to investigate and remedy the contamination.

In the event that one of our clients begins preparation for later-stage clinical trials and potential commercialization, we will need to take steps to increase the scale of production of our products. We have not yet scaled up the manufacturing process for any of our products. There are risks associated with process development and large-scale manufacturing for clinical trials or commercial scale including, among others, cost overruns, potential problems with process scale-up, process reproducibility, stability issues, compliance with current Good Manufacturing Practices, or cGMP, requirements, lot consistency and timely availability of raw materials. The manufacturing of commercial quality drug product has long lead times, is very expensive and requires significant efforts including, but not limited to, scale-up of production to anticipated commercial scale, process characterization and validation, analytical method validation, identification of critical process parameters and product quality attributes, and multiple process performance and validation runs. We may be unable to successfully increase the manufacturing capacity for any of our products in a timely or cost-effective manner, or at all. In addition, quality issues may arise during scale-up or commercial activities, including, for example, contaminations and crop failure.

Any performance failure on our part could delay our client’s clinical development or receipt of marketing approval. If we cannot perform as agreed with our clients, our clients may be compelled to terminate our relationship. The loss of client relationships or harm to our reputation from such performance failures would have an adverse impact on our business, financial condition and results of operations.

We face multiple risks in establishing and growing our contract research services offerings and we may not be successful in achieving profitability with respect to this aspect of our business.

We intend to offer contract-based drug discovery and research services to academic institutions and biopharmaceutical companies in the psychedelics space. We believe that our management team and employees have the background and expertise necessary to engage in innovative research and collaborations with key players to bring new psychedelics-based solutions into development and use. However, as an organization, we have no experience in conducting research and development activities with respect to psychedelics-based products and we may be unsuccessful in our efforts to do so. We face multiple risks in our efforts to establish and grow this aspect of our business. The economic factors and industry trends that affect biopharmaceutical companies will also affect our contract research services business. Biopharmaceutical companies continue to seek long-term strategic collaborations with global clinical research organizations with favorable pricing terms. Competition for these collaborations is intense and we may decide to forego an opportunity or we may not be selected, in which case a competitor may enter into the collaboration and our business with the client, if any, may be limited. In addition, if the biopharmaceutical industry reduces its contract research services activities or reduces its outsourcing of research and development projects or such outsourcing fails to grow at projected rates, our operations and financial condition could be materially and adversely affected. We may also be negatively impacted by consolidation and other factors in the biopharmaceutical industry, which may slow decision making by our clients or result in the delay or cancellation of research and development activities. Our commercial services may be affected by reductions in new drug launches and increases in the number of drugs losing patent protection. All of these events could adversely affect our business, financial condition or results of operations.

We expect that most of the contracts we enter into with clients for our research services will be terminable by our clients upon a specified number of days’ notice. Our clients may delay, terminate or reduce the scope of our contracts for a variety of reasons beyond our control, including but not limited to: lack of available financing, budgetary limits or changing priorities; actions by regulatory authorities; unexpected or undesired clinical results for products; shift of business to a competitor or internal resources; and product withdrawal following market launch. We also expect that most of our contacts will be either fee for service contracts or fixed-fee contracts. Our future financial results may be adversely impacted if we initially under-price our contracts or otherwise overrun our cost estimates and are unable to successfully negotiate a change order. Change orders typically occur when the scope of work we perform needs to be modified from that originally contemplated by our contract with the client. Modifications can occur, for example, when there is a change in a key assumption or parameter related to the research project or a significant change in timing. Where we are not successful in converting out-of-scope work into change orders under our current contracts, we bear the cost of the additional work. Such under-pricing, significant cost overruns or delay in documentation of change orders could have a material adverse effect on our business, financial condition and results of operations.

Biopharmaceutical drug development is inherently uncertain. Even if we are able to sell our products and services to clients for research and development purposes, it is possible that our clients will not be successful in developing and obtaining regulatory approval for psychedelics-based medicines. If they are unable to do so, the market for our products and services will be limited.

We intend to cultivate, extract and purify medical-grade psilocybin and other psychedelics-based products and to offer them to appropriately licenced research institutions, biopharmaceutical companies and other parties who are engaged in discovery and development with respect to psychedelics-based medicines. These clients may include universities, large cap pharmaceutical companies, biotechnology companies of all sizes and non-profit and government organizations, and they may purchase our products in order to develop, obtain regulatory approval for and commercialize therapies for a range of conditions, including but not limited to major depressive disorder, post-traumatic stress disorder, substance addiction, and other conditions. While we believe that we will be able to obtain significant revenues from the sale of our products for research and development purposes, we estimate that the vast majority of the economic value of the relationships we aim to establish with these potential clients is in the downstream revenues that may result if they are successful in obtaining regulatory approval for and commercializing psychedelics-based medicines. As a result, our future growth is dependent on the ability of our potential clients to successfully develop and commercialize these therapies. Due to our reliance on the success of our client’s development and commercialization efforts, the risks relating to product development, regulatory clearance, authorization or approval and commercialization apply to us derivatively through the activities of our clients. We are making significant investments in our manufacturing capabilities and developing our extraction and purification techniques because we believe in the vast potential of psychedelics-based medicines to treat a range of conditions. However, there can be no assurance that our clients will successfully develop, secure marketing approvals for and commercialize any drug candidates based on psychedelics. As a result, we may not realize the intended benefits of our investments in our business and may not be able to sell sufficient quantities of our products to achieve and maintain profitability. To date, we have not yet sold any products and only a limited number of psychedelics-based medicines have been approved by Health Canada and the FDA.

Due to the uncertain, time-consuming and costly clinical development and regulatory approval process, our clients may not successfully develop any drug candidates with the psychedelics-based materials or API that we provide, or our clients may choose to discontinue the development of these drug candidates for a variety of reasons. Our clients’ ability to successfully develop psychedelics-based medicines will depend on many factors, including:

•        their ability to raise required capital on acceptable terms, or at all;

•        timely completion of their preclinical studies and clinical trials, which may be significantly slower or cost more than they anticipate;

•        their ability to enroll subject to their clinical studies, particularly given the untested nature of the product space, or their ability to retain subjects who have enrolled in a clinical study;

•        delays in developing and testing, or inability to develop and test, any clinical outcome assessments to the extent necessary for the FDA and equivalent foreign regulatory authorities to agree to their use as endpoints utilized in a clinical trial to support labelling claims;

•        the prevalence, duration and severity of potential side effects or other safety issues experienced with their psychedelics-based product candidates, if any, or experienced by competitors who are developing psychedelics-based medicines or who are targeting the same indications in the mental health, addiction or central nervous system disease spaces;

•        determinations by regulators regarding the potential for abuse of psychedelics-based medicines or products they contain;

•        clinical trials of their product candidates may produce negative or inconclusive results, and they may decide, or regulators may require them, to conduct additional clinical trials or abandon drug development programs;

•        our clients’ ability to demonstrate to the satisfaction of Health Canada, the FDA or an equivalent regulatory authority that their psychedelics-based product candidates are safe and effective for the requested indications;

•        the timely receipt of necessary marketing approvals from the FDA and equivalent foreign regulatory authorities;

•        their ability to successfully develop an effective commercial strategy in the psychedelics-based medicines and thereafter commercialize our product candidates in the United States and internationally, if approved for marketing, reimbursement, sale and distribution in such countries and territories;

•        acceptance by physicians, payors and patients of the benefits, safety and efficacy of their psychedelics-based product candidates, if approved;

•        obtainment and maintenance of coverage, adequate pricing and adequate reimbursement from third-party payors, including government payors;

•        their ability to establish and enforce intellectual property rights in and to their product candidates;

•        any adverse impacts to the U.S. and global market for pharmaceutical products as a result of the COVID-19 pandemic; and

•        business interruptions resulting from geo-political actions, including war and terrorism, natural disasters including earthquakes, typhoons, floods and fires, pandemics, or failures or significant downtime of our information technology systems resulting from cyber-attacks on such systems or otherwise.

The risk of failure for our clients’ psychedelics-based product candidates is high. The risk of failure is substantial with respect to any biopharmaceutical development efforts, but risk may be exacerbated by the novel area in which we and our clients will work. Clinical development failure can occur at any stage of testing, and there are any number of events that could delay or prevent our clients’ ability to receive regulatory approval for their product candidates utilizing our psychedelics-based raw materials, APIs or finished drug products. If our clients’ products entail serious side effects, they could limit the dosing of such products, limit their frequency of use, limit the targeted patient population or abandon the development of such products altogether. Regulatory authorities could also require additional warnings in the product labelling. We and our clients could be sued and held liable for harm caused to clinical trial subjects or patients.

Even if our clients eventually complete clinical testing and receive approval from Health Canada, the FDA or other equivalent agencies for psychedelics-based medicines that utilize our products, the applicable regulatory agency may grant approval or other marketing authorization contingent on the performance of costly additional clinical trials, including post-market clinical trials. The applicable regulatory authority may also approve the psychedelics-based product for a more limited indication or a narrower patient population than our client originally requested. Any such determinations by the applicable regulatory authority would delay or limit our ability to sell commercial-scale quantities of our products. Additionally, even if approved, clients will be subject to post-approval regulations, and any failure to remain in compliance with these regulations may impair their ability to commercialize the applicable product candidate, which will in turn materially diminish the market for our medical-grade psychedelics materials and APIs.

We and our clients are also subject to industry-wide regulatory risk. The number of new drug applications, or NDAs, and biologics licence applications, or BLAs, approved by Health Canada, the FDA and other equivalent agencies varies significantly over time and if there were to be an extended reduction in the number of NDAs and BLAs approved, the industry would contract and our business would be materially harmed. These regulatory agencies could also take an adverse position to the use of psychedelics-based therapies as a category, in which case our clients’ regulatory pathway could narrow and our ability to commercialize our psychedelics-based raw materials, APIs and finished drug products could decline.

Our client’s failure to effectively advance, market and sell suitable drug candidates with the psychedelics-based raw materials, APIs and finished drug products we provide could have a material adverse effect on our business, financial condition, results of operations and prospects, and cause the market price of our common shares to decline.

We face substantial competition, which may result in others commercializing psychedelics-based products and services before or more successfully than we do, thus rendering our products and services non-competitive, obsolete or reducing the size of our market. Our customers will also face significant competition from other developers of psychedelics-based medicines and from companies pursing alternative treatments for the same indications.

The psychedelics-based product manufacturing and contract research business is an emerging industry with increasing levels of competition. We believe that due to the urgent need for new and innovative treatments for mental health conditions and the evidence-based studies showing the impact of psychedelics as a treatment for mental health conditions, there is significant potential that psychedelics as a treatment for these conditions will become more accepted in the medical community. As such, we expect to compete with other similar businesses who will are or will begin to supply medical-grade psychedelic raw materials, APIs and finished drug products and/or contract research services to clients such as universities and biopharmaceutical companies to formulate a wide range of products. We expect to face intense competition from new or existing market participants, some of which may have greater financial resources. Increased competition by larger and better financed competitors could materially and adversely affect our business, financial condition and results of operations.

We are aware of a number of companies actively pursuing the development and contract manufacturing of psychedelics-based products and the provision of contract research services in the psychedelics space. For example, Numinus Wellness Inc. is a Canada-based health care company focused on creating wellness solutions centered on psychedelic therapies. Numinus is licenced in Canada to test, possess, buy and sell methylenedioxymethamphetamine, or MDMA, psilocybin, psilocin, dimethyltryptamine, or DMT, and mescaline. Additionally, HAVN Life Sciences Inc. is a Canadian biotechnology company pursuing standardized extraction of psychoactive compounds, the development of natural health care products and mental-health treatments. These companies have greater experience than we do in the psychedelics manufacturing and research services industries and as organizations they are more advanced in establishing and growing their businesses than we are. There can be no assurance that our competitors are not currently developing, or will not in the future develop, products that are equally or more economically attractive as our products. The emergence and licensing of additional U.S.-domiciled manufacturers of psychedelics-based raw ingredients or APIs may decrease our clients’ ability to obtain import permits to import our raw ingredients or APIs. The success of our competitors and their products and technologies relative to our technological capabilities and competitiveness, and the increase in the U.S. domestic supply of psychedelics-based raw materials or APIs, could have a material adverse effect on our business, financial condition and results of operations.

Many other companies are developing or commercializing therapies to treat the same diseases or indications for which our products may be useful. As a result, our clients will face significant competition in their efforts to develop, obtain regulatory approval for and commercialize psychedelics-based therapies. This competition will take the form of other companies pursuing similar psychedelics-based therapies, as well as from other biopharmaceutical companies pursuing therapies for the same indications using alternative, more established approaches. For example, we believe that psychedelics-based medicines may be effective in treating major depressive disorders. There are a number of companies that currently market and sell products or therapies, or are pursuing the development of products or therapies, for the treatment of depression, including antidepressants such as selective serotonin reuptake inhibitors and serotonergic norepinephrine reuptake inhibitors, antipsychotics, cognitive behavioral therapy, or CBT, repeat transcranial magnetic stimulation, or rTMS, electroconvulsive therapy, or ECT, vagus nerve stimulation, or VNS, and deep brain stimulation, or DBS, among others. Many of these pharmaceutical, biopharmaceutical and biotechnology competitors have established markets for their therapies and have substantially greater financial, technical, human and other resources than our clients do and may be better equipped than our clients to develop, manufacture and market superior products or therapies. In addition, many of these competitors have significantly greater experience than our clients may have in undertaking preclinical studies and human clinical trials of new therapeutic substances and in obtaining regulatory approvals of human therapeutic products. Accordingly, competitors to our clients may develop therapies that are more effective, more convenient, more widely used and less costly or have a better safety profile than our clients’ therapies and these competitors may also be more successful than our clients are in marketing their therapies.

The biotechnology and pharmaceutical industries are intensely competitive and subject to rapid and significant technological change. We expect that our and our client’s competitors will include large, well-established pharmaceutical companies, natural health products companies, biotechnology companies, and academic and research institutions. Many of these competitors may have greater name recognition and more extensive collaborative relationships than we or our clients have. Smaller and earlier-stage companies may also prove to be significant competitors to us and/or our clients, particularly through collaborative arrangements with large, established companies. Our competitors also compete with us in recruiting and retaining qualified scientific, management and commercial personnel. If we are unable to compete effectively in the contract manufacturing and services space against other companies providing such psychedelics-based products and services, or if our clients are unable to complete effectively against other companies pursuing psychedelics-based medicines or other approaches to the treatment of the same indications as our clients, then such failures would be likely to have a material impact on our business, financial condition and results of operations.

We face competition from unlicensed, unregulated participants.

Despite Canadian federal and state-level legalization of psychedelics for research purposes and the potential distribution of psychedelics through programs such as the SSPs and SAP, illicit or “black-market” operations remain abundant and may present substantial competition to us and our clients. In particular, illicit operations, despite being largely clandestine, are not required to comply with the extensive regulations that we and our clients must comply with to conduct business, and accordingly may have significantly lower costs of operation. As a result, we and our clients face competition from black market sources of psychedelics and psychedelics-based products, which are unlicensed and unregulated, and which may sell products that are deemed more desirable than ours or our clients’ by certain consumers, including products with higher concentrations of active ingredients or using delivery methods that we and our clients are not permitted to use. Any inability or unwillingness of law enforcement authorities to enforce existing laws prohibiting the unlicensed cultivation and sale of psychedelics and psychedelics-based products could result in the perpetuation of the black market for psychedelics and/or have a material, adverse effect on the perception of psychedelics use. Any or all these events could have a material, adverse effect on our business, financial condition and results of operations.

Our employees, independent contractors and consultants may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements, which could have a material adverse effect on our business.

We are exposed to the risk that our employees, independent contractors and consultants may engage in fraudulent or other illegal activity or misconduct. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities that violate, among other things: (i) the terms and conditions of our Dealer’s Licence issued under Part J of the Food and Drug Regulations; (ii) other government regulations; (iii) manufacturing standards; (iv) federal and provincial healthcare laws and regulations; or (v) laws that require the true, complete and accurate reporting of financial information or data. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing, and other abusive practices. Employee misconduct could also involve the improper use of information obtained in the course of our business, which could result in regulatory sanctions and serious harm to our reputation. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a substantial impact on our business and results of operations, including the imposition of substantial fines or other sanctions. We believe that the risk of employee misconduct is heightened given that our operations will involve the cultivation or manufacture of psychedelics substantives, including initially the cultivation of psychedelic mushrooms and products derived therefrom.

It is not always possible for us to identify and deter misconduct by our employees and other associated persons, and the precautions taken by us to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. Additionally, we are subject to the risk that a person could allege fraud or other misconduct by our employees and other associated persons, even if none occurred. If actions by regulatory authorities are instituted against us with respect to fraud, kickbacks or other illegal practices, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including loss our of Dealer’s Licence, the imposition of civil, criminal and administrative penalties, damages, monetary fines, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations, any of which could have a material adverse effect on our business, financial condition and results of operations.

If our operating facility becomes damaged or inoperable or we are required to vacate our facility, our ability to conduct and pursue our research and development efforts may be jeopardized.

We expect to derive the majority of our revenue based upon production of psychedelics-based compounds, formulations and raw precursor materials, scientific and engineering research and development and testing conducted at a single facility located outside of Victoria, British Columbia. Our facility and equipment could be harmed or rendered inoperable or inaccessible by natural or man-made disasters or other circumstances beyond our control, including fire, earthquake, power loss, communications failure, war or terrorism, or another catastrophic event, such as a pandemic or similar outbreak or public health crisis, which may render it difficult or impossible for us to support our clients and conduct our manufacturing operations for some period of time. The inability to address system issues could develop if our facility is inoperable or suffers a loss of utilization for even a short period of time, may result in the loss of clients or harm to our reputation, and we may be unable to regain those clients or repair our reputation in the future. Furthermore, our facility and the equipment we use to perform our cultivation, research and development work could be unavailable or costly and time-consuming to repair or replace. It would be difficult, time-consuming and expensive to rebuild our facility, to locate and qualify a new facility or license or transfer our proprietary technology to a third party. Even in the event we are able to find a third party to assist in cultivation, research and development efforts, we may be unable to negotiate commercially reasonable terms to engage with the third party. We carry insurance for damage to our property and the disruption of our business, but this insurance may not cover all of the risks associated with damage or disruption to our business, may not provide coverage in amounts sufficient to cover our potential losses and may not continue to be available to us on acceptable terms, if at all.

We and our clients may face risks due to the ongoing COVID-19 pandemic.

In December 2019, a novel coronavirus, SARS-CoV-2, causing a respiratory disease known as COVID-19, emerged in Wuhan, China. On January 30, 2020, the World Health Organization declared the outbreak a global health emergency, and on March 11, 2020, the spread of COVID-19 was declared a pandemic by the World Health Organization. The pandemic has caused companies and various international jurisdictions to impose restrictions such as quarantines, business closures and travel restrictions. While these effects are expected to be temporary and the administration of effective vaccines has shown progress in some areas in significantly lowering the number of active infections, the duration of the business disruptions internationally and related financial impact cannot be reasonably estimated at this time. Governments and central banks have reacted with significant monetary and fiscal interventions designed to stabilize economic conditions. The duration of the COVID-19 outbreak is unknown at this time, as is the efficacy of the government and central bank interventions. It is not possible to reliably estimate the length and severity of these developments and the impact on the financial results and condition of our business. However, depending on the length and severity of the pandemic, COVID-19 could impact our operations, could cause delays in our efforts to scale up our contract manufacturing and research offerings, could postpone certain marketing activities, and could impair our ability to raise funds.

We have requested that most of our employees, including all of our administrative employees, work remotely and have restricted on-site staff to only those personnel who must perform essential on-site activities such as activities in our cultivation areas and research and development laboratories. Our increased reliance on employees working from home may negatively impact productivity, or disrupt, delay, or otherwise adversely impact our business. In addition, this could increase our cybersecurity risk, create data accessibility concerns, and make us more susceptible to communication disruptions, any of which could adversely impact our business operations or delay necessary interactions with local and federal regulators, ethics committees and other important agencies and contractors.

Our clients may face disruptions resulting from the COVID-19 pandemic that could adversely impact their business and operations, including, among other things, their ability to initiate and complete preclinical studies or clinical trials; their ability to procure items that are essential for their research and development activities, such as, for example, laboratory supplies for their preclinical studies and planned clinical trials, or animals that are used for preclinical testing; availability of clinical trial study personnel and site access; and their ability to successfully commercialize our product candidates, if approved. With respect to our clients’ clinical trial activities, the COVID-19 pandemic may result in the interruption or modification of clinical trial subject visits and study procedures, as well as confounding of efficacy assessments or missing data as a result of direct patient infection, which may impact the integrity or acceptance by the Health Canada, the FDA or other regulatory authorities of subject data, clinical study endpoints, and overall study interpretability. Any such disruptions faced by our clients would be likely to have an adverse impact on our business, financial condition and results of operations.

We cannot be certain what the overall impact of the COVID-19 pandemic will be on our business, and it has the potential to materially and adversely affect our business, financial condition, results of operations and prospects. To the extent the COVID-19 pandemic adversely affects our business, financial condition and results of operations, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section.

Our business could expose us to potential product liability and other liability risks.

While we do carry product liability insurance in Canada, we do not currently carry any product liability insurance coverage in the United States. Our business could expose us to potential product liability, recalls and other liability risks that are inherent in the sale of pharmaceutical materials and finished products. We can provide no assurance that such potential claims will not be asserted against us. A successful liability claim or series of claims brought against us could have a material adverse effect on our business, financial condition and results of operations. If we decide to obtain product liability insurance, we cannot provide any assurances that we will be able to obtain or maintain adequate product liability insurance of on acceptable terms, if at all, or that such insurance will provide adequate coverage against potential liabilities. Claims or losses in excess of any product liability cover that may be obtained by us could have a material adverse effect on our business, financial condition and results of operations.

In addition, manufacturers and distributors of pharmaceutical products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labelling disclosure. If any of our products are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. We may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, product recall may require significant management attention. Although we will implement detailed procedures for testing our products, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. A recall for any of the foregoing reasons could lead to decreased demand for our products and could have a material adverse effect on the results of operations and financial condition of our business. Additionally, product recalls may lead to increased scrutiny of our operations by regulatory agencies, requiring further management attention and potential legal fees and other expenses.

We may expend our limited resources to pursue a particular product and fail to capitalize on products that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we will be compelled to focus our initial cultivation, research and development efforts on a limited number of psychedelics-based products and research projects for our clients who are developing psychedelics-based medicines. As a result, we may forego or delay pursuit of opportunities with other products or contract research offerings that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or services or profitable market opportunities. Our spending on current and future manufacturing and contract research efforts may not yield any commercially viable products or services. If we do not accurately evaluate the commercial potential or target market for a particular product or service offering, we may relinquish valuable rights to related technology or intellectual property through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole rights to such product or service. Failure to allocate resources or capitalize on strategies in a successful manner will have an adverse impact on our business.

We may choose not to continue developing or commercializing any of our product candidates at any time during development or after commercialization, which would reduce or eliminate our potential return on investment for those product candidates.

At any time, we may decide to discontinue the development or commercialization of any of our products or product candidates for a variety of reasons, including the appearance of new technologies that render our product obsolete, competition from a competing product or changes in or inability to comply with applicable regulatory requirements. If we terminate a program in which we have invested significant resources, we will not receive any return on our investment and we will have missed the opportunity to allocate those resources to potentially more productive uses.

Risks Related to Government Regulation

The business to be conducted by us and our clients will be subject to extensive governmental regulation, and our or our clients’ inability to comply with these regulations, which are complex and relate to various jurisdictions and areas of law, would result in significant adverse consequences to our business.

Various Canadian and U.S. federal, state, provincial and local laws govern our business in the jurisdictions in which we operate or currently plan to operate, and to which we export or currently plan to export our products, including laws relating to health and safety, the conduct of our operations, and the production, storage, sale and distribution of our products. Complying with these laws requires that we and our clients comply concurrently with complex federal, state, foreign, provincial and/or local laws. These laws change frequently and may be difficult to interpret and apply. To ensure our compliance with these laws, we will need to invest significant financial and managerial resources. It is impossible for us to predict the cost of such laws or the effect they may have on our future operations. A failure to comply with these laws could negatively affect our business and harm our reputation. Changes to these laws could negatively affect our competitive position and the markets in which we operate, and there is no assurance that various levels of government in the jurisdictions in which we operate will not pass legislation or regulation that adversely impacts our business.

In addition, even if we or third parties were to conduct activities in compliance with Canadian laws, U.S. federal, state or local laws or the laws of other countries and regions in which we conduct activities, certain violations of those laws may lead to enforcement proceedings that could involve significant restrictions or criminal or civil penalties being imposed upon us or third parties, while diverting the attention of key executives. Such proceedings could have a material adverse effect on our business, revenue, operating results and financial condition as well as on our reputation and prospects, even if such proceedings conclude successfully in our favour. In the extreme case, such proceedings could ultimately involve the criminal prosecution of our key executives, the seizure of corporate assets, and consequently, our inability to continue business operations. Any such proceedings brought against us may adversely affect our operations and financial performance.

The psychedelic drug industry is a fairly new industry and we cannot predict the impact of the ever-evolving compliance regime in respect of this industry. Similarly, we cannot predict the time required to secure all appropriate regulatory approvals for future products, or the extent of testing and documentation that may, from time to time, be required by governmental authorities. The impact of compliance regimes, any delays in obtaining, or failure to obtain regulatory approvals as needed may significantly delay or impact the development of markets, its business and products, and sales initiatives and could have a material adverse effect on our business, financial condition and results of operations.

Our products and services, and the product candidates and approved products developed and marketed by our clients, will be subject to controlled substance laws and regulations in the territories in which the product or service will be manufactured, developed, tested and marketed, and failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, may adversely affect the results of our business operations, both during clinical development and post approval, and our financial condition.

In Canada, certain psychotropic drugs, including lysergic acid diethylamide, or LSD, MDMA, DMT and psilocybin, are regulated under the Controlled Drugs and Substances Act, or CDSA. The CDSA classifies regulated drug substances into five schedules, with Schedule I containing the highest risk substances. Certain psychedelic substances, including psilocybin, psilocin, mescaline and DMT, are classified as Schedule III drugs. The CDSA prohibits the possession of a Schedule III drug absent authorization under the CDSA or a related regulation (either via a license or an authorized exemption). Health Canada has not approved psilocybin as a drug for any indication and it is illegal to possess Schedule III substances without a prescription. Under Section 56(1) of the CDSA, the Minister of Health has the ability to grant exemptions to these restrictions if the Minister deems them necessary for a medical or scientific purpose, or otherwise in the public interest. It is not clear exactly how and when the Section 56(1) exemption may be granted for psychedelics. To date, a limited number of Section 56 exemptions for psilocybin access or research have been granted in Canada. Further, a Dealer’s Licence for psychedelic drugs can be obtained from Health Canada under Part J of the Food and Drug Regulations allowing for the possession, processing, sending, sale, transportation and delivery of products containing a controlled substance such as psilocybin. Only a very limited number of Dealer’s Licences for psychedelics have been granted in Canada.

In the United States, these substances are classified under the Controlled Substances Act (21 U.S.C. § 811), or the CSA, and the Controlled Substances Import and Export Act, or the CSIEA, and as such, medical and recreational use is illegal under the U.S. federal laws. Under the CSA, the Drug Enforcement Agency, or DEA, regulates chemical compounds with a potential for abuse as Schedule I, II, III, IV or V substances. Schedule I substances by definition have a high potential for abuse, have no currently “accepted medical use” in the United States, lack accepted safety for use under medical supervision, and may not be prescribed, marketed or sold in the United States. Pharmaceutical products approved for use in the United States may be listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest potential for abuse or dependence and Schedule V substances the lowest relative risk of abuse among such substances. Schedule I and II drugs are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation. In addition, dispensing of Schedule II drugs is further restricted. For example, they may not be refilled without a new prescription and may have a black box warning. Most, if not all, state laws in the United States classify psilocybin, LSD, MDMA and DMT and as Schedule I controlled substances. For any product containing any of these substances to be available for commercial marketing in the United States, the applicable substance must be rescheduled, or the product itself must be scheduled, by the DEA to Schedule II, III, IV or V. Commercial marketing in the United States will also require scheduling-related legislative or administrative action.

Scheduling determinations by the DEA are dependent on FDA approval of a substance or a specific formulation of a substance for medical use. Therefore, while psilocybin and the other psychedelic substances we may cultivate and manufacture are Schedule I controlled substances, products developed by our clients that are approved by the FDA for medical use in the United States that contain psilocybin or another such substance must be placed in Schedules II-V prior to commercialization, since approval by the FDA satisfies the “accepted medical use” requirement. If and when a product candidate developed by one of our clients receives FDA approval, the DEA will make a scheduling determination and place it in a schedule other than Schedule I in order for it to be prescribed to patients in the United States. This scheduling determination will be dependent on FDA approval and the FDA’s recommendation as to the appropriate schedule. During the review process, and prior to approval, the FDA may determine that it requires additional data, either from non-clinical or clinical studies, including with respect to whether, or to what extent, the substance has abuse potential. This may introduce a delay into the approval and any potential rescheduling process. This scheduling determination will require the DEA to conduct notice and comment rule making including issuing an interim final rule. Such action will be subject to public comment and requests for hearing which could affect the scheduling of these substances. There can be no assurance that the DEA will make a favorable scheduling decision. Even assuming categorization as a Schedule II or lower controlled substance (i.e., Schedule III, IV or V), at the federal level, such substances would also require scheduling determinations under state laws and regulations. Even assuming that the applicable therapeutic candidate approved and scheduled by regulatory authorities to allow their commercial marketing, the APIs in such therapeutic candidates would likely continue to be Schedule I, or the state or foreign equivalent.

The laws and regulations generally applicable to controlled substances may change in ways currently unforeseen. Any amendment to or replacement of existing laws or regulations, including the classification or re-classification of the substances we are developing or working with, which are matters beyond our control, may cause our business, financial condition, results of operations and prospects to be adversely affected or may cause us to incur significant costs in complying with such changes or it may be unable to comply therewith.

Even if therapies containing psychedelics substances receive scheduling determinations that allow them to be approved and commercialized, our raw materials and APIs and the finished products into which they are incorporated will remain subject to extensive regulation as controlled substances.

Controlled substances are subject to Health Canada and DEA regulations relating to manufacturing, storage, distribution and physician prescription procedures, which regulations may be applicable to us or our clients. Moreover, even if the finished dosage form of a psychedelics-based medicine developed by one of our clients is approved by the FDA, and if such product is listed by the DEA as a Schedule II, III, or IV controlled substance, its manufacture, importation, exportation, domestic distribution, storage, sale and legitimate use will continue to be subject to a significant degree of regulation by the DEA. The regulations that are relevant to our and our clients’ efforts to research, develop, obtain approval for an commercialize psychedelics-based therapies in the United States include the following:

•        DEA registration and inspection of facilities.    Facilities conducting research, manufacturing, distributing, importing or exporting, or dispensing controlled substances must be registered (licenced) to perform these activities and have the security, control, recordkeeping, reporting and inventory mechanisms required by the DEA to prevent drug loss and diversion. All these facilities must renew their registrations annually, except dispensing facilities, which must be renewed every three years. The registration process involves a written application and a field inspection by the DEA. The DEA conducts periodic inspections of certain registered establishments that handle controlled substances. Our and our client’s obtaining and maintaining the necessary registrations may result in delay of the importation, manufacturing or distribution of the applicable raw materials, API or finished drug product. Furthermore, failure to maintain compliance with the CSA, particularly noncompliance resulting in loss or diversion by us or our clients, can result in regulatory action that could have a material adverse effect on our business, financial condition and results of operations. The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to restrict, suspend or revoke those registrations. In certain circumstances, violations could lead to criminal proceedings.

•        State-controlled substances laws.    Individual U.S. states have also established controlled substance laws and regulations. Though state-controlled substances laws often mirror federal law, because the states are separate jurisdictions, they may separately schedule a controlled substance or product containing a controlled substance. While some states automatically schedule a drug based on federal action, other states schedule drugs through rule making or a legislative action. State scheduling may delay commercial sale of any product for which we obtain federal regulatory approval and adverse scheduling could have a material adverse effect on the commercial attractiveness of such product. We or our clients must also obtain separate state registrations, permits or licences in order to be able to obtain, handle, and distribute controlled substances for clinical trials or commercial sale, and failure to meet applicable regulatory requirements could lead to enforcement and sanctions by the states in addition to those from the DEA or otherwise arising under federal law.

•        Clinical trials.    To the extent an investigational therapy contains a controlled substance, to conduct clinical trials in the United States prior to approval, each of our clients’ research sites must submit a research protocol to the DEA and obtain and maintain a DEA researcher registration that will allow those sites to handle and dispense the controlled substance and to obtain the product from us. The DEA submits research protocols to the FDA for review and approval. The FDA may ask a research registrant to modify its research protocols in order to obtain registration. If the DEA delays or denies the grant of a researcher registration to one or more research sites, or if the FDA delays, denies or requests modifications to the research protocol, the clinical trial could be significantly delayed, and our clients could lose clinical trial sites.

•        Importation.    The DEA requires authorized registrants to obtain an import permit in order to import any substances on Schedules I and II for analytic, research, or commercial purposes. The failure by our clients to obtain the necessary import authority, including specific quantities, could have a material adverse effect on our business, results of operations and financial condition. In addition, an application for a Schedule I or II importer registration must be published in the Federal Register, and there is a waiting period for third-party comments to be submitted. It is possible that adverse comments may delay the grant of an importer registration. Our clients will not be allowed to import the drug for commercial purposes unless the DEA determines that there is inadequate domestic competition among domestic manufacturers for the substance as defined by the DEA. Moreover, the DEA has never permitted Schedule I controlled substances, including psilocybin and psilocin, to be imported for commercial purposes, only for scientific and research needs. If, by the time a drug that incorporates psychedelic substances is approved for commercial marketing in the United States, sufficient domestic manufacturers for the raw material exist, our clients may not be authorized to import our APIs for conversion into therapeutic products for commercial purposes.

•        Manufacture in the United States.    If, because of a Schedule II-V classification or voluntarily, we were to conduct manufacturing or repackaging/relabelling in the United States, we would be subject to the DEA’s annual manufacturing and procurement quota requirements. Manufacturers that seek to manufacture Schedule I or II controlled substances in bulk, and manufacturers that wish to convert bulk Schedule I or II controlled substances into dosage form or other substances are required to comply with individually-allotted manufacturing and procurement quotas. Additionally, regardless of the scheduling of a finished, approved therapeutic product, if the API used in the final dosage form is a Schedule I or II controlled substance, it would be subject to such quotas as the API could remain listed on Schedule I or II. Although the DEA increased the United States’ overall annual production quotas for certain psychedelic substances in 2022 and has proposed increased national quotas for 2023, annual quotas allocated for our clients for the API in a particular therapeutic product may not be sufficient to complete clinical trials or meet commercial demand. Consequently, any delay or refusal by the DEA in establishing or increasing our clients’ procurement and/or production quotas for controlled substances could delay or stop our client’s clinical trials or product launches, which could have a material adverse effect on our business, financial position and results of operations.

•        Distribution in the United States.    If a particular approved therapy is scheduled as Schedule II, III, IV or V, our clients would also need to identify wholesale distributors with the appropriate DEA registrations and authority to distribute the approved therapy. These distributors would need to obtain Schedule II, III, IV or V distribution registrations. This limitation in the ability to distribute an approved therapy more broadly may limit commercial uptake and could negatively impact our client’s prospects. The failure to obtain, or delay in obtaining, or the loss of any of those registrations could result in increased costs to us. In addition, if an approved therapy is determined to have a high potential for abuse, it could be required to be administered at clinical trial sites, which could limit commercial uptake. Furthermore, state and federal enforcement actions, regulatory requirements, and legislation intended to reduce prescription drug abuse, such as the requirement that physicians consult a state prescription drug monitoring program, may make physicians less willing to prescribe, and pharmacies to dispense, Schedule II-V products.

Violations of any federal, state or foreign laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges and penalties, including, but not limited to, disgorgement of profits, cessation of business activities, divestiture, or prison time. This could have a material adverse effect on us, including by impacting our or our clients’ reputation and ability to conduct business. Any such impact could in turn adversely affect our financial position, operating results, profitability or liquidity or the market price of our common shares. In addition, it is difficult for us to estimate the time or resources that would be needed for the investigation or defense of any such matters or our final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time or resources could be substantial. It is also illegal to aid or abet such activities or to conspire or attempt to engage in such activities. An investor’s contribution to and involvement in such activities may result in federal civil and/or criminal prosecution, including, but not limited to, forfeiture of his, her or its entire investment, fines and/or imprisonment.

Our operations require that we receive and maintain licensing from Health Canada.

To legally possess and conduct anticipated activities with controlled substances in Canada, entities must first obtain a controlled substances Dealer’s Licence. A Dealer’s Licence authorizes the holder to possess controlled substances and to conduct activities specified by the licence, such as production, packaging, sale, sending, transportation, delivery, laboratory analysis, research and development, clinical studies, import/export or distribution. Licence holders are responsible for compliance with licence specification, the CDSA and its regulations, as well as compliance with other applicable federal, provincial, and territorial legislation and municipal by-laws. The issued licence dictates activities, conditions, and restrictions for the licence holder depending on licence permissions, and the licence holder must strictly adhere to these parameters.

A party can apply for a Dealer’s Licence under the Food and Drug Regulations (Part J). In order to qualify as a licenced dealer, a party must meet all regulatory requirements mandated by the regulations including having compliant facilities and security requirements, compliant materials and staff that meet the qualifications under the regulations of a senior person in charge and a qualified person in charge. Assuming compliance with all relevant laws (e.g., the CDSA, Food and Drug Regulations) and subject to any restrictions placed on the licence by Health Canada, an entity with a Dealer’s Licence may produce, assemble, sell, provide, transport, send, deliver, import or export a restricted drug (as listed in Part J in the Food and Drug Regulations), including, for example, psilocybin and psilocin.

There may be further changes and amendments to the CDSA and the regulations regarding the issuance of Dealer Licences and the current regulatory landscape may be subject to change at any time. We can provide no assurance that we will maintain a Dealer’s Licence, that it will permit us to undertake all of the activities necessary to sell our products and become profitable, or that it will not be revoked.

Licensing programs relating to controlled substances are strict and penalties for contravention of these laws could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings initiated by either government entities in the jurisdictions in which we operate, or private citizens or criminal charges. The loss of these necessary licenses and permits would have a materially adverse effect on our business, financial condition and results of operations.

Our potential clients in the United States must register with the DEA in order to import, conduct research and develop new drugs using Schedule I or II controlled substances.

The cultivation, manufacture, distribution and possession of U.S. Schedule I or II controlled substances violates federal law in the United States unless a U.S. federal agency, such as the DEA, grants a registration for a specific use, such as import and/or research, of a specific controlled substance. Significant regulatory disclosure, oversight, and reporting are required to possess these substances, both to test and conduct preclinical and clinical trials and to develop and sell products whose active ingredients contain a controlled substance. U.S. manufacturers of Schedule I or II controlled substances must apply for the issuance of procurement quotas in order to convert bulk substances on Schedule I or II into finished dosage forms or other substances. The procurement quota establishes the maximum amount of a Schedule I or II substance that a facility may procure in a given year, and that quota cannot be exceeded without an amendment to the quota from the DEA. Accordingly, any U.S. manufacturers to which we sell our psychedelics-based raw materials or API, and who wish to convert these into finished dosage form or other substances, must obtain and remain in compliance with these registration and quota requirements. These requirements may sharply limit the available market in the United States for our products. If the U.S. market is smaller than we anticipate, or if U.S. regulators determine to grant fewer registrations, impose more stringent requirements on existing registrants, or limit procurement quotas for the controlled substances we manufacture, these events could have a material and adverse impact on our business, financial condition and results of operations.

The registration of additional United States-based manufacturers of the raw materials or APIs we create may hinder our ability to sell into the United States.

The United States has a policy of prioritizing U.S. domestically-manufactured scheduled substances over foreign ones. The DEA establishes an aggregate production quota for Schedule I or II controlled substances based on the amount of Schedule I or II controlled substances necessary to be manufactured in or imported into the United States in a given year to provide for the estimated medical, scientific, research and industrial needs of the United States, for lawful export requirements, and for the establishment and maintenance of reserve stocks. Individual manufacturing quotas are issued to registered manufacturers who wish to manufacture a quantity of specific Schedule I or II controlled substances. Import permits are only granted if the DEA finds that the United States’ domestic supply of any controlled substance is inadequate for scientific studies or finds that competition among domestic manufacturers of the controlled substance is inadequate and will not be rendered adequate by the registration of additional manufacturers. The aggregate U.S. production quotas for psilocybin, psilocin, MDMA, and DMT among other psychedelics, were increased significantly in 2021. The DEA’s final aggregate production quotas for 2022 may be even higher. As a result of the increased quotas, DEA may register additional U.S. domestic manufacturers of the raw materials or APIs we manufacture, or increase individual manufacturing quotas for those raw materials or APIs. If DEA does increase U.S. domestic supply of the APIs we manufacture, our market share in the United States may be significantly decreased or eliminated, which would have a material and adverse impact on our business, financial condition and results of operations.

The import of our products into the United States relies on the compliance of our clients abroad and the authorization of their governing jurisdictions.

Because we intend to manufacture APIs for sale to clients conducting research and product development in jurisdictions foreign to Canada, we must rely on those foreign clients to obtain the necessary approvals from their respective governing bodies in order to import our products to their facilities. For instance, in the United States, only certain DEA registrants may apply for import permits related to Schedule I substances. Those import permits may be subject to procurement quotas, which DEA has the full discretion to issue or increase. U.S. registrants must coordinate with applicable ports of entry to notify border agents of incoming shipments of Schedule I substances and must also provide for the secure transport of shipments of our products to their facilities. The DEA must approve our client’s security plans, including their provisions related to secure transport. If a shipment is rejected by U.S. Customs for any reason, our U.S. client will have to re-apply for an import permit for that shipment, possibly significantly delaying shipping times. Our clients’ inability to secure DEA authorization to import our APIs, could have a material and adverse impact on our business, financial condition and results of operations. Delays in transport of our products to their destinations may have a significant adverse impact on research protocols or clinical trials, potentially damaging relationships with our customers, and having a material and adverse impact on our business, financial condition and results of operations.

Changes in the regulatory status of psychedelic substances will present additional risks to our business and will create additional regulatory costs and challenges.

Any changes in applicable laws and regulations could have an adverse effect on our operations. The psychedelic drug industry is a fairly new industry and we cannot predict the impact of the ever-evolving compliance regime in respect of this industry. Similarly, we cannot predict the time required to secure all appropriate regulatory approvals for future products and services, or the extent of testing and documentation that may, from time to time, be required by governmental authorities. The impact of compliance regimes, any delays in obtaining, or failure to obtain regulatory approvals may significantly delay or impact the development of markets, our business and products, and sales initiatives and could have a material adverse effect on the business, financial condition and operating results of our business.

For example, if psilocybin and/or psilocin is rescheduled under the CSA as a Schedule II or lower controlled substance (i.e., Schedule III, IV or V), the ability to conduct research on psilocybin and psilocin would most likely be improved. However, rescheduling psilocybin and psilocin may materially alter enforcement policies across many federal agencies, primarily the FDA and DEA. The FDA is responsible for ensuring public health and safety through regulation of food, drugs, supplements, and cosmetics, among other products, through its enforcement authority pursuant to the Federal Food, Drug, and Cosmetic Act, or the FDCA. The FDA’s responsibilities include regulating the ingredients as well as the marketing and labelling of drugs sold in interstate commerce. Because it is currently illegal under federal law to produce and sell psilocybin and psilocin, and because there are no federally recognized medical uses, the FDA has historically deferred enforcement related to psilocybin and psilocin to the DEA. If psilocybin and psilocin were to be rescheduled to a federally controlled, yet legal, substance, the FDA would likely play a more active regulatory role. The DEA would continue to be active in regulating manufacturing, distribution and dispensing of such substances. The potential for multi-agency enforcement post-rescheduling could threaten or have a materially adverse effect on our business.

Despite the current status of psilocybin and psilocin as Schedule I controlled substances in the United States, there may be changes in the status of psilocybin or psilocin under the laws of certain U.S. cities or states. For instance, the city and county of Denver voted in 2019 to make the enforcement of any laws imposing criminal penalties for the personal use and personal possession of psilocybin mushrooms the lowest law enforcement priority in the city and county of Denver, and in Oregon, Measure 109 was passed in November 2020 directing the Oregon Health Authority, or OHA, after a two-year development period, to license and regulate the manufacturing, transportation, delivery, sale and purchase of psilocybin products and the provision of psilocybin services. Other jurisdictions in Canada and the United States may proceed to authorize decriminalization to varying extents and employing varying regulatory frameworks. The decriminalization of psilocybin or psilocin, or other psychedelic substances, without regulatory oversight, or with inadequate or ineffective regulatory oversight, may lead to the setup of clinics without proper therapeutic infrastructure or adequate clinical research, which could put patients at risk and bring reputational and regulatory risk to the entire industry, making it harder for us to successfully operate our business. Furthermore, the legalization of psilocybin or psilocin could also impact our commercial sales if our clients receive regulatory approval as it would reduce the barrier to entry and could increase their competition.

The success of our business is dependent on our activities being permissible under applicable laws and any reform of controlled substances laws or other laws may have a material impact on our business and success. There is no assurance that activities of our business will continue to be legally permissible.

We have to comply with current Good Manufacturing Practices regulations applicable to our psychedelics-based products manufacturing operations.

Health Canada and the FDA and other equivalent regulatory bodies in other jurisdictions ensure the quality of drug products by carefully monitoring drug manufacturers’ compliance with cGMP regulations. These regulations govern manufacturing processes and procedures (including record keeping) and the implementation and operation of quality systems to control and assure the quality of investigational products and products approved for sale, and they are enforced through Health Canada’s and the FDA’s inspection programs. If Health Canada or the FDA determines that we are not in compliance with applicable laws and regulations, including those governing cGMPs, Health Canada or the FDA may not approve new drug applications or submissions, or NDAs or NDSs, submitted by our clients and containing products manufactured by us until the deficiencies are corrected. Correcting any such deficiencies may be costly and time-consuming, and it may harm our client relationships and status in the marketplace. Moreover, our failure to comply with regulations application to our manufacturing facilities could result in sanctions being imposed on us or our clients, including clinical holds, fines, injunctions, civil penalties, seizures or recalls of product candidates or products, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect the demand for our or our clients’ products. In addition, approved products and the facilities at which they are manufactured are required to maintain ongoing compliance with extensive FDA requirements and the requirements of other similar agencies, including ensuring that quality control and manufacturing procedures conform to cGMP requirements. As such, we are subject to continual review and periodic inspections to assess compliance with cGMPs.

Even if therapeutic product candidates obtain regulatory approval, our clients will be subject to ongoing obligations and continued regulatory review, which may result in significant additional expense to them and may decrease the quantity of our products and services that they purchase. Additionally, any such therapeutic candidates, if approved, could be subject to labelling and other restrictions and market withdrawal, which would also decrease the quantity of our products and services that our clients purchase.

If Health Canada, the FDA or another equivalent regulatory authority approves a client’s psychedelics-based therapeutic candidate, the manufacturing processes, labelling, packaging, distribution, adverse event reporting, storage, advertising, promotion and recordkeeping for the therapy and underlying therapeutic substance will be subject to extensive and ongoing regulatory requirements. These requirements include submissions of safety and other post-marketing information and reports, registration, as well as continued compliance with cGMPs and with good clinical practices, or GCPs, for any clinical trials that our clients conduct post-approval, all of which may result in significant expense to them and limit their ability to commercialize such therapies. Any such limits on their ability to commercialize approved therapies may cause them to purchase fewer of our products and services, which will adversely impact our business, financial condition and results of operations. Additionally, a company may not promote “off-label” uses for its drug products. An off-label use is the use of a product for an indication that is not described in the product’s FDA-approved label in the United States or for uses in other jurisdictions that differ from those approved by the applicable regulatory agencies. Physicians, on the other hand, may prescribe products for off-label uses. Although the FDA and other regulatory agencies do not regulate a physician’s choice of drug treatment made in the physician’s independent medical judgment, they do restrict promotional communications from companies or their sales force with respect to off-label uses of products for which marketing clearance has not been issued.

Later discovery of previously unknown problems with any approved therapeutic product candidate, including adverse events of unanticipated severity or frequency, or with respect to a CMO’s manufacturing processes, or failure to comply with regulatory requirements, may result in, among other things:

•        restrictions on the labelling, distribution, marketing or manufacturing of an approved therapy or any of our client’s future therapeutic candidates, withdrawal of the product from the market, or product recalls;

•        untitled and warning letters, or holds on clinical trials;

•        refusal by Health Canada, the FDA or other equivalent foreign regulatory authorities to approve pending applications or supplements to approved applications our clients filed or suspension or revocation of license approvals;

•        requirements to conduct post-marketing studies or clinical trials;

•        restrictions on coverage by third-party payors;

•        fines, restitution or disgorgement of profits or revenue;

•        suspension or withdrawal of marketing approvals;

•        product seizure or detention, or refusal to permit the import or export of the product; and

•        injunctions or the imposition of civil or criminal penalties.

Any such outcomes would diminish our client’s ability to successfully commercialize the applicable therapeutic products, which in turn would cause them to purchase fewer of our products and services.

In addition, any regulatory approvals that our clients receive for a therapeutic product candidate may also be subject to limitations on the approved indicated uses for which the therapy may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing testing, including Phase IV clinical trials, and surveillance to monitor the safety and efficacy of such therapeutic product candidates.

If there are changes in the application of legislation, regulations or regulatory policies, or if problems are discovered with a client’s investigational therapy or our manufacture of an underlying therapeutic substance, or if we, our client or one of their distributors, licensees or co-marketers fails to comply with regulatory requirements, the regulators could take various actions. These include imposing fines on our client or on us, if applicable, imposing restrictions on the therapeutic or its manufacture and requiring our client to recall or remove the therapeutic from the market. The regulators could also suspend or withdraw marketing authorizations, requiring our client to conduct additional clinical trials, change the therapeutic labelling or submit additional applications for marketing authorization. If any of these events occurs, our client’s ability to sell the applicable therapeutic product may be impaired, and they may incur substantial additional expense to comply with regulatory requirements. This could cause our client to purchase fewer of our products and services, which could materially adversely affect our business, financial condition and results of operations.

We may become subject to U.S. federal and state forfeiture laws which could negatively impact our business operations.

Violations of any U.S. federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, seizure of assets, disgorgement of profits, cessation of business activities or divestiture. As an entity that conducts business involving psilocybin and psilocin, we are potentially subject to federal and state forfeiture laws (criminal and civil) that permit the government to seize the proceeds of criminal activity. Civil forfeiture laws could provide an alternative for the federal government or any state (or local police force) that wants to discourage residents from conducting transactions with psilocybin- and psilocin-related businesses but believes criminal liability is too difficult to prove beyond a reasonable doubt. Also, an individual can be required to forfeit property considered to be the proceeds of a crime even if the individual is not convicted of the crime, and the standard of proof in a civil forfeiture matter is lower than the standard in a criminal matter. Depending on the applicable law, whether federal or state, rather than having to establish liability beyond a reasonable doubt, the federal government or the state, as applicable, may be required to prove that the money or property at issue is proceeds of a crime only by either clear and convincing evidence or a mere preponderance of the evidence.

If our products are diverted into criminal channels of commerce, investors located in jurisdictions where psychedelic substances remain illegal may be at risk of prosecution under conspiracy, aiding and abetting, and money laundering statutes, and be at further risk of losing their investments or proceeds under forfeiture statutes. Many jurisdictions remain fully able to take action to prevent the proceeds of psychedelics businesses from entering their state. Our investors and prospective investors should be aware of these potentially relevant laws in considering whether to invest in us.

Risks Related to Commercialization

Drug manufacturers who obtain FDA approval for their new drugs must prove that domestic supplies are inadequate in order to import a foreign API on Schedule I or II to be used in commercial drug manufacturing.

If a U.S. drug manufacturer wishes to use our product as the API in an FDA-approved drug for commercial manufacture, it will need to obtain DEA approval for the importation of our product. DEA will not approve an import permit request unless it is shown that the import is necessary to provide for the US’s medical needs and competition among domestic manufacturers of the substance is inadequate. Depending on the existence, at that time, of domestic registered manufacturers with the capability of producing the same APIs as us, DEA may not agree that domestic manufacture is inadequate and may refuse our customers’ requests for import permits. In such cases, we may not be able to supply the drug manufacturer APIs unless we were to open a U.S. manufacturing facility. Such an undertaking would require considerable additional time and resources and may not materialize at all.

If we are unable to build a sales and marketing team to reach our potential clients, our business may be adversely affected.

We do not currently have a dedicated sales and marketing team. Our initial efforts to build brand and product awareness are expected to focus primarily on scientific writing and publications. Subject to the easing of restrictions related to COVID-19, we may complement this strategy with research and development staff attending a variety of scientific conferences in an effort bolster our business development pipeline. However, we may need to expand our commercial organization in order to effectively market our products and services to new clients. Competition for employees capable of negotiating and entering into contract manufacturing and supply agreements with pharmaceutical and biotechnology companies is intense. We may not be able to attract and retain personnel or be able to build an efficient and effective sales organization, which could negatively impact sales and market acceptance of our products and services and limit our revenue growth and potential profitability. In addition, the time and cost of establishing a specialized sales, marketing and service force for a particular product or service may be difficult to justify in light of the revenue generated or projected. Our expected future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate additional employees. Our future financial performance and our ability to successfully sell our programs and to compete effectively will depend, in part, on our ability to manage this potential future growth effectively, without compromising quality.

Our psychedelics-based products and services may not meet the expectations of our prospective clients, which means our business, financial condition, results of operations and prospects could suffer.

Our success depends on, among other things, the market’s confidence that our manufacturing operations are capable of producing high-end materials, APIs and finished drug products in a cost-efficient manner and that our contract research services will facilitate improved pharmaceutical and biotechnology product development in the psychedelics-based medicines space. To date, we have not yet cultivated significant quantities of psychedelic mushrooms or produced a refined API or finished drug product, much less had a client’s product candidate using our materials receive regulatory approval. We have also not yet undertaken a significant contract research project for a client. Accordingly, in order to successfully commercialize our products and services we will need to build confidence in the market that we have the facility, equipment and expertise to provide premium contract manufacturing and research services in the psychedelics space. There can be no guarantee that our product and service offerings will meet the expectations of research institutions and of pharmaceutical and biotechnology companies. If we are unable to effectively build client relationships and their confidence in our operations, our ability to commercialize or products and services will be materially and adversely impacted.

If we are unable to support anticipated growth in demand for our contract manufacturing and research services, including ensuring that we have adequate teams and facilities to meet increased demand, or if we are unable to successfully manage our anticipated growth, our business could suffer.

We have only recently begun initiating the development of our contract manufacturing and research services, and accordingly our personnel resources are currently very limited. We anticipate significant growth in the number of programs under contract for which we are conducting manufacturing or research discovery activities. As we secure additional programs under contract, our operational capacity to execute such manufacturing and research activities may become strained. As a result, our strategy requires us to successfully scale our teams and facilities to meet future demand for our solutions. Our ability to grow our capacity will depend on our ability to expand our workforce and our facilities, and increase efficiency through automation and software solutions. We may also need to purchase additional equipment, some of which can take several months or more to procure and set up. There is no assurance that any of these increases in scale, expansion of personnel, equipment, software and computing capacities or process enhancements will be successfully implemented and in a timely manner. As limited facilities with appropriate capabilities are available in British Columbia, such facilities require purpose-built buildings often with rezoning requirements. Such projects are typically long in duration and subject to delays. Failure to manage this growth could result in delays, higher costs, declining quality, and slower responses to competitive challenges. A failure in any one of these areas could make it difficult for us to meet market expectations for our psychedelics-based products and services and could damage our reputation and the prospects for our business.

Even if our clients are successful in developing and obtaining regulatory approval for their product candidates, they may not be as successful as we anticipate in commercializing psychedelics-based medicines. If market acceptance of this class of products is limited, our business, financial results and operations may be adversely affected.

In addition, even if these product candidates receive regulatory approval in the United States, our clients may never obtain approval or commercialize such drugs outside of the United States, which would limit their full market potential and therefore our ability to realize their potential downstream value. Furthermore, approved drugs may not achieve broad market acceptance among physicians, patients, the medical community and third-party payors, in which case revenue generated from their sales would be limited. Likewise, our clients have to make decisions about which clinical stage and pre-clinical product candidates to develop and advance, and our clients may not have the resources to invest in all of the product candidates that contain antibodies discovered using our platform, or clinical data and other development considerations may not support the advancement of one or more drug candidates. Decision-making about which product candidates to prioritize involves inherent uncertainty, and our clients’ development program decision-making and resource prioritization decisions, which are outside of our control, may adversely affect the potential value of those client relationships. Additionally, if one more of our clients is involved in a business combination, the client might deemphasize or terminate the development or commercialization of any product candidate that utilizes an antibody that we have discovered. If one of our clients terminates its agreement with us, we may find it more difficult to attract new clients.

Risks Related to Our Reliance on Third Parties

We face significant risks related to key third-party relationships.

We plan to enter into agreements with third parties with respect to our operations. Such relationships could present unforeseen obstacles or costs and may involve risks that could adversely affect us, including significant amounts of management time that may be diverted from operations in order to pursue and maintain such relationships. There can be no assurance that such third parties will achieve the expected benefits or that we will be able to consummate any future relationships on satisfactory terms, or at all. Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations. Any violation of any applicable laws and regulations, such as the CDSA and CSA, or of similar legislation in the jurisdictions in which it operates, could result in such third parties to suspend or withdraw their services. The termination or cancellation of any such agreements or the failure of our business and/or the other parties to these arrangements to fulfill their obligations could have a material adverse effect on our business, financial condition and results of operations. In addition, disagreements between us and any of third parties could lead to delays or time consuming and expensive legal proceedings, which could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Intellectual Property

Failure to obtain or register intellectual property rights used or proposed to be used in our business could result in a material adverse impact on our business.

If we are unable to register or, if registered, maintain effective patent rights for certain of our psychedelics-based products and proprietary cultivation and refinement methods, we may not be able to effectively compete in the market. If we are not able to protect our proprietary information and know-how, such proprietary information may be used by others to compete against us. We may not be able to identify infringements of our patents (if and when granted), and, accordingly, the enforcement of our intellectual property rights may be difficult. Once such infringements are identified, enforcement could be costly and time consuming. Third party claims of intellectual property infringement, whether or not reasonable, may prevent or delay our development and commercialization efforts.

Our success will depend in part upon our ability to protect our intellectual property and proprietary technologies and upon the nature and scope of the intellectual property protection we receive. The ability to compete effectively and to achieve partnerships will depend on our ability to develop and maintain proprietary aspects of our products and methods and to operate without infringing on the proprietary rights of others. The presence of such proprietary rights of others could severely limit our ability to develop and commercialize our products and methods and to conduct our existing research into psychedelics cultivation, extraction and purification, and could require financial resources to defend litigation, which may be in excess of our ability to raise such funds. There is no assurance that our patent applications submitted, if any, or those that we intend to acquire will be approved in a form that will be sufficient to protect our proprietary products and technology and gain or keep any competitive advantage that we may have or, once approved, will be upheld in any post-grant proceedings brought by any third parties.

The patent positions of biotechnology companies can be highly uncertain and involve complex legal, scientific and factual questions for which important legal principles remain unresolved. Patents that may be issued to us may be challenged, invalidated or circumvented. To the extent our intellectual property offers inadequate protection, or is found to be invalid or unenforceable, we will be exposed to a greater risk of direct competition. If our intellectual property does not provide adequate protection against our competitors, our competitive position could be adversely affected, as could our business, financial condition and results of operations. Both the patent application process and the process of managing patent disputes can be time consuming and expensive, and the laws of some foreign countries may not protect our intellectual property rights to the same extent as do the laws of Canada and the United States. We will be able to protect our intellectual property from unauthorized use by third parties only to the extent that our proprietary technologies, key products, and any future products are covered by valid and enforceable intellectual property rights, including patents, or are effectively maintained as trade secrets, and provided we have the funds to enforce our rights, if necessary.

Changes in patent law and its interpretation could diminish the value of potential patents in general, thereby impairing our ability to protect our product candidates.

We may become dependent on intellectual property rights. Obtaining and enforcing patents in our industry involves technological and legal complexity, and obtaining and enforcing these potential patents is costly, time consuming and inherently uncertain. The U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the federal courts, and the United States Patent and Trademark Office the laws and regulations governing patents could change in unpredictable ways that could weaken our ability to obtain new patents or to enforce existing patents.

Litigation regarding patents, patent applications, and other proprietary rights may be expensive, time consuming and cause delays in the development of our proprietary products and methods.

To protect our competitive position, we may from time to time need to resort to litigation in order to enforce or defend any patents or other intellectual property rights owned by or licensed to us, or to determine or challenge the scope or validity of patents or other intellectual property rights of third parties. Enforcement of intellectual property rights is difficult, unpredictable and expensive, and many of our adversaries in these proceedings may have the ability to dedicate substantially greater resources to prosecuting these legal actions than we can. We may fail in enforcing our rights, in which case our competitors and other third parties may be permitted to use our proprietary products and methods without payment to us.

In addition, litigation involving our patents carries the risk that one or more of our patents will be subject to an adverse court ruling. Such an adverse court ruling could allow third parties to commercialize our proprietary products and methods, and then compete directly with us, without payment to us. Proceedings involving our patents or patent applications or those of others could result in adverse decisions regarding:

•        the patentability of our inventions relating to our products and methods; and

•        the enforceability, validity, or scope of protection offered by our patents relating to our products and methods.

If we were to initiate legal proceedings against a third party to enforce a patent covering one of our investigational therapies, the defendant could counterclaim that our patent is invalid or unenforceable. In patent litigation in the United States or in Europe, defendant counterclaims alleging invalidity or unenforceability are commonplace. A claim for a validity challenge may be based on failure to meet any of several statutory requirements, for example, lack of novelty, obviousness or non-enablement. A claim for unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO or made a misleading statement, during prosecution. Third parties may also raise challenges to the validity of our patent claims before administrative bodies in the United States or abroad, even outside the context of litigation. Such mechanisms include re-examination, post-grant review, inter partes review, interference proceedings, derivation proceedings, and equivalent proceedings in foreign jurisdictions (i.e., opposition proceedings). Such proceedings could result in the revocation of, cancellation of, or amendment to our patents in such a way that they no longer cover our proprietary products or methods. The outcome following legal assertions of invalidity and unenforceability during patent litigation or other proceedings is unpredictable. With respect to the validity question, for example, we cannot be certain that there is no invalidating prior art, of which we and the patent examiner were unaware during prosecution. If a defendant or third party were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and perhaps all, of the patent protection on our products or methods. Such a loss of patent protection could have a material adverse impact on our business, financial condition, results of operations and prospects.

If we are unable to avoid infringing the patent rights of others, we may be required to seek a license, defend an infringement action, or challenge the validity of the patents in court. Regardless of the outcome, patent litigation is costly and time consuming. In some cases, we may not have sufficient resources to bring these actions to a successful conclusion. In addition, if we do not obtain a license, develop or obtain non-infringing technology, fail to defend an infringement action successfully or have infringed patents declared invalid, we may:

•        incur substantial monetary damages;

•        encounter significant delays in bringing our key products and services to market; and

•        be precluded from participating in the manufacture, use or sale of our key products or methods requiring licenses.

Even if we are successful in these proceedings, we may incur substantial costs and divert management time and attention in pursuing these proceedings, which could have a material adverse effect on our business.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance and annuity fees on any issued patent are due to be paid to the USPTO and foreign patent agencies in several stages over the lifetime of the patent. The USPTO and various foreign governmental patent agencies also require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. If we fail to maintain the patents and patent applications covering our proprietary products and methods, third parties, including our competitors might be able to enter the market with similar or identical products or methods, which would have a material adverse effect on our business, financial condition, results of operations and prospects.

We may be subject to claims by third parties asserting that our employees or we have misappropriated their intellectual property, or claiming ownership of what we regard as our own intellectual property.

Many of our consultants, advisors and employees, including our senior management, were previously employed at other biotechnology or pharmaceutical companies, including our competitors and potential competitors. Some of these individuals executed proprietary rights, non-disclosure and non-competition agreements in connection with such previous employment. Although we intend that our consultants, advisors and employees do not use proprietary information or know-how of their former employers while working for us, we may be subject to claims that we or these individuals have used or disclosed confidential information or intellectual property, including trade secrets or other proprietary information, of any such individual’s former employer. Litigation may be necessary to defend against these claims.

If we fail in prosecuting or defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel or sustain damages. Such intellectual property rights could be awarded to a third party, and we could be required to obtain a license from such third party to commercialize our therapies. Such a license may not be available on commercially reasonable terms or at all. Even if we successfully prosecute or defend against such claims, litigation could result in substantial costs and distract our management from its day-to-day activities.

In addition, while it is our policy to require our employees and contractors who may be involved in the conception or development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that we regard as our own. The assignment of intellectual property rights may not be self-executing, or the assignment agreements may be breached, and we may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what we regard as our intellectual property. Such claims could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and protect other proprietary information.

We consider proprietary trade secrets, confidential know-how and unpatented know-how to be important to our business. We rely on trade secrets or confidential know-how to protect our technology, especially where patent protection is believed to be of limited value. However, trade secrets and confidential know-how are difficult to maintain as confidential.

To protect this type of information against disclosure or appropriation by third parties and our competitors, our policy is to require our employees, consultants, contractors and advisors to enter into confidentiality agreements with us. However, we cannot guarantee that we have entered into such agreements with each party that may have or have had access to our trade secrets or confidential know-how. Also, current or former employees, consultants, contractors and advisers may unintentionally or wilfully disclose our trade secrets and confidential know-how to our competitors and other third parties or breach such agreements, and we may not be able to obtain an adequate remedy for such breaches. Enforcing a claim that a third party obtained illegally and is using trade secrets or confidential know-how is difficult, expensive, time-consuming and unpredictable. The enforceability of confidentiality agreements may vary from jurisdiction to jurisdiction. Furthermore, if a competitor or other third party lawfully obtained or independently developed any of our trade secrets or confidential know-how, we would have no right to prevent such competitor or other third party from using that technology or information to compete with us, which could harm our competitive position. Additionally, if the steps taken to maintain our trade secrets are deemed inadequate, we may have insufficient recourse against third parties for misappropriating the trade secret. If any of our trade secrets were to be disclosed to or independently developed by a competitor or other third party, our competitive position would be materially and adversely harmed.

Failure to obtain or maintain trade secrets or confidential know-how trade protection could adversely affect our competitive position. Moreover, our competitors may independently develop substantially equivalent proprietary information and may even apply for patent protection in respect of the same. If successful in obtaining such patent protection, our competitors could limit our use of our trade secrets or confidential know-how.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Our registered or unregistered trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition by potential partners or clients in our markets of interest. If we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively and our business may be adversely affected. If other entities use trademarks similar to ours in different jurisdictions, or have senior rights to ours, it could interfere with our use of our current trademarks throughout the world.

Our reliance on third parties requires us to share our trade secrets, which increases the possibility that a competitor will discover them.

Because we rely on third parties, we may share trade secrets with them. We seek to protect our proprietary technology in part by entering into confidentiality agreements and other similar agreements prior to disclosing proprietary information. These agreements typically restrict the ability to publish data potentially relating to our trade secrets. Our academic and clinical collaborators typically have rights to publish data, provided that we are notified in advance and may delay publication for a specified time in order to secure intellectual property rights arising from the collaboration. In other cases, publication rights are controlled exclusively by us, although in some cases we may share these rights with other parties. We may also conduct joint research and development programs which may require us to share trade secrets under the terms of research and development collaborations or similar agreements. Despite our efforts to protect our trade secrets, our competitors may discover our trade secrets, either through breach of these agreements, independent development or publication of information including our trade secrets in cases where we do not have proprietary or otherwise protected rights at the time of publication. A competitor’s discovery of our trade secrets may impair its competitive position and could have a material adverse effect on our business and financial condition.

Risks Related to Tax Laws

Changes in tax laws could have a material adverse effect on our business.

There can be no assurance that the Canadian and U.S. federal income tax treatment of our business or an investment in us will not be modified, prospectively or retroactively, by legislative, judicial or administrative action, in a manner adverse to us or holders of common shares.

If we or one of our non-U.S. subsidiaries is a CFC, there could be materially adverse U.S. federal income tax consequences to certain U.S. Holders of our common shares.

Each “Ten Percent Shareholder” (as defined below) in a non-U.S. corporation that is classified as a controlled foreign corporation, or a CFC, for U.S. federal income tax purposes generally may be required to include in income for U.S. federal tax purposes some or all of such Ten Percent Shareholder’s pro rata share of the CFC’s income even if the CFC has made no distributions to its shareholders. In addition, a Ten Percent Shareholder that realizes gain from the sale or exchange of shares in a CFC may be required to classify a portion of such gain as dividend income rather than capital gain. A Ten Percent Shareholder in a CFC also has reporting obligations with respect to the ownership of the stock in the CFC. Failure to comply with these reporting obligations may subject a Ten Percent Shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such Ten Percent Shareholder’s U.S. federal income tax return for the year for which reporting was due from starting.

A non-U.S. corporation generally will be classified as a CFC for U.S. federal income tax purposes if Ten Percent Shareholders own, directly or indirectly, more than 50% of either the total combined voting power of all classes of stock of such corporation entitled to vote or of the total value of the stock of such corporation. A “Ten Percent Shareholder” is a United States person (as defined by the Code) who owns or is considered to own 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of such corporation.

The determination of CFC status is complex and includes attribution rules, the application of which is not entirely certain. We cannot provide any assurances that we will assist holders of our common shares in determining whether we or any of our non-U.S. subsidiaries are treated as a CFC or whether any holder of the common shares is treated as a Ten Percent Shareholder with respect to any such CFC or furnish to any Ten Percent Shareholders information that may be necessary to comply with the aforementioned reporting and tax payment obligations.

U.S. Holders should consult their tax advisors with respect to the potential adverse U.S. tax consequences of becoming a Ten Percent Shareholder in a CFC.

Our U.S. shareholders may suffer adverse tax consequences if we are characterized as a PFIC.

The rules governing passive foreign investment companies, or PFICs, can have adverse effects on U.S. Holders (as defined under “Material U.S. Federal Income Tax Considerations for U.S. Holders”) for U.S. federal income tax purposes. Generally, if, for any taxable year, at least 75% of our gross income is passive income (such as interest income), or at least 50% of the gross value of our assets (determined on the basis of a weighted quarterly average) is attributable to assets that produce passive income or are held for the production of passive income (including cash), we would be characterized as a PFIC for U.S. federal income tax purposes. The determination of whether we are a PFIC, which must be made annually after the close of each taxable year, depends on the particular facts and circumstances and may also be affected by the application of the PFIC rules, which are subject to differing interpretations. Our status as a PFIC will depend on the composition of our income and the composition and value of our assets (including goodwill and other intangible assets), which will be affected by how, and how quickly, we spend any cash that is raised in this offering or in any other financing transaction. Moreover, our ability to earn specific types of income that will be treated as non-passive for purposes of the PFIC rules is uncertain with respect to future years. Based upon the current and expected composition of our income and assets, we believe that we were a PFIC for the taxable year ended June 30, 2022 and could be treated as a PFIC for the current taxable year. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Accordingly, we cannot provide any assurances regarding our PFIC status for any current or future taxable years.

If we are a PFIC, a U.S. Holder would be subject to adverse U.S. federal income tax consequences, such as ineligibility for certain preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements under U.S. federal income tax laws and regulations. A U.S. Holder may in certain circumstances mitigate adverse tax consequences of the PFIC rules by filing an election to treat the PFIC as a qualified electing fund, or QEF, or, if shares of the PFIC are “marketable stock” for purposes of the PFIC rules, by making a mark-to-market election with respect to the shares of the PFIC. However, U.S. Holders should be aware that there can be no assurance that we will satisfy the record keeping requirements that apply to a QEF, or that we will supply U.S. Holders with information that such U.S. Holders require to report under the QEF election rules, in the event that we are a PFIC and a U.S. Holder wishes to make a QEF election. Thus, U.S. Holders may not be able to make a QEF election with respect to their common shares. For more information, see the discussion below under “Material U.S. Federal Income Tax Considerations for U.S. Holders — PFIC Rules.” You are urged to consult your tax advisors regarding the potential consequences to you if we were or were to become a PFIC, including the availability, and advisability, of, and procedure for making, any elections which may in certain circumstances mitigate the adverse tax consequences of the PFIC rules.

Tax authorities may disagree with our positions and conclusions regarding certain tax positions, resulting in unanticipated costs, taxes or non-realization of expected benefits.

A tax authority may disagree with tax positions that we have taken, which could result in increased tax liabilities. For example, the Canadian tax authority, the IRS or another tax authority could challenge our allocation of income by tax jurisdiction and the amounts paid between our affiliated companies pursuant to an intercompany arrangement or a transfer pricing policy, including amounts paid with respect to our intellectual property development. Similarly, a tax authority could assert that we are subject to tax in a jurisdiction where we believe we have not established a taxable connection, often referred to as a “permanent establishment” under international tax treaties, and such an assertion, if successful, could increase our expected tax liability in one or more jurisdictions. A tax authority may take the position that material income tax liabilities, interest and penalties are payable by us, in which case, we expect that we might contest such assessment. Contesting such an assessment may be lengthy and costly and if we were unsuccessful in disputing the assessment, the implications could increase our anticipated effective tax rate, where applicable.

We are subject to certain tax risks and treatments that could negatively impact our results of operations.

We may operate in the United States or through a U.S. subsidiary. If we or our subsidiaries are subject to U.S. corporate income tax, Section 280E of the Internal Revenue Code of 1986, as amended, or the Code, generally prohibits taxpayers from deducting or claiming tax credits with respect to expenses paid or incurred in carrying on any trade or business if such trade or business (or the activities which comprise such trade or business) consists of trafficking in controlled substances (within the meaning of Schedule I and II of the CSA) which is prohibited by U.S. federal law or the law of any state in which such trade or business is conducted. The application of Code section 280E generally causes such businesses to pay higher effective U.S. federal tax rates than similar businesses in other industries. Although the U.S. Internal Revenue Service, or IRS, issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly and the bulk of operating costs and general administrative costs are not permitted to be deducted. There is no guarantee that any federal court will issue an interpretation of Section 280E favorable to psilocybin and psilocin businesses.

Risks Related to Our Bitcoin Holdings

Our bitcoin acquisition strategy exposes us to various risks associated with bitcoin.

In December 2021, our Board of Directors adopted our Treasury Reserve Policy, under which our treasury reserve assets will consist of (i) cash and cash equivalents and short-term investments (“Cash Assets”) held by us that exceed working capital requirements; and (ii) bitcoin held by us, with bitcoin serving as the primary treasury reserve asset on an ongoing basis, subject to market conditions and anticipated needs of the business for Cash Assets.

We have only recently adopted this bitcoin acquisition strategy and are continually examining the risks and rewards of such a strategy. This strategy has not been tested over time or under various market conditions. Some investors and other market participants may disagree with this strategy or actions we undertake to implement it. If bitcoin prices fall or our bitcoin acquisition strategy otherwise proves unsuccessful, it would adversely impact our financial condition, results of operations, and the market price of our common shares.

If we change the means by which we hold our bitcoin assets, the accounting treatment for our bitcoin may correspondingly change. A change in the accounting treatment of our bitcoin holdings could have a material impact on our results of operations in future periods and could increase the volatility of our reported results of operations as well as affect the carrying value of our bitcoin on our balance sheet, which in turn could have a material adverse effect on our financial results and the market price of our common shares. Bitcoin is a highly volatile asset that has traded below $20,000 per bitcoin and above $45,000 per bitcoin on the Coinbase exchange in the 12 months preceding the date of this Form S-1 Registration Statement.

Bitcoin does not pay interest or other returns and so our ability to generate cash from our bitcoin holdings depends on sales. The impact of our bitcoin holdings on our financial results and the market price of our common shares will increase as we increase our overall holdings of bitcoin in the future.

The price of bitcoin may be influenced by regulatory, commercial, and technical factors that are highly uncertain, and fluctuations in the price of bitcoin are likely to influence our financial results and the market price of our common shares.

Fluctuations in the price of bitcoin are likely to influence our financial results and the market price of our common shares. Our financial results and the market price of our common shares would be adversely affected and our business and financial condition could be negatively impacted if the price of bitcoin decreased substantially, including as a result of:

•        decreased user and investor confidence in bitcoin;

•        negative publicity or events relating to bitcoin;

•        negative or unpredictable media or social media coverage on bitcoin;

•        public sentiment related to the actual or perceived environmental impact of bitcoin and related activities, including environmental concerns raised by private individuals and governmental actors related to the energy resources consumed in the bitcoin mining process;

•        changes in consumer preferences and the perceived value of bitcoin;

•        competition from other crypto assets that exhibit better speed, security, scalability, or other characteristics, or that are backed by governments, including the U.S. government;

•        the identification of Satoshi Nakamoto, the pseudonymous person or persons who developed bitcoin, or the transfer of Satoshi’s bitcoin;

•        interruptions in service or failures of the principal markets for bitcoin;

•        further reductions in mining rewards of bitcoin, including block reward halving events, which are events that occur after a specific period of time that reduce the block reward earned by “miners” who validate bitcoin transactions;

•        transaction congestion and fees associated with processing transactions on the bitcoin network;

•        changes in the level of interest rates and inflation, monetary policies of governments, trade restrictions, and fiat currency devaluations; and

•        national and international economic and political conditions.

In addition, bitcoin and other digital assets are relatively novel and are subject to various risks and uncertainties that may adversely impact their price. The application of securities laws and other regulations to such assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may create new regulations or interpret laws in a manner that adversely affects the price of bitcoin. For example, foreign government authorities have recently expanded their efforts to restrict certain activities related to bitcoin and other digital assets. In China, the People’s Bank of China and the National Development and Reform Commission have outlawed cryptocurrency mining and declared all cryptocurrency transactions illegal within the country. In India, it has been reported that the Ministry of Corporate Affairs has circulated draft legislation that would prohibit mining, holding, selling, trading, or using cryptocurrencies in the country. In Iran, President Hassan Rouhani ordered a ban on all licensed and unlicensed mining of cryptocurrencies throughout the summer of 2021 in response to an increasing number of electricity blackouts. Moreover, the risks of engaging in a bitcoin-focused business strategy also are relatively novel and have created, and may create further, complications due to the lack of experience that third parties have with companies engaging in such a business, such as the unavailability of director and officer liability insurance on acceptable terms.

The growth of the digital assets industry in general, and the use and acceptance of bitcoin in particular, may also impact the price of bitcoin and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of bitcoin may depend, for instance, on public familiarity with digital assets, ease of buying and accessing bitcoin, institutional demand for bitcoin as an investment asset, consumer demand for bitcoin as a means of payment, and the availability and popularity of alternatives to bitcoin. Even if growth in bitcoin adoption occurs in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long-term.

Because bitcoin has no physical existence beyond the record of transactions on the bitcoin blockchain, a variety of technical factors related to the bitcoin blockchain could also impact the price of bitcoin. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of bitcoin transactions, hard “forks” of the bitcoin blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the bitcoin blockchain and negatively affect the price of bitcoin. The liquidity of bitcoin may also be reduced and damage to the public perception of bitcoin may occur, if financial institutions were to deny banking services to businesses that hold bitcoin, provide bitcoin-related services or accept bitcoin as payment, which could also decrease the price of bitcoin.

Changes in securities regulation may adversely impact the market price of our common shares.

Although bitcoin and other digital assets have experienced a surge of investor attention since bitcoin was invented in 2008, investors in the United States currently have limited means to gain exposure to bitcoin through traditional investment channels such as 401(k) retirement accounts, and instead generally must hold bitcoin through “hosted” wallets provided by digital asset service providers or through “unhosted” wallets that expose the investor to risks associated with loss or hacking of their private keys. Given the relative novelty of digital assets, general lack of familiarity with the processes needed to hold bitcoin directly, as well as the potential reluctance of financial planners and advisers to recommend direct bitcoin holdings to their retail customers because of the manner in which such holdings are custodied, some investors have sought exposure to bitcoin through investment vehicles that hold bitcoin and issue shares representing fractional undivided interests in their underlying bitcoin holdings. Although a number of investment vehicles currently offer this exposure to bitcoin, none of these investment vehicles currently offers its shares directly to the public in the United States, and such shares are offered only to “accredited investors” on a private placement basis. Investors who are not eligible to participate in these private placements may nevertheless purchase shares of these investment vehicles in the over-the-counter market, where such shares have historically traded at a premium to the net asset value (“NAV”) of the underlying bitcoin. These premiums have at times been substantial.

One reason for the substantial premium to NAV exhibited by the trading prices of shares of some bitcoin investment vehicles may be because of the relative scarcity of traditional investment vehicles providing investment exposure to bitcoin. To the extent investors view the value of our common shares as providing such exposure, it is possible that the value of our common shares also includes a premium over the value of our bitcoin.

Another reason for the substantial premium to NAV exhibited by the trading prices of shares of some bitcoin investment vehicles is that such vehicles operate in a manner similar to closed-end investment funds as opposed to exchange-traded funds (“ETFs”) and therefore do not continuously offer to create and redeem their shares at NAV in exchange for bitcoin. Although several bitcoin investment vehicles have attempted to list their shares on a U.S. national securities exchange to permit them to function in the manner of an ETF with continuous share creation and redemption at NAV, the SEC has generally declined to approve any such listing, citing concerns over the surveillance of trading in markets for the underlying bitcoin as well as concerns about fraud and manipulation in bitcoin trading markets. However, in October 2021, the SEC permitted the listing of the ProShares Bitcoin Strategy ETF (the “ProShares ETF”), an ETF that invests primarily in bitcoin futures contracts. Although this ETF allows investors to obtain managed exposure to bitcoin futures contracts, it does not invest directly in bitcoin. As a result, it is unclear as to whether or to what extent the existence of this ETF or other ETFs that invest in bitcoin futures contracts that may be listed in the future will have on any premium over the value of our bitcoin holdings that may be included in the value of our common shares. Shortly after the listing of the ProShares ETF, the SEC permitted the listing of the Valkyrie Bitcoin Strategy ETF (the “Valkyrie ETF”), another ETF that invests primarily in bitcoin futures contracts.

If the SEC were to further resolve its concerns regarding surveillance of and the existence of fraud and manipulation in the bitcoin trading markets, it is possible that the SEC would permit the listing of ETFs specializing in the direct acquisition and holding of bitcoin, allowing these funds to offer their shares directly to the public. In addition to greatly simplifying the task of gaining investment exposure to bitcoin, the listing of a bitcoin ETF with continuous share creation and redemption at NAV would be expected to eliminate the NAV premiums currently exhibited by shares of investment vehicles that trade in the over-the-counter market. To the extent that our common shares is viewed as an alternative-to-bitcoin investment vehicle and trades at a premium to the value of our bitcoin holdings, that premium may also be eliminated, causing the price of our common shares to decline.

In addition, the introduction of the ProShares ETF, the Valkyrie ETF, and any additional bitcoin ETFs on U.S. national securities exchanges may be viewed by investors as offering “pure play” exposure to bitcoin that would generally not be subject to federal income tax at the entity level as we are.

As a result of the foregoing factors, to the extent investors view our common shares as linked to the value of our bitcoin holdings, the introduction of bitcoin ETFs on U.S. national securities exchanges could have a material adverse effect on the market price of our common shares.

Our bitcoin holdings could subject us to regulatory scrutiny

As noted above, several bitcoin investment vehicles have attempted to list their shares on a U.S. national securities exchange to permit them to function in the manner of an ETF with continuous share creation and redemption at NAV. To date the SEC has declined to approve any such listing, citing concerns over the surveillance of trading in markets for the underlying bitcoin as well as concerns about fraud and manipulation in bitcoin trading markets. Even though we do not function in the manner of an ETF and do not offer continuous share creation and redemption at NAV, it is possible that we nevertheless could face regulatory scrutiny from the SEC, as a company with a class of securities registered under the Exchange Act and traded on The Nasdaq Global Select Market.

In addition, as digital assets, including bitcoin, have grown in popularity and market size, there has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist activities, or entities subject to sanctions regimes. While we have implemented and maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering and sanctions laws and regulations and take care to only acquire our bitcoin through entities subject to anti-money laundering regulation and related compliance rules in the United States, if we are found to have purchased any of our bitcoin from bad actors that have used bitcoin to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in bitcoin by us may be restricted or prohibited.

In addition, private actors that are wary of bitcoin or the regulatory concerns associated with bitcoin may take actions that may have an adverse effect on the market price of our common shares. For example, an affiliate of HSBC Holdings has prohibited customers of its HSBC InvestDirect retail investment platform from buying common shares of publicly traded entities after determining that the value of their stock is related to the performance of bitcoin, indicating that it did not want to facilitate exposure to virtual currencies.

Due to the unregulated nature and lack of transparency surrounding the operations of many bitcoin trading venues, they may experience fraud, security failures or operational problems, which may adversely affect the value of our bitcoin.

Bitcoin trading venues are relatively new and, in some cases, unregulated. Furthermore, there are many bitcoin trading venues which do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in bitcoin trading venues, including prominent exchanges that handle a significant volume of bitcoin trading, in the event one or more bitcoin trading venues experience fraud, security failures or operational problems.

For example, in 2019 there were reports claiming that 80-95% of bitcoin trading volume on trading venues was false or non-economic in nature, with specific focus on unregulated exchanges located outside of the United States. Such reports may indicate that the bitcoin market is significantly smaller than expected and that the United States makes up a significantly larger percentage of the bitcoin market than is commonly understood. Any actual or perceived false trading in the bitcoin market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of our bitcoin.

Negative perception, a lack of stability in the broader bitcoin markets and the closure or temporary shutdown of bitcoin trading venues due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in bitcoin and result in greater volatility in the prices of bitcoin. To the extent investors view our common shares as linked to the value of our bitcoin holdings, these potential consequences of a bitcoin trading venue’s failure could have a material adverse effect on the market price of our common shares.

Our bitcoin holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

In December 2021, we adopted bitcoin as our primary treasury reserve asset. Historically, the bitcoin markets have been characterized by more price volatility, less liquidity, and lower trading volumes compared to sovereign currencies markets, as well as relative anonymity, a developing regulatory landscape, susceptibility to market abuse and manipulation, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our bitcoin at reasonable prices or at all. As a result, our bitcoin holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. If we are unable to sell our bitcoin, or if we are forced to sell our bitcoin at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our bitcoin, we may lose some or all of our bitcoin and our financial condition and results of operations could be materially adversely affected.

Security breaches and cyberattacks are of particular concern with respect to our bitcoin. Bitcoin and other blockchain-based cryptocurrencies have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange (our principal market), although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Nonetheless, a successful security breach or cyberattack could result in a partial or total loss of our bitcoin in a manner that may not be covered by insurance or indemnity provisions of the custody agreement with a custodian who holds our bitcoin. Such a loss could have a material adverse effect on our financial condition and results of operations.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our bitcoin, we may lose some or all of our bitcoin and our financial condition and results of operations could be materially adversely affected.

Security breaches and cyberattacks are of particular concern with respect to our bitcoin. Bitcoin and other blockchain-based cryptocurrencies have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in January 2022, hackers exploited weaknesses in the security architecture of the cryptocurrency exchange Crypto.com and stole over $30 million in cryptocurrencies, including bitcoin, from the accounts of 483 customers, although the flaw was subsequently fixed and Crypto.com reimbursed affected customers. Nonetheless, a successful security breach or cyberattack could result in:

•        a partial or total loss of our bitcoin in a manner that may not be covered by insurance or indemnity provisions of the custody agreement with a custodian who holds our bitcoin;

•        harm to our reputation and brand;

•        improper disclosure of data and violations of applicable data privacy and other laws; or

•        significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, whether or not we are directly impacted, could lead to a general loss of confidence in the broader bitcoin blockchain ecosystem or in the use of bitcoin networks to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to bitcoin, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, unauthorized parties have attempted, and we expect that they will continue to attempt, to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. In the past, hackers have successfully employed a social engineering attack against one of our service providers and misappropriated our digital assets, although, to date, such events have not been material to our financial condition or operating results. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities as a result of the COVID-19 pandemic. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing conflict between Russia and Ukraine, including potential proliferation of malware from the conflict into systems unrelated to the conflict. Any future breach of our operations or those of others in the bitcoin industry, including third-party services on which we rely, could materially and adversely affect our business.

The loss or destruction of a private key required to access our bitcoin may be irreversible. If we are unable to access our private keys or if we experience a cyberattack or other data loss relating to our bitcoin, our financial condition and results of operations could be materially adversely affected.

Bitcoin is controllable only by the possessor of both the unique public key and private key relating to the local or online digital wallet in which the bitcoin is held. While the bitcoin blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the bitcoin held in such wallet. To the extent our private key is lost, destroyed, or otherwise compromised and no backup of the private key is accessible, we will be unable to access the bitcoin held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets will not be compromised as a result of a cyberattack. The bitcoin and blockchain ledger, as well as other cryptocurrencies and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

We seek a degree of diversification in the use of custodial services as the extent of potential risk of loss is dependent, in part, on the degree of diversification. There can be no guarantee that insurance covering our holdings of bitcoin will be maintained as part of the custodial services we have or that such coverage will cover losses with respect to our bitcoin.

Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940 and could adversely affect the market price of bitcoin and the market price of our common shares.

While senior SEC officials have stated their view that bitcoin is not a “security” for purposes of the federal securities laws, the SEC has so far refused to permit the listing of any bitcoin-based ETFs, citing, among other things, concerns regarding bitcoin market integrity and custodial protections. It is possible that the SEC could take a contrary position to the one taken by its senior officials or a federal court could conclude that bitcoin is a security. Such a determination could lead to our classification as an “investment company” under the Investment Company Act of 1940, which would subject us to significant additional regulatory controls that could have a material adverse effect on our business and operations and also may require us to substantially change the manner in which we conduct our business.

In addition, if bitcoin is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of bitcoin and in turn adversely affect the market price of our common shares.

Risks Related to this Offering and Ownership of Our Common Shares

We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our ordinary shares.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our common shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common shares.

In addition, if the trading volumes of our common shares are low, persons buying or selling in relatively small quantities may easily influence prices of our common shares. This low volume of trades could also cause the price of our common shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common shares. As a result of this volatility, investors may experience losses on their investment in our common shares. A decline in the market price of our common shares also could adversely affect our ability to issue additional shares of common shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our common shares will develop or be sustained. If an active market does not develop, holders of our common shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

The market price of our common shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The public offering price for our common shares will be determined through negotiations between the underwriters and us and may vary from the market price of our common shares following our public offering. If you purchase our common shares in our public offering, you may not be able to resell those shares at or above the public offering price. We cannot assure you that the public offering price of our common shares, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our public offering. The market price of our common shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•        actual or anticipated fluctuations in our revenue and other operating results;

•        the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•        actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

•        announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

•        price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•        lawsuits threatened or filed against us; and

•        other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, shareholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

The prices at which the common shares will trade cannot be predicted.

Securities will not necessarily trade at values determined by reference to the underlying value of our business. The market price of the common shares could be subject to significant fluctuations in response to a variety of factors, including the following: actual or anticipated fluctuations in our quarterly results of operations; recommendations by securities research analysts; changes in the economic performance or market valuations of companies in the industry in which we operate; additions or departures by our executive officers and other key personnel; significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving our business or our competitors; operating and share price performance of other companies that investors deem comparable to us; fluctuations caused by COVID-19; and news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in our industry or target markets.

The securities markets have experienced significant price and volume fluctuations from time to time in recent years that often have been unrelated or disproportionate to the operating performance of particular issuers. These broad fluctuations may adversely affect the market price of the common shares. In addition, the market prices for securities of biopharmaceutical companies, in particular, have historically been volatile. Factors such as industry related developments, the results of product development and commercialization, changes in government regulations, developments concerning proprietary rights, the timing of costs for manufacturing, pre-clinical studies and clinical trials, the reporting of adverse safety events involving our products and public rumors about such events and changes in the market prices of the securities of our competitors may further influence the volatility in the trading price of the common shares.

The issuance of securities could result in significant dilution in the equity interest of existing shareholders and adversely affect the marketplace of the securities.

The issuance of common shares or other securities convertible into common shares could result in significant dilution in the equity interest of existing shareholders and adversely affect the market price of the common shares. In addition, in the future, we may issue additional common shares or securities convertible into common shares, which may dilute existing shareholders. Our Articles permit the issuance of an unlimited number of common shares and shareholders will have no pre-emptive rights in connection with such further issuances.

The market price of the common shares could decline as a result of future issuances, including issuance of shares issued in connection with strategic alliances, or sales by our existing holders of common shares, or the perception that these sales could occur. Sales by shareholders might also make it more difficult for us to sell equity securities at a time and price that it deems appropriate, which could reduce our ability to raise capital and have an adverse effect on our business.

We have a material weakness in our internal control over financing reporting. If we fail to establish and maintain proper and effective internal control over financial reporting, our operating results and our ability to operate our business could be harmed.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles. Due to accounting resource constraints, we currently have a material weakness in our internal control over financial reporting. Our control environment is currently oriented primarily towards business risks, rather than financial reporting risks. We have not formally implemented risk assessment or monitoring controls, and information and communication controls and certain review controls are not considered to be operating effectively. Resource constraints have also resulted in insufficient segregation of duties in certain areas.

In connection with this offering, we intend to begin the process of documenting, reviewing and improving our internal controls and procedures for compliance with Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, and applicable Canadian laws, which will require annual management assessment of the effectiveness of our internal control over financial reporting. We have begun recruiting additional finance and accounting personnel with certain skill sets that we will need as a public company.

Implementing any appropriate changes to our internal controls may distract our officers and employees, entail substantial costs to modify our existing processes, and take significant time to complete. These changes may not, however, be effective in maintaining the adequacy of our internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and harm our business. In our efforts to maintain proper and effective internal control over financial reporting, we may discover additional significant deficiencies or material weaknesses in our internal control over financial reporting, which we may not successfully remediate on a timely basis or at all. Any failure to remediate any significant deficiencies or material weaknesses identified by us or to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. If we identify one or more material weaknesses in the future, it could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements, which may harm the market price of our shares.

The report of our independent registered public accounting firm includes a “going concern” explanatory paragraph.

The report of our independent registered public accounting firm on our consolidated financial statements as of and for the year ended June 30, 2022 includes an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern. If we are unable to raise sufficient capital in this offering or otherwise when needed, our business, financial condition and results of operations will be materially and adversely affected, and we will need to significantly modify our operational plans to continue as a going concern. If we are unable to continue as a going concern, we might have to liquidate our assets and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our consolidated financial statements. The inclusion of a going concern explanatory paragraph by our auditors, our lack of cash resources and our potential inability to continue as a going concern may materially adversely affect our share price and our ability to raise new capital or to enter into critical contractual relations with third parties.

We do not know whether an active, liquid and orderly trading market will develop for our common shares or what the market price of our common shares will be and, as a result, it may be difficult for you to sell your securities.

Prior to this offering, there was no public trading market for our common shares. Although we have applied to list our common shares on The Nasdaq Capital Market, an active trading market for our shares may never develop or be sustained following this offering. You may not be able to sell your shares quickly or at the market price if trading in our common shares is not active. The initial public offering price for our common shares will be determined through negotiations with the underwriters, and the negotiated price may not be indicative of the market price of the common shares after the offering. As a result of these and other factors, you may be unable to resell your common shares at or above the initial public offering price. Further, an inactive market may also impair our ability to raise capital by selling our securities and may impair our ability to enter into strategic partnerships or acquire companies or products by using our securities as consideration.

If you purchase our common shares in this offering, you will incur immediate and substantial dilution in the book value of your common shares included in the common shares.

The initial public offering price is expected to be substantially higher than the net tangible book value per common share. Investors purchasing common shares in this offering will pay a price per share that substantially exceeds our net tangible book value per share after this offering. Based on the assumed initial public offering price of $4.00 per share and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, investors purchasing common shares in this offering will incur immediate dilution of $3.87 per share as of September 30, 2022, representing the difference between our pro forma as adjusted net tangible book value per share, after giving effect to this offering, and the initial public offering price. Further, investors purchasing common shares in this offering will contribute approximately 33% of the total amount invested by shareholders since our inception but will own only approximately 13% of the total number of common shares outstanding after this offering. This dilution is due to our investors who purchased shares prior to this offering having paid substantially less when they purchased their shares than the price offered to the public in this offering.

To the extent that outstanding stock options or warrants are exercised, there will be further dilution to new investors. As a result of the dilution to investors purchasing common shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus titled “Dilution.”

Future sales and issuances of our common shares or rights to purchase common shares, including pursuant to our 2021 Equity Incentive Plan, or our 2021 Plan, could result in additional dilution of the percentage ownership of our shareholders and could cause our share price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations, including expanded research and development activities, and costs associated with operating as a public company. To raise capital, we may sell common shares, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common shares, convertible securities or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing shareholders, and new investors could gain rights, preferences, and privileges senior to the holders of our common shares, including common shares sold in this offering.

Pursuant to our new incentive plan, which will become effective upon the effectiveness of the registration statement of which this prospectus forms a part, our management is authorized to grant stock options to our employees, directors and consultants.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase or maintain the value of your investment.

We do not intend to pay dividends on our common shares, so any returns will be limited to the value of our common shares.

We currently anticipate that we will retain future earnings for the development, operation, expansion and continued investment into our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. In addition, we may enter into agreements that prohibit us from paying cash dividends without prior written consent from our contracting parties, or which other terms prohibiting or limiting the amount of dividends that may be declared or paid on our common shares. Any return to shareholders will therefore be limited to the appreciation of their common shares being offered in this offering, which may never occur.

Our principal shareholders and management own a significant percentage of our shares and will be able to exert significant influence over matters subject to shareholder approval.

Based on the number of shares outstanding on a fully diluted basis as of September 30, 2022, our executive officers, directors and director nominees, and 5% shareholders beneficially own approximately 48% of our common shares. Non-executive employees and consultants will beneficially own an additional 3% of our common shares on a fully diluted basis. After the sale and issuance of common shares in this offering, our executive officers, directors, and 5% shareholders will beneficially own approximately 40% of our common shares. Therefore, after this offering, these shareholders will have the ability to influence us through this ownership position. These shareholders may be able to determine all matters requiring shareholder approval. For example, these shareholders may be able to control elections of directors, amendments of our organizational documents or approval of any merger, sale of assets or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our common shares that you may feel are in your best interest as one of our shareholders.

We are an emerging growth company and a smaller reporting company, and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies and smaller reporting companies will make our common shares less attractive to investors.

We are an emerging growth company, as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements, exemptions from the requirements of holding nonbinding advisory votes on executive compensation and shareholder approval of any golden parachute payments not previously approved, and an exemption from compliance with the requirement of the Public Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements. We could be an emerging growth company for up to five years following the year in which we complete this offering, although circumstances could cause us to lose that status earlier. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the closing of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which requires the market value of our common shares that are held by non-affiliates to exceed $700.0 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Further, even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. In addition, if we are a smaller reporting company with less than $100.0 million in annual revenue, we would not be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, or Section 404.

We cannot predict if investors will find our common shares less attractive because we may rely on these exemptions. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and our share price may be more volatile.

Sales of a substantial number of our common shares by our existing shareholders in the public market could cause our share price to fall.

If our existing shareholders sell, or indicate an intention to sell, substantial amounts of our common shares in the public market after the lock-up and/or other legal restrictions on resale discussed in this prospectus lapse, the trading price of our common shares could decline. Based on the number of common shares outstanding as of September 30, 2022, and after giving effect to the sale of common shares in this offering and after giving effect to (i) the conversion of our outstanding convertible notes into an aggregate of 1,916,659 common shares, (ii) the issuance of 35,274 common shares pursuant to a settlement and subscription agreement, (iii) the conversion of accounts payable and due to certain related parties of $2,024,146 into an aggregate of 843,400 common shares, and (iv) the issuance of 187,500 common shares to our Chief Executive Officer upon the completion of this offering, in each case, assuming an initial public offering price of $4.00 per share, and, we will have outstanding a total of 15,426,393 common shares. Of these shares, the common shares sold in this offering by us, plus any shares sold upon exercise of the underwriters’ option to purchase additional shares, will be freely tradable without restriction in the public market immediately following this offering, unless purchased by our affiliates.

The lock-up agreements pertaining to this offering will expire 180 days from the date of this prospectus. Based on the number of common shares outstanding as of September 30, 2022, and after giving effect to the sale of common shares in this offering and after giving effect to (i) the conversion of our outstanding convertible notes into an aggregate of 1,916,659 common shares, (ii) the issuance of 35,274 common shares pursuant to a settlement and subscription agreement, (iii) the conversion of accounts payable and due to certain related parties of $2,024,146 into an aggregate of 843,400 common shares, and (iv) the issuance of 187,500 common shares to our Chief Executive Officer upon the completion of this offering, in each case, assuming an initial public offering price of $4.00 per share, after the lock-up agreements expire, up to approximately 9,503,292 additional shares of common stock will be eligible for sale in the public market, approximately 1,802,727 shares of which are held by directors, executive officers and other affiliates and will be subject to Rule 144 under the Securities Act of 1933, as amended, or the Securities Act. WestPark Capital, Inc., however, may, in its sole discretion, permit our officers, directors and other shareholders who are subject to these lock-up agreements to sell shares prior to the expiration of the lock-up agreements.

Common shares that are either subject to outstanding options or reserved for future issuance under our 2021 Plan, which will become effective upon the effectiveness of the registration statement of which this prospectus forms a part, will become eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules, the lock-up agreements and Rule 144 and Rule 701 under the Securities Act. Additionally, common shares that are issuable upon the exercise of outstanding warrants will become eligible for sale in the public market to the extent permitted by the lock-up agreements and Rule 144 under the Securities Act. If these additional common shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common shares could decline.

If our estimates or judgments relating to our critical accounting policies prove to be incorrect or financial reporting standards or interpretations change, our results of operations could be adversely affected.

The preparation of financial statements in conformity with generally accepted accounting principles in the United States, or U.S. GAAP, requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We base our estimates on historical experience, known trends and events, and various other factors that we believe to be reasonable under the circumstances, as provided in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates.” The results of these estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Significant assumptions and estimates used in preparing our consolidated financial statements include share-based payments, provision for income taxes and useful lives of property, plant and equipment and intangibles. Our results of operations may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our results of operations to fall below the expectations of securities analysts and investors, resulting in a decline in the trading price of our common shares.

Additionally, we regularly monitor our compliance with applicable financial reporting standards and review new pronouncements and drafts thereof that are relevant to us. As a result of new standards, changes to existing standards and changes in their interpretation, we might be required to change our accounting policies, alter our operational policies, and implement new or enhance existing systems so that they reflect new or amended financial reporting standards, or we may be required to restate our published financial statements. Such changes to existing standards or changes in their interpretation may have an adverse effect on our reputation, business, financial position, and profit.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Upon completion of this offering, we will become subject to certain reporting requirements of the Exchange Act. Our disclosure controls and procedures are designed to reasonably assure that information required to be disclosed by us in reports we file or submit under the Exchange Act is accumulated and communicated to management, recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements or insufficient disclosures due to error or fraud may occur and not be detected.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.

The trading market for our common shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on our company. If no securities or industry analysts commence coverage of our company, the trading price for our common shares would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrades our common shares or publishes inaccurate or unfavorable research about our business, our share price may decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our shares could decrease, which might cause our share price and trading volume to decline.

Risks Related to Investment in a Canadian Company

We are governed by the corporate laws of Canada which in some cases have a different effect on shareholders than the corporate laws of the United States.

We are governed by the Business Corporations Act (British Columbia), or BCBCA, and other relevant federal and municipal laws, which may affect the rights of shareholders differently than those of a company governed by the laws of a U.S. jurisdiction, and may, together with our charter documents, have the effect of delaying, deferring or discouraging another party from acquiring control of our company by means of a tender offer, a proxy contest or otherwise, or may affect the price an acquiring party would be willing to offer in such an instance. The material differences between the BCBCA and Delaware General Corporation Law, or DGCL, that may have the greatest such effect include, but are not limited to, the following: (i) for certain corporate transactions (such as mergers and amalgamations or amendments to our Articles) the BCBCA generally requires the voting threshold to be a special resolution approved by 66 2/3% of shareholders, or as set out in the Articles, as applicable, whereas DGCL generally only requires a majority vote; and (ii) under the BCBCA a holder of 5% or more of our common shares can requisition a special meeting of shareholders, whereas such right does not exist under the DGCL. See “Comparison of British Columbia Law and Delaware Law” elsewhere in this prospectus. We cannot predict whether investors will find our company and our common shares less attractive because we are governed by foreign laws.

Our Articles and certain Canadian legislation contain provisions that may have the effect of delaying, preventing or making undesirable an acquisition of all or a significant portion of our shares or assets or preventing a change in control.

Certain provisions of our Articles and certain provisions under the BCBCA, together or separately, could discourage, delay or prevent a merger, acquisition or other change in control of us that shareholders may consider favorable, including transactions in which they might otherwise receive a premium for their common shares. These provisions include the establishment of a staggered board of directors, which divides the board into three groups, with directors in each group serving a three-year term. The existence of a staggered board can make it more difficult for shareholders to replace or remove incumbent members of our board of directors. As such, these provisions could also limit the price that investors might be willing to pay in the future for our common shares, thereby depressing the market price of our common shares. In addition, because our board of directors is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our shareholders to replace or remove our current management by making it more difficult for shareholders to replace members of our board of directors. Among other things, these provisions include the following:

•        shareholders cannot amend our Articles unless such amendment is approved by shareholders holding at least 66 2/3% of the shares entitled to vote on such approval;

•        our board of directors may, without shareholder approval, issue preferred shares in one or more series having any terms, conditions, rights, preferences and privileges as the board of directors may determine; and

•        shareholders must give advance notice to nominate directors or to submit proposals for consideration at shareholders’ meetings.

A non-Canadian must file an application for review with the Minister responsible for the Investment Canada Act and obtain approval of the Minister prior to acquiring control of a “Canadian business” within the meaning of the Investment Canada Act, where prescribed financial thresholds are exceeded. A reviewable acquisition may not proceed unless the Minister is satisfied that the investment is likely to be of net benefit to Canada. If the applicable financial thresholds were exceeded such that a net benefit to Canada review would be required, this could prevent or delay a change of control and may eliminate or limit strategic opportunities for shareholders to sell their common shares. Furthermore, limitations on the ability to acquire and hold our common shares may be imposed by the Competition Act (Canada). This legislation has a pre-merger notification regime and mandatory waiting period that applies to certain types of transactions that meet specified financial thresholds, and permits the Commissioner of Competition to review any acquisition or establishment, directly or indirectly, including through the acquisition of shares, of control over or of a significant interest in us.

Our Articles designate specific courts in Canada and the United States as the exclusive forum for certain litigation that may be initiated by our shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us.

Pursuant to our Articles, unless we consent in writing to the selection of an alternative forum, the courts of the Province of British Columbia and the appellate courts therefrom shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (a) any derivative action or proceeding brought on our behalf; (b) any action or proceeding asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of ours to us; (c) any action or proceeding asserting a claim arising out of any provision of the BCBCA or our Articles (as either may be amended from time to time); or (d) any action or proceeding asserting a claim or otherwise related to our affairs, or the Canadian Forum Provision. The Canadian Forum Provision will not apply to any causes of action arising under the Securities Act or the Exchange Act. In addition, our Articles to be in effect prior to the completion of this offering further provide that unless we consent in writing to the selection of an alternative forum, the United States District Court for the District of Delaware shall be the sole and exclusive forum for resolving any complaint filed in the United States asserting a cause of action arising under the Securities Act, or the U.S. Federal Forum Provision. In addition, our Articles to be in effect prior to the completion of this offering provide that any person or entity purchasing or otherwise acquiring any interest in our common shares is deemed to have notice of and consented to the Canadian Forum Provision and the U.S. Federal Forum Provision; provided, however, that shareholders cannot and will not be deemed to have waived our compliance with the U.S. federal securities laws and the rules and regulations thereunder.

The Canadian Forum Provision and the U.S. Federal Forum Provision in our Articles may impose additional litigation costs on shareholders in pursuing any such claims. Additionally, the forum selection clauses in our amended Articles may limit our shareholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage the filing of lawsuits against us and our directors, officers and employees, even though an action, if successful, might benefit our shareholders. In addition, while the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court are “facially valid” under Delaware law, there is uncertainty as to whether other courts, including courts in Canada and other courts within the United States, will enforce our U.S. Federal Forum Provision. If the U.S. Federal Forum Provision is found to be unenforceable, we may incur additional costs associated with resolving such matters. The U.S. Federal Forum Provision may also impose additional litigation costs on shareholders who assert that the provision is not enforceable or invalid. The courts of the Province of British Columbia and the United States District Court for the District of Delaware may also reach different judgments or results than would other courts, including courts where a shareholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our shareholders.

Because we are a Canadian company, it may be difficult to serve legal process or enforce judgments against us.

We are incorporated and maintain operations in Canada. In addition, while certain of our directors and officers reside in the United States, many of them reside outside of the United States. Accordingly, service of process upon us may be difficult to obtain within the United States. Furthermore, because substantially all of our assets are located outside the United States, any judgment obtained in the United States against us, including one predicated on the civil liability provisions of the U.S. federal securities laws, may not be collectible within the United States. Therefore, it may not be possible to enforce those actions against us.

In addition, it may be difficult to assert U.S. securities law claims in original actions instituted in Canada. Canadian courts may refuse to hear a claim based on an alleged violation of U.S. securities laws against us or these persons on the grounds that Canada is not the most appropriate forum in which to bring such a claim. Even if a Canadian court agrees to hear a claim, it may determine that Canadian law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Canadian law. Furthermore, it may not be possible to subject foreign persons or entities to the jurisdiction of the courts in Canada. Similarly, to the extent that our assets are located in Canada, investors may have difficulty collecting from us any judgments obtained in the U.S. courts and predicated on the civil liability provisions of U.S. securities provisions.

We may be adversely affected by fluctuations in the U.S. dollar relative to the Canadian dollar.

Our revenues and expenses are expected to be primarily denominated in U.S. dollars, and therefore may be exposed to significant currency exchange fluctuations. The Canadian dollar relative to the U.S. dollar or other foreign currencies is subject to fluctuations. Fluctuations in the exchange rate between the U.S. dollar and the Canadian dollar may have a material adverse effect on our business, financial condition or results of operations. We may, in the future, establish a program to hedge a portion of our foreign currency exposure with the objective of minimizing the impact of adverse foreign currency exchange movements. However, even if we develop a hedging program, there can be no assurance that it will effectively mitigate currency risks. Failure to adequately manage foreign exchange risk could therefore have a material adverse effect on our business, financial condition or results of operations.

General Risks

We may expand our business through the acquisition of companies or businesses or by entering into collaborations, each of which could disrupt our business and harm our financial condition

We may in the future seek to expand our capabilities by acquiring one or more companies or businesses or entering into collaborations. Acquisitions and collaborations involve numerous risks, including, but not limited to: substantial cash expenditures; technology development risks; potentially dilutive issuances of equity securities; incurrence of debt and contingent liabilities, some of which may be difficult or impossible to identify at the time of acquisition; difficulties in assimilating the operations of the acquired companies; potential disputes regarding contingent consideration; diverting our management’s attention away from other business concerns; entering markets in which we have limited or no direct experience; and potential loss of our key employees or key employees of the acquired companies or businesses.

Our management has experience in making acquisitions and entering collaborations; however, we cannot provide assurance that any acquisition or collaboration will result in short-term or long-term benefits to us. We may incorrectly judge the value or worth of an acquired company or business. In addition, our future success would depend in part on our ability to manage the rapid growth associated with some of these acquisitions and collaborations. We cannot provide assurance that we would be able to successfully combine our business with that of acquired businesses or manage a collaboration. Furthermore, the development or expansion of our business may require a substantial capital investment by us.

We may be negatively impacted by challenging global economic conditions.

Our business, financial condition, results of operations and cash flow may be negatively impacted by challenging global economic conditions.

A global economic slowdown would cause disruptions and extreme volatility in global financial markets, increased rates of default and bankruptcy and declining consumer and business confidence, which can lead to decreased levels of consumer spending. These macroeconomic developments could negatively impact our business, which depends on the general economic environment. As a result, we may not be able to maintain our existing clients or attract new clients, or we may be forced to reduce the price of our products. We are unable to predict the likelihood of the occurrence, duration or severity of such disruptions in the credit and financial markets or adverse global economic conditions. Any general or market-specific economic downturn could have a material adverse effect on our business, financial condition and results of operations.

Additionally, the United States has imposed and may impose additional quotas, duties, tariffs, retaliatory or trade protection measures or other restrictions or regulations and may adversely adjust prevailing quota, duty or tariff levels, which can affect both the materials that we use to package our products and the sale of finished products. Measures to reduce the impact of tariff increases or trade restrictions, including geographical diversification of our sources of supply, adjustments in packaging design and fabrication or increased prices, could increase our costs, delay our time to market and/or decrease sales. Other governmental action related to tariffs or international trade agreements has the potential to adversely impact demand for our products and our costs, customers, suppliers and global economic conditions and cause higher volatility in financial markets. While we actively review existing and proposed measures to seek to assess the impact of them on our business, changes in tariff rates, import duties and other new or augmented trade restrictions could have a number of negative impacts on our business, including higher prices and reduced demand for our products and higher input costs.

Our future growth and ability to compete effectively depends on retaining our key personnel and recruiting additional qualified personnel, and on the key personnel employed by our collaborative partners.

Our success depends upon the continued contributions of our key management, scientific and technical personnel, many of whom have been instrumental for us and have substantial experience with our therapies and related technologies. These key management individuals include the members of our board of directors and certain executive officers. We do not currently maintain any key person insurance.

The loss of key managers and senior scientists could delay our research and development activities. In addition, our ability to compete in the highly competitive biotechnology industry depends upon our ability to attract and retain highly qualified management, scientific and medical personnel. Many other companies and academic institutions that we compete against for qualified personnel have greater financial and other resources, different risk profiles and a longer history in the industry than we do. Therefore, we might not be able to attract or retain these key persons on conditions that are economically acceptable. Moreover, some qualified prospective employees may choose not to work for us due to negative perceptions regarding the therapeutic use of psychedelic substances or other objections to the therapeutic use of a controlled substance. Furthermore, we will need to recruit new managers and qualified scientific personnel to develop our business if we expand into fields that will require additional skills. Our inability to attract and retain these key persons could prevent us from achieving our objectives and implementing our business strategy, which could have a material adverse effect on our business and prospects.

We expect to experience significant growth in the number of our employees and the scope of our operations, particularly in the area of research and development. To manage our anticipated future growth, we must continue to implement and improve our managerial, operational and financial systems, expand our facilities and continue to recruit and train additional qualified personnel. Due to our limited financial resources, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel. The expansion of our operations may lead to significant costs and may divert our management and business development resources. Any inability to manage growth could delay the execution of our business plans or disrupt our operations.

We may be subject to growth-related risks including pressure on our internal systems and controls.

Our ability to manage our growth effectively will require us to continue to implement and improve our operational and financial systems and to expand, train and manage our employee base. Our inability to deal with this growth could have a material adverse impact on our business, operations and prospects. We may experience growth in the number of our employees and the scope of our operating and financial systems, resulting in increased responsibilities for our personnel, the hiring of additional personnel and, in general, higher levels of operating expenses. In order to manage our future growth effectively, we will also need to continue to implement and improve our operational, financial and management information systems and to hire, train, motivate, manage and retain our employees. There can be no assurance that we will be able to manage such growth effectively, that our management, personnel or systems will be adequate to support our operations or that we will be able to achieve the increased levels of revenue commensurate with the increased levels of operating expenses associated with this growth.

Security breaches, loss of data and other disruptions could compromise sensitive information related to our business or prevent us from accessing critical information and expose us to liability, which could adversely affect our business and our reputation.

In the ordinary course of our business, we generate and store sensitive data, including research data, intellectual property and proprietary business information owned or controlled by ourselves or our employees, partners and other parties. We manage and maintain our applications and data utilizing a combination of on-site systems and cloud-based data centers. We utilize external security and infrastructure vendors to manage parts of our data centers. These applications and data encompass a wide variety of business-critical information, including research and development information, commercial information and business and financial information. We face a number of risks relative to protecting this critical information, including loss of access risk, inappropriate use or disclosure, accidental exposure, unauthorized access, inappropriate modification and the risk of our being unable to adequately monitor and audit and modify our controls over our critical information. This risk extends to the third party vendors and subcontractors we use to manage this sensitive data or otherwise process it on our behalf. Further, to the extent our employees are working at home during the COVID-19 pandemic, additional risks may arise as a result of depending on the networking and security put into place by the employees. The secure processing, storage, maintenance and transmission of this critical information are vital to our operations and business strategy, and we devote significant resources to protecting such information. Although we take reasonable measures to protect sensitive data from unauthorized access, use or disclosure, no security measures can be perfect and our information technology and infrastructure may be vulnerable to attacks by hackers or infections by viruses or other malware or breached due to employee erroneous actions or inactions by our employees or contractors, malfeasance or other malicious or inadvertent disruptions. Any such breach or interruption could compromise our networks and the information stored there could be accessed by unauthorized parties, publicly disclosed, lost or stolen. Any such access, breach, or other loss of information could result in legal claims or proceedings. Unauthorized access, loss or dissemination could also disrupt our operations and damage our reputation, any of which could adversely affect our business.

Additionally, we do not currently maintain cybersecurity insurance coverage. Even if we were to obtain such coverage, we cannot be certain that such coverage will be adequate for data security liabilities actually incurred, will cover any indemnification claims against us relating to any incident, will continue to be available to us on economically reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could adversely affect our reputation, business, financial condition and results of operations.

In certain circumstances, our reputation could be damaged.

Damage to our reputation can be the result of the actual or perceived occurrence of any number of events, and could include any negative publicity, whether true or not. The increased usage of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users has made it increasingly easier for individuals and groups to communicate and share opinions and views regarding us and our activities, whether true or not. Although we believe that we operate in a manner that is respectful to all stakeholders and that we take care in protecting our image and reputation, we do not ultimately have direct control over how we are perceived by others. Reputation loss may result in decreased investor confidence, increased challenges in developing and maintaining community relations and an impediment to our overall ability to advance our projects, thereby having a material adverse impact on financial performance, financial condition, cash flows and growth prospects.

We use biological and hazardous materials that require considerable expertise and expense for handling, storage and disposal and may result in claims against us.

We work with materials, including chemicals, biological agents and compounds that could be hazardous to human health and safety or the environment. Our operations also produce hazardous and biological waste products. Federal, provincial, state and local laws and regulations govern the use, generation, manufacture, storage, handling and disposal of these materials and wastes. We are subject to periodic inspections by Canadian provincial and federal authorities to ensure compliance with applicable laws. Compliance with applicable environmental laws and regulations is expensive, and current or future environmental laws and regulations may restrict our operations. If we do not comply with applicable regulations, we may be subject to fines and penalties.

In addition, we cannot eliminate the risk of accidental injury or contamination from these materials or wastes, which could cause an interruption of our commercialization efforts, research and development programs and business operations, as well as environmental damage resulting in costly clean-up and liabilities under applicable laws and regulations. In the event of contamination or injury, we could be liable for damages or penalized with fines in an amount exceeding our resources and our operations could be suspended or otherwise adversely affected. Furthermore, environmental laws and regulations are complex, change frequently and have tended to become more stringent. We cannot predict the impact of such changes and cannot be certain of our future compliance.

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives and corporate governance practices.

As a public company will incur significant legal, accounting, and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley, the Dodd-Frank Wall Street Reform, and Consumer Protection Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations impose various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. We will have to hire additional accounting, finance, and other personnel in connection with our efforts to comply with the requirements of being a public company and our management and other personnel devote a substantial amount of time towards maintaining compliance with these requirements. These requirements will increase our legal and financial compliance costs and make some activities more time-consuming and costly. These rules and regulations are often subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

In addition, Sarbanes-Oxley, as well as rules subsequently adopted by the SEC and Nasdaq to implement provisions of Sarbanes-Oxley, impose significant requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Further, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC has adopted additional rules and regulations in these areas, such as mandatory “say on pay” voting requirements that are applicable to us. Stockholder activism, the current political environment, and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate.

If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition, and results of operations. The increased costs could impact our results of operations, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. For example, these rules and regulations make it more difficult and more expensive for us to obtain director and officer liability insurance. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our Board of Directors, our board committees, or as executive officers.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements concerning our business, operations and financial performance, as well as our plans, objectives and expectations for our business operations and financial performance and condition. All statements other than statements of historical or current facts contained in this prospectus, including statements regarding our future results of operations and financial positions, business strategy, product candidates, planned preclinical studies and clinical trials, results of clinical trials, research and development costs, regulatory approvals, commercial strategy, timing and likelihood of success, as well as plans and objectives of management for future operations, are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other important factors that are in some cases beyond our control, and may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “is expected to,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•        our ability to generate commercially viable products through our research, development and cultivation efforts;

•        our ability to establish and market our planned contract research services;

•        regulatory developments in Canada, the United States and other countries and changes in the current regulatory regime applicable to psychotropics;

•        estimates of our addressable market, future revenue, expenses, capital requirements and our needs for additional financing;

•        our ability to obtain funding for our operations, including funding necessary to complete the expansion of our operations and development of our products and product candidates;

•        the implementation of our business model and strategic plans for our products, technologies and businesses;

•        our expectations regarding our ability to establish and maintain intellectual property protection for our products and technologies and our ability to operate our business without infringing on the intellectual property rights of others;

•        our expectations regarding the completion of our facility and our manufacturing capabilities;

•        companies and technologies in our industry with which we may compete;

•        our ability to attract and retain key scientific and engineering personnel;

•        our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act;

•        business disruptions affecting our operations due to the global COVID-19 pandemic;

•        our expectations regarding the use of proceeds from this offering;

•        our expectations regarding market trends; and

•        other risks and uncertainties, including those listed under the caption “Risk Factors.”

We have based these forward-looking statements largely on our current expectations, estimates, forecasts and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur at all, and our actual results may differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein until after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, level of activity, performance and events and circumstances may be materially different from what we expect.

MARKET AND INDUSTRY DATA

This prospectus contains estimates and other statistical data made by independent parties relating to our industry and the markets in which we operate, including estimates and statistical data about our market position, market opportunity, the incidence of certain medical conditions and other industry data.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $5.9 million from the sale of common shares in this offering (or $7.0 million if the underwriters exercise in full their option to purchase additional common shares in full), assuming an initial public offering price of $4.00 per share after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase (decrease) in the assumed initial public offering price of $4.00 per share would increase (decrease) the net proceeds to us from this offering by approximately $1.8 million, assuming the number of common shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 1,000,000 in the number of common shares we are offering would increase (decrease) the net proceeds to us from this offering by approximately $3.6 million, assuming the assumed initial public offering price stays the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We do not expect that a change in the initial price to the public or the number of common shares by these amounts would have a material effect on the uses of the proceeds from this offering, although it may accelerate the time at which we will need to seek additional capital.

The principal purposes of this offering are to obtain additional capital to fund our research and development, to create a public market for our common shares and to facilitate our future access to the public equity markets. We intend to use the net proceeds from this offering as follows:

•        approximately $0.3 million to repay indebtedness, including repayment of principal and accrued interest outstanding under (i) one promissory note issued to Livio Susin, one of our directors, or the Susin Notes; and (ii) four loans from Canadian Emergency Business Account, or the CEBA Loans, two incurred by us and the other two by our wholly owned subsidiary, TerraCube International Inc., or TerraCube;

•        approximately $2.2 million to complete the buildout of and make certain upgrades to our manufacturing and research facilities;

•        approximately $1.5 million to satisfy certain outstanding liabilities; and

•        the remainder for working capital and other general corporate purposes, including the additional costs associated with being a public company.

The first Susin Note, issued in December 2018, bears interest at 21% and matured on December 31, 2021. Maturity was extended to 90 days following to the successful completion of an initial public offering or a reverse takeover transaction which results in our shares being listed on a public exchange. There is no default rate of interest under the note. The Company entered into debt settlement and subscription agreement with Livio Susin for the settlement of the first Susin Note, through the issuance of common shares at a 40% discount to the price of an initial public offering. The second Susin Note, issued in February 2019, bears interest at 2% per annum. It is repayable 90 days following to the successful completion of an initial public offering or a reverse takeover transaction which results in our shares being listed on a public exchange. The CEBA Loans are interest free until December 31, 2022. If we and TerraCube repay a specified portion of the loan amount by that date, it will result in the forgiveness of the remaining outstanding amounts. On December 31, 2022, we have the option to extend the loan until December 31, 2025 at an interest rate of 5% per annum.

The buildout and upgrades to our manufacturing and research facilities are expected to include expansions to our power and water supply and certain other upgrades necessary to ensure our facilities are compliant with current good manufacturing practices. We also expect to purchase additional equipment for the cultivation and manufacturing of our products. Our management believes our current capital resources coupled with the net proceeds from the offering will be adequate to complete the construction and make the purchases required to operate our current business as described in this prospectus. If our facilities were expanded in the long-term to meet the needs of company growth and industry demand, including for larger-scale manufacturing of our products related to commercial supply for our prospective clients, one or more additional capital financings may be required.

We may also use a portion of the remaining net proceeds and our existing cash and cash equivalents to in-license, acquire, or invest in complementary businesses, technologies, products or assets. Although we may use a portion of the net proceeds of this offering to-license, acquire, or invest, we do not have any current agreements, commitments or understandings for any specific acquisitions or any specific targets in connection with which we intend to use a portion of the net proceeds from this offering, we may in the future use a portion of the net proceeds from this offering for such purposes, specifically, businesses in the psychotropics cultivation supply category and other intellectual property related to formulations and manufacturing, if they provide synergies and make financial sense for the growth of our business.

We believe, based on our current operating plan, that the net proceeds from this offering and our existing cash and cash equivalents, will be sufficient to fund our operations through December 2024, although there can be no assurance in that regard. However, our expected use of proceeds from this offering described above represents our current intentions based on our present plans and business condition. Management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of our management regarding the application of the net proceeds of this offering. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above. The net proceeds from this offering, together with our cash and cash equivalents, may not be sufficient for us to complete the development of our manufacturing facility, commence the commercialization of our products and achieve or maintain profitability, and we may need to raise additional capital in order to do so.

Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments or other securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently anticipate that we will retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors our board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September  30, 2022, as follows:

•        on an actual basis;

•        on a pro forma basis to give effect to (i) the conversion of our outstanding convertible promissory notes into an aggregate of 1,916,659 common shares upon the completion of this offering (assuming an initial public offering price of $4.00 per share); (ii) the issuance of 35,274 common shares (assuming an initial public offering price of $4.00 per share) pursuant to a settlement and subscription agreement; (iii) the conversion of accounts payable and due to related parties of $2,024,146 into an aggregate of 843,400 common shares upon the completion of this offering (assuming an initial public offering price of $4.00 per share); (iv) the issuance of 187,500 common shares to our Chief Executive Officer upon completion of this offering (assuming an initial offering price of $4.00 per share); and (v) our issuance and sale of 2,000,000 common shares in this offering (assuming an initial public offering price of $4.00 per share), after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. and

•        on a pro forma as adjusted basis to give effect to (i) the pro forma adjustments described above and (ii) the repayment of CEBA loans of $55,518.

The pro forma as adjusted information discussed below is illustrative only and will be adjusted based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our audited financial statements and related notes included elsewhere in this prospectus.

	As of September 30, 2022 (unaudited)
	Actual	Pro Forma	Pro Forma as Adjusted(1)
	(in thousands, except share and per share data)
Convertible notes, noncurrent	$2,506	$—	$—
Loans payable	56	56	—
Shareholders’ (deficit) equity:
Class A common shares, no par value; no maximum number of shares authorized, shares issued and outstanding, actual; no shares authorized, no shares issued or outstanding, pro forma and pro forma as adjusted	—	—	—
Class B non-voting common shares, no par value; no maximum number of shares authorized, shares issued and outstanding, actual; no shares authorized, no shares issued or outstanding, pro forma and pro forma as adjusted	—	—	—
Common shares, no par value; no shares authorized, issued and outstanding, actual; shares authorized, shares issued and outstanding, pro forma; shares authorized, shares issued and outstanding, pro forma as adjusted	—	—	—
Total shareholders’ (deficit) equity	(5,749)	4,678	4,675
Total capitalization	$(3,187)	$4,734	$4,675

_________

(1)      Each $1.00 increase (decrease) in the assumed initial public offering price of $4.00 per share would increase (decrease) our pro forma as adjusted cash and cash equivalents, additional paid-in capital, total shareholders’ (deficit) equity and total capitalization by approximately $1.8 million, assuming that the number of common shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 1,000,000 common shares in the number of common shares offered by us would increase (decrease) our pro forma as adjusted cash and cash equivalents, additional paid-in capital, total shareholders’ (deficit) equity and total capitalization by approximately $3.6 million, assuming the common shares offered by this prospectus are sold at the assumed initial public offering price of $4.00 per share and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The pro forma as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

The foregoing table and calculations above exclude the following common shares:

•        567,431 common shares issuable upon the exercise of stock options outstanding as of September 30, 2022, with a weighted-average exercise price of $2.18 per share;

•        428,290 common shares issuable upon the exercise of warrants outstanding as of September 30, 2022, with a weighted-average exercise price of $1.58 per share;

•        476,925 common shares reserved for issuance as of September 30, 2022 under the 2019 Plan, which shares will cease to be available for issuance at the time the 2021 Plan, becomes effective;

•        1,118,961 common shares to be reserved for future issuance under our 2021 Plan, which will become available for issuance upon the effectiveness of the registration statement of which this prospectus is a part, plus any future increases in the number of common shares reserved for issuance; and

•        100,000 common shares issuable upon exercise of the representative’s warrant at a price of $5.00 per share, assuming an initial public offering price of $4.00 per share.

DILUTION

If you purchase our common shares in this offering, your ownership interest will be immediately diluted to the extent of the difference between the initial public offering price per share of our common shares and the pro forma as adjusted net tangible book value per share of our common shares immediately after this offering.

As of September 30, 2022, our historical net tangible book value (deficit) was ($9.7) million, or ($0.93) per common share. Our historical net tangible book value (deficit) represents the amount of our total tangible assets (total assets less intangible assets) less our total liabilities. Historical net tangible book value (deficit) per share represents our historical net tangible book value (deficit) divided by the number of common shares outstanding as of September 30, 2022.

As of September 30, 2022, our pro forma net tangible book value (deficit) was $2.0 million, or $0.13 per common share. Pro forma net tangible book value (deficit) represents the amount of our total tangible assets less our total liabilities, after giving effect to (i) the conversion of certain outstanding convertible notes into an aggregate of 1,916,659 common shares upon the completion of this offering (assuming an initial public offering price of $4.00 per share), (ii) the issuance of 35,274 common shares (assuming an initial public offering price of $4.00 per share) pursuant to a settlement and subscription agreement, (iii) the conversion of accounts payable and due to related parties of $2,024,146 into an aggregate of 843,400 common shares upon the completion of this offering (assuming an initial public offering price of $4.00 per share), and (iv) our sale of 2,000,000 common shares in this offering (assuming an initial public offering price of $4.00 per share) and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

After giving further effect to (i) the pro forma adjustments set forth above and (ii) the repayment of CEBA loans of $55,518, our pro forma as adjusted net tangible book value as of September 30, 2022 would have been $2.0 million, or approximately $0.13 per share.

Dilution per share to new investors purchasing common shares in this offering is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the assumed initial public offering price per share paid by new investors purchasing our common shares in this offering.

The following table illustrates this dilution:

Assumed initial public offering price per share		$4.00
Historical net tangible book value (deficit) per share as of September 30, 2022	$(0.93)
Pro forma increase in net tangible book value per share as of September 30, 2022 attributable to the conversion of outstanding convertible notes, conversion pursuant to a subscription agreement, conversion of accounts payable and due to related parties, and to new investors purchasing shares in this offering	$1.06
Pro forma as adjusted net tangible book value per share after this offering		$0.13
Dilution per share to new investors in this offering		$3.87

The following table summarizes, as of September 30, 2022, on a pro forma as adjusted basis as described above, the differences between the number of shares purchased from us, the total cash consideration and the average price per share paid to us by existing shareholders and by new investors purchasing shares in this offering, at the assumed initial public offering price of $4.00 per share before deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. As the table shows, new investors purchasing common shares in this offering will pay an average price per share substantially higher than our existing investors paid.

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percent	Amount	Percent
Existing shareholders	13,426,393	87%	15,974,542	67%	$1.19
New investors participating in this offering	2,000,000	13%	8,000,000	33%	4.00
Total	15,426,393	100%	23,974,542	100%	$1.55

The table above assumes no exercise of the underwriters’ option to purchase additional common shares. If the underwriters exercise their option in full, the number of common shares held by existing shareholders would be reduced to approximately 85% of the total number of common shares outstanding after this offering, and the number common shares held by new investors purchasing common shares in this offering would be increased to approximately 15% of the total number of shares outstanding after this offering.

The foregoing table and calculations above exclude the following shares:

•        567,431 common shares issuable upon the exercise of stock options outstanding as of September 30, 2022, with a weighted-average exercise price of $2.18 per share;

•        428,290 common shares issuable upon the exercise of warrants outstanding as of September 30, 2022, with a weighted-average exercise price of $1.58 per share;

•        476,925 common shares reserved for issuance under our 2019 Plan, as of September 30, 2022, which shares will cease to be available for issuance at the time the 2021 Plan Share Option and Incentive Plan, or the 2021 Plan, becomes effective;

•        1,118,961 common shares to be reserved for future issuance under our 2021 Plan, which will become available for issuance upon the effectiveness of the registration statement of which this prospectus is a part, plus any future increases in the number of common shares reserved for issuance; and

•        100,000 common shares issuable upon exercise of the representative’s warrant at a price of $5.00 per share.

To the extent any of the outstanding options described above are exercised or new options are issued under the equity benefit plans, or we issue additional common shares or other securities convertible into or exercisable or exchangeable for our shares in the future, there will be further dilution to investors participating in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and consolidated results of operations together with our unaudited condensed consolidated interim financial statements and related notes to those statements (the “Interim Financial Statements”), our consolidated financial statements and related notes to those statements for the year ended June 30, 2022 (the “Annual Financial Statements”). Some of the information contained in this discussion and analysis, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements” and “Risk Factors” for a discussion of forward-looking statements and important factors that could cause our actual results to differ materially from the results described in or implied by the forward-looking statements. All amounts presented herein are stated in U.S. dollars unless otherwise indicated.

Overview

We are an early-stage psychotropics contract manufacturing company focused on becoming the premier contract research, development, and manufacturing organization for the emerging psychotropics-based medicines industry. In August 2021, Health Canada’s Office of Controlled Substances granted us a Controlled Drugs and Substances Dealer’s Licence under Part J of the Food and Drug Regulations promulgated under the Food and Drugs Act (Canada), or a Dealer’s Licence. A Dealer’s Licence authorizes us to develop, sell, deliver, and manufacture (through extraction or synthesis) certain pharmaceutical-grade active pharmaceutical ingredients, or APIs, used in controlled substances and their raw material precursors. Our mission is to make our products and research services available to our clients for the development of medicines and experimental therapies to address certain psychiatric health disorders and other medical needs. Since current Canadian regulations prohibit the commercial sales of APIs and other products we intend to produce, APIs and such other products would only be authorized for sale in Canada for clinical testing purposes in an “institution,” for the purpose of determining the hazards and efficacy of the drug, and for laboratory research in an institution by qualified investigators. Our mission is to make our products and research services available to our clients for the development of medicines and experimental therapies to address certain psychiatric health disorders and other medical needs. We cannot guarantee that we will receive such further approvals from Health Canada, and a failure to receive such further approvals would have a material adverse effect on our business and result in an inability to generate revenue from said substances. Further, of the date of this prospectus, we have not manufactured all of the psychedelics-based products allowable under the Dealer’s Licence or generated any revenues from the sale of such psychedelics-based products.

The success of our business plan is dependent on our activities being permissible under applicable laws and upon the occurrence of regulatory changes for psychotropics-based medicines. In Canada, the psychedelic compounds that we are approved to produce under our Dealer’s Licence, psilocybin, psilocin, lysergic acid diethylamide, or LSD, N,N-Dimethyltryptamine, or N,N-DMT, and 3,4-Methylenedioxymethamphetamine, or MDMA, and 4-Bromo-2,5-Dimethoxybenzeneethanamine, or 2C-B, are regulated under the Controlled Drugs and Substances Act, or CDSA. Certain psychedelic substances, including psilocybin, psilocin, mescaline and DMT, are classified as Schedule III drugs and the CDSA prohibits the possession of a Schedule III drug absent authorization under the CDSA or a related regulation, and are illegal to possess Schedule III substances without a prescription. In the United States, these substances are classified under the Controlled Substances Act (21 U.S.C. § 811), or the CSA, and the Controlled Substances Import and Export Act, or the CSIEA, and as such, medical and recreational use is illegal under the U.S. federal laws. Under the CSA, the Drug Enforcement Agency, or DEA, regulates chemical compounds with a potential for abuse as Schedule I, II, III, IV or V substances. Schedule I substances may not be prescribed, marketed or sold in the United States. Most, if not all, state laws in the United States classify psilocybin, LSD, MDMA, DMT and 2C-B as Schedule I controlled substances. For any product containing any of these substances to be available for commercial marketing in the United States, the applicable substance must be rescheduled, or the product itself must be scheduled, by the DEA to Schedule II, III, IV or V. If the DEA does not reschedule psilocybin, LSD, MDMA, DMT and 2C-B as II, III, IV or V, such substances will be subject to individually-allotted manufacturing and procurement quotas, which may have a material adverse effect on our business and result in an inability to generate sufficient revenue from said substances to be profitable. Additionally, regardless of the scheduling of a finished, approved therapeutic product, if the API used in the final dosage form is a Schedule I or II controlled substance, it would be subject to such quotas as the API could remain listed on Schedule I or II. Moreover, even if the finished dosage form of a psychedelics-based medicine developed by one of our clients is approved by the FDA, and if such product is listed by the DEA as a Schedule II, III, or IV controlled substance, its manufacture, importation, exportation, domestic distribution, storage, sale and legitimate use will continue to be subject to a significant degree of regulation by the DEA.

An increasing number of the leading universities, hospitals and other public, private, and government institutions throughout the world have launched research programs and are conducting clinical studies aimed at understanding the therapeutic potential of a range of psychedelic substances, including the John Hopkins Center for Psychedelic and Consciousness Research at Johns Hopkins University, the Imperial College of London Centre for Psychedelic Research, the Center for the Science of Psychedelics at the University of California, Berkeley, the Depression Evaluation Service at Columbia University, the Center for Psychedelic Psychotherapy and Trauma Research at the Icahn School of Medicine at Mount Sinai Health System, New York City’s largest academic medical system, and the Center for the Neuroscience of Psychedelics at Massachusetts General Hospital, among many others.

To address mounting demands for alternative therapies incorporating the use of psychedelics and other psychotropics, we intend to leverage our 25,000 square foot facility located near Victoria, British Columbia, for research, development, and large-scale production of high-quality biological raw materials, APIs, and finished biopharmaceutical products. Supported by an executive leadership and advisory team consisting of highly experienced biotechnology and pharmaceutical industry experts, we will seek to position our company to be at the forefront of new discovery in this rapidly emerging market.

Since our inception, we have devoted substantially all of our resources to establishing our 25,000 square foot manufacturing and research facilities, which are located near Victoria, British Columbia, researching potential products related to psychotropics-based therapies, pursuing the approval of our Dealer’s Licence from Health Canada, organizing and staffing our company, developing our business strategy, establishing our intellectual property portfolio, raising capital and engaging in other general and administrative activities to support and expand these efforts. We have not generated any revenues. To date, we have financed our operations primarily with proceeds from the sales of our common shares and convertible and non-convertible promissory notes and from bridge loan agreement entered into with MNB Enterprises, Inc. and R. Jay Management Ltd., or the MNB Loan Agreement. Until such time as we can generate significant revenue from our contract manufacturing and research services, as to which no assurance can be given, we expect to finance our cash needs through public or private equity or debt financings, third-party funding and marketing and distribution arrangements, as well as other collaborations, strategic alliances and licensing arrangements, or any combination of these approaches. However, we may be unable to raise additional funds or enter into such other arrangements when needed or on commercially reasonable terms, or at all.

We have incurred net losses in each year since inception. Our net loss was $1,371,741 for the three months ended September 30, 2022. As of September 30, 2022, we had an accumulated deficit of $36,799,083 and we had cash and cash equivalents of $16,398. Our net losses may fluctuate significantly from quarter to quarter and year to year, depending on the timing of our research efforts, the expansion of our product and research offerings and the timing of our other operating activities. Because of the numerous risks and uncertainties associated with our business, we are unable to predict the timing or amount of increased expenses or when or if we will be able to achieve or maintain profitability. We expect to incur increased expenses as we:

•        complete the buildout of our manufacturing and research facilities;

•        continue to establish our contract manufacturing and research services;

•        conduct research related to potential API and finished product offerings in the psychotropics space;

•        seek regulatory authorization to distribute and export our product offerings;

•        acquire or license products or technologies;

•        obtain, maintain, protect and enforce our intellectual property portfolio;

•        seek to attract and retain new and existing skilled personnel;

•        create additional infrastructure to support our operations as a public company and incur increased legal, accounting, investor relations and other expenses; and

•        experience delays or encounter issues with any of the above.

To the extent that that psychotropics-based medicines receive approval from the FDA or Health Canada and the market for our products expands into commercial-scale projects, we expect to incur significant additional expenses in connection with product manufacturing, marketing, and distribution.

As of September 30, 2022, we had cash of $16,398. At the time of issuance of the Annual Financial Statements, we concluded that there was substantial doubt about our ability to continue as a going concern for one year from the issuance of these Annual Financial Statements. Our future viability is dependent on our ability to raise additional capital to finance our operations and cash generated from our operations, if any.

COVID-19 Impacts

We are continuing to closely monitor the impact of the global COVID-19 pandemic on our business, and we are taking proactive efforts designed to protect the health and safety of our employees and consultants and to maintain the continuity of our business. We believe that the measures we are implementing are appropriate, and we will continue to monitor and seek to comply with guidance from governmental authorities and adjust our activities as we deem appropriate.

While the COVID-19 pandemic has not yet resulted in a significant impact to the development of our business and operations, as the pandemic continues, we could see an impact on our ability to advance our manufacturing and research programs, obtain supplies from key suppliers or interact with regulators, ethics committees or other important agencies due to limitations in regulatory authority, employee resources or otherwise. In any event, if the COVID-19 pandemic continues and persists for an extended period of time, we could experience significant disruptions to our development timelines, which would adversely affect our business, financial condition, results of operations, and growth prospects.

In addition, while the potential economic impact brought by, and the duration of, the COVID-19 pandemic may be difficult to assess or predict, the pandemic could result in significant and prolonged disruption of global financial markets, reducing our ability to access capital, which could in the future negatively affect our liquidity. In addition, a recession or market correction resulting from the spread of COVID-19 could materially affect our business and the potential value of our common shares.

The extent of the impact of the COVID-19 pandemic on our efforts, our ability to raise sufficient additional capital on acceptable terms, if at all, and the future value of and market for our common shares will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time, such as the ultimate duration of the pandemic, travel restrictions, quarantines, social distancing and business closure requirements in Canada, the United States and in other countries, and the effectiveness of actions taken globally to contain and treat COVID-19.

Components of Operating Results

Selling, General and Administrative Expenses

Selling, general and administrative expense consists primarily of employee-related expenses, including salaries, share-based compensation expense, benefits, and travel for our personnel in executive, finance and accounting, human resources, and other administrative functions, as well as fees paid for accounting, legal and tax services, consulting fees and facilities costs. General and administrative expense also includes corporate facility costs, including allocated rent and utilities, insurance premiums, legal fees related to corporate matters, and fees for auditing, accounting, and other consulting services.

We expect our selling, general and administrative expenses to increase substantially in absolute dollars for the foreseeable future as we increase our headcount to grow our business. We also anticipate that we will incur increased expenses as a result of operating as a public company, including expenses related to audit, legal, regulatory and tax-related services associated with maintaining compliance with SEC rules and regulations and those of any national securities exchange on which our securities are traded, additional insurance expenses, investor relations activities and other administrative and professional services.

Research and Development Expenses

Research and development expenses represent costs incurred in performing research, development and manufacturing activities in support of our product development efforts and include costs incurred as services are being provided by our external service providers; costs related to acquiring, developing and manufacturing supplies for our research activities; professional and consulting services costs; and facility and other allocated costs. We do not track research and development expenses by product. Nonrefundable advance payments for goods or services to be received in future periods for use in research and development activities are deferred and capitalized. The capitalized amounts are then expensed as the related goods are delivered and the services are performed.

We did not incur research and development expenses during the year ended June 30, 2022 or the three months ended September 30, 2022 as we focused on establishing our 25,000 square foot manufacturing and research facilities, pursuing the approval of our Dealer’s Licence from Health Canada, organizing and staffing our company and developing our business strategy. We expect to routinely incur significant research and development expenses over the next several years we develop pharmaceutical-grade psychotropic products, including advancements in existing API production and formulation projects, as well as in IP and critical patent capture programs. The process of researching and developing psychotropic compounds and APIs is costly and time-consuming. Our research and developments costs may vary significantly based on, and our actual probability of commercial success for our psychedelic products may be affected by, a variety of factors, including, without limitation:

•        our ability to obtain regulatory approvals for the production, distribution and export/import of psychotropic substances;

•        regulatory developments affecting the industry generally and our prospective clients in particular;

•        conditions imposed by regulatory authorities on our operations;

•        the ability of our prospective clients to establish the safety and efficacy of psychedelics-based medicines;

•        serious or unexpected drug-related side effects related to our products or the products of our prospective clients;

•        third-party vendors not performing research, manufacturing and/or distribution services in a timely manner or to sufficient quality standards;

•        any changes to our cultivation or manufacturing processes, suppliers or formulations that may be necessary or desired;

•        the ability of our prospective clients to obtain regulatory approval for their product candidates;

•        the level of demand that materializes for psychedelics-based medicines; and

•        our ability to compete with other contract manufacturing and research organizations.

We have not yet completed scaled development and manufacturing or sold any products. As a result of the uncertainties discussed above, we are unable to determine the duration and completion costs of our research and development projects or if, when and to what extent we will generate revenue from the commercialization and sale of our products.

Interest Expense

Interest expense relates to interest charges associated with indebtedness incurred under debt agreements, as well as charges associated with a debt modification and certain lease liability. We anticipate that we will repay our outstanding debt obligations during the upcoming fiscal year, which will result in a reduction of interest expense in future periods.

Change in fair value of warrant liability

Change in fair value of warrant liability consist of a non-cash change in the fair value of 3,906,209 warrants. On January 22, 2021, the Company amended the warrants whereby in the event that the Company effects a closing or closings of convertible notes is the minimum aggregate of (i) $1,000,000, the exercise price of 1,111,112 warrants shall be adjusted to $0.015 (CAD$0.018), (ii) $2,000,000, the exercise price of 2,222,223 warrants shall be adjusted to $0.015 (CAD$0.018), and (iii) $3,000,000, the exercise price of 3,333,334 warrants shall be adjusted to $0.015 (CAD$0.018). The warrants were classified as a derivative liability due to the variable nature of the exercise price. On December 8, 2021, the Company reclassified the 3,906,209 warrants valued at $6,392,476 from warrant liability to share capital as the exercise price became fixed for the warrants outstanding, since the Company had successfully raised $3,000,000 in convertible notes, resolving the contingency affecting the exercise price. Also on December 8, 2021, the Company issued 3,477,919 common shares pursuant to the exercise of 3,477,919 warrants with an exercise price of $0.015 (CAD $0.018) per warrant.

Foreign Currency Translation Adjustment

The amount of foreign currency translation adjustment will fluctuate from period to period with changes in foreign exchange rates between Canadian dollars and U.S. dollars.

Results of Operations

Comparison of the Fiscal Years Ended June 30, 2022 and 2021

The following table summarizes our results of operations for the periods indicated:

For the fiscal year ended June 30:	2022	2021
Selling, general and administrative expense	$3,469,479	$2,677,384
Total expenses	3,469,479	2,677,384

Other expense (income)
Gain on debt settlement	—	(186,374)
Interest expense	2,064,547	2,357,222
Research and development tax credits	—	(165,825)
Change in fair value of warrant liability	322,226	65,026
Other income	(136)	(21,550)
Net loss	(5,856,116)	(4,725,883)
Foreign currency translation adjustment	212,284	(570,581)
Comprehensive loss	$(5,643,832)	$(5,296,464)

Selling, general and administrative expenses.    Selling, general and administrative expenses were $3,469,479 for the fiscal year ended June 30, 2022, compared to $2,677,384 for the fiscal year ended June 30, 2021. The increase is attributable to increased subcontractor costs incurred to establish our 25,000 square foot manufacturing and research facilities, pursuing the approval of our Dealer’s Licence from Health Canada, organizing and staffing our company and developing our business strategy.

Gain on debt settlement.    Gain on debt settlement was $nil for the fiscal year ended June 30, 2022, compared to gain on debt settlement of $186,374 in the fiscal year ended June 30, 2021.

Interest expense.    Interest expense was $2,064,547 for the fiscal year ended June 30, 2022, compared to interest expense of $2,357,222 for the fiscal year ended June 30, 2021. In fiscal 2022, interest expense included $1,627,181 related to the warrants issued in connection with the line of credit. In fiscal 2021, interest expense included $2,187,081 related to the warrants issued in connection with the line of credit.

Research and development tax credits.    Research and development tax credits were a benefit of $nil for the fiscal year ended June 30, 2022, compared to a benefit of $165,825 for the fiscal year ended June 30, 2021.

Change in fair value of warrant liability.    Change in fair value of warrant liability was $322,226 for the fiscal year ended June 30, 2022, compared to $65,026 for the fiscal year ended June 30, 2021. On December 8, 2021, the Company reclassified the 3,906,209 warrants valued at $6,392,476 from warrant liability to share capital as the exercise price became fixed for the warrants outstanding, since the Company had successfully raised $3,000,000 in convertible notes, resolving the contingency affecting the exercise price. Also on December 8, 2021, the Company issued 3,477,919 common shares pursuant to the exercise of 3,477,919 warrants with an exercise price of $0.015 (CAD $0.018) per warrant.

Other income.    Other income was $136 for the fiscal year ended June 30, 2022, compared to other income of $21,550 for the fiscal year ended June 30, 2021. During the year ended June 30, 2021, we received interest-free CEBA loans. We recorded other income of $20,652 related to a portion of the loans that is forgivable if repaid on or before December 31, 2023 and to recognize the below market interest rate on the CEBA loans.

Foreign Currency Translation Adjustment.    Foreign currency translation adjustment was income of $212,284 for the fiscal year ended June 30, 2022, compared to a loss of $570,581 for the fiscal year ended June 30, 2021.

Comparison of the Three Months Ended September 30, 2022 and 2021

The following table summarizes our results of operations for the periods indicated:

For the three months ended September 30:	2022	2021
Selling, general and administrative expense	$828,559	$714,484
Total expenses	828,559	714,484

Other expense (income)
Interest expense	543,221	474,270
Change in fair value of warrant liability	—	151,303
Other income	(39)	—
Net loss	(1,371,741)	(1,340,057)
Foreign currency translation adjustment	400,780	134,778
Comprehensive loss	$(970,961)	$(1,205,279)

Selling, general and administrative expenses.    Selling, general and administrative expenses were $828,559 for the three months ended September 30, 2022, compared to $714,484 for the three months ended September 30, 2021. The increase is attributable to amortization and interest expense related to the August 2022 lease extension for our 25,000 square foot manufacturing and research facilities.

Interest expense.    Interest expense was $543,221 for the three months ended September 30, 2022, compared to interest expense of $474,270 for the three months ended September 30, 2021.

Change in fair value of warrant liability.    Change in fair value of warrant liability was $nil for the three months ended September 30, 2022, compared to $151,303 for the three months ended September 30, 2021. On December 8, 2021, the Company reclassified the 3,906,209 warrants valued at $6,392,476 from warrant liability to share capital as the exercise price became fixed for the warrants outstanding, since the Company had successfully raised $3,000,000 in convertible notes, resolving the contingency affecting the exercise price. Also on December 8, 2021, the Company issued 3,477,919 common shares pursuant to the exercise of 3,477,919 warrants with an exercise price of $0.015 (CAD $0.018) per warrant.

Other income.    Other income was $39 for the three months ended September 30, 2022, compared to other income of $nil for the three months ended September 30, 2021.

Foreign Currency Translation Adjustment.    Foreign currency translation adjustment was income of $400,780 for the three months ended September 30, 2022, compared to income of $134,778 for the three months ended September 30, 2021.

Liquidity and Capital Resources

Sources of Liquidity

Since inception, we have not recognized any product revenue and have incurred operating losses and negative cash flows from our operations. Our operations have been financed primarily by aggregate net proceeds of $7.2 million from the sale and issuance of our common shares and from the issuance of convertible and non-convertible promissory notes. We will continue to be dependent upon equity and debt financings or collaborations or other forms of capital at least until we are able to generate positive cash flows from product sales, if ever.

Our comprehensive loss was $970,961 and $1,205,279 for the three months ended September 30, 2022 and 2021, respectively. As of September 30, 2022, we had an accumulated deficit of $36,799,083 and cash of $16,398. Our primary use of cash is to fund operating expenses, which consist primarily of selling, general and administrative expenditures and expenditures for research and development activities when liquidity permits. Cash used to fund operating expenses is impacted by the timing of when we pay these expenses, as reflected in the change in accounts payable and accrued expenses. Our strategy for managing liquidity over the long-term is based on achieving positive cash flows from operations to internally fund operating and capital requirements. We continually monitor factors that may affect our liquidity. These factors include research and development costs, operating costs, capital costs, income tax refunds, foreign currency fluctuations, seasonality, market immaturity and a highly fluid environment related to state and federal law passage and regulations.

Working Capital

At September 30, 2022 and June 30, 2022, we had a working capital deficiency of $ 5,118,156 and $3,911,421, respectively, as follows:

As of:	September 30, 2022	June 30, 2022
Cash	$16,398	$53,379
Prepaid expenses and deposits	154,386	185,723
Other assets – GST receivable	11,541	13,232
Digital assets	—	34,106
Deferred financing costs, current	1,515,661	1,612,228
Total current assets	1,697,986	1,898,668
Accounts payable and accrued liabilities	2,810,603	2,814,532
Convertible notes, current	1,572,148	825,707
Due to related parties	1,830,955	1,775,372
Notes payable – related parties	289,671	305,082
Lease liability, current	312,765	89,396
Total current liabilities	6,816,142	5,810,089
Working capital deficiency	$(5,118,156)	$(3,911,421)

Cash Flows

Comparison of the Fiscal Years Ended June 30, 2022 and 2021

The following table summarizes our results of operations for the periods indicated:

Net cash provided by (used in)	June 30, 2022	June 30, 2021
Operating activities	$(2,418,422)	$(1,484,641)
Investing activities	(34,106)	—
Financing activities	2,250,238	1,699,216
Effect of exchange rate changes on cash	9,639	(18,562)
Cash, beginning of year	246,030	50,017
Cash, end of year	$53,379	$246,030

Operating Activities

Cash used in operating activities during the year ended June 30, 2022 was $2,418,422. The cash used in operating activities is attributable to the following:

•        Net loss of $5,856,116 due primarily to spend on selling, general and administrative expenses and non-cash interest expense and share-based payments expenses. Included in net loss are non-cash items of $2,596,599 for the year ended June 30, 2022.

•        Movements in prepaid expenses and deposits increased cash by $6,899.

•        Movements in other assets including GST receivable which increased cash by $97.

•        Movements in accounts payable and accrued liabilities which increased cash by $487,593.

•        Movements in lease liability which decreased cash by $226,217.

•        Movements in due to related parties which increased cash by $572,723.

Cash used in operating activities during the year ended June 30, 2021 was $1,484,641. The cash used in operating activities is attributable to the following:

•        Net loss of $4,725,883 due primarily to spend on selling, general and administrative expenses and non-cash interest and share-based payments expenses. Included in net loss are non-cash items of $3,477,893 for the year ended June 30, 2021.

•        Movements in prepaid expenses and deposits decreased cash by $47,498 due primarily to costs related to the public offering of the Company’s common shares.

•        Movements in other assets including GST receivable which decreased cash by $470.

•        Movements in accounts payable and accrued liabilities which decreased cash by $277,593.

•        Movements in lease liability which decreased cash by $65,621.

•        Movements in due to related parties which increased cash by $154,531.

Investing Activities

Cash used in investing activities during the year ended June 30, 2022 was $34,106 related to the acquisition of digital assets.

There were no cash flows from investing activities during the year ended June 30, 2021.

Financing Activities

Cash provided by financing activities for the year ended June 30, 2022 was $2,250,238, which was the result of funds raised from the issuance of convertible notes, exercise of warrants and exercise of options which were partially offset by deferred issuance costs.

Cash provided by financing activities for the year ended June 30, 2021 was $1,699,216, which was the result of funds raised from the issuance of convertible notes and the sale of Class B non-voting common shares which was partially offset by deferred issuance costs.

Comparison of the Three Months Ended September 30, 2022 and 2021

The following table summarizes our results of operations for the periods indicated:

Net cash provided by (used in)	September 30, 2022	September 30, 2021
Operating activities	$(246,529)	$(667,342)
Investing activities	34,106	—
Financing activities	174,648	564,378
Effect of exchange rate changes on cash	794	(30,694)
Cash, beginning of year	53,379	246,030
Cash, end of year	$16,398	$112,372

Operating Activities

Cash used in operating activities during the three months ended September 30, 2022 was $246,529. The cash used in operating activities is attributable to the following:

•        Net loss of $1,371,741 due primarily to spend on selling, general and administrative expenses, non-cash interest expense and loss on lease modification. Included in net loss are non-cash items of $858,307 for the three months ended September 30, 2022.

•        Movements in prepaid expenses and deposits decreased cash by $11,189.

•        Movements in other assets including GST receivable which increased cash by $1,691.

•        Movements in accounts payable and accrued liabilities which increased cash by $184,722.

•        Movements in lease liability which decreased cash by $70,240.

•        Movements in due to related parties which increased cash by $161,921.

Cash used in operating activities during the three months ended September 30, 2021 was $667,342. The cash used in operating activities is attributable to the following:

•        Net loss of $1,340,057 due primarily to spend on selling, general and administrative expenses and non-cash interest and share-based payments expenses. Included in net loss are non-cash items of $580,495 for the three months ended September 30, 2021.

•        Movements in prepaid expenses and deposits decreased cash by $4,833 due primarily to costs related to the public offering of the Company’s common shares.

•        Movements in other assets including GST receivable which decreased cash by $6,891.

•        Movements in accounts payable and accrued liabilities which increased cash by $2,064.

•        Movements in lease liability which decreased cash by $39,787.

•        Movements in due to related parties which increased cash by $141,667.

Investing Activities

Cash provided by investing activities during the three months ended September 30, 2022 was $34,106 related to the sale of digital assets.

There were no cash flows from investing activities during the three months ended September 30, 2021.

Financing Activities

Cash provided by financing activities for the three months ended September 30, 2022 was $174,648, which was the result of funds raised from the issuance of convertible notes which were partially offset by deferred issuance costs.

Cash provided by financing activities for the three months ended September 30, 2021 was $564,378, which was the result of funds raised from the issuance of convertible notes which was partially offset by deferred issuance costs.

Indebtedness

In February 2021, we issued a convertible promissory note in the amount of $500,000 to Downwind Investments, LLC, or Downwind. Christopher McElvany, our President and Chief Executive Officer, is the principal owner of Downwind. The convertible promissory note bears an interest rate of 8% per annum and matured on February 25, 2022 and maturity has been extended to the date of successful completion of the Initial Public Offering. The outstanding principal amount and accrued interest under this convertible promissory note is convertible at the option of the holder into our common shares at a price of $1.58 per common share. As of September 30, 2022, the total outstanding principal amount of this convertible promissory note and accrued interest thereunder was $567,414. We expect that Mr. McElvany will convert the entire outstanding principal amount of, and all accrued interest under, this convertible promissory note into our common shares prior to the closing of this offering.

In November 2020, we entered into a credit agreement with Origo BC Holdings Ltd., or the Origo Credit Agreement. Under the Origo Credit Agreement, we obtained a line of credit in an aggregate principal amount of up to $4,869,775, of which we can request an advance of up to $364,777 in any calendar quarter. The Origo Credit Agreement has a term of three years and all borrowings thereunder bear interest at a rate of 8% per annum. In the event of default, all outstanding indebtedness under the Origo Credit Agreement will bear interest at a rate of 15% per annum. As of September 30, 2022, there were no amounts outstanding under the Origo Credit Agreement.

In December 2018, we issued a promissory note to Livio Susin, one of our directors, in the principal amount of $146,606, pursuant to which Mr. Susin loaned funds to us through a series of advances. All indebtedness under this promissory note bears interest at a rate of 21% per annum. The maturity date of this promissory note was December 31,

2021 and maturity has been extended to 90 days following to the successful completion of an initial public offering or a reverse takeover transaction which results in our shares being listed on a public exchange. As of September 30, 2022, the total outstanding principal amount of, and accrued interest under, this promissory note was $86,269. The Company entered into debt settlement and subscription agreement with Livio Susin for the settlement of the promissory note, through the issuance of common non-voting shares at a 40% discount to the price of an initial public offering.

In February 2019, we issued a second promissory note to Mr. Susin in the principal amount of $255,091, pursuant to which he loaned funds to us through a series of advances. Indebtedness under this promissory note bears interest at a rate of 2% per annum. The indebtedness under this promissory note is unsecured, and is repayable 90 days following to the successful completion of an initial public offering or a reverse takeover transaction which results in our shares being listed on a public exchange. In January 2021, Mr. Susin forgave $39,746 of indebtedness under this promissory note in exchange for 13,889 shares of our common shares. As of September 30, 2022, the total outstanding principal of, and accrued interest under, this promissory note was $203,401.

Funding Requirements

We have incurred significant operating losses since our inception and expect to continue to incur significant operating losses for at least the next several years. Moreover, we expect our losses to increase as we enhance our manufacturing and research facilities and product offerings. We may also incur expenses in connection with the in-licensing or acquisition of additional product candidates. Furthermore, upon the closing of this offering, we expect to incur additional costs associated with operating as a public company, including significant legal, accounting, investor relations and other expenses that we did not incur as a private company. Our primary uses of capital are, and we expect will continue to be, compensation and related expenses, manufacturing and development services, manufacturing costs, legal and other regulatory expenses and general overhead costs.

At the time of issuance of our financial statements as of and for the year ended June 30, 2022, we concluded that there was substantial doubt about our ability to continue as a going concern for one year from the issuance of the consolidated financial statements. We have based our projections of operating capital requirements on assumptions that may prove to be incorrect and we may use all of our available capital resources sooner than we expect. Because of the numerous risks and uncertainties associated with our research and manufacturing efforts, we are unable to estimate the exact amount of our operating capital requirements. Our future funding requirements depend on many factors, including, but not limited to:

•        any necessary enhancements to our manufacturing and research facilities;

•        our need to purchase additional equipment;

•        our acquisition or development of additional intellectual property or technologies;

•        the cost of commercialization activities, including marketing, sales and distribution costs;

•        our ability to establish and maintain strategic collaborations, licensing or other arrangements and the financial terms of any such agreements that we may enter into;

•        the expenses needed to attract and retain skilled personnel;

•        our need to implement additional internal systems and infrastructure, including financial and reporting systems, and other costs associated with being a public company;

•        the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing our intellectual property portfolio; and

•        the impact of the COVID-19 pandemic.

Further, our development and commercialization operating plans may change, and we may need additional funds to meet operational needs and capital requirements for manufacturing or research and development activities and commercialization of our products. Because of the numerous risks and uncertainties associated with the development, manufacturing and commercialization of our products, we are unable to estimate the amounts of increased capital outlays and operating expenditures associated with our current and anticipated operations.

We may finance our cash needs through public or private equity or debt offerings or other sources such as strategic collaborations. However, we may be unable to raise additional funds or enter into such other arrangements when needed or on terms that are acceptable to us, or at all. To the extent that we raise additional capital by issuing our equity securities, our existing stockholders may experience substantial dilution, and the terms of these securities may include liquidation or other preferences that could harm the rights of a common shareholder. Any agreements for future debt or preferred equity financings, if available, may involve covenants limiting or restricting our ability to take specific actions, such as incurring additional indebtedness, making capital expenditures or declaring dividends. If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates, or grant licenses on terms that may not be favorable to us. We may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

Off-Balance Sheet Arrangements

During the periods presented we did not have, nor do we currently have, any off-balance sheet arrangements as defined in the rules and regulations of the SEC.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Our actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in the notes to our audited financial statements included elsewhere in this prospectus, we believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

Share-Based Payments

We account for our stock-based compensation as expense in the statements of operations based on the awards’ grant date fair values. We account for forfeitures as they occur by reversing any expense recognized for unvested awards.

We estimate the fair value of options granted using the Black-Scholes option pricing model. The Black-Scholes option pricing model requires inputs based on certain subjective assumptions, including (a) the expected stock price volatility, (b) the calculation of expected term of the award, (c) the risk-free interest rate and (d) expected dividends. Due to the lack of a public market for our common stock and a lack of company-specific historical and implied volatility data, we have based our estimate of expected volatility on the historical volatility of a group of similar companies that are publicly traded. The historical volatility is calculated based on a period of time commensurate with the expected term assumption. The computation of expected volatility is based on the historical volatility of a representative group of companies with similar characteristics to us, including stage of product development and life science industry focus. We use the simplified method as allowed by the Securities and Exchange Commission, or SEC, Staff Accounting Bulletin, or SAB, No. 107, Share-Based Payment, to calculate the expected term for options granted to employees as we do not have sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected term of the stock options. The expected dividend yield is assumed to be zero as we have never paid dividends and have no current plans to pay any dividends on our common stock. The fair value of stock-based payments is recognized as expense over the requisite service period which is generally the vesting period.

Common Stock Valuation

As there has been no public market for our common stock to date, the estimated fair value of our common stock has been determined by our board of directors, with input from management based upon the most recent cash common share offering to arms’ length parties. In addition to considering the most recent cash arms’ length third party offering, our board of directors considered various objective and subjective factors to determine the fair value of our common stock as of each grant date, including:

•        the progress of our research and development programs, including the status and results of preclinical studies for our product candidates;

•        our stage of development and commercialization and our business strategy;

•        external market conditions affecting the biotechnology industry and trends within the biotechnology industry;

•        our financial position, including cash on hand, and our historical and forecasted performance and operating results;

•        the lack of an active public market for our common stock;

•        the likelihood of achieving a liquidity event, such as an initial public offering, or sale of our company in light of prevailing market conditions; and

•        the analysis of initial public offerings and the market performance of similar companies in the biotechnology industry.

The assumptions underlying these valuations represented management’s best estimate, which involved inherent uncertainties and the application of management’s judgment. As a result, if we had used different assumptions or estimates, the fair value of our common stock and our stock-based compensation expense could have been materially different.

Following the completion of this offering, the fair value of our common stock will be determined based on the quoted market price of our common stock on the date of grant.

Income Taxes

Significant judgment is required in determining the provision for income taxes. There are many transactions and calculations undertaken during the ordinary course of business for which the ultimate tax determination is uncertain. We recognize liabilities and contingencies for anticipated tax audit issues based on our current understanding of the tax law in the relevant jurisdiction. For matters where it is probable that an adjustment will be made, we record our best estimate of the tax liability including the related interest and penalties in the current tax provision.

We believe that we have adequately provided for the probable outcome of these matters; however, the outcome may result in a materially different outcome than the amount included in the tax liabilities. In addition, we recognize deferred tax assets relating to tax losses carried forward only to the extent that it is probable that taxable profit will be available against which a deductible temporary difference can be utilized. This is deemed to be the case when there are sufficient taxable temporary differences relating to the same taxation authority and the same taxable entity which are expected to reverse in the same year as the expected reversal of the deductible temporary difference, or in years into which a tax loss arising from the deferred tax asset can be carried back or forward. However, utilization of the tax losses also depends on the ability of the taxable entity to satisfy certain tests at the time the losses are recouped.

Useful Lives of Property, Plant and Equipment and Intangibles

Property, plant, and equipment and intangible assets are amortized or depreciated over their useful lives. Useful lives are based on management’s estimate of the period that the assets will generate revenue, which are periodically reviewed for continued appropriateness. Changes to estimates can result in significant variations in the carrying value and amounts charged to the statement of loss and other comprehensive loss in specific periods.

Impairment

Long-lived assets, including intangible assets are reviewed for indicators of impairment at each statement of financial position date or whenever events or changes in circumstances indicate that the carrying amount of an asset exceeds its recoverable amount. For the purpose of impairment testing, assets that cannot be tested individually are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or groups of assets, or CGU. Judgments and estimates are required in defining a CGU and determining the indicators of impairment and the estimates required to measure an impairment, if any.

Functional Currency

Transaction amounts denominated in foreign currencies are translated into their U.S. dollar equivalents at exchange rates prevailing at the transaction dates. Foreign currency gains and losses on transactions or settlements are recognized in the statement of loss and comprehensive loss. The functional currency of all entities is the Canadian dollar. Assets and liabilities are translated at the period end foreign exchange rate and revenue and expenses are translated at the average rate for the period.

The consolidated financial statements are translated into U.S. dollars with assets and liabilities translated at the current rate on the consolidated financial statements date and revenue and expense items translated at the average rates for the period. Translation adjustments are recorded as accumulated other comprehensive income (loss) in shareholders’ equity.

Identifying Whether a Contract Includes a Lease

ASC 842 applies a control model to the identification of leases, distinguishing between a lease and a service contract on the basis of whether the customer controls the asset. We had to apply judgment on certain factors, including whether the supplier has substantive substitution rights, whether we obtain substantially all of the economic benefits and which party has the right to direct the use of the relevant asset.

Incremental Rate

When we recognize a lease, the future lease payments are discounted using our incremental borrowing rate. This significant estimate impacts the carrying amount of the lease liabilities and the interest expense recorded on the consolidated statement of loss and comprehensive loss.

Estimate of Lease Term

When we recognize a lease, we assess the lease term based on the conditions of the lease and determine whether it will extend the lease at the end of the lease contract or exercise an early termination option. As it is not reasonably certain that the extension or early termination options will be exercised, we determined that the term of its leases are original lease term. This significant estimate could affect future results if we extend the lease or exercises an early termination option.

Emerging Growth Company and Smaller Reporting Company Status

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. We will remain an emerging growth company until:

•        the first to occur of the last day of the fiscal year (1) that follows the fifth anniversary of the completion of this offering, (2) in which we have total annual gross revenue of at least $1.235 billion, or (3) in which we are deemed to be a “large accelerated filer,” as defined in the Securities Exchange Act of 1934; or

•        if it occurs before any of the foregoing dates, the date on which we have issued more than $1 billion in non-convertible debt over a three-year period.

For as long as we remain an emerging growth company, we are permitted and currently intend to rely on the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to companies that conduct initial public offerings and file periodic reports with the Securities and Exchange Commission, or SEC. These JOBS Act provisions:

•        provide an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting under the Sarbanes-Oxley Act of 2002;

•        permit us to present only two years of audited financial statements and related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

•        provide an exemption from compliance with the requirement of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements;

•        permit us to include reduced disclosure regarding executive compensation in this prospectus and our SEC filings as a public company; and

•        provide an exemption from the requirement to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute arrangements not previously approved.

As a result of this status, we have taken advantage of reduced reporting requirements in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. In particular, in this prospectus, we have provided only two years of audited financial statements and have not included all of the executive compensation-related information that would be required if we were not an emerging growth company.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have elected to avail ourselves of this exemption and, as a result, our financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies. Section 107 of the JOBS Act provides that we can elect to opt out of the extended transition period at any time, which election is irrevocable. We intend to rely on other exemptions provided by the JOBS Act, including without limitation, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act.

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may continue to be a smaller reporting company after this offering if either (i) the market value of our shares held by non-affiliates is less than $250.0 million as measured on the last business day of our second fiscal quarter or (ii) our annual revenue was less than $100.0 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700.0 million as measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation. Further, if we are a smaller reporting company with less than $100.0 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

Recently Adopted Accounting Pronouncements

See the section titled “Notes to Consolidated Financial Statements — Note 2” included elsewhere in this prospectus for additional information.

BUSINESS

Overview

We are an early-stage psychotropics contract manufacturing company focused on becoming the premier contract research, development, and manufacturing organization for the emerging psychotropics-based medicines industry. In August 2021, Health Canada’s Office of Controlled Substances granted us a Controlled Drugs and Substances Dealer’s Licence under Part J of the Food and Drug Regulations promulgated under the Food and Drugs Act (Canada), or a Dealer’s Licence. A Dealer’s Licence authorizes us to develop, sell, deliver, and manufacture (through extraction or synthesis) certain pharmaceutical-grade active pharmaceutical ingredients, or APIs, used in controlled substances and their raw material precursors. Since current Canadian regulations prohibit the commercial sales of APIs and other products we intend to produce, APIs and such other products would only be authorized for sale in Canada for clinical testing purposes in an “institution,” for the purpose of determining the hazards and efficacy of the drug, and for laboratory research in an institution by qualified investigators. Our mission is to make our products and research services available to our clients for the development of medicines and experimental therapies to address certain psychiatric health disorders and other medical needs. We cannot guarantee that we will receive further approvals from Health Canada, and a failure to receive such approvals could have a material adverse effect on our business and result in an inability to generate revenue from said products and services. Further, as of the date of this prospectus, we have not manufactured all of the psychedelics-based products allowable under the Dealer’s Licence or generated any revenues from the sale of such psychedelics-based products.

The success of our business plan is dependent on our activities being permissible under applicable laws and upon the occurrence of regulatory changes for psychotropics-based medicines. In Canada, the psychedelic compounds that we are approved to produce under our Dealer’s Licence, psilocybin, psilocin, lysergic acid diethylamide, or LSD, N,N-Dimethyltryptamine, or N,N-DMT, and 3,4-Methylenedioxymethamphetamine, or MDMA, and 4-Bromo-2,5-Dimethoxybenzeneethanamine, or 2C-B, are regulated under the Controlled Drugs and Substances Act, or CDSA. Certain psychedelic substances, including psilocybin, psilocin, mescaline and DMT, are classified as Schedule III drugs and the CDSA prohibits the possession of a Schedule III drug absent authorization under the CDSA or a related regulation, and it is illegal to possess Schedule III substances without a prescription. In the United States, these substances are classified under the Controlled Substances Act (21 U.S.C. § 811), or the CSA, and the Controlled Substances Import and Export Act, or the CSIEA, and as such, medical and recreational use is illegal under the U.S. federal laws. Under the CSA, the Drug Enforcement Agency, or DEA, regulates chemical compounds with a potential for abuse as Schedule I, II, III, IV or V substances. Schedule I substances may not be prescribed, marketed or sold in the United States. Most, if not all, state laws in the United States classify psilocybin, LSD, MDMA, DMT and 2C-B as Schedule I controlled substances. For any product containing any of these substances to be available for commercial marketing in the United States, the applicable substance must be rescheduled, or the product itself must be scheduled, by the DEA to Schedule II, III, IV or V. If the DEA does not reschedule psilocybin, LSD, MDMA, DMT and 2C-B as Schedule II, III, IV or V, such substances will be subject to individually-allotted manufacturing and procurement quotas, which may have a material adverse effect on our business and result in an inability to generate sufficient revenue from said substances to be profitable. Additionally, regardless of the scheduling of a finished, approved therapeutic product, if the API used in the final dosage form is a Schedule I or II controlled substance, it would be subject to such quotas as the API could remain listed on Schedule I or II. Moreover, even if the finished dosage form of a psychedelics-based medicine developed by one of our clients is approved by the FDA, and if such product is listed by the DEA as a Schedule II, III, or IV controlled substance, its manufacture, importation, exportation, domestic distribution, storage, sale and legitimate use will continue to be subject to a significant degree of regulation by the DEA.

An increasing number of the leading universities, hospitals and other public, private, and government institutions throughout the world have launched research programs and are conducting clinical studies aimed at understanding the therapeutic potential of a range of psychedelic substances, including the John Hopkins Center for Psychedelic and Conscious Research at Johns Hopkins University, the Imperial College London Centre for Psychedelic Research, the Center for the Science of Psychedelics at the University of California, Berkeley, the Depression Evaluation Service at Columbia University, the Center for Psychedelic Psychotherapy and Trauma Research at the Icahn School of Medicine at Mount Sinai Health System, New York City’s largest academic medical system, and the Center for the Neuroscience of Psychedelics at Massachusetts General Hospital, among many others.

To address mounting demands for alternative therapies incorporating the use of psychedelics, we intend to leverage our 25,000 square foot facility located near Victoria, British Columbia, for research, development, and large-scale production of high-quality biological raw materials, APIs, and finished biopharmaceutical products. Supported by an executive leadership and advisory team consisting of highly experienced biotechnology and pharmaceutical industry experts, we will seek to position our company to be at the forefront of new discovery in this rapidly emerging market.

Psychotropics: An Emerging Market Opportunity

Psychotropics are a broad classification of chemical substances that can cause alterations in perception, mood, consciousness, cognition, or behavior through various interactions with the nervous system. Psychedelics are a subclassification of psychotropics that interact primarily with serotonergic receptors in the brain. Psychedelic compounds such as psilocybin, psilocin, LSD N,N-DMT, and MDMA, have become areas of interest for many new companies. The psychedelic compounds we are approved to produce under our Dealer’s Licence — psilocybin, psilocin, N,N-DMT, mescaline, MDMA, LSD, and 4-Bromo-2,5-Dimethoxybenzeneethanamine, or 2C-B — will represent our initial areas of focus for our research, development and manufacturing efforts on behalf of our clients. In addition, subject to further approvals by Health Canada with respect to the expansion of the scope of our Dealer’s Licence, we expect to extend our research and production efforts to various non-serotonergic psychotropics, such as ketamine, as such compounds may provide significant future market opportunities for us. Since current Canadian regulations prohibit the commercial sales of APIs and other products we intend to produce, APIs and such other products would only be authorized for sale in Canada for clinical testing purposes in an “institution,” for the purpose of determining the hazards and efficacy of the drug, and for laboratory research in an institution by qualified investigators. We cannot guarantee we will receive such approvals, and a failure to receive further approvals would have a material adverse effect on our business and result in an inability to generate revenue from said substances.

Clinical Trials and Studies Involving Psychotropics

To date, only a limited number of psychotropic- and psychedelic-based medicines have been approved by Health Canada and the FDA. However, a number of studies have been conducted in recent years to determine the efficacy of psychedelic therapies in patients suffering from various mental health and addiction disorders, including the following:

•        Depressive Disorders:    An estimated 3.8% of the global population, or approximately 280 million people, suffer from depressive episodes. The bulk of these episodes are part of major depressive disorder, or MDD, a mood disorder that causes a persistent feeling of sadness and loss of interest in normal activities. MDD affects approximately 17.3 million adults or about 7.1% of the United States population age 18 and older in a given year and an estimated 10% of the adult population of Canada will experience MDD at some point in their life. A small study of adults with major depression conducted in November 2020, Johns Hopkins Medicine researchers report that two doses of the psychedelic substance psilocybin, given with supportive psychotherapy, produced rapid and significant reductions in depressive symptoms, with most participants showing improvement and half of study participants achieving remission through the four-week follow-up period.

•        Anxiety Disorders:    Anxiety disorders are defined as frequent, intense, excessive, and/or persistent worry and fear about everyday situations, affecting an estimated 264 million individuals globally. Over 40 million U.S. adults and an estimated 3 million Canadians suffer from an anxiety disorder. Anxiety disorders include generalized anxiety disorder, social anxiety disorder, specific phobias, separation anxiety disorder, and many others. An individual may suffer from more than one anxiety disorder. A systematic literature review of 20 studies published from 1940 to 2000 concluded that a combination of psychedelic drug administration and psychological therapy was most beneficial in treating individuals suffering from anxiety disorders.

•        Post-Traumatic Stress Disorder:    Post-traumatic stress disorder, or PTSD, is a disorder characterized by a person’s re-experiencing a past traumatic incident through flashbacks, bad dreams, frightening thoughts and other manifestations. PTSD affects approximately 354 million war survivors worldwide, in addition to others affected by traumatic events such as physical, sexual or psychological abuse. PTSD can result in avoidance of normal activities, sleep disturbances, angry outbursts, and distorted feelings of guilt or blame, and it is often accompanied by depression and/or substance abuse. According to the

National Institute of Mental Health, or NIMH, about 6.8% of U.S. persons will experience PTSD in their lifetimes. CNS Neuroscience & Therapeutics estimated the prevalence rate of lifetime PTSD in Canada to be 9.2% in spite of comparably low rates of violent crime, a small military, and few natural disasters. A longitudinal pooled analysis of six Phase 2 clinical trials, published in 2020 by the Medical University of South Carolina’s Dr. Michael Mithoefer and colleagues, considered the impact on PTSD symptoms (measured using a clinician-administered assessment of known as CAPS-IV, a well-established means of assessing PTSD severity) of administering two to three active doses of MDMA during psychotherapy sessions. The analysis showed a reduction in CAPS-IV total severity scores from baseline to treatment exit (i.e., one to two months after the last active MDMA psychotherapy session) and when assessed at least 12 months thereafter. From treatment exit to the 12 month follow-up, CAPS-IV scores continued to decrease (i.e., PTSD symptoms became less severe) and the percentage of trial participants who no longer met PTSD criteria increased.

•        Addiction:    Substance addiction and abuse represents a significant global problem, with approximately 1.3 billion people who are users of tobacco products, 107 million people suffering from alcohol use disorder, and 36 million people impacted by drug use disorder. In Canada, it is estimated that approximately 21% of the population, or about six million people, will meet the criteria for addiction in their lifetime. Approximately 21.2 million individuals in the U.S. have a substance abuse disorder, and in 2018, 11% of those patients received the treatment for such substance abuse disorder. In a small study measured over the course of six months in 2014, researchers at Johns Hopkins University reported an 80% smoking abstinence rate in patients participating in a treatment program involving psilocybin. In 2015, researchers at the University of New Mexico treated a small population suffering from alcohol dependence with 1-2 supervised psilocybin treatment sessions, resulting in immediate and sustained outcomes lasting 36 weeks.

•        Other Potentially Applicable Conditions:    According to a study published in 2020 by Frontiers in Synaptic Neuroscience in the United Kingdom and reviewed by universities in the United States, Brazil, and Switzerland, the renaissance in psychedelic research in recent years, in particular studies involving psilocybin and LSD, coupled with anecdotal reports of cognitive benefits from micro-dosing, suggests that they may have a therapeutic role in a range of psychiatric and neurological conditions due to their potential to enhance functional neuronal connectivity, stimulate neurogenesis, restore brain plasticity, reduce inflammation, and enhance cognition. In 2021, scientists at the University of California at Los Angeles made significant discoveries about the interaction of LSD with dopamine that they believe may lead to a better understanding and eventual treatment of schizophrenia and that shows promise in the pursuit of treating physically crippling disorders such as Parkinson’s disease.

Many researchers actively conducting studies today believe that a there is a significant opportunity for the continued discovery and refinement of alternative treatments using psychotropics-based medicines for a variety of mental health and addiction disorders. A number of major academic institutions, including those noted above, have established dedicated psychedelic research centers in the past two years. As of September 2021, clinicaltrials.gov reports 146 registered clinical studies (including those not yet recruiting, enrolling by invitation, and active) involving psychedelic compounds.

Mental Health and Addiction Disorders: Prevalence and Costs

Mental health issues are expected to reach an aggregate global cost of $16 trillion from 2010-2030

1.3 Billion users of tobacco products

161 Million suffer from a substance use disorder

264 Million suffer from an anxiety disorder

280 Million suffer from depressive disorders

350 Million veterans suffer from PTSD

1.1B Suffer from Migraines

84M Suffer from ADHD

69M Sustain a Traumatic Brain Injury / year

50M Suffer from Dementia

39M Suffer from Bipolar Disorder

20M Suffer from Schizophrenia

13M New stroke cases occur annually

13M Suffer from an eating disorder

10M Suffer from Parkinson's Disease

3M Suffer from Narcolepsy

Data does not account for individuals with multiple conditions

Public Support and Regulatory Change

Notable academic and clinical research efforts, as well as broad support from both the psychiatric health community and the general public (according to an independent study conducted by Prohibition Partners in 2020), have prompted U.S. and Canadian regulatory bodies to re-evaluate various psychedelic compound classifications. In Canada, drug decriminalization is being strongly considered throughout the nation, government initiatives such as Safe Supply and the Special Access Program for Drugs may provide opportunities for market growth. Similarly, in 2017, the U.S. Food and Drug Administration, or the FDA, granted the Multidisciplinary Association for Psychedelic Studies, or MAPS, Breakthrough Therapy Designation to MDMA-assisted psychotherapy for the treatment of PTSD on the basis of pooled analyses showing a large effect size for this treatment. In 2018 and 2019, the FDA granted the Usona Institute Breakthrough Therapy Designation for psilocybin-assisted psychotherapy for the treatment of MDD. In 2019, the FDA approved the use of S-ketamine nasal spray, in conjunction with an oral antidepressant, for the treatment of TRD, which marked the first approval by the FDA of a psychedelics-based therapy. In February 2021, Oregon commenced the first state-regulated psilocybin program, and concurrently, Washington, D.C. joined other cities including Oakland and Santa Cruz, California, and Ann Arbor, Michigan in decriminalizing the cultivation and possession of all entheogenic plants and fungi. Decriminalize Nature, an entheogenic educational campaign, currently has active lobbying campaigns ongoing in 42 cities in the United States to decriminalize psychedelics. In January 2022, the Canada Gazette published a notice of amended regulations related to restricted drugs that allow practitioners the ability to request access to restricted drugs through the Special Access Program for the emergency treatment of patients with serious or life-threatening injuries.

Our Dealer’s Licence

Our Health Canada Dealer’s Licence, which we hold through our wholly owned subsidiary, LSDI Manufacturing Inc., authorizes us to produce, sell, deliver, and conduct research using psilocybin, psilocin, N,N-DMT, mescaline, MDMA, LSD, and 2C-. Per current Canadian regulations, these APIs and other products we intend to produce would only be authorized for sale in Canada for clinical testing purposes in an “institution,” for the purpose of determining the hazards and efficacy of the drug, and for laboratory research in an institution by qualified investigators; sales of APIs in Canada for commercial purposes are currently prohibited. We also anticipate submitting applications to Health Canada for additional approvals under our Dealer’s Licence allowing us to produce and distribute ketamine. There is no guarantee that we will receive further approvals from the Office of Controlled Substances in a timely manner or at all. A failure to receive such further approvals would have a material adverse effect on our business and result in an inability to generate revenue from said substances.

Our Management Team

We have assembled a skilled management team with deep experience in the development and commercialization of products featuring controlled substances as well as the navigation of regulatory structures applicable to these products. Our management team is led by Christopher McElvany, our President and Chief Executive Officer. Mr. McElvany has experience throughout the United States and internationally in the cannabis industry, having served as President of Allied Concessions Group, a leading provider of cannabis-infused products, as Chief Technology Officer of National Concessions Group, a licensing and marketing company that sells cannabis products. In addition, Mr. McElvany co-founded O.penVAPE, the first licensed marijuana-infused products manufacturer in the state of Colorado, and was its Chief Science and Technology Officer, and previously served as Executive Vice President of Slang Worldwide, a leading company consolidating brands along the regulated supply chain in the global cannabis industry. Mr. McElvany holds multiple patents in advanced drug formulations and delivery technologies. Our management team also features Assad J. Kazeminy, Ph.D., our Chief Scientific Officer, who previously served as Chief Executive Officer of Irvine Pharmaceutical Services Inc. and Avrio Biopharmaceutical LLC and has over 30 years of research and development experience in the biopharmaceutical industry.

What Sets Us Apart

As a contract research and manufacturing organization serving the emerging psychedelics-based medicines market, we believe that we can be distinguished from other companies in the psychedelics market and we have a number of competitive advantages, as described below:

•        Strategic Approach Centered on Adaptability.    We believe that most other companies in the psychedelics market are centered around very specific drug targets with rigid production and scaling plans that are heavily dependent on major regulatory changes. Our strategy has been designed to enable us to have agility and scalability necessary to pursue groundbreaking research, advance with the changing regulatory landscape, and expand to meet future market opportunities at scale.

•        Executive Team and Board of Directors with Industry Experience.    Our management team consists of accomplished business entrepreneurs with deep knowledge of agriculture, production, extraction, chemistry, research, medicine, and drug discovery. We intend to leverage our team’s experience in an effort to target licensed organizations for contract manufacturing and research and development opportunities.

•        Technologies, Processes, and Intellectual Property.    Our management team brings to market several key advantages, including the utilization of our TerraCube horticulture/fungiculture growth chambers, which feature our patented downdraft technology, located on-site to our application of biosynthesis techniques. By leveraging our processes and technologies, we will continually pursue new opportunities to obtain critical patents and other intellectual property rights, and to develop advanced production methods and new enabling technologies in an effort to distinguish and position our company in a rapidly evolving competitive landscape. Our management team intends to remain dedicated to ensuring the quality of our products and forging a cooperative culture of perpetual discovery and advancement.

Our History

We were initially founded in 2017 as Hollyweed North Cannabis, Inc., or HNCI. In May 2018, our newly-constructed facility was inspected by Health Canada, and we received our Controlled Substances Dealer’s Licence in June of that year. Shortly thereafter, our wholly-owned subsidiary TerraCube was founded, and the first TerraCube prototype was constructed. Later that same year, HNCI obtained a Health Canada Cannabis Standard Processing Licence. In May of 2020, we submitted an application to Health Canada for a Controlled Substances Dealer’s Licence for the ability to produce and conduct research using psilocybin, psilocin, N,N-DMT, and mescaline. In parallel, we began the process of rebranding to our current name, Lucy Scientific Discovery, Inc. In February 2021, the Health Canada Office of Controlled Substances completed the inspection, and the licence was obtained by Lucy in August 2021. In October 2021, we filed an amendment with Health Canada to add the ability to sell, send, transport, and deliver the substances currently included on our licence and add MDMA, LSD, and 2C-B to our license, which was approved on December 17, 2021.

Our Business Strategy

Our mission is to become the premier research, development, and contract manufacturing organization in the emerging psychotropics-based medicines industry, while aggressively working to pursue expanding global market frontiers. Leveraging our highly skilled and experienced management team, we have designed a competitive business strategy centered around agility, speed, and innovation. We aim to first establish and secure base revenues by quickly commencing production capabilities and partnerships, and to continually pursue new opportunities for growth in our market.

Secure Base Revenue

•        Leverage Assets to Facilitate Market Entry:    Our research, development, and manufacturing operations will be conducted at our 25,000 square foot facility near Victoria, British Columbia, Canada. This facility was designed to optimize workflow and support industry-leading current good manufacturing practices, or cGMP, good laboratory practices, or GLP, cultivation, processing, sanitation, and physical security standards. Featuring energy-efficient design and equipment, compartmentalized production bays, testing and analytics laboratories, and dedicated office space, this complex will provide our team of experts and research partners a premier venue for productivity and innovation. Our facility features multiple TerraCubes for cultivating plant and fungi biomass, thereby minimizing reliance on external suppliers for naturally derived materials.

•        Establish Ability to Rapidly Commence Contract Manufacturing:    By establishing the capability to produce APIs through various methods of cultivation, purification, advanced cell expression, and direct synthesis, we believe that we will be able to quickly execute highly scalable, flexible, and efficient production operations while keeping batch-manufacturing costs low. We plan to enter into supply agreements with institutions, clinicians, and licensed researchers throughout the United States and Canada. To that end, we have already entered into a preliminary agreement for a project involving psychedelics cultivation and supply, and we are currently engaged in discussions with counterparties for two additional projects. Our goal is to rapidly commence scaled cGMP manufacturing capabilities for psilocybin, psilocin, N,N-DMT, MDMA, 2-CB and mescaline. We expect to be able to commence additional production following minimal buildout and infrastructure acquisition. See “Use of Proceeds” for more information.

•        Facilitate and Conduct Contract Psychotropics Research:    We seek to serve as an incubator and facilitator for the advancement of the psychotropics-based medicines industry. We will pursue this objective by building a comprehensive support suite with the means to provide research collaboration and contract research, production, funding, data capture, intellectual property and IP-capture opportunities, quality assurance, and compliance capabilities. Our team brings vast relevant experience to bear regarding the development and commercialization of APIs and finished products, and we intend to partner with researchers in an effort to advance the market. We believe that acting as a contract research organization will provide diversified revenue sources under a number of different partnerships in accordance with our project assessment and advancement pipeline, and that these activities will lead to further opportunities as our clients develop and commercialize various psychotropics-based therapies.

•        Achieve and Maintain Compliance Excellence:    In addition to maintaining necessary licensing for the production of APIs, we will uphold rigorous internal operating standards, employing cGMPs for production and GLPs for testing and analysis. Our management team brings a wealth of relevant knowledge about, and extensive experience with, regulatory compliance and quality controls, which we believe will enable us to comply with evolving legal frameworks.

Pursue New Frontiers

•        Expand Market Access:    We plan to pave the way for growth into new and emerging market landscapes by designing and executing strategic market access initiatives. These initiatives involve collaborating with regulators and participating in legislative study campaigns while strategically aligning and optimizing our partnerships and capabilities to thrive in the regulated markets we intend to incubate. We believe this will be a highly effective method of expanding the viability, access, and control of government regulated business and will provide us with substantial advantages in both placement and speed-to-market.

•        Meet Emerging Demands with Innovative Products:    We intend to develop raw materials, cGMP-grade APIs, and finished biopharmaceutical products in an ongoing effort to meet the needs of new and evolving markets. Our management team aims to develop or acquire technology that could, for example, be applied to optimize the delivery of drug compounds for use in conjunctive treatment therapy, ensuring a safer and more consistent dose. We may seek to add new compounds to our Health Canada Dealer’s Licence through a 45-day application process, potentially facilitating the means to perpetually innovate and adapt to the developing needs of the psychedelics industry and market.

•        Develop and Acquire Intellectual Property Assets:    Members of our management and research and development teams have significant experience with establishing and protecting critical process, product, and technological differentiators. We intend to actively pursue the direct development and acquisition of relevant intellectual property related to the psychotropics-based medicines industry, with an initial focus on intellectual property that will support and enhance our contract research and manufacturing capabilities. We expect that our extensive market and research knowledge will allow us to recognize and define a number of opportunities to acquire and create intellectual property, and enable iterative process improvements, to maintain a competitive advantage.

•        Achieve Business and Technological Diversification:    To further capitalize on direct, indirect, and ancillary opportunities created by the market, we may further diversify by investing in and acquiring additional biotechnology companies and/or specific technologies that are complementary to our products and business strategy when suitable opportunities arise, subject to the availability of sufficient financial and other resources to enable us to make such investments and acquisitions. These efforts are designed to support our goal of creating deeper levels of resilience and integration, and to differentiate our company from our competitors.

In an effort to actualize each facet of our overall business strategy as outlined above, we have established the following three-phase plan:

•        Phase 1 — Commence operations (Complete):    We incurred costs of approximately $35,000 associated with Phase 1 of our business plan to procure general equipment to enable process development for the production of key APIs from natural product extraction. Achieving this manufacturing capability allow us to fulfil supply agreements with academic and research facilities or other companies as permitted by our licence, resulting in first revenue generation.

•        Phase 2 — Complete construction of R&D labs and initiate cGMP certification (Projected March 2023):    In order to broaden our research capabilities and expand into lab-scale synthetic and biosynthetic production, we will need to complete construction of R&D labs by acquiring equipment utilized in standard synthetic and biosynthetic laboratories. We anticipate the costs associated with Phase 2 of our business plan to be approximately $700,000. We believe these expanded capabilities will allow us to potentially generate more revenue contingent upon future supply agreements. In parallel, we intend to initiate the process of obtaining cGMP certification of key processes involved in the production of APIs. We cannot guarantee that we will be able to obtain additional supply agreements that would warrant the planned expansion, and we may not be able to procure the critical infrastructure necessary to expand. Any such failure would have a material adverse effect on our business and may result in an inability to generate additional revenues. We may choose to delay any such expansions in the event that the needs of the market do not warrant such production outputs in an effort to minimize overhead.

•        Phase 3 — Achieve production-scale manufacturing capabilities and cGMP certification (Projected June 2023):    Contingent upon market demands, we intend to expand to production-scale manufacturing capabilities by procuring larger production-scale equipment. We also aim to obtain cGMP certification pursuant to our goal of becoming a preferred supplier of cGMP-grade APIs and other compounds. We anticipate the costs associated with Phase 3 of our business plan to be approximately $1,500,000. Contingent upon obtaining additional supply agreements and growing our network, we intend to generate increased revenues from additional sales and expand into human clinical trials. We cannot guarantee that we will be able to obtain additional supply agreements that would warrant our planned expansion, we may not be able to procure the critical infrastructure necessary to expand, and we may not successfully obtain a cGMP certification. Any such failure would have a material adverse effect on our business and may result in an inability to generate additional revenues. We may also choose to delay any such expansions in the event that the needs of the market do not warrant such production outputs in an effort to minimize overhead.

The timing of the target milestones may be subject to change due to a variety of factors. In the event that the net proceeds from this offering are not sufficient to enable us to commence or continue our operations as currently planned, we will need to obtain additional financing through the issuance of debt or equity securities. There can be no assurance that we will be able to obtain any such financing, if needed, upon commercially reasonable terms or at all. The failure to obtain such financing, if needed, would have a material adverse effect on our business.

Production Program

Our goal is to position our company as a premier contract manufacturer of high-quality biological raw materials, cGMP-grade APIs, and finished biopharmaceutical products, utilizing various methods of scalable production capabilities, to meet the needs of the rapidly growing psychotropics-based medicines market. Leveraging advanced and efficient systems and processes, we will seek to minimize production costs while maintaining the highest standards in quality and safety. We believe that our purpose-built campus and use of state-of-the-art technology will facilitate a variety of scaled production methods that adhere to cGMP pharmaceutical standards.

To meet immediate and anticipated rising demands from researchers and clinicians, our initial focus of production will be centered around the classic serotonergic psychedelics: psilocybin, psilocin, and N,N-DMT. These APIs are in increasingly high demand, and we believe that there are very few cGMP-compliant sources that are currently available in the market.

Our Strategic Approach to Production

Recognizing the broad range of product requirements needed to best support ongoing research, trials, and treatments, our production program will take a highly scalable and tiered approach to manufacturing that we believe has the potential to secure a strong foundation for revenue and growth. This approach will leverage three key methods of production, with the goal of achieving best-in-class quality and facilitating market penetration through competitive pricing. Regardless of method, all production and formulation efforts will involve proper analytical procedures and quality controls that are designed to ensure the highest standards of purity, quality, and safety.

•        Cultivation and Extraction:    We intend to utilize a full suite of cGMP-grade cultivation, extraction, and purification systems to fulfill biological raw material and small volume API orders for a rapid market entry. Our state-of-the-art medicinal fungiculture and horticulture program, featuring our TerraCube growth chambers, will be capable of facilitating the production of consistent and high-quality raw materials, from which we may derive medicinally valuable key-compounds and minor constituent molecules. Utilizing this production suite, our team has the ability to observe broad-spectrum compositions, advance superior trait lines, and support various research organizations with best-in-class raw materials and APIs as well as crude extracts, single-molecule fractions, and targeted formulations as required.

•        Biosynthesis:    Through the development or acquisition of transgenic yeast, bacteria, and/or other cell lines, we will employ lab and pilot-scale bioreactors to produce a master repository of API expression systems which can be rapidly scaled to meet emerging market demands. Our biopharmaceutical-based core manufacturing approach involves the use of designer expression cassettes genetically encoded to produce APIs of interest from host cells such as yeast or bacteria. The APIs expressed in these cultures can be subsequently purified and characterized. This production methodology will provide us with a far greater ability to control post-translational modifications and allows for rapid scalability and precise manufacturing of cGMP grade APIs.

•        Synthesis:    To accommodate the need for consistent and scalable production capabilities, we intend to employ direct chemical synthesis methods coupled with subsequent chromatographic and crystallization techniques for the isolation and purification of APIs. In addition, we expect that our team’s wealth of experience in industrial scale organic and pharmaceutical chemistry will allow us to apply process optimizing retrosynthetic methodologies, a technique that involves the transformation and examination of target molecules into precursor molecules. These methods will maximize safety, quality, and consistency while providing critical flexibility in production.

Finished Product Development and Commercialization Support

Moving beyond raw material and single-molecule API manufacturing, our team intends to develop the capacity to support the development and production of finished pharmaceutical products. In addition to contract-based projects for our customers, our team will independently pursue scientific breakthroughs in optimized drug delivery and molecular enhancement for licensed application in finished drug products. The overall aim of these strategic ventures is to expand our market reach and involvement while creating additional revenue streams. We have and will continue to build strong relationships with pharmaceutical research and development groups and clinicians studying the efficacy of psychedelic and emerging psychotropic compounds in an effort to ensure all product designs and applications will best achieve the desired outcome for patients.

Research and Development Program

Our mission is to become a best-in-class producer of pharmaceutical-grade psychotropic APIs and finished products. Our research and development program will be established with the goal of supporting this mission by providing better APIs, target formulations, and finished drug products faster and more affordably to a broadening marketplace. Our employment of critical performance assessments, analyses, and improvement practices function with the objective of optimizing production, maintaining high quality standards, and lowering costs. We expect that our projected revenue increases will drive aggressive advancements in our production and formulation projects, as well as in intellectual property and critical patent capture programs.

We expect that continuously improving our product offerings and iterating our production processes will best enable us to support advancements in clinical research and applied therapies. To that end, our team is committed to conducting research and development activities aimed at optimizing our production program — from initial project selection through post-clinical commercialization — by strategically employing enabling technologies and innovative processes to meet the rigors of the emerging psychotropics-based medicines industry.

Market Assessment and Project Prioritization

Leveraging strategies from the most successful growth companies in the biotechnology and pharmaceutical development industries, our Market Assessment and Project Prioritization, or MAPP, process is designed to identify emerging market opportunities and direct our research and development pipeline. The MAPP process quantifies and ranks opportunities in the following categories:

•        Potential for Treatment Efficacy

•        Current & Forecasted Market Demand

•        Market Regulation and Accessibility

•        Competitive Advantages

This data-driven approach is designed to enable our team to determine key success and sustainability factors within each opportunity to inform selection, prioritization, and resource allocation decisions. The intended outcome of the MAPP process is to support and pursue projects with the highest probabilities of success and implement a consistent method to understand the value and risks associated with each R&D project candidate.

Project Selection and Advancement Pipeline

We seek to actively drive a diversified research and development pipeline designed to accelerate potentially market-disrupting products from discovery through commercialization. By combining powerful market opportunity analytics with well-established project selection and advancement processes, we believe that our approach will maximize value-capture opportunities, success probabilities, and competitive advantages in new and emerging market spaces.

To best support these dynamic project advancement efforts, our research and development teams will be well-equipped for success through the allocation of cutting-edge technological systems and a centralized operational support network. These critical assets will facilitate project selection and advancement decisions through:

•        Establishment of Success Metrics:    A key component of our pipeline process is a reliance on data to drive decisions. We will establish a set of measurable metrics and key performance indicators, or KPIs, for all projects. We will track these KPIs and supporting metrics on a project dashboard to create transparency and enable data-driven selection and advancement decisions.

•        Prioritization of Functional Needs:    To facilitate effective functional support of all pipeline projects and the efficient use of assets, resources will be allocated to projects determined to have the greatest impact and probability of success. Proper resource allocation and prioritization will enable our team to support a broader range of projects appropriately and efficiently.

•        Pipeline Advancement Decisions:    Using a structured process and well-defined advancement criteria our team will conduct periodic project reviews to assess KPIs, and success probabilities. These reviews will consist of reports provided by project leadership and key personnel to a review panel of cross-functional representatives from within the R&D organization. These process standards will be applied to all projects within the company’s R&D pipeline, ensuring company assets are employed and redirected in accordance with company strategies.

Furthermore, we intend to fully leverage the broad network of collaborative relationships between the senior members of our management team and clinical research institutions, contract research organizations, and licensed therapeutic clinicians to accurately assess emerging market needs and identify opportunities. We believe that the value of our research and development program is enhanced by our commitment to explore and access enabling technologies that can benefit and support our programs in a rapidly evolving emerging industry. We will seek to achieve sustainable revenue growth by establishing and fostering a culture of continuous improvement and leveraging proven process and systems improvement philosophies.

Facilities

Our corporate headquarters and operations are located near Victoria, British Columbia, Canada, where we currently lease approximately 25,000 square feet of laboratory and office space. The property lease expires on July 31, 2027, at which point we may, at our option, either extend this lease for an additional five-year term or purchase the facility. We have the option to purchase the property for CAD $14.5 million during the lease term. Our facility has been designed to support key enabling technologies and production workflow, and feature two floors of compartmentalized production bays, analytics laboratories, office space, and loading docks. With critical input from our highly experienced leadership team, operators, and advisors, our facility was designed to maximize production while minimizing waste through the use of high-efficiency climate and lighting systems. Furthermore, our security-by-design approach maintains high standards of safety and security, including expert implementation of overlapping surveillance and monitoring systems, controlled access and alarms, and multiple Health Canada security level 8 vaults. We believe that our current facilities are adequate to meet our ongoing needs, and that, if we require additional space, we will be able to obtain additional facilities on commercially reasonable terms.

TerraCube Advanced Cultivation Module

Our TerraCube system, which consists of climate-controlled agriculture/fungiculture growth chambers that employ our patented downdraft HEPA filtration technology, is designed to provide our medicinal horticulture and fungiculture program leaders environmental control and manipulation capabilities. These stackable and highly efficient systems are expected to facilitate multiple revenue-producing cultivation-based operations, adding production scalability and sustainability to our program by allowing for modular and iterative expansion and project prioritization. From cultivation of raw source materials and superior-trait psilocybe to contract ethnobotany research of rare medicinally valuable plants from around the world, our TerraCube system will allow our team to rapidly begin researching and producing naturally derived products and raw materials.

Each TerraCube module features a patent-pending environmental control system drawing information from more than 100 data sensors. Each unit’s air-handling system provides a positive pressure environment designed to ensure cultivars remain unadulterated by impurities or cross-contaminants. These growth modules are expected to enable our team to conduct highly advanced genomic assessment and superior trait selection, intellectual property capture, and Genetic Use Restriction Technology, or GURT, programs.

Bioprocess Development Laboratory

Our bioprocess development laboratory, or BDL, which supports API biosynthesis, is expected to enable the development of plasmids containing API expression cassettes for insertion into host cell lines. The BDL will leverage both lab- and pilot-scale bioreactors in addition to necessary analytical and supporting equipment. Stable API-expressing host cell lines will be banked in cryogenic freezers for subsequent transfer to quality control and manufacturing processes.

Testing and Analysis Laboratory

Our testing and analysis laboratory, or TAL, will utilize high-performance liquid chromatography with mass spectrophotometric detectors, or HPLC-MS, a proven method for high purity quantification and low sensitivity detection of biopharmaceutical APIs. The HPLC-MS and supporting systems are designed to ensure all APIs meet or exceed the standards for compliance and expectations of our customers. The TAL is capable of facilitating various analytic functions in support of contract and partner research projects and serves as a final quality check for production APIs prior to submission for third-party testing. The use of third-party laboratory testing is a requirement of good clinical practices and GLP protocols.

Competition

The psychotropics-based product manufacturing and contract research business is an emerging industry with increasing levels of competition and is subject to significant technological change. We face substantial competition from other psychotropics-based product manufacturing companies and suppliers of medical-grade psychedelic raw materials, APIs and finished drug products and/or contract research services. Our competitors are already in the process of development and contract manufacturing of psychotropics-based products and providing contract research services in the industry. Many of our competitors have substantially greater financial, technical and human resources, higher capitalization, a more experienced management team, and a more mature business than us. These factors could prevent us from achieving our revenue, market share and growth targets. Further, we may not be able to effectively manage our growth, if any, and operations, which could materially and adversely affect our business. If we are not able to compete effectively against our current and future competitors, our business will not grow, and our financial condition and operations will be materially and adversely affected.

Our potential competitors include large and specialty pharmaceutical companies and biotechnology companies, academic research institutions and governmental agencies, and public and private research institutions. Our plan to cultivate, extract and purify medical-grade psilocybin and other psychotropics-based products and to offer them to appropriately licensed research institutions, biopharmaceutical companies and other parties who are engaged in discovery and development with respect to psychotropics-based medicines, will compete with other entities that are developing or supplying psychoactive compounds for use in medical research. Due to the depth and diversity of our intended product offerings, we may face competition from a variety of companies, including:

•        Developers of psychotropics-based products:    Companies such as Mind Medicine (MindMed) Inc., a neuro-pharmaceutical drug development platform, Psygen Industries, Ltd., a manufacturer of pharmaceutical grade psychedelic drug products for clinical research and therapeutic applications and Numinus Wellness Inc., a health care company focused on creating wellness solutions centered on psychedelic therapies, and HAVN Life Sciences Inc., a biotechnology company pursuing standardized extraction of psychoactive compounds, the development of natural health care products and mental health treatments. To the extent we are unable to sell our products to these companies, our clients will face competition from them in the market for psychotropics-based medicines.

•        Contract research providers:    Companies known to provide contract research services to facilitate improved pharmaceutical and biotechnology product development, such as KGK Science Inc.

We expect to face increasing competition as new APIs and other products enter the market and further advancements in technologies are made. We expect market adoption of any products that we develop to be dependent on, among other things, purity, efficacy, and price.

Many of our current or potential competitors, either alone or with their collaboration partners, have significantly greater financial resources and expertise in the development and marketing of contract manufacturing and research services than we do. Mergers and acquisitions in the psychedelic and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. As attention on the emerging psychotropics-based medicines industry intensifies, we expect that additional competitors will enter the marketplace.

Government Regulation

We are focused on developing and commercializing APIs comprising biologically sourced derivatives and synthetic compounds, primarily psychedelics, with potential medicinal and therapeutic value as regulated medicines. In order for our APIs and other products to be developed into regulated medicines, our process and our clients’ operations must be conducted in strict compliance with the regulations of the regulatory agencies in the jurisdictions in which we and our clients operate or intend to operate, including the United States and Canada, at the federal, state and (in the case of Canada) provincial level. These regulatory authorities extensively regulate, among other things, the cultivation, manufacture, import, export, research, testing, quality control, labelling, packaging, storage, record-keeping, promotion advertising, distribution, post-approval monitoring and reporting, marketing, and export and import and commercialization of drugs and their APIs, such as those we are developing, in specific jurisdictions under applicable laws and regulations.

We, along with our vendors and research and commercial clients, will be required to navigate the various manufacturing, importation, exportation, preclinical, clinical, and commercial approval requirements of the governing regulatory agencies of the countries in which we and our clients wish to manufacture, test, store, seek approval and distribute our or our clients’ products and product candidates. The process of obtaining regulatory approvals of drugs and their APIs and of ensuring subsequent compliance with appropriate federal, state, local and foreign statutes and regulations requires the expenditure of substantial time and financial resources and may not be successful.

International Conventions Governing Controlled Substances

Our business involves the use of psychoactive compounds or materials that contain psychoactive compounds, including the manufacture, transportation, testing, storage and sale of such compounds and products, and as such, will be subject to extensive regulation under international and national laws.

The current international drug control system was established by three main international drug conventions: the 1961 United Nations, or UN, Single Convention on Narcotic Drugs, or the Single Convention; the 1971 UN Convention on Psychotropic Substances, or the 1971 Convention; and the 1988 UN Convention Against Illicit Traffic in Narcotic Drugs and Psychotropic Substances, or the 1988 Convention. The Single Convention established the drug scheduling system, which is also used in the 1971 Convention, to establish various degrees of control applicable to controlled substances, or substances with a potential for abuse. The 1988 Convention focuses on criminal enforcement against illicit drug trafficking and money laundering. All three conventions seek to restrict the use of controlled substances to legitimate purposes and avoid their diversion into illicit markets through strict regulatory controls.

The 1971 Convention establishes a regulatory framework and four schedules for psychotropic substances, which are substances that affect one’s mental state, including hallucinogenic, or psychedelic, drugs. In addition to requiring controls on the manufacture, trade, distribution, and possession of psychotropic substances, the 1971 Convention requires that signatories provide the International Narcotics Control Board, or INCB, with annual statistical reports of quantities of psychotropic substances manufactured, exported from, or imported to their country. If, based on the information provided, the INCB has reason to believe that the aims of the 1971 Convention are endangered, it can ask an endangering country to provide explanations for its deviation from the 1971 Convention; call on the government to adopt remedial measures; or, bring the matter to the attention of the greater UN and recommend that the country stop the export and/or import of a particular psychotropic substance. Regarding substances in Schedule I of the convention, such as MDMA, DMT, and psilocybin, signatories are required to “prohibit all use except for scientific and very limited medical purposes.”

The Single Convention requires signatories to provide the INCB an annual estimate of the quantities of narcotic drugs to be used for medical and scientific purposes, to be used in the manufacture of other drugs, and the stocks of narcotic drugs to be held by the signatory country. Signatories may not exceed their submitted estimates without furnishing a supplementary estimate to the INCB explaining the need for the adjustment. The 1971 Convention does not establish the same type of ceiling on the manufacture and use of psychotropic substances.

The 1988 Convention outlines a criminal enforcement framework for the manufacture, distribution, and sale of narcotic drugs or psychotropic substances in contravention of the Single Convention and the 1971 Convention. It includes provision for the confiscation of proceeds from the illicit traffic of drugs and creates a system for requesting extradition of guilty parties between signatory countries. In order to stem the international illicit trade of narcotic drugs and psychotropic substances, all imports and exports of signatory countries — including the lawful import and export of narcotics and psychotropics — must be properly documented and controlled.

As signatories to the Single Convention, the 1971 Convention, and the 1988 Convention, Canada, our country of domicile, and the United States, one of our primary markets, have based their domestic regulation of narcotics and psychotropic substances on the frameworks established in these conventions, and they must comply with the conventions’ ongoing recordkeeping and reporting requirements.

Canada

Certain psychoactive compounds, such as psilocybin, are considered controlled substances under Canada’s Controlled Drugs and Substances Act, or the CDSA. Specifically, psilocin (3 — [2 — (dimethylamino)ethyl] — 4 — hydroxyindole) and any salt thereof and psilocybin (3 — [2 — (dimethylamino)ethyl] — 4 — phosphoryloxyindole) and any salt thereof, are listed under Schedule III of the CDSA. Psilocin and psilocybin are also restricted drugs under Part J of the Food and Drug Regulations. In Canada, MDMA and ketamine are Schedule I controlled substances, while LSD is a Schedule III controlled substance. The production, possession, obtaining, trafficking (including, among other things, sale, distribution, and administration), importing or exporting of controlled substances and precursors is prohibited in Canada unless specifically permitted by applicable law. Penalties for contravention of the CDSA related to Schedule I substances are the most punitive, with Schedule II being less punitive than Schedule I, and Schedule III being less punitive than Schedule I and II. A party may seek government approval for an exemption under Section 56(1) of the CDSA to allow for the possession, transport or production of a controlled substance for medical or scientific purposes or if such usage is otherwise in the public interest.

A licence may be obtained to produce, assemble, sell, provide, transport, send, deliver, import and export controlled substances and products that contain a controlled substance. A party can apply for a Dealer’s Licence under the Canadian Food and Drug Regulations (Part J), which would permit a party to perform authorized activities in relation to a restricted drug, such as psilocybin and psilocin. By law, a Dealer’s Licence for a restricted drug may only be issued to eligible persons, which include: (i) an individual who ordinarily resides in Canada; (ii) a corporation that has its head office in Canada or operates a branch office in Canada; or (iii) the holder of a position that includes responsibility for restricted drugs on behalf of the Government of Canada or of a government of a province, a police force, a hospital or a university in Canada.

To qualify for a Dealer’s Licence, a party must meet all regulatory requirements, including having compliant facilities and security measures, compliant materials and staff that meet the qualifications under the regulations. An applicant must designate a senior person in charge, who is responsible for the management of the activities with respect to the restricted drugs subject to the licence application, and a qualified person in charge, who is responsible for supervising activities with respect to the restricted drug. The qualified person in charge must meet prescribed qualification requirements, in addition to working at the site specified in the Dealer’s Licence. The proposed qualified person in charge must be a pharmacist or a practitioner of medicine, dentistry or veterinary medicine registered with a provincial professional licensing authority, or hold a degree in an applicable science from a recognized Canadian University, or a foreign degree recognized by a Canadian university or a Canadian professional association. Furthermore, an applicant must submit a criminal record check by a Canadian police force evidencing that during the 10 years prior to the application, the senior person in charge, and the qualified person in charge, was not convicted of a designated offenses as set out in Part J of the Food and Drug Regulations.

Licenced Dealers must have a secure facility for the storage of controlled drugs and substances. There are 11 security levels applicable to controlled drugs and substances, which are based upon the geographical location in Canada and the total value of controlled substances stored on the premises at any given time. A physical security inspection is required as part of the application process.

Assuming compliance with all relevant laws (Controlled Drugs and Substances Act, Food and Drugs Regulations) and subject to any restrictions placed on the licence by Health Canada, an entity with a Dealer’s Licence may produce, assemble, sell, provide, transport, send, deliver, import or export a restricted drug (as listed in Part J in the Food and Drugs Regulations, which includes psilocybin and psilocin) (see s. J.01.009(1) of the Food and Drug Regulations). However, a licenced dealer may only import and export controlled substances and restricted drugs in accordance with a permit from Health Canada, which must be obtained for each import or export.

There are a number of reasons that Health Canada must refuse a licence under applicable law. For example, a licence must be refused if an applicant does not have prescribed security measures in place, the applicant has submitted false or misleading information with respect to its licence application, or there are reasonable grounds to believe that the issuance of the licence would likely create a risk to public health or safety, including the risk of a restricted drug being diverted to an illicit market or use. Once issued, Health Canada has the authority to suspend or revoke a Dealer’s Licence if it has reasonable grounds to believe that it is necessary to do so to protect public health or safety, which includes preventing a restricted drug from being reverted to an illicit market or use.

Furthermore, permission to export psychedelics is not guaranteed under a Dealer’s Licence, and there is risk that Health Canada may not issue an export permit at each or any request. By law, an export permit must not be issued for a restricted drug where, among other things, the issuing body has reasonable grounds to believe that the exportation would contravene an international obligation, or where there are reasonable grounds to believe that the exportation would contravene the laws of the country of final destination or any country of transit or transhipment. Therefore, even with a valid Dealer’s Licence issued for the production of psilocybin, legal export of APIs to customers outside of Canada is not guaranteed.

Currently, a licenced dealer may only sell psychedelics to an institution for clinical or research purposes. In Canada, an “institution” under Part J of the Food and Drug Regulations is defined as any institution engaged in research on drugs and includes a hospital, a university in Canada or a department or agency of the Government of Canada or of a government of a province or any part of them. Prior to the sale, the research institution must obtain authorization for the sale from Health Canada.

In order to conduct research or clinical trials with psychedelics in Canada, an institution must either hold its own Dealer’s Licence, or an exemption from Health Canada under Section 56(1) of the CDSA, and a clinical trial authorization from Health Canada. Section 56(1) of the CDSA allows for an exemption from the application of all or any of the provisions of the CDSA, and can permit the possession of a controlled substance for medical or scientific purposes (for example, in clinical trials), or where it is in the public interest to grant and exemption.

The activities permitted under a Section 56(1) exemption are not defined in the CDSA. An applicant seeking a Section 56(1) exemption for scientific purposes must provide a project or study description, including a research protocol and approval by an animal care committee if applicable. Administration to human subjects is not permitted under an exemption for scientific purposes, whereas administration to animals may be permitted under certain conditions. An application for an exemption to use a controlled substance for clinical studies requires the submission of a clinical trial protocol and an authorization from Health Canada to conduct a clinical trial (in the form of a No Objection Letter). Physical security measures must be maintained at any facility in which research or clinical trials are conducted under a Section 56(1) exemption. To our knowledge, the Canadian government has not yet granted a Section 56(1) exemption for the use of psychedelics.

Failure to comply with any of the above applicable regulations, regulatory authorities or other requirements may result in civil or criminal penalties, recall or seizure of products, partial or total suspension of production, or revocation of a licence or exemption.

Bringing New Drugs to Market

We expect that many of our clients will purchase our products for purposes of conducting research and development, and ultimately obtaining regulatory approval for and commercializing drug products designed to treat a range of mental health and cognitive conditions. In Canada, Health Canada regulates drug products under the federal Food and Drugs Act, and its regulations. Failure to comply with applicable Health Canada requirements at any time with respect to product development, clinical testing, approval or any other legal requirements relating to product manufacture, processing, handling, storage, quality control, safety, marketing, advertising, promotion, packaging, labelling, export, import, distribution, or sale may lead to administrative or judicial penalties or other consequences. These consequences could include, among other things, Health Canada’s refusal to approve pending applications, suspension or revocation of approved applications, warning letters, recalls, product seizures, relabelling or repackaging, total or partial suspensions of manufacturing or distribution, or prosecution. The sale of pharmaceutical products may also be subject to other provincial regulations.

Before testing any drug in humans, the product candidate must undergo rigorous preclinical testing. Preclinical studies include laboratory evaluations of drug chemistry, formulation and stability, as well as in vitro and animal studies to assess safety and in some cases to establish the rationale for therapeutic use. If preclinical tests indicate that a substance produces a desired effect and is not toxic, a sponsor may apply to the Health Canada for authorization to conduct a clinical trial.

The clinical stage of development involves the administration of the product candidate to healthy volunteers or patients under the supervision of qualified investigators to research and gather information on a drug’s dose, effectiveness and safety in humans. Clinical trials are conducted in accordance with good clinical practice, or GCP, requirements under protocols detailing, among other things, the objectives of the clinical trial, administration procedures, subject selection and exclusion criteria and the parameters and criteria to be used in monitoring safety and evaluating effectiveness. Each protocol, and any subsequent amendments to the protocol, must be submitted to Health Canada for approval. Furthermore, each clinical trial must be reviewed and approved by a Research Ethics Board, or REB, for each site at which the clinical trial will be conducted. The REB is not affiliated with the clinical trial sponsor, and its principal mandate is to approve the initiation of, and conduct periodic reviews of, biomedical research involving human subjects in order to ensure the protection of subject rights, safety and well-being. If the clinical studies demonstrate that the potential therapeutic benefits outweigh associated risks, a clinical trial sponsor may file a New Drug Submission, or NDS, with Health Canada.

An NDS is a request for approval to market a new drug in Canada, and it contains information gathered regarding the safety, efficacy and quality of a drug. The NDS includes preclinical and clinical trial results, and information regarding therapeutic claims, side effects, production, packaging and labelling. To support marketing approval, the data submitted must be sufficient in quality and quantity to establish the safety and efficacy of the drug to the satisfaction of Health Canada. Health Canada must approve an NDS and issue a Notice of Compliance, or NOC, and a Drug Identification Number, or DIN, before a drug may be marketed Canada.

Drugs approved for marketing in Canada but remaining on Schedule III of the CDSA will still be subject to the restrictions contained therein. To date, no drugs containing psilocybin or psilocin have been issued a NOC in Canada.

The United States

In the United States, the Drug Enforcement Administration, or DEA, the Food and Drug Administration, or FDA, and other regulatory authorities at federal, state and local levels, extensively regulate the research, development, testing, manufacture, quality control, import, export, safety, effectiveness, labelling, packaging, storage, distribution, recordkeeping, approval, advertising, promotion, marketing, post-approval monitoring and post-approval reporting of drugs and their APIs. Importantly, the United States’ federal Controlled Substances Act, or CSA, the Controlled Substances Import Export Act, or the CSIEA, and their implementing regulations regulate the substances we intend to manufacture, refine and export to the United States.

The Controlled Substances Act

Controlled substances are defined as drugs or other substances that have a potential for abuse. The CSA imposes registration, security, recordkeeping and reporting, storage, disposal and other requirements on any person or entity that manufactures, distributes, dispenses, imports, exports, or conducts research with controlled substances. These requirements have been established to prevent the diversion of controlled substances to illicit channels of commerce while providing for the legitimate medical and scientific needs of the United States. The United States Attorney General has delegated responsibility for the regulation of controlled substances to the DEA.

The DEA categorizes controlled substances into one of five schedules — Schedule I, II, III, IV or V — with varying qualifications for listing in each schedule. Schedule I controlled substances are those that have a high potential for abuse, have no currently accepted medical use in the United States and are not accepted as capable of being safely used under medical supervision. Substances having a currently accepted medical use, including pharmaceutical products, may be listed as Schedule II, III, IV or V controlled substances, with Schedule II controlled substances presenting the highest potential for abuse and physical or psychological dependence, and Schedule V controlled substances presenting the lowest relative potential for abuse and dependence. The regulatory requirements are more restrictive for handlers of Schedule II controlled substances than Schedule III-V controlled substances. For example, all Schedule II drug prescriptions must be signed by a physician, physically presented to a pharmacist in most situations, and cannot be refilled. Psychotropics such as psilocybin, psilocin, DMT and MDMA are regulated as Schedule I controlled substances, and have the strictest controls imposed upon their use for any purpose.

Scheduling determinations by the DEA are dependent on FDA approval of a substance or a specific formulation of a substance for medical use and marketing in the United States. Therefore, while psilocybin and the other psychedelic substances we may cultivate and manufacture are primarily Schedule I controlled substances, products approved by FDA for medical use and marketing in the United States that contain psilocybin or another such substance would be placed in Schedules II-V, since approval by FDA satisfies the “accepted medical use” requirement. If and when a product candidate developed by one of our clients receives FDA approval, the DEA will likely make a scheduling determination and place it in a schedule other than Schedule I in order for it to be prescribed to patients in the United States.

Registration to Handle Schedule I Substances Required by U.S. Facilities

While we are required to comply with Canadian law governing manufacture and export of controlled substances, our U.S. clients will be required to comply with DEA policy regarding the handling — including the import — of the U.S.-designated Schedule I substances they purchase from us. Facilities conducting research, manufacturing, distribution, importation, exportation, or dispensing of any controlled substances must register and receive a certificate of registration from the DEA. In order to obtain DEA registration, the facilities will first need to register with the narcotics enforcement department of the state in which they are located. Once a facility receives a certificate of registration from the DEA, it is referred to as a registrant. Registrants must have the security, control, recordkeeping, reporting, and inventory mechanisms required by the DEA to prevent loss and diversion of any controlled substances.

Several categories of registrations are available, depending on a registrant’s principal activity. These categories are:

•        Manufacturing (bulk or dosage form)

•        Distributing

•        Reverse Distributing (controlled substance waste disposal)

•        Dispensing or Instructing (for medical practitioners, hospitals/clinics, pharmacies and teaching institutions)

•        Research with Schedule I substances

•        Research with Schedule II through V substances

•        Narcotic Treatment Program

•        Importing

•        Exporting

•        Chemical Analysis

The certificate of registration will specify the exact substances authorized to be used and the activities the registrant is authorized to engage in. Any facility that engages in more than one group of independent activities must obtain a separate registration for each group of activities, unless the additional activities are listed as “coincident activities” to the primary activity for which a registration is issued. For instance, manufacturing registrants may, as an activity coincident to the primary activity of manufacturing, distribute the class of substance for which registration was issued.

DEA registrations must be renewed annually, except for dispensing facility registrations, which must be renewed every three years. The DEA conducts periodic inspections of certain registered establishments that handle controlled substances. Our U.S. clients must receive certificates of registration before they may apply to import our products.

A new application for registration will include a DEA field investigation, analysis and review of the application at DEA headquarters, and a request for any other information that the DEA deems necessary. Applications for importers or bulk manufacturers of controlled substances are published in the Federal Register, and other registered bulk manufacturers may submit comments or objections to the new registration.

All applicants and registrants must provide effective controls and procedures to guard against theft and diversion of controlled substances. In evaluating the overall security system of a registrant or applicant, the DEA will consider, among other things, the adequacy of the applicant’s system for monitoring the receipt, distribution, and disposition of controlled substances in its operations. The DEA may deny an application for registration if it finds that the registration is inconsistent with the public interest, which is determined by considering:

•        maintenance of effective controls against diversion into other than legitimate medical, scientific, research, or industrial channels by limiting the importation and bulk manufacturer of controlled substances to establishments that can produce an adequate and uninterrupted supply of these substances under adequately competitive conditions for legitimate medical, scientific, research, and industrial purposes;

•        compliance with applicable state and local law;

•        prior conviction records of applicants relating to the manufacture, distribution, or dispensing of controlled substances;

•        past experience in the applied for activity, and the existence in the establishment of effective controls against diversion;

•        for manufacturing registrants, promotion of technical advances in the art of manufacturing the controlled substances and the development of new substances; and

•        other factors as may be relevant to and consistent with the public health and safety.

Failure to comply with applicable requirements of registration, particularly as manifested in the loss or diversion of controlled substances, can result in enforcement action that could have a material adverse effect on a registrant’s business, operations and financial conditions. The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to revoke those registrations. In certain circumstances, violations could lead to criminal prosecution.

Registration Requirements for Research Facilities

We anticipate that some of our clients will be research facilities at U.S. academic institutions or companies conducting research. Such research facilities that wish to study Schedule I controlled substances must, in addition to meeting the applicable requirements described above, send their research protocol to the DEA. The research protocol must include a statement of the purpose of the research project; the researchers’ institutional affiliation and qualifications; the name of the Schedule I substances involved and the amount of each needed; and the source of the Schedule I substances, including whether they will be provided by a domestic or foreign manufacturer; a description of the research to be conducted; a statement of the security provisions for storing and dispensing the substances in a way that prevents diversion; and a statement of the quantity and sources of the substances to be manufactured or imported. All of the foregoing will be submitted by the DEA to the Department of Health and Human Services (HHS) for approval. The research registrant must justify the need for import of the substances, and HHS must approve the importation as part of the research protocol. If the registrant has already submitted an Investigational New Drug, or IND, application to the FDA, proof of such application may be submitted to the DEA in lieu of the foregoing.

If a research registrant needs to increase the quantity of a Schedule I substance used for an approved research project, a request must be submitted to the DEA, which will forward the request to FDA for approval. Any change in the research protocol likewise must be submitted to the DEA. Facilities registered to conduct research with Schedule I controlled substances may conduct research only with the substances for which the facility’s research protocol was approved.

In September 2021, the U.S. Office of National Drug Control Policy (ONDCP) issued a legislative proposal to the U.S. Congress to amend the process for obtaining a DEA registration for research with Schedule I substances to align it more closely with Schedule II research registrations. If implemented, the changes may shorten the timeline and simplify the paperwork required for U.S. research facilities to obtain registrations allowing them to access Schedule I substances for scientific purposes. On December 2, 2021, the DEA expressed support for ONDCP’s proposal via written testimony submitted to a House Energy and Commerce subcommittee.

U.S. Import Regulations Applicable to Schedule I Substances

Once registered, our U.S. clients must apply for permission from the DEA to import our APIs. Import of Schedule I substances into the United States is governed by the CSIEA and its implementing regulations. Although it is generally unlawful to import Schedule I substances into the United States, certain specified substances may be imported if the DEA finds such import would serve medical, scientific or other legitimate purposes. Specifically, an application to import Schedule I substances may be authorized if competition among domestic manufacturers of the controlled substance is inadequate and will not be rendered adequate by the registration of additional manufacturers, or, if the domestic supply of any controlled substance is inadequate for scientific studies.

As described above, DEA registrations comprise various categories based on the primary activity of the registrant. Only three of the DEA registration categories allow the registrant to apply for authorization to import Schedule I substances: research, import, and chemical analysis. Registrants, such as manufacturers and distributors, without the ability to import must obtain controlled substances from another entity registered under one of the following categories:

•        “Research — Schedule I” registration.    The primary activity of this category of registrants is research with Schedule I substances. Coincident activities include: manufacture or import of the “basic class” (i.e., encompassing all the chemical forms) of substance or substances for which registration was issued (provided that such manufacture or import is set forth in the research protocol approved by FDA), and distribution of such class to persons registered or authorized to conduct research with such class of substance or registered or authorized to conduct chemical analysis with controlled substances. We anticipate that the majority of our prospective clients will pursue DEA registration under this category.

•        “Importing” registration.    The primary activity of this category of registrants is importation of controlled substances specified on the registration. Coincident activities include distribution of that substance or class for which registration was issued. Importers may not distribute any substance or class for which not they are not registered. Applications for import registrations are subject to a notice and comment period during which bulk manufacturers of the affected basic classes may file written comments or objections to the issuance of the proposed registration.

•        “Chemical Analysis” registration.    The primary activity of this category of registrants is analysis of controlled substances. Coincident activities include manufacture and import controlled substances for analytical or instructional activities; distribution of such substances to persons registered or authorized to conduct chemical analysis, instructional activities, or research with such substance; and the conduct of instructional activities with controlled substances.

In addition to needing a registration for their primary activities, the above registrants must apply for import permits from the DEA to import particular shipments. A separate permit is required for each shipment of a Schedule I substance to be imported. The DEA is authorized to issue an import permit if it finds that the domestic supply of particular substance is inadequate for scientific studies or to meet the needs of an emergency, or, in any case, if it finds that competition among domestic manufacturers of the controlled substance is inadequate and will not be rendered adequate by the registration of additional manufacturers. U.S. policy favors domestic production of controlled substances. If there are domestic manufacturers of the Schedule I substances, the registrant will have to justify the need for import. If an import permit is approved, it must describe the precautions that the applicant will take to guard against storage or in-transit losses, such as ensuring that shipping containers are unmarked. Applicants must indicate the source of the substances, the port of entry into the United States, the name of the importing carrier or vessel, and the date the shipment will leave the foreign port or country. Registrants are responsible for selecting common or contract carriers that can provide adequate security to guard against in-transit losses.

The DEA will send a copy of the import permit to the Canadian authorities (the country of export) and our importing registrant-clients will be required to submit a copy of the import permit and information about the transaction to the customs officer at the port of entry. If shipments are denied release by a customs officer at the port of entry for any reason, the importer must submit a new application for an import permit. After receipt of the Schedule I substance, registrants must submit a follow-up report to the DEA, confirming receipt and conformity of the shipment to the import permit.

Some of our clients may wish to register as importers, with importation as their primary activity and distribution as a coincident activity. The DEA grants an importer registration if it determines that “such registration is consistent with the public interest and with United States obligations under international treaties, conventions, or protocols.” The DEA is required to limit imports by registered importers to amounts necessary to provide for the medical, scientific, or other legitimate needs of the United States in the case that competition among domestic manufacturers of the controlled substance is inadequate and will not be rendered adequate by the registration of additional manufacturers. In determining whether domestic competition is adequate, the DEA must consider price rigidity, conditions of supply and demand, and the extent of service and quality competition among the domestic manufacturers. The fact that there are only a small number of registered manufacturers for a particular controlled substance is not indicative of a lack of competition.

Customs Considerations

The importation of goods into the United States is managed by U.S. Customs and Border Protection, or CBP. In addition to complying with DEA policy regarding importation of Schedule I substances, our clients must also ensure that shipments comply with CBP laws and regulations regarding the importation of merchandise from foreign countries. CBP requires the use of shipping manifests, bills of lading, inspection of merchandise, payment of duties, if applicable, and reporting. The Toxic Substances Control Act, or TSCA, requires that importers of any chemicals include a certification that the chemical either complies with the TSCA or is exempt from the TSCA. Failure to follow CBP and TSCA requirements may result in detention or even destruction of shipments.

Procurement Quotas

Some of our clients may be U.S. registered manufacturers who plan to convert our bulk APIs into dosage forms or into other substances. These U.S. registrants must obtain procurement quotas from the DEA. Procurement quotas set a ceiling on the amount of a Schedule I or II controlled substance a registered manufacturer may obtain for conversion into dosage form or other substances. A separate application for a procurement quota must be submitted for each Schedule I or II substance a manufacturer wants to acquire. The applications must state the purpose for which the substance is being acquired, and the quantity desired for that purpose during a calendar year. Procurement quota applications must be submitted by April 1 of the year preceding the calendar year for which the procurement quota will apply. Only manufacturers who plan to convert bulk quantities of controlled substances into dosage form or into other substances must apply for a procurement quota; research registrants and chemical analysis registrants are not required to apply for procurement quotas.

Manufacturers that have been issued a procurement quota may request an adjustment to the quota by applying with the DEA and showing the need for the adjustment. An increase to a procurement quota is at the discretion of the DEA. If there exist sufficient domestically-produced quantities of a certain Schedule I or II substance, the DEA may limit the issuance of import permits.

Production Quotas

Similar to procurement quotas, production quotas set a ceiling on the amount of bulk Schedule I or II substances that may be manufactured in, or imported into, the United States in any given year. The country’s aggregate production quota, or APQ, reflects the total quantity of each basic class of controlled substances in Schedule I or II necessary to be manufactured in the United States in a given year to provide for the estimated medical, scientific, research, and industrial needs of the country, for lawful export requirements, and for the establishment and maintenance of reserve stocks. The APQ can be adjusted at any time, but only at the discretion of the DEA. The APQ is divided among registered bulk manufacturers as individual manufacturing quotas. Registered bulk manufacturers wishing to manufacture bulk quantities of Schedule I or II controlled substances in the United States must apply for individual manufacturing quotas every year, and may not manufacture more than their assigned allotment without a modification to their manufacturing quota from the DEA. The APQs and individual manufacturing quotas are established in terms of bulk quantities of each basic class of controlled substances, and not in terms of individual pharmaceutical dosage forms prepared from, or containing a controlled substance. The DEA recently increased the 2021 aggregate production quotas for psilocybin, psilocin, MDMA, and DMT. It has proposed increased 2022 aggregate production quotas for psilocybin, psilocin, MDMA, DMT, LSD, mescaline, 5-MeO-DMT, and MDA.

State and Local Regulation of Psychedelics

Each state in the Unites States also maintains separate controlled substance laws and regulations, including licensing, recordkeeping, security, distribution, and dispensing requirements. State authorities, including Narcotics Control Boards and Boards of Pharmacy, regulate use of controlled substances in each state. Though state-controlled substances laws often mirror federal law, because the states are separate jurisdictions, they may separately schedule a controlled substance or product containing a controlled substance. While some states automatically schedule a drug based on federal action, other states schedule drugs through rule making or a legislative action. However, any state law in positive conflict with the CSA is superseded by the CSA.

Nonetheless, beginning with the state legalization of cannabis for medical use in California in 1996, U.S. jurisdictions have been modifying their own controlled substance laws and criminal enforcement policies to allow for broader manufacture, distribution, dispensing, and possession of certain controlled substances, in contravention of the CSA. While cannabis has been the most widespread example of this tension between state and federal law, the therapeutic use of psychedelics is now gaining traction in U.S. cities and states. For instance, the city and county of Denver voted in 2019 to make the enforcement of any laws imposing criminal penalties for the personal use and personal possession of psilocybin mushrooms the lowest law enforcement priority in the city and county of Denver, and in Oregon, Measure 109 was passed in November 2020 directing the Oregon Health Authority, or OHA, after a two-year development period, to license and regulate the manufacturing, transportation, delivery, sale and purchase of psilocybin products and the provision of psilocybin services. Oakland and Santa Cruz, California, Washington, D.C., and Ann Arbor, Michigan have declared the enforcement of laws that criminalize the non-commercial planting, cultivating, purchasing, transporting, distributing, possessing or engaging in practices with entheogenic plants among their lowest law enforcement priorities. Forty-one states and the U.S. Congress have adopted “right-to-try” laws, allowing patients with terminal conditions to try investigational drugs which have passed Phase I clinical trials but have not yet been approved for general use. The investigational drugs accessible via right-to-try laws include psychedelics-based drugs. In September 2021, the Washington State attorney general argued in defense of the state’s right-to-try laws in a case challenging the DEA’s assertion that it has no authority to help practitioners implement the laws. The case arose from a doctor’s request to give psilocybin to terminally ill patients.

Although jurisdictions in the United States have decriminalized or even legalized and regulated psychedelics to varying extents, employing varying regulatory frameworks, participation in these state frameworks would be in violation of the CSA and could lead to federal prosecution, including seizure of assets and criminal penalties. We will only be able to distribute our products to DEA-registered facilities and cannot participate in state-specific psychedelics markets that are in contravention of U.S. federal law.

Bringing New Drugs to Market

We expect that many of our clients will purchase our products for purposes of conducting research and development, and ultimately obtaining regulatory approval for and commercializing, drug products designed to treat a range of mental health and cognitive conditions. In the United States, the FDA regulates drug products under the Federal Food, Drug, and Cosmetic Act, as amended, or the FDCA, its implementing regulations and other laws. Failure to comply with applicable FDA or other requirements at any time with respect to product development, clinical testing, approval or any other legal requirements relating to product manufacture, processing, handling, storage, quality control, safety, marketing, advertising, promotion, packaging, labelling, export, import, distribution, or sale may lead to administrative or judicial sanctions or other legal consequences. These sanctions or consequences could include, among other things, the FDA’s refusal to approve pending applications, issuance of clinical holds for ongoing studies, suspension or revocation of approved applications, warning or untitled letters, product withdrawals or recalls, product seizures, relabelling or repackaging, total or partial suspensions of manufacturing or distribution, injunctions, fines, civil penalties or criminal prosecution. Pharmaceutical products are also subject to other federal, state and local statutes and regulations. A failure to comply with any requirements during the product development, approval, or post-approval periods, may lead to administrative or judicial sanctions, which could include the imposition of a hold on clinical trials, refusal to approve pending marketing applications or supplements, withdrawal of approval, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties or criminal prosecution.

Before testing any drug in humans, the product candidate must undergo rigorous preclinical testing. Preclinical studies include laboratory evaluations of drug chemistry, formulation and stability, as well as in vitro and animal studies to assess safety and in some cases to establish the rationale for therapeutic use. The conduct of preclinical studies is subject to federal and state regulation, including good laboratory practice, or GLP, requirements for safety/toxicology studies and the Animal Welfare Act, which is enforced by the Department of Agriculture. The results of the preclinical studies, together with manufacturing information and analytical data, must be submitted to FDA as part of an IND. An IND is a request for authorization from FDA to administer an investigational product to humans and must become effective before clinical trials may begin.

The clinical stage of development involves the administration of the product candidate to healthy volunteers or patients under the supervision of qualified investigators, who generally are physicians not employed by or under the trial sponsor’s control, in accordance with good clinical practice, or GCP, requirements, which include the requirements that all research subjects provide their informed consent for their participation in any clinical trial. Clinical trials are conducted under protocols detailing, among other things, the objectives of the clinical trial, administration procedures, subject selection and exclusion criteria and the parameters and criteria to be used in monitoring safety and evaluating effectiveness. Each protocol, and any subsequent amendments to the protocol, must be submitted to the FDA as part of the IND. Furthermore, each clinical trial must be reviewed and approved by an institutional review board for each institution at which the clinical trial will be conducted to ensure that the risks to individuals participating in the clinical trials are minimized and are reasonable compared to the anticipated benefits.

Clinical trials to evaluate therapeutic indications to support NDAs for marketing approval are typically conducted in three sequential phases, which may overlap.

•        Phase 1 — Phase 1 clinical trials involve initial introduction of the investigational product into healthy human volunteers or patients with the target disease or condition. These studies are typically designed to test the safety, dosage tolerance, absorption, metabolism and distribution of the investigational product in humans, excretion, the side effects associated with increasing doses, and, if possible, to gain early evidence of effectiveness.

•        Phase 2 — Phase 2 clinical trials typically involve administration of the investigational product to a limited patient population with a specified disease or condition to evaluate the drug’s potential efficacy, to determine the optimal dosages and administration schedule and to identify possible adverse side effects and safety risks. Phase 2 clinical trials are typically controlled and conducted in a limited patient population.

•        Phase 3 — Phase 3 clinical trials typically involve administration of the investigational product to an expanded patient population to further evaluate dosage, to provide statistically significant evidence of clinical efficacy and to further test for safety, generally at multiple geographically dispersed clinical trial sites. These clinical trials are intended to establish the overall risk/benefit ratio of the investigational product and to provide an adequate basis for product approval and physician labelling. In most (though not all) cases, FDA requires two adequate and well controlled Phase 3 clinical trials to support approval of a drug. The Multidisciplinary Association for Psychedelic Studies recently completed Phase 3 trials of a study evaluating MDMA-assisted therapy for severe PTSD.

Assuming successful completion of the required clinical testing, the results of the preclinical studies and clinical trials, together with detailed information relating to the product’s chemistry, manufacture, controls and proposed labelling, among other things, are submitted to the FDA as part of an NDA package requesting approval to market the product for one or more indications. An NDA is a request for approval to market a new drug for one or more specified indications and must contain proof of the drug’s safety and efficacy for the requested indications. The marketing application is required to include both negative and ambiguous results of preclinical studies and clinical trials, as well as positive findings. Data may come from company-sponsored clinical trials intended to test the safety and efficacy of a product’s use or from a number of alternative sources, including studies initiated by investigators. To support marketing approval, the data submitted must be sufficient in quality and quantity to establish the safety and efficacy of the investigational product to the satisfaction of the FDA. The FDA must approve an NDA before a drug may be marketed in the United States.

Drugs approved for marketing in the United States but remaining on Schedule II will still be subject to the import permit requirements described herein. If an approved nonnarcotic drug is listed on Schedule III, IV, or V in the United States, but remains listed on Schedule I or II of the 1971 Convention, it will also continue to be subject to the import regulations described herein. If an approved nonnarcotic drug in the United States is listed on Schedule III, IV, or V in the United States and is not listed on Schedule I or II of the 1971 Convention, then it will be subject to modified import regulations. Specifically, this type of approved drug may be imported pursuant to a controlled substances import declaration filed with the DEA no less than 15 days prior to the shipment’s anticipated date of release by a custom’s officer. If we will be supplying the finished dosage form an approved Schedule III, IV, or V drug which is not listed on Schedule I or II of the 1971 Convention, our products may be imported using an import declaration. If, however, we will be supplying bulk APIs for use in manufacturing such drugs, and those APIs remain on Schedules I or II in the United States, they will be subject to the import permit requirements described herein.

From time to time, legislation is drafted, introduced and passed in the U.S. Congress that could significantly change the statutory provisions governing the approval, manufacturing and marketing of products regulated by the FDA. In addition to new legislation, FDA regulations and policies are often revised or reinterpreted by the agency in ways that may significantly affect our business and its product candidates.

Employees and Human Capital Resources

As of September, 30, 2022, we had no employees and all of our executive officers provided services to us as independent consultants. We are currently converting contract and consulting management team members into regular employees and expect to engage five employees immediately prior to or shortly after the completion of this offering. We have in the past, and may in the future, hire additional employees and engage consultants and advisors, if and to the extent our management team determines that such actions would be helpful to implement our business plans and strategy. We have also identified additional management team members and professionals that are expected to join us upon completion of this offering. None of our employees is represented by a labor union or covered under a collective bargaining agreement. We consider our relationship with our employees and consultants to be good.

Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and new employees, consultants and advisors. The principal purposes of our equity and cash incentive plans are to attract, retain and reward personnel through the granting of stock-based and cash-based compensation awards, in order to increase stockholder value and the success of our company by motivating such individuals to perform to the best of their abilities and achieve our objectives.

We recognize that our continued ability to attract, retain and motivate exceptional employees is vital to ensuring our long-term competitive advantage. Our employees are critical to our long-term success and are essential to helping us meet our goals. Among other things, we support and incentivize our employees in the following ways:

•        Talent development, compensation, and retention.    We strive to provide our employees with a rewarding work environment, including the opportunity for success and a platform for personal and professional development. We provide a competitive benefits package designed to attract and retain a skilled and diverse workforce. We also offer employees a 401(k) plan.

•        Health and safety.    Employee health and safety in the workplace is one of our core values. One of the ways in which we support the health and safety of our employees includes a generous health insurance program.

•        Inclusion and diversity.    We are committed to efforts to increase diversity and foster an inclusive work environment that supports our workforce.

Our top priority during the ongoing COVID-19 pandemic remains protecting the health and well-being of our employees, consultants, customers, partners and communities. Since the onset of the COVID-19 pandemic, we have maintained a work-from-home policy for all our employees and consultants.

Legal Proceedings

From time to time, we may become involved in litigation or other legal proceedings or be subject to claims arising in the ordinary course of our business. We are not currently subject to any material legal proceedings. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information regarding our executive officers and directors as of the date of this prospectus.

Name	Age	Position
Executive Officers
Christopher McElvany	46	President, Chief Executive Officer and Director
Assad J. Kazeminy, Ph.D.	72	Chief Scientific Officer
Richard D. Nanula	61	Executive Chair and Director
Brian Zasitko CPA, CA	42	Chief Financial Officer
Non-Employee Directors
Paul Abramowitz(1)(2)	66	Director
Brittany Kaiser(1)(2)(3)	34	Director
Charles B. Nemeroff, M.D., Ph.D.(1)(2)	72	Director
Scott M. Reeves	53	Director
Livio Susin(3)	67	Director

____________

(1)      Member of the Audit Committee.

(2)      Member of the Compensation Committee.

(3)      Member of the Nominating and Corporate Governance Committee.

Executive Officers

Christopher McElvany has served as our President and Chief Executive Officer since March 2021 and as a member of our board of directors since November 2021. From July 2020 to March 2021, Mr. McElvany worked as a consultant to multiple cannabis companies and startups. From January 2019 to December 2019, Mr. McElvany served as a director and as the Executive Vice President of Innovation of Slang Worldwide Inc., a leading company consolidating brands along the regulated supply chain in the global cannabis industry. From January 2015 to December 2019, Mr. McElvany served as President of Allied Concessions Group, a leading provider of cannabis-infused products, and as Chief Technology Officer of National Concessions Group, a licensing and marketing company that sells consumption gear and accessories in the cannabis industry. Mr. McElvany also pioneered one of the world’s best-selling cannabis products, O.penVAPE. From March 2012 to December 2019, Mr. McElvany served as Chief Technology Officer of a number of companies in the cannabis space, including Organa Labs, Bakked and Organa Brands. Mr. McElvany holds a Bachelor of Science degree in Agricultural Economics from Texas A&M University.

We believe that Mr. McElvany is qualified to serve on our board of directors because of his extensive experience leading companies in other highly regulated industries and his product research, formulation and development skills.

Dr. Assad J. Kazeminy, Ph.D. has served as our Chief Scientific Officer since February 2021. Since 2018, Dr. Kazeminy has also served as the Chairman and Chief Executive Officer of AJK Biopharmaceutical, a drug development company. Dr. Kazeminy is the founder of Partum Biopharma, which he started in October 2018, and the founder and director of TheraVida, Inc., a drug development company, which he started in April 2005. Dr. Kazeminy also founded Irvine Pharmaceutical Services Inc., a premier contract development and manufacturing organization providing support to the pharmaceutical, biopharmaceutical, and medical device industries, and served as its Chief Executive Officer from 1988 to October 2016. He founded Avrio Biopharmaceutical LLC, a cGMP contract development and manufacturing organization supporting the pharmaceutical and biopharmaceutical industries from Phase I through post-market life cycle management, and served as its Chief Executive Officer from 2008 to October 2016. Both Irvine Pharmaceutical Services Inc. and Avrio Biopharmaceutical LLC were acquired in October 2016 by Nitto Denko Avecia Inc., a recognized leader in therapeutic nucleic acid manufacturing and development services. Dr. Kazeminy served as a member of the United States Pharmacopeia (USP) Expert Committee from 2000 to 2020 and has served as a member of Dean Advisory Panel at Chapman University School of Pharmacy since 2014. He has been appointed as Executive Industry Liaison and Adjunct Professor of Pharmacy at Chapman University School of Pharmacy and has served as a board member of UCI Applied Innovation. Since September 2014, he serves as a Board Member of the Physical Science Dean’s Leadership Council. He recently accepted an invitation to become board member of Dean’s Leadership

Council at UCI School of Pharmaceutical Science. Dr. Kazeminy has been awarded by United States Pharmacopeia a Winner for Innovative Responses to a Public Health Challenge related to his outstanding work on a new General Chapter of USP on elemental Impurity. Dr. Kazeminy held various leadership roles in national and local organizations, including as the Chairperson of the FDA Grass Roots, Pacific Region Importing Community Steering Committee; the President of AOAC, International Southern California Section; the Executive Chairperson of the Southern California Pharmaceutical Discussion Group; the President of American Chemical Society, Southern California Section; the Chairperson of the Pharmaceutical section of American Council of Independent Laboratories; the President of Association of Iranian Pharmaceutical Scientists; and a Board Member of AIHA Laboratory Accreditation Programs, LLC. Dr. Kazeminy received his Ph.D. in Pharmaceutical Science and Biochemistry from Esfahan University in Esfahan, Iran and continued his graduate studies in Biochemistry at Colorado State University. He completed a Post Doctorate course of study at the University of Southern California Medical School, Department of Pharmacology.

Richard Nanula has served as our Chair and a director since February 2022. Mr. Nanula is a highly experienced business advisor and senior executive with more than 35 years of experience in corporate finance and strategy. After receiving his MBA from Harvard Business School in 1986, he embarked on a 13-year tenure with the Walt Disney Company (Disney), serving 7 of those years as the corporation’s Executive Vice President and Chief Financial Officer. While at Disney, Nanula led numerous successful and innovative finance dealings including a first-ever 100-year bond issuance by an industrial company, a $20 billion acquisition of Capital Cities/ABC, and more than $3 billion in film financing. His time at Disney saw growth in company revenues from $2 billion to more than $20 billion and market capitalization from $3 billion to more than $40 billion. Upon leaving Disney, Nanula joined Starwood Hotels and Resorts, serving as the company’s President and Chief Operating Officer from 1998 to 2000. During this time, he led the integration of Starwood Hotels, Westin, and Sheraton ITT into a single $20 billion enterprise, forming the largest hospitality company in the world. In 2001, Mr. Nanula began working for the major biotechnology firm Amgen. During his 7-year term with the company serving as Executive Vice President of Finance and Strategy and Chief Financial Officer, he launched and successfully executed 5 acquisitions totalling $18 billion, including the largest in the history of the biotechnology industry at the time. Nanula also led a series of low-cost funding deals and extremely successful stock buy-back initiatives for the company. In 2008, Mr. Nanula joined Colony Capital as a Principal Officer responsible for global operations where he led the company’s acquisition of First Republic Bank for $1.5 billion, and its $2.5 billion IPO just 9 months later. Additionally, Nanula successfully led Colony Capital’s acquisition of Miramax Films for $650 million, a deal that was recently completed at a 3x equity multiple. In addition to his executive leadership background, Mr. Nanula also served as a board member for Boeing Corporation and Starwood Capital where he provided corporate guidance and oversight.

We believe that Mr. Nanula is qualified to serve on our board of directors due to his wealth of knowledge in corporate finance and transaction strategy as well as his experience in growth company leadership. His portfolio of professional successes can be attributed to his drive for opportunistic growth, strategic planning abilities, and aggressive execution standards.

Brian Zasitko, CPA, CA, has served as our Chief Financial Officer since January 1, 2023 and previously served as our Interim Chief Financial Officer from November 2021 to December 31, 2022. Since December 2018, he has been a Director of Invictus Accounting Group LLP, a professional services firm providing a host of finance, advisory and accounting services. Since January 2020, he has served as Chief Financial Officer of Lobe Sciences Ltd, a company developing psychedelic compounds as therapeutics for the treatment of mild traumatic brain injuries and post-traumatic stress disorder. From May 2015 to June 2018, he was the treasurer of the Oppenheimer Group, a worldwide marketer and distributer of fresh produce. He has an undergraduate degree from Simon Fraser University and a CPA (CA) from Certified Professional Accountants, British Columbia.

Non-Employee Directors

Paul Abramowitz has served as a member of our board of directors since November 2021. He is a seasoned business strategist with over 35 years of corporate finance and strategy experience across multiple industries. Since 1991, Mr. Abramowitz has served as a Principal for Special Investments, Inc., a Seattle-based agency with an emphasis on providing operational and financial strategy consulting services. From 2008 to present, he has served as President and Chief Executive Officer of Liquidity Capital Group, LLC, a private company specializing in the purchase of illiquid assets. In 1983, he served as President and CEO at Infa Inc., a Las Vegas-based products company, where he tripled sales by developing the core product and restructuring operations, marketing, and distribution. In 1988, Abramowitz became President and CEO of Western Costume Co. in Los Angeles, the #1 theatrical costume company in the world. From 1991 until 1995, he acted as Chief Restructuring Officer of DAK Industries, a $250 million direct marketing association in Chapter 11 at the time, where he raised gross margins 23% through the implementation of various strategies. In 1995, Mr. Abramowitz joined National Claims Management Corporation in Encino, CA as Principal, where he worked to penetrate the class action settlement script market by purchasing coupons from corporations for resale to a leasing company for substantial profits. In 2003, Abramowitz was brought on as CEO of Experience Learning Communities to develop and implement a strategy to reduce operating losses and install internal controls, resulting in a 40% reduction in expenses. From 2006 to 2008, he served as President and CEO of Neah Power Systems Inc., where he financially revived the organization after shutdown and engineered a reverse merger. He is also the creator of the silicone baby bottle nipple, an invention purchased by Hasbro. Mr. Abramowitz has served as Board Member for the Technology Alliance and as President of Young Leadership, Israel Bonds in Los Angeles. He is a member of Certified Public Accountants with a BS from Ohio State University and an MBA from the University of Southern California.

We believe that Mr. Abramowitz is qualified to serve on our board of directors because of his product development and intellectual property protection knowledge and well as his demonstrable success in strategic repositioning and organizational transformation for over 20 enterprises.

Brittany Kaiser has served as a member of our board of directors since November 2021. She is an entrepreneur, activist and expert in data protection and privacy. Since August 2019, Ms. Kaiser has served as president and director of the Own Your Data Foundation, an organization she co-founded that teaches digital literacy education and provides training to governments, corporates and families. In February 2018, she co-founded the Digital Asset Trade Association (DATA) Technology for legal advocacy where she does legislative drafting and lobbying on privacy and blockchain laws. She worked as director of program development of Cambridge Analytica from 2014 to January 2018 and its business development director from February 2017 to January 2018. She also worked as a director of program development at SCL Group from February 2015 to January 2018. Ms. Kaiser sits on the board of many companies across industries, including Gryphon Digital Mining since December 2020 and Achayot Partners, LLC since April 2019, working on data ethics, compliance and privacy protocols. Ms. Kaiser has been a featured at events at the United Nations, the European and British Parliaments, the G20, and WebSummit, as well as guest lecturing at universities such as Harvard, Oxford and Columbia. Ms. Kaiser received a Master of Arts degree in International Relations from the University of Edinburgh, a Master of Laws degree in Human Rights from Birkbeck College, University of London and a Master of Philosophy degree in International Law from Middlesex University.

We believe that Ms. Kaiser is qualified to serve on our board of directors because of her varied experience in business operations, lobbying and education efforts and product development, as well as her service on the boards of companies across various industries.

Charles B. Nemeroff, M.D., Ph.D., has served as a member of our board of directors since November 2021. Since May 2019, Dr. Nemeroff has served as the Chair of the Department of Psychiatry and Behavioral Sciences at the University of Texas, Austin, Dell Medical School and he has been a professor in the same department since October 2018. From December 2009 to October 2018, he was a professor and served as the Chair of the Department of Psychiatry and Behavioral Sciences at the University of Miami, Miller School of Medicine. Since 2018, Dr. Nemeroff founded and served as the Chief Scientific Officer of EMA Wellness, a company focused on collection and analysis of Ecological Momentary Assessments and digital biomarkers in clinical trials. In 2005, he also founded CeNeRx BioPharma, a drug development company that engages in developing therapeutics to treat diseases related to the nervous system. Dr. Nemeroff previously served on the board of directors of Cypress Bioscience and NovaDel Pharma Inc. Since January 2020, Dr. Nemeroff has served as the elected president of Anxiety and Depression Association of America. He was elected to the National Academy of Medicine in 2002. He has published more than 1,000 research reports and reviews, and his research is currently supported by grants from the National Institutes of Health. He also served on the Mental Health Advisory Council of National Institute of Mental Health and the Biomedical Research Council for NASA; is co-editor in chief (with Alan F. Schatzberg, M.D.) of the Textbook of Psychopharmacology, published by the APA Press and now in its Fifth Edition; and is the co-editor in chief of a new journal published by Elsevier, Personalized Medicine in Psychiatry. Dr. Nemeroff received a Bachelor of Science degree in Biology from the City College of New York, a Master of Science degree in Biology from Northeastern University and medical degree and Ph.D. from University of North Carolina, Chapel Hill.

We believe that Dr. Nemeroff is qualified to serve on our board of directors because of his expertise in psychiatry and behavioral sciences and his extensive research experience in the medical field generally, and with psychiatry and behavior sciences specifically.

Scott M. Reeves has served as a member of our board of directors since November 2021 and as our Corporate Secretary since October 2019. Mr. Reeves has been a corporate securities lawyer based in Calgary, Alberta, Canada for 26 years and a partner at TingleMerrett LLP, a law firm, since October 2003. He has acted as corporate and securities counsel to numerous Canadian, U.S. and international public and private corporations, including pharma, oil and gas, technology, mining and industrial issuers, and has wide experience in private and public debt and equity offerings, corporate acquisitions of assets and/or shares, corporate structuring and debt financing. He is currently a director of several Canadian and U.S. public companies, including Radiko Holdings, Inc. since February 2017, Tree of Knowledge International Corp. since May 2018, Navion Capital Corp. since May 2018, CBD Global Sciences Inc. since July 2019, and Starrex International Ltd. since December 2019. Mr. Reeves previously served as a director of Quattro Exploration and Production Ltd. from November 2011 to March 2017, Perisson Petroleum Corporation from November 2016 to September 2017, EastWest Biosciences Inc. from January 2015 to March 2019 and Canadabis Capital Inc. from May 2019 to January 2020. Mr. Reeves received a Bachelor of Commerce degree in Business Administration and Bachelor of Laws degree from University of Alberta.

We believe that Mr. Reeves is qualified to serve on our board of directors because of his expertise in corporate and securities law and his experience as a director of various public companies.

Livio Susin has served as a member of our board of directors since September 2017. In November 2017, Mr. Susin founded Navion Capital Inc., a Capitol Pool Company listed on the TSX, and he currently serves as a member of its board of directors. From June 2013 to June 2020, Mr. Susin operated two cafes under Rewind Coffee Co. Inc. He has been active in public markets for over 40 years having been on the boards of numerous public companies, including Rock Tech Lithium Inc. and RNS Software, Inc. He has significant experience in mining companies, early-stage start-ups, exploration financing, all aspects of corporate governance, regulatory details and project management. Mr. Susin received a Bachelor of Science degree in Business Administration from the British Columbia Institute of Technology.

We believe that Mr. Susin is qualified to serve on our board of directors because of his experience with serving on the board of directors of numerous public companies and his related knowledge about corporate governance.

Board Structure and Composition

Our board of directors currently consists of seven members. The number of directors will be fixed by our board of directors, subject to the terms of our Articles.

Our board of directors is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our current directors will be divided among the three classes as follows:

•        the Class I directors will be Mr. Abramowitz and Mr. Susin, and their terms will expire at the annual meeting of stockholders to be held in 2023;

•        the Class II directors will be Ms. Kaiser, Mr. Nanula and Mr. Reeves, and their terms will expire at the annual meeting of stockholders to be held in 2024; and

•        the Class III directors will be Mr. McElvany and Dr. Nemeroff, and their terms will expire at the annual meeting of stockholders to be held in 2025.

At each annual meeting of stockholders, upon the expiration of the term of a class of directors, the successor to each such director in the class will be elected to serve from the time of election and qualification until the third annual meeting following his or her election and until his or her successor is duly elected and qualified, in accordance with our Articles. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors.

This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

In addition, under the terms of our Articles, members of our board of directors may only be removed for cause. This may also have the effect of delaying or preventing changes in control of our company.

Director Independence

We have applied to list our common shares on the Nasdaq Capital Market under the symbol “LSDI”. Under the Nasdaq Marketplace Rules, or the Nasdaq Listing Rules, independent directors must comprise a majority of a listed company’s board of directors within a specified period following the completion of this offering. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Under the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his capacity as a member of the audit committee, the board of directors or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries. We intend to satisfy the audit committee independence requirements of Rule 10A-3 as of the completion of this offering.

Additionally, compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. We intend to satisfy the compensation committee independence requirements as of the closing of this offering.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information provided by each director, our board of directors has determined that all of our directors, other than Mr. McElvany, Mr. Nanula and Mr. Reeves, qualify as “independent” directors as defined under the applicable rules and regulations of the Securities and Exchange Commission, or SEC, and the Nasdaq Listing Rules. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our shares by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.” Mr. McElvany is not considered independent by virtue of his position as our President and Chief Executive Officer and Mr. Nanula is not considered independent by virtue of his positions as our Executive Chair. Mr. Reeves is not considered independent because the law firm in which he serves as a partner, Tingle Merrett LLP, has received compensation in excess of $120,000 in a 12 consecutive month period with respect to legal services provided to the Company.

There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Mr. Nanula is our Executive Chair and Mr. McElvany is our current Chief Executive Officer and President, hence the roles of lead director or Chair and the Chief Executive Officer and President are separated. We plan to keep these roles separated following the completion of this offering. We believe that separating these positions allows our Chief Executive Officer to focus on setting the overall strategic direction of the company, expanding the organization to deliver on our strategy and overseeing our day-to-day business, while allowing a lead director of the board to lead the board of directors in its fundamental role of providing strategic advice. Our board of directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our lead director, particularly as the board of directors’ oversight responsibilities continue to grow.

Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of the Board in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, and operations, as more fully discussed in the section entitled “Risk Factors” appearing elsewhere in this prospectus. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors is responsible for determining to its satisfaction that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chair of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables our board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. For example:

•        Our audit committee oversees management of financial reporting, compliance and litigation risks, including risks related to our insurance, information technology, human resources and regulatory matters, as well as the steps management has taken to monitor and control such exposures.

•        Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation policies, plans and arrangements and the extent to which those policies or practices increase or decrease risks for our company.

•        Our nominating and corporate governance committee manages risks associated with the independence of our board of directors, potential conflicts of interest and the effectiveness of our board of directors.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which will have the composition and the responsibilities described below as of the completion of this offering. In addition, from time to time, our board of directors may establish other committees to facilitate the management of our business, when deemed necessary to address specific issues. Members serve on these committees until their resignation or until otherwise determined by our board of directors.

Each committee intends to adopt a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq Listing Rules, which we will post on our website at www.lucyscientific.com upon the completion of this offering. The reference to our website address does not constitute incorporation by reference of the information contained or available through our website, and you should not consider our website or the information included on our website to be a part of this prospectus.

Audit Committee

Our audit committee consists of Mr. Abramowitz, Dr. Nemeroff and Ms. Kaiser. Our board of directors has determined that each member of our audit committee is independent under the Nasdaq Listing Rules and Rule 10A-3(b)(1) of the Exchange Act. The chair of our audit committee is Mr. Abramowitz. Our board of directors has determined that each member of the audit committee satisfies the financial literacy and sophistication requirements of the SEC and Nasdaq Listing Rules and that Mr. Abramowitz is an “audit committee financial expert” as such term is currently defined in Item 407(d)(5)(ii) of Regulation S- K promulgated under the Securities Act of 1933, as amended, or the Securities Act. This designation does not impose any duties, obligations or liabilities that are greater than those generally imposed on members of our audit committee and our board of directors.

Our audit committee is directly responsible for, among other things:

•        selecting a firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

•        approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm;

•        ensuring the independence of the independent registered public accounting firm;

•        discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results and related disclosures as well as critical accounting policies and practices used by us;

•        establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•        considering the adequacy of our internal controls and internal audit function;

•        preparing and approving the audit committee report required to be included in our proxy statement relating to our annual meeting of stockholders;

•        reviewing material related party transactions or those that require disclosure; and

•        reviewing quarterly earnings releases.

Compensation Committee

Our compensation committee consists of Dr. Nemeroff, Mr. Abramowitz and Ms. Kaiser. Our board of directors has determined that each member of this committee is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act, and meets the requirements for independence under the Nasdaq Listing Rules. Each member of this committee meets the requirements for independence under the current Nasdaq Listing Rules. The chair of our compensation committee is Dr. Nemeroff.

Our compensation committee is responsible for, among other things:

•        reviewing and making recommendations to our board of directors as to our general compensation philosophy and overseeing the development and implementation of an executive compensation program and policies related to such program;

•        annually reviewing and recommending to the board of directors the corporate performance goals and objectives relevant to the compensation of our Chief Executive Officer, and annually reviewing the performance of our Chief Executive Officer and recommending to our board of directors the compensation level for our Chief Executive Officer;

•        reviewing and approving the compensation of our other executive officers;

•        reviewing and recommending to our board of directors the compensation of our directors;

•        overseeing the administration of our equity incentive plans;

•        reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans;

•        reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters; and

•        evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Ms. Kaiser and Mr. Susin. Our board of directors has determined that each member of the nominating and corporate governance committee meets the requirements for independence under the Nasdaq Listing Rules. The chair of our nominating and corporate governance committee is Ms. Kaiser.

Our nominating and corporate governance committee is responsible for, among other things:

•        developing criteria for the selection of new directors and committee membership, including policies regarding the desired knowledge, experience, skills, independence, diversity, and other characteristics of board and committee members;

•        identifying, reviewing and evaluating candidates for membership on our board of directors and making recommendations to our board of directors regarding the size, composition and structure of our board of directors and its committees;

•        considering proposals submitted by our shareholders and establishing any policies, requirements, criteria and procedures to facilitate shareholder communications with our board of directors;

•        annually reviewing and recommending to our board of directors’ determinations with respect to the independence of continuing and prospective directors within the meaning prescribed by the SEC and Nasdaq;

•        annually reviewing and recommending to our board of directors (i) the assignment of directors to serve on each of our board of directors committees, (ii) the chair of each committee and (iii) the chair of our board of directors or lead independent director, as appropriate, and recommending additional committee members to fill vacancies or as otherwise needed;

•        developing, recommending and overseeing the implementation of our corporate governance guidelines and a code of business conduct and ethics;

•        reviewing proposed waivers of the corporate governance guidelines or the code of business conduct and ethics for directors, executive officers and other senior financial officers;

•        overseeing the process of evaluating the performance of our board of directors and its committees; and

•        assisting our board of directors on corporate governance matters.

Code of Business Conduct and Ethics

In connection with this offering, we will adopt a written code of business conduct and ethics that will apply to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of business conduct and ethics will cover fundamental ethics and compliance-related principles and practices such as accurate accounting records and financial reporting, avoiding conflicts of interest, the protection and use of our property and information and compliance with legal and regulatory requirements. Upon completion of this offering, we will post a current copy of our code of business conduct and ethics on the investor relations section of our website at www.lucyscientific.com. We intend to disclose future amendments to such code, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions or our directors on our website identified above, or in a Current Report on Form 8-K. The inclusion of our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus. We will provide any person, without charge, upon request, a copy of our code of conduct and ethics. Such requests should be made in writing to the attention of Christopher McElvany, President and CEO, at Lucy Scientific Discovery Inc., 301-1321 Blanshard Street, Victoria, British Columbia V8W 0B6 Canada.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is currently, or has been at any time during the past three years been, an officer or one of our employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Limitations on Liability and Indemnification Agreements

We are governed by the Business Corporations Act (British Columbia), or BCBCA. Under the BCBCA, and our Articles, we may (or must, in the case of our Articles) indemnify all eligible parties against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director is deemed to have contracted with us on the terms of indemnity contained in our Articles.

For the purposes of such an indemnification:

“eligible party,” in relation to the Company, means an individual who

•        is or was a director or officer of the Company;

•        is or was a director or officer of another corporation

•        at a time when the corporation is or was an affiliate of the Company, or

•        at the request of the Company; or

•        at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity and includes the heirs and personal or other legal representatives of that individual;

“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation:

•        is or may be joined as a party, or

•        is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding; and

“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

In addition, under the BCBCA, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided that the Company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the restrictions noted below, the eligible party will repay the amounts advanced.

Notwithstanding the provisions of the Company’s Articles noted above, the Company must not indemnify an eligible party or pay the expenses of an eligible party, if any of the following circumstances apply:

•        if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Company was prohibited from giving the indemnity or paying the expenses by its Articles;

•        if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Company is prohibited from giving the indemnity or paying the expenses by its Articles;

•        if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Company or the associated corporation, as the case may be; or

•        in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

In addition, if an eligible proceeding is brought against an eligible party by or on behalf of the Company or by or on behalf of an associated corporation, the Company must not do either of the following:

•        indemnify the eligible party in respect of the proceeding; or

•        pay the expenses of the eligible party in respect of the proceeding.

Notwithstanding any of the foregoing, and whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA or the Articles of the Company, on the application of the Company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

•        order the Company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

•        order the Company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•        order the enforcement of, or any payment under, an agreement of indemnification entered into by the Company;

•        order the Company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or

•        make any other order the court considers appropriate.

The BCBCA and our Articles that will be in effect upon the completion of this offering authorize us to purchase and maintain insurance for the benefit of an eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company, a current or former affiliate of the Company or a corporation, partnership, trust, joint venture or other unincorporated entity at our request.

In addition, we have entered, or will enter, into separate indemnity agreements with each of our directors and officers pursuant to which we agree to indemnify and hold harmless our directors and officers against any and all liability, loss, damage, cost or expense in accordance with the terms and conditions of the BCBCA and our Articles.

We will maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe that these provisions in our Articles and these indemnity agreements are necessary to attract and retain qualified persons as directors and officers. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

This description of the indemnification provisions of our Articles and our indemnification agreements is qualified in its entirety by reference to these documents, each of which is attached as an exhibit to the registration statement of which this prospectus forms a part.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

EXECUTIVE AND DIRECTOR COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “2022 Summary Compensation Table” below. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies. In 2022, our “named executive officers” were as follows:

•        Christopher McElvany, our President and Chief Executive Officer; and

•        Dr. Assad J. Kazeminy, Ph.D., our Chief Scientific Officer.

2022 Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the years ended June 30, 2022 and 2021.

Name and Principal Position	Year	Salary ($)(1)		Option Awards ($)(2)	Total ($)
Christopher McElvany	2022	175,000	(4)	—	175,000
Chief Executive Officer(3)	2021	58,333		—	58,333
Dr. Assad J. Kazeminy, Ph.D.	2022	180,000	(5)	—	180,000
Chief Scientific Officer(3)	2021	60,000		—	60,000

____________

(1)      The NEOs were compensated in USD during the fiscal year ended June 30, 2022.

(2)      Amounts shown in this column represent the aggregate grant date fair value for each option award granted in the fiscal year ending June 30, 2022, as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of option awards contained in note 10 to the audited consolidated financial statements appearing elsewhere in this prospectus.

(3)      Compensation was paid to our executive officers personally and/or to certain entities on their behalf, as described further in “— Narrative to Summary Compensation Table — Compensatory Arrangements with our NEOs.”

(4)      Under Mr. McElvany’s arrangements with the Company, all of the fees accrued were deferred.

(5)      Under Dr. Kazeminy’s arrangements with the Company, all of the fees accrued were deferred.

Narrative to Summary Compensation Table

Compensatory Arrangements with our NEOs

Christopher McElvany

On February 22, 2021, we entered into an executive consulting agreement, which we refer to as the McElvany Agreement, with Supercritical Labs, LLC, a limited liability company, the sole member of which is Christopher McElvany, our Chief Executive Officer. Pursuant to the McElvany Agreement, Mr. McElvany serves as our President and Chief Executive Officer in exchange for compensation of $175,000 per annum. In addition, Mr. McElvany may be granted annual or incentive bonuses under the McElvany Agreement, in an amount and on such terms and conditions as the Compensation Committee may determine from time to time.

Under the McElvany Agreement, Mr. McElvany will provide services for continuous annual terms, until terminated in accordance with the agreement. We are entitled to terminate the McElvany Agreement at any time and for any reason. In the event we terminate the McElvany Agreement, we are required to pay Supercritical Labs upon such termination, as severance, an amount equal to six months’ compensation, or $87,500.

Supercritical Labs may terminate the McElvany Agreement by providing 90 days’ prior written notice to us. If Supercritical Labs terminates the agreement, we are required to pay Mr. McElvany all unpaid compensation earned up to the date of termination, and we may either require Mr. McElvany to continue performing his duties as our President and Chief Executive Officer for the entirety of the 90-day notice period, or dismiss him any time after receiving notice and make a severance payment equal to two months’ compensation under the agreement. If Supercritical Labs voluntarily terminates the McElvany Agreement for any reason other than the occurrence of a change of control of the Company, then all vested and unvested portions of all stock options held by Supercritical Labs as of the date of termination shall be cancelled.

Supercritical Labs may also terminate the McElvany Agreement within 60 days following a change of control of the Company, in which case we (or our successor) would be required to pay Supercritical Labs upon such termination, as severance, an amount equal to six months’ compensation, or $87,500, plus the per month fees payable to Supercritical Labs under the agreement for the number of months remaining in the then-current annual term of the agreement, with the aggregate severance payment not to exceed 12 months’ compensation, or $175,000. In addition, in the event that Supercritical Labs terminates the McElvany Agreement following a change of control of the Company as described above, the entire unvested portion of all stock options granted to Supercritical Labs (or Mr. McElvany) prior to such termination and then held as of the date of termination will accelerate and vest in full, and may thereafter be exercised at any time and from time to time during the six-month period following such termination.

Supercritical Labs, on its behalf and on behalf of its affiliates, including Mr. McElvany, is required to release all claims it or he may have against us in connection with, and as a condition to, the payment of the severance and other benefits described above, and is required to cooperate with and assist us in connection with any change of control and the associated transitional period.

The McElvany Agreement also provides for various customary confidentiality, non-competition and non-solicitation provisions. The non-competition and non-solicitation provisions generally apply for a period of two-years following termination of the McElvany Agreement. In the event that we terminate the agreement, or Supercritical Labs terminates the agreement within 60 days following a change of control, Supercritical Labs is generally further restricted for an additional three months from engaging in certain activities relating to stock ownership and participation in our governance and affairs. The McElvany Agreement also includes customary indemnification rights.

In connection with this offering, we will enter into a new employment agreement with Mr. McElvany, which we refer to as the McElvany Employment Agreement, that will be effective upon closing of this offering and will replace and supersede the McElvany Employment Agreement in all respects. Under the McElvany Employment Agreement, Mr. McElvany will continue to serve as our Chair, President and Chief Executive Officer. As Chief Executive Officer, Mr. McElvany will receive an initial annual base salary of $300,000, which will increase to $400,000 on the first anniversary of the closing of this offering, and he is eligible to receive an annual performance cash bonus of up to 30% of his base salary, as determined by our board of directors in its discretion, based upon achievement of performance goals to be established by the compensation committee of our board of directors, his overall personal performance and such other factors as may be determined in the sole discretion of our board of directors. In addition, the Board will grant to Mr. McElvany under the 2021 Equity Incentive Plan, or 2021 Plan, effective upon the closing of this offering, a stock option to purchase 471,229 common shares. The exercise price of this stock option will be the closing price of the Company’s common shares on the closing date of this offering. This stock option will vest as to 25% of the underlying common shares on the grant date, and the balance of this stock option will vest and become exercisable with respect to 9,817 common shares in 36 equal monthly installments commencing on the 13th month following the date of grant and continuing until the 48th month following the date of grant, subject to Mr. McElvany’s continued employment with us through each vesting date.

Under the McElvany Employment Agreement, Mr. McElvany will be eligible to participate in certain pension, retirement, insurance and other employee benefit plans maintained by us for our employees generally, subject to the eligibility provisions of these plans, and he will be entitled to participate in all other bonus and benefit programs that we establish and make available to our employees, if any, to the extent his position, tenure, salary, health and other qualifications make him eligible to participate in these programs. In addition, Mr. McElvany is entitled to 20 business days of paid time off per annum (inclusive of personal and sick days), and to be reimbursed for all reasonable travel, entertainment and other business expenses incurred or paid by him in connection with, or related to, the performance of his duties, responsibilities or services, subject to, and in accordance with, our policies in effect from time to time.

Mr. McElvany’s employment with us is “at will,” meaning that either he or we may terminate his employment with us at any time, for any reason or no reason, and with or without Cause (as such term is described below). In the event that Mr. McElvany’s employment with us is terminated without Cause or he resigns as an employee with Good Reason (as such term is described below), the portion of his stock option that would have otherwise vested during the period that is 12 months following such termination or resignation will accelerate and will vest in full, the portion of his stock option that has not vested as of the date of such termination or resignation will expire on, and may no longer be exercised after, the effective date of such termination or resignation, and the portion of his stock option that has vested prior to such termination or resignation may only be exercised for a period of 90 days following the effective date of such termination or resignation, and will thereafter expire and may no longer be exercised after such 90-day period. If, however, there is a change of control of our company and Mr. McElvany is terminated without Cause or he resigns for Good Reason before his stock option has vested in full, the vesting of Mr. McElvany’s stock option will accelerate in full and his stock option may thereafter be exercised with respect to all of the underlying common shares for a period of 90 days following such termination or resignation. Further, if Mr. McElvany’s employment with us is terminated for Cause or he resigns without Good Reason, or he is terminated or resigns as a result of his Disability (as such term is described below), the portion of his stock option that has not vested as of the date of such termination or resignation shall expire on the date of such termination or resignation, and the portion of his stock option that has vested as of the date of such termination or resignation shall expire on the date that is 10 days following such termination or resignation.

If Mr. McElvany’s employment with us is terminated by us without Cause or he resigns with Good Reason, he will be entitled to receive cash payments, as severance, in an amount equal to (i) six months of his base salary plus (ii) one month of base salary in respect of each full year that he has been employed by us prior to such termination or resignation, paid to him in six equal monthly installments commencing 30 days following the effective date of such termination or resignation.

Under the McElvany Employment Agreement, “Cause” means generally the occurrence of any of the following: (A) Mr. McElvany’s gross negligence in connection with the performance of his duties that results in material injury to us; (B) his willful and continued failure (except where due to a Disability) or refusal to perform substantially his duties; (C) any willful or intentional act by Mr. McElvany that constitutes illegal conduct or gross misconduct and that materially injures our reputation or business; (D) the material breach of his obligations under the McElvany Employment Agreement; (E) Mr. McElvany’s conviction of, or pleading nolo contendere to, a felony, or a misdemeanor involving moral turpitude; (F) his commission of an act of fraud or embezzlement, or any other act that involves the misappropriation of our material funds or assets; (G) chronic absenteeism (except where due to a Disability) or other dereliction of duty; or (H) his failure to follow the reasonable and lawful instructions of the Board, subject to his ability to cure such breach or conduct in certain of the foregoing instances.

“Good Reason” means generally (A) a material reduction in Mr. McElvany’s base salary in then in effect; (B) a material diminution in his duties, responsibility or authority; (C) a material change in the geographic location at which he is required to perform his services; or (D) any material breach by us of the McElvany Employment Agreement, subject to our ability to cure such breach or conduct in certain of the foregoing instances.

“Disability” shall be deemed to occur generally if our board of directors determines that Mr. McElvany is unable to perform the essential functions of his position, regardless of reason, with a reasonable accommodation, for a total (whether consecutive or cumulative) of 16 weeks in any rolling 52-week period, or in the event we receive a medical certification that he will not be able to perform the essential functions of his position permanently or for the indefinite future. Mr. McElvany’s resignation as an employee as a result of his Disability will be treated for all purposes under his employment agreement as a resignation without Good Reason, and his death shall also be deemed to constitute his Disability for purposes of under his employment agreement.

The McElvany Employment Agreement includes customary confidentiality and invention assignment covenants, and an agreement by Mr. McElvany that he will not solicit our current or former employees clients, customers or accounts either during the period of his employment with us or the one year period after the termination or expiration of his employment with us.

Additionally, in connection with this offering, we will issue to Mr. McElvany an award of restricted stock under the 2021 Plan, effective upon the closing of this offering, with respect to the number of shares of our common shares equal to the quotient obtained by dividing (x) $750,000 by (y) the closing price of our common shares on the closing date of this offering, which restricted stock award shall be fully vested at the time of issuance.

Dr. Asad J. Kazeminy, Ph.D.

In February 2021, we entered into an Executive Consulting Agreement, which we refer to as the Kazeminy Agreement, with AJK Biopharmaceutical LLC — Canadian Consulting Series, a limited liability company, the principal for which is Dr. Assad J. Kazeminy, Ph.D. Pursuant to the Kazeminy Agreement, Dr. Kazeminy serves as our Chief Scientific Officer in exchange for compensation of $180,000 per annum for a term of three years. Dr. Kazeminy provides services to us as an independent contractor for up to 20 hours per week. The Kazeminy Agreement provides for the issuance of an option to purchase 166,667 shares of our common shares. Accordingly, as required by Dr. Kazeminy’s Executive Consulting Agreement, the Board will grant to Dr. Kazeminy under the 2021 Plan, effective upon the closing of this offering, a stock option to purchase 166,667 common shares. The exercise price of these stock options will be the closing price of our common shares on the closing date of this offering. This stock option will vest as to 25% of the underlying common shares on the grant date, and the balance of this stock option will vest and become exercisable with respect to 3,472 common shares in 36 equal monthly installments commencing on the 13th month following the date of grant and continuing until the 48th month following the date of grant, subject to Dr. Kazeminy’s continued employment with us through each vesting date. If AJK Biopharmaceutical LLC terminates the Kazeminy Agreement for any reason other than a change of control of the Company, Dr. Kazeminy is entitled to both the vested and unvested portion of all stock options held by AJK Biopharmaceutical LLC as of the date of termination will be cancelled as of the termination date. Moreover, pursuant to the Kazeminy Agreement, Dr. Kazeminy may be granted annual or incentive bonuses in an amount and on such terms and conditions as the Compensation Committee in its sole discretion may determine from time to time.

The Kazeminy Agreement also provides for various customary confidentiality, non-competition and non-solicitation provisions. The non-competition provision only applies while the Kazeminy Agreement is in effect, whereas the non-solicit extends for two years following termination of the agreement. Notwithstanding the non-compete provision, the Kazeminy Agreement permits Dr. Kazeminy to continue to carry out any of his duties with Aingeal Therapeutics and AJK Biopharmaceutical LLC, other entities for which he provides services. Additionally, in the event that we terminate the agreement or Dr. Kazeminy terminates the agreement within 60 days following a change of control, Dr. Kazeminy is restricted for a further three months from certain activities relating to stock ownership and participation in company governance and affairs. The Kazeminy Agreement provides for customary indemnification rights.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of common shares underlying outstanding equity incentive plan awards for each named executive officer as of June 30, 2022.

			Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested(2)
Christopher McElvany(1)	—	—	—	—	—	—	—	—
Dr. Assad Kazeminy(2)	—	—	—	—	—	—	—	—

____________

(1)      On the closing of this offering, we expect to issue Supercritical Labs, LLC. options to purchase 471,229 of our common shares at an exercise price of $1.58 (CAD $2.16) per common share. Mr. McElvany is the sole member of Supercritical Labs, LLC. and has sole voting and investment control with respect to common shares held by Supercritical Labs.

(2)      On the closing of this offering, we expect to issue AJK Biopharmaceutical LLC. options to purchase 166,667 of our common shares at an exercise price of $1.58 (CAD $2.16) per common share. Dr. Assad Kazeminy is the principal of LabsAJK Biopharmaceutical LLC.

Equity Compensation Plan Information

The table below sets forth information with respect to compensation plans under which equity securities of the Company are authorized for issuance as of June 30, 2022:

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(b)
Equity compensation plans approved by shareholders	—	—	—
Equity compensation plans not approved by shareholders	621,697	2.34	422,659
Total	621,697	2.34	422,659

Equity Compensation Plans

2021 Equity Incentive Plan

Our Lucy Scientific Discovery Inc. 2021 Equity Incentive Plan, or the 2021 Plan, will become effective upon the effectiveness of the Registration Statement of which this prospectus forms a part. Upon the effectiveness of the 2021 Plan, we will cease granting awards under our prior plan. A summary of the material terms of the 2021 Plan follows below.

The 2021 Plan authorizes the award of both equity-based and cash-based incentive awards, including: (i) stock options (both incentive stock options and nonqualified stock options), (ii) stock appreciation rights, or SARs, (iii) restricted stock awards, or RSAs, (iv) restricted stock units, or RSUs, and (v) cash or other stock based awards. Incentive stock options may be granted only to employees. All other types of awards may be issued to employees, directors, consultants and other service providers.

Shares Subject to 2021 Plan.    We will initially reserve 1,021,696 of our common shares for issuance under our 2021 Plan.

The following common shares will be added (or added back) to the shares available for issuance under the 2021 Plan:

•        Common shares subject to 2019 Plan or 2021 Plan awards that expire, terminate or are cancelled or forfeited for any reason after the effectiveness of the 2021 Plan;

•        Common shares that after the effectiveness of the 2021 Plan are withheld to satisfy the exercise price of an option issued under the 2019 Plan or the 2021 Plan; and

•        Common shares that after the effectiveness of the 2021 Plan are withheld to satisfy tax withholding obligations related to any award under the 2019 Plan or the 2021 Plan.

However, the total number of common shares underlying 2019 Plan awards that may be recycled into the 2021 Plan pursuant to the above-described rules will not exceed shares.

Common shares issued by us through the assumption or substitution of awards in connection with a future acquisition of another entity will not reduce the number of shares available for issuance under the 2021 Plan.

Administration.    We expect that our 2021 Plan will be administered by our compensation committee. The administrator of the plan will have the authority to, among other things, interpret the plan and award agreements, select grantees, determine the vesting, payment and other terms of awards, and modify or amend awards. Our compensation committee may delegate to one or more of our officers the authority to issue awards under the 2021 Plan to grantees who are not executive officers, subject to parameters established by the compensation committee.

Stock options.    The 2021 Plan provides for the grant of both incentive stock options and non-qualified stock options to purchase our common shares at a stated exercise price. The exercise price of stock options granted under the 2021 Plan must be at least equal to the fair market value of our common shares on the date of grant. The maximum term of options granted under our 2021 Plan is ten years.

Our compensation committee may provide in the terms of the applicable award agreement that the participant may exercise an unvested portion in exchange for restricted stock subject to the same vesting terms as the option.

Stock appreciation rights.    An SAR provides for a payment, in cash or our common shares or a combination of both, to the holder based upon the difference between the fair market value of our common shares on the date of exercise and a predetermined exercise price, multiplied by the number of shares. The base price of a SAR must be at least the fair market value of a common share on the date of grant. SARs may not have a term that is longer than ten years from the date of grant.

Adjustments.    In the event of certain corporate events or transactions (such as a merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, spin-off, stock dividend, or similar transaction or change in our capital structure), our compensation committee will make adjustments or substitutions to the number and kind of shares that may be issued under the 2021 Plan, the number and kind of shares subject to outstanding awards, the exercise price or base price of outstanding awards, and/or any other affected terms and conditions of the 2021 Plan or outstanding awards, in each case as it deems appropriate and equitable.

Restricted stock awards.    An RSA is an issuance of our common shares subject to forfeiture restrictions that lapse based on the satisfaction of service and/or performance conditions. The price, if any, of each share subject to an RSA will be determined by the compensation committee. During the vesting period, a participant will have the right to vote and receive any dividends with respect to restricted stock, provided that our compensation committee may specify that any such dividends are subject to the same vesting schedule as the shares to which they relate.

Restricted stock units.    RSUs represent the right to receive our common shares (or cash equal to the value of such shares) at a specified time in the future, following the satisfaction of specified service and/or performance conditions.

Cash or other stock based awards.    Cash or other stock based awards (including awards to receive our unrestricted common shares or immediate cash payments) may be granted to participants. Our compensation committee will determine the terms and conditions of each such award, including, as applicable, the term, any exercise or purchase price, performance goals, vesting conditions, and other terms and conditions. Payment in respect of a cash or other stock based award may be made in cash, our common shares, or a combination of both, at the discretion of our compensation committee.

Change in control.    Upon or in anticipation of a change in control (which includes certain merger, asset or stock transactions, certain changes in our board composition and any other event deemed by our board of directors to constitute a change in control), our compensation committee may take such actions as it deems appropriate with respect to outstanding awards under the 2021 Plan. Such actions may include (among other things) the acceleration of award vesting, the substitution of awards, the cancellation of unexercised or unvested awards and the redemption or cashout of awards. In the discretion of our compensation committee, any cash or other substitute consideration payable upon redemption or cashout of an award may be subjected to the same vesting terms that applied to the original award, or earn-out, escrow, holdback or similar arrangements comparable to those applicable to stockholders in connection with the change in control. The compensation committee need not treat all outstanding awards in an identical manner.

Repricing.    The compensation committee may in its discretion: (i) cancel options or stock appreciation rights outstanding under the 2021 Plan in exchange for new options or stock appreciation rights with a lower exercise or base price per share; (ii) cancel underwater options or stock appreciation rights outstanding under the 2021 Plan in exchange for consideration payable in our equity securities or cash; or (iii) otherwise directly reduce the exercise or base price of options or stock appreciation rights outstanding under the 2021 Plan.

Clawback.    Awards under the 2021 Plan will be subject to clawback or recoupment pursuant to any applicable policy, law or exchange listing requirement in effect from time to time.

Transferability.    Except for certain estate planning transfers authorized by the compensation committee, awards granted under the 2021 Plan are generally nontransferable except by will or by the laws of descent and distribution.

Amendment and termination.    Our board of directors may amend our 2021 Plan at any time, subject to stockholder approval if required by applicable law or exchange listing requirement. The 2021 Plan will terminate ten years after it becomes effective.

2019 Stock Option Plan

Our Hollyweed North Cannabis, Inc. Stock Option Plan was made effective May 27, 2019, or the 2019 Plan. Our Stock Plan was originally adopted to provide a share-related mechanism to attract, retain and motivate directors, employees, officers and consultants, to reward such of those directors, employees, officers and consultants as may be awarded options under the Stock Plan by the board from time to time for their contributions toward the long-term goals of the company.

As noted above, we expect to will cease granting awards under the 2019 Plan upon the effective date of our 2021 Plan (described above). Any outstanding awards will continue to be subject to the terms of the 2019 Plan and the applicable award agreements, until such awards are exercised or settled, or until they terminate or expire by their terms.

A summary of the material terms of the 2019 Plan follows below.

Options.    Under the 2019 Plan, stock options to purchase our common shares may be granted to directors, officers, employees and consultants of the Company.

Administration.    The 2019 Plan is administered by the Board, which may delegate some or all of its administrative duties thereunder.

Shares Subject to the Plan.    The aggregate number of shares that could be issued at any time under the 2019 Plan is equal to 10% of the then-issued and outstanding common shares of the Company, on a rolling basis. The portion of options available for grants to directors is limited to 10% of the option under the 2019 Plan available for grant at any time. Under the 2019 Plan, if any option is exercised, expires or otherwise terminates for any reason, the number of common shares in respect of such option will again be available for the purposes of the 2019 Plan. As of March 15, 2021, the date on which the Board approved the 2021 Plan, there were 466,293 shares underlying options outstanding under the 2019 Plan.

Option Terms.    Under the 2019 Plan, the Board fixes the term of each option, which may be no longer than five years. The exercise price will generally be no less than the fair market value of our common shares on the grant date. Unless otherwise determined by the Board, options granted under the 2019 Plan will vest quarterly over a three-year period.

Post-Termination Exercisability.    Unless otherwise provided by the Board, options granted under the 2019 Plan remain exercisable following an option holder’s termination of service in accordance with the terms described below.

In the event that an option holder dies while his or her option remains outstanding, the 2019 Plan provides that the vested portion of the option will remain exercisable until the earlier of the original expiration date and one year from the date of the option holder’s death. In the event that a director terminates service for any reason other than death, the vested portion of his or her option will remain exercisable until the original expiration date of the option. In the event that an option holder ceases to provide services as an officer, employee or consultant for any reason other than death, the vested portion of the option will remain exercisable until the earlier of the original expiration date and 90 days from the termination date. Notwithstanding the foregoing, if an option holder ceases to provide services due to a termination by the Company for cause, the option will expire immediately.

Initial Public Offering.    In connection with an IPO, the board may in its sole discretion determine the treatment of outstanding awards in a manner it deems fair and reasonable. This may include, without limitation, accelerating the vesting of options, requiring the option holder to exercise the vested portion of the option prior to the IPO or automatically exercising such option through a cashless exercise if the option holder fails to so exercise.

Triggering Event.    If we are subject to a “Triggering Event” which means generally an offer by a third party to acquire the equity securities of the Company which at least 50% of the outstanding shares of the Company has agreed to accept; a merger or other consolidation after which the voting securities of the Company outstanding immediately prior to the transaction represent less than 50% of the voting securities after the transaction; or any other sale of the business of the company, as determined by the Board, the Board will determine in its sole discretion how to treat outstanding awards under the 2019 Plan in a manner it deems fair and reasonable in light of the circumstances. This may include, but is not limited to, one or more of the following: (i) acceleration of vesting; (ii) cancelling unvested options and upon reasonable notice to the option holders, cancelling unexercised vested options; (iii) providing for the assumption of or replacement of options with comparable stock options; (iv) cashing out in-the-money options; (v) automatically exercising options through a cashless exercise; or (v) deeming an option to have been exercised in full without any payment by the option holder. The board may also require the option holder to sell all of the common shares acquired upon the exercise of an option under the Triggering Event.

Adjustments.    In the event that: (i) the common shares are changed into or exchanged for a different number or kind of shares of the company or securities of another corporation, whether through an arrangement, amalgamation, recapitalization, subdivision or consolidation; (ii) a dividend is paid in shares, other than in lieu of dividends paid in the ordinary course; or (iii) there is any other change that the Board, in its sole discretion, determines equitably requires an adjustment to be make, then, subject to any required action by any of the shareholders of the company, any term of the 2019 Plan or outstanding options that the Board determines requires adjustment will be adjusted by the Board in the manner the Board deems appropriate and its determination will be final, binding and conclusive.

Transferability.    Under the 2019 Plan, options may generally not be assigned or transferred.

Plan Amendment and Termination.    The Board may generally terminate or amend the 2019 Plan at any time, provided that such amendment does not alter the terms or conditions of any outstanding option without the option holder’s consent. The Board may in its discretion amend the terms of an outstanding option, subject to the consent of the option holder.

Non-Employee Director Compensation

Prior to this offering, the Company did not have a formal policy or any formal arrangements to provide any cash or equity compensation to our non-employee directors for their service on our Board or committees of our Board.

The following table presents the total compensation for each person who served as a non-employee member of our board of directors and received compensation for such service during the fiscal year ended June 30, 2022.

Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)	Option Awards ($)	Total ($)(1)
Livio Susin	92,154	—	—	92,154

____________

(1)      Amounts shown were converted into USD in the table above using the Bank of Canada average daily rate of exchange on June 30, 2022 of US$1.00 = CAD $1.2886 or CAD $1.00 = US$0.7760.

Director Compensation Policy Following the IPO

Richard D. Nanula — Employment Agreement

In connection with this offering, we will enter into an employment agreement with Richard D. Nanula, our Executive Chair. Mr. Nanula, which we refer to as the Nanula Employment Agreement, that will be effective upon closing of this offering. Under the Nanula Employment Agreement, Mr. Nanula will continue to serve as our Executive Chair. As Executive Chair, Mr. Nanula will receive an initial annual base salary of $100,000, and he is eligible to receive an annual performance cash bonus of up to 100% of his base salary, as determined by our board of directors in its discretion, based upon achievement of performance goals to be established by the compensation committee of our board of directors, his overall personal performance and such other factors as may be determined in the sole discretion of our board of directors. Additionally, the Board will grant to Mr. Nanula under the 2021 Plan, effective upon the closing of this offering, a stock option to purchase 668,836 common shares. The exercise price of this stock option will be the closing price of our common shares on the closing date of this offering. This stock option will vest as to 25% of the underlying common shares on the grant date, and the balance of this stock option will vest and become exercisable with respect to 13,934 common shares in 36 equal monthly installments commencing on the 13th month following the date of grant and continuing until the 48th month following the date of grant, subject to Mr. Nanula’s continued employment with us through each vesting date.

Under the Nanula Employment Agreement, Mr. Nanula will be eligible to participate in certain pension, retirement, insurance and other employee benefit plans maintained by us for our employees generally, subject to the eligibility provisions of these plans, and he will be entitled to participate in all other bonus and benefit programs that we establish and make available to our employees, if any, to the extent his position, tenure, salary, health and other qualifications make him eligible to participate in these programs. In addition, Mr. Nanula is entitled to 20 business days of paid time off per annum (inclusive of personal and sick days), and to be reimbursed for all reasonable travel, entertainment and other business expenses incurred or paid by him in connection with, or related to, the performance of his duties, responsibilities or services, subject to, and in accordance with, our policies in effect from time to time.

Mr. Nanula’s employment with us is “at will,” meaning that either he or we may terminate his employment with us at any time, for any reason or no reason, and with or without Cause (as such term is described below). In the event that Mr. Nanula’s employment with us is terminated without Cause or he resigns as an employee with Good Reason (as such term is described below), the portion of his stock option that would have otherwise vested during the period that is 12 months following such termination or resignation will accelerate and will vest in full, the portion of his stock option that has not vested as of the date of such termination or resignation will expire on, and may no longer be exercised after, the effective date of such termination or resignation, and the portion of his stock option that has vested prior to such termination or resignation may only be exercised for a period of 90 days following the effective date of such termination or resignation, and will thereafter expire and may no longer be exercised after such 90-day period. If, however, there is a change of control of our Company and Mr. Nanula is terminated without Cause or he resigns for Good Reason before his stock option has vested in full, the vesting of Mr. Nanula’s stock option will accelerate in full and his stock option may thereafter be exercised with respect to all of the underlying common shares for a period of 90 days following such termination or resignation. Further, if Mr. Nanula’s employment with us is terminated for Cause or he resigns without Good Reason, or he is terminated or resigns as a result of his Disability (as such term is described below), the portion of his stock option that has not vested as of the date of such termination or resignation shall expire on the date of such termination or resignation, and the portion of his stock option that has vested as of the date of such termination or resignation shall expire on the date that is 10 days following such termination or resignation.

If Mr. Nanula’s employment with us is terminated by us without Cause or he resigns with Good Reason, he will be entitled to receive cash payments, as severance, in an amount equal to (i) six months of his base salary plus (ii) one month of base salary in respect of each full year that he has been employed by us prior to such termination or resignation, paid to him in six equal monthly installments commencing 30 days following the effective date of such termination or resignation.

Under the Nanula Employment Agreement, “Cause” means generally the occurrence of any of the following: (A) Mr. Nanula’s gross negligence in connection with the performance of his duties that results in material injury to us or our affiliates; (B) his willful and continued failure (except where due to a Disability) or refusal to perform substantially his duties; (C) any willful or intentional act by Mr. Nanula that constitutes illegal conduct or gross misconduct and that materially injures our reputation or business; (D) the material breach of his obligations under the Nanula Employment Agreement; (E) Mr. Nanula’s conviction of, or pleading nolo contendere to, a felony, or a misdemeanor involving moral turpitude; (F) his commission of an act of fraud or embezzlement, or any other act that involves the misappropriation of our material funds or assets; (G) chronic absenteeism (except where due to a Disability) or other dereliction of duty; or (H) his failure to follow the reasonable and lawful instructions of the Board, subject to his ability to cure such breach or conduct in certain of the foregoing instances.

“Good Reason” means generally (A) a material reduction in Mr. Nanula’s base salary in then in effect; (B) a material diminution in his duties, responsibility or authority; (C) a material change in the geographic location at which he is required to perform his services; or (D) any material breach by us of the Nanula Employment Agreement, subject to our ability to cure such breach or conduct in certain of the foregoing instances.

“Disability” shall be deemed to occur generally if our board of directors determines that Mr. Nanula is unable to perform the essential functions of his position, regardless of reason, with a reasonable accommodation, for a total (whether consecutive or cumulative) of 16 weeks in any rolling 52-week period, or in the event we receive a medical certification that he will not be able to perform the essential functions of his position permanently or for the indefinite future. Mr. Nanula’s resignation as an employee as a result of his Disability will be treated for all purposes under his employment agreement as a resignation without Good Reason, and his death shall also be deemed to constitute his Disability for purposes of under his employment agreement.

The Nanula Employment Agreement includes customary confidentiality and invention assignment covenants, and an agreement by Mr. Nanula that he will not solicit our current or former employees clients, customers or accounts either during the period of his employment with us or the one year period after the termination or expiration of his employment with us.

Non-Employee Director Compensation

In connection with this offering, our Board approved the following annual non-employee director compensation program, which will take effect following the closing of this offering.

Annual Cash Compensation

The following chart summarizes the retainer compensation to be provided to non-employee directors for their service on our board of directors following the closing of this offering. Cash payments are made in equal, quarterly installments and will be pro-rated for partial periods following the closing of this offering.

Annual Retainer	$50,000
Annual Committee Chair Retainer
Audit	$17,500
Compensation	$12,500
Nominating and Corporate Governance	$15,000
Annual Committee Member Retainer
Audit	$17,500
Compensation	$10,000
Nominating and Corporate Governance	$12,500

Each annual cash retainer will be paid quarterly.

Equity Compensation

The equity compensation awards to non-employee directors will be made under our 2021 Equity Incentive Plan, or 2021 Plan. All stock options granted to non-employee directors will have an exercise price per share equal to 100% of the fair market value (as defined in the 2021 Plan) of the underlying common shares on the date of grant, and a term of ten years from the date of grant (subject to earlier termination in connection with a termination of service as provided in the 2021 Plan).

•        IPO Grant.    The Board will grant to each non-employee director under the 2021 Plan, effective upon our execution of an underwriting agreement in connection with this offering, an option to purchase 100,000 common shares. Each stock option will have an exercise price equal to the initial public offering price, and will vest as to 25% of the underlying common shares on the grant date, and the balance of each is stock option will vest and become exercisable with respect to 2,083 common shares in 36 equal monthly installments commencing on the 13th month following the date of grant and continuing until the 48th month following the date of grant.

•        Annual Grant.    On the date of each annual meeting of shareholders, each non-employee director will be granted a stock option to purchase 100,000 common shares. Each stock option will have an exercise price equal to the closing stock price on the date of each annual meeting of shareholders, and will vest as to 25% of the underlying common shares on the grant date, and the balance of this stock option will vest and become exercisable with respect to 2,083 common shares in 36 equal monthly installments commencing on the 13th month following the date of grant and continuing until the 48th month following the date of grant.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since July 1, 2019, to which we have been a party in which the amount involved exceeded or will exceed the lesser of (i) $120,000 and (ii) one percent (1%) of the average of our total assets at year-end for the prior two fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive and Director Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.

McElvany Asset Purchase Agreement

In February 2021, we entered into an asset purchase agreement with Christopher McElvany, our President and Chief Executive Officer, whereby we acquired certain equipment and other assets in exchange for consideration of 990,741 Class B common shares, equivalent to a purchase price of $1,687,032. We assumed no liabilities as a result of the agreement other than obligations, commitments and liabilities relating to the purchased assets arising after the closing date. The agreement had customary indemnification provisions, pursuant to which (i) Mr. McElvany agreed to indemnify us against any loss, damages, expenses, costs, liabilities and deficiencies resulting from any misrepresentation or breach of warranty or covenant or arising in connection with the operation of Mr. McElvany’s business prior to the closing date and (ii) we agreed to indemnify Mr. McElvany against any claim, damage, action, cause of action, loss, cost, liability or expense arising out of any misrepresentation, breach of warranty or covenant, and any action relating to the assets which arose after the closing.

McElvany Convertible Note

In February 2021, we issued a convertible promissory note in the amount of $500,000 to Downwind Investments, LLC, or Downwind. Mr. McElvany is the principal of Downwind. The convertible promissory note bears interest at the rate of 8% per annum and matures on February 25, 2022. There is no default rate of interest under the note. The outstanding principal amount and accrued interest under the note is convertible at the option of the holder into our common shares at a price of $1.58 per common share. The convertible note contains customary events of default, including for failure to pay amounts under the note when due; the entry of certain judgments or orders against us; loss, theft, damage or description of our property in excess of specified amounts; the sale, transfer or other disposition of all or substantially all of our assets; and certain events respect to insolvency or bankruptcy.

The debt is secured pursuant to a general security agreement we entered into with Mr. McElvany, pursuant to which we pledged as collateral for the loan certain of our assets, including, without limitation, all of our personal property including debts, accounts, claims, equipment, inventory, documents of title, securities, money and intangible personal property such as licenses, contractual rights, patents, trademarks and other intellectual property; all real property or leasehold property; fixtures; and investment property including capital of each of our subsidiaries. The general security agreement contains customary affirmative and negative covenants undertaken by us, including that we may not sell, lease or otherwise dispose of any of the collateral except in the ordinary course of business on commercially reasonable terms. We are also restricted from permitting the collateral to become subject to any mortgage, charge, encumbrance or security interest, except in the ordinary course of business.

As of September 30, 2022, the amount of outstanding principal and accrued interest under the promissory note was $567,414. We expect that Mr. McElvany will convert such amount into common shares prior to the closing of this offering.

Origo Credit Facility and Warrants

In November 2020, we entered into a credit agreement with Origo BC Holdings Ltd. Under the credit agreement, we obtained a line of credit in an aggregate principal amount of up to $5,180,040 under which we can request an advance of up to $388,018 in any calendar quarter. The credit agreement has a term of three years and is subject to an interest rate of 8% per annum. In the event of default, the amounts owed under the credit agreement become subject to an interest rate of 15% per annum. As of September 30, 2022, there were no amounts outstanding under the Origo credit agreement.

In connection with the credit agreement, we issued to Origo Holdings, Inc., an affiliate of Origo BC Holdings Ltd., a warrant to purchase 3,906,209 of our common shares, exercisable at a price of $1.74 per share, or the Origo Warrant. The warrant expires five years from the date of issuance. The Origo Warrant includes a representation by the Company regarding the number of common shares outstanding and on a fully diluted basis. In the event that this representation was not true as of the date of the Origo Warrant and there were a greater number of common shares outstanding or on a fully diluted basis, then the Origo Warrant shall be exercisable for a number of common shares such that the warrant would be exercisable into 44% of our common shares outstanding and fully diluted as of the date of the warrant.

Under the terms of the Origo Warrant, we agreed that the exercise price for 1,111,112 shares underlying warrant would be reduced to CAD $0.015 per common share in the event that we consummate an offering of convertible debt securities in the aggregate amount of at least $1,000,000. The exercise price for an additional 1,111,111 shares is similarly reduced in the event that we consummate an offering of convertible debt securities in the aggregate amount of at least $2,000,000, and with respect to another 1,111,111 common shares if we consummate an offering in the aggregate amount of at least $3,000,000.

In the event that we register or intend to register under the Securities Act, or qualify for distribution in Canada under applicable Canadian securities laws, any of our common shares or other securities, or if we grant any demand or piggyback registration rights to any other holder of our securities, we are required to offer to the holder(s) of the Origo Warrant the ability to register the common shares underlying the Origo Warrant on no less favorable terms or conditions and/or to enter into an agreement on customary terms granting such holder(s) registration rights on a pari passu basis, as applicable. These registration rights do not apply to our initial public offering unless we also register for resale in such initial public offering common shares owned by other shareholders.

For so long as any of the Origo Warrant is outstanding or any time Origo Holdings, Inc. owns 10% or more of the our outstanding common shares, Origo Holdings, Inc. have the right to appoint 40% of the members of our board of directors.

In January 2021, Origo Holdings, Inc. transferred the warrant to its affiliates, as set forth in the table below:

Transferee	Number of Warrant Shares
Theseus Capital Ltd	439,449
Astatine Capital Ltd	439,449
Roxy Capital, Inc.	878,896
DPL Capital Inc.	878,896
2686225 Ontario Inc.	195,311
Roma Ventures, LLC	1,074,208

In connection with these transfers, we entered into letter agreements with each of the transferees which provided for the same adjustment of the warrant exercise price to $0.015 (CAD $0.018) per common share for a proportionate amount of the warrant shares upon the consummation of an offering of convertible debt securities in the aggregate threshold amounts set forth above.

On December 8, 2021, the Company issued 3,477,919 common shares pursuant to the exercise of 3,477,919 Origo Warrants with an exercise price of $0.015 (CAD$0.018) per Origo Warrant. As at September 30, 2022, 428,290 Origo Warrants were outstanding.

Susin Promissory Notes

In December 2018, we issued a promissory note to Livio Susin, one of our directors, in the principal amount of $155,207, pursuant to which Mr. Susin loaned funds to us through a series of advances. All indebtedness under this promissory note bears interest at a rate of 21% per annum. The indebtedness under this promissory note is unsecured, and repayable 90 days following to the successful completion of an initial public offering or a reverse takeover transaction which results in our shares being listed on a public exchange. As of September 30, 2022, the total outstanding principal amount of, and accrued interest under, this promissory note was $86,269. In November 2022, we entered into debt settlement and subscription agreement with Mr. Susin for the settlement of the promissory note, through the issuance of common our shares at a 40% discount to the price of an initial public offering.

In February 2019, we issued a second promissory note to Mr. Susin in the principal amount of $255,091, pursuant to which he loaned funds to us through a series of advances. Indebtedness under this promissory note bears interest at a rate of 2% per annum. The indebtedness under this promissory note is unsecured, and is repayable 90 days following to the successful completion of an initial public offering or a reverse takeover transaction which results in our shares being listed on a public exchange. In January 2021, Mr. Susin forgave $39,746 (CAD$50,000) of indebtedness under this promissory note in exchange for 13,889 shares of our Class B common shares. As of September 30, 2022, the total outstanding principal of, and accrued interest under, this promissory note was $203,401.

Susin Consulting Agreement

Pursuant to a Consulting Agreement, dated December 16, 2020, Mr. Susin provides executive administration advisory and consulting services to us and our two subsidiaries, LSDI Manufacturing Inc. and TerraCube, in exchange for CAD $12,500 per month.

The Susin Consulting Agreement was terminated on May 31, 2022.

Bridge Loan Agreement

In January 2020, we entered into a loan agreement with MNB Enterprises, Inc. and R. Jay Management Ltd., or the lenders, and Ms. Gagnon, or the MNB Loan Agreement. Under the MNB Loan Agreement, the lenders advanced $114,836 to us and, in consideration thereof, Ms. Gagnon transferred an aggregate of our 16,667 Class B common voting shares to the lenders. The loan obligation accrued interest at 20.0% per annum and was secured by all of our assets, including all of the outstanding shares of our wholly owned subsidiaries, LSDI Manufacturing Inc. and TerraCube, pursuant to a general security agreement and a pledge agreement each entered into as of the same date. The loan was initially repayable on the earlier of (i) the date of closing of any third party equity or debt financing and (ii) February 13, 2020. In February 2020, the parties amended the MNB Loan Agreement to extend the maturity date to February 28, 2020, and in consideration for such extension Ms. Gagnon transferred to the lenders 11,112 of our Class B common shares with a fair value of $6.79 per common share for total consideration of $75,449. In February 2020, the parties amended the loan agreement to further extend the maturity date to March 30, 2020, and in consideration for such extension, we issued to the lenders 55,556 of our Class B common shares with a fair value of $6.74 per common share for total consideration of $374,223. Subsequently, the parties further extended the maturity date to each of April 30, 2020, June 30, 2020 and July 31, 2021, in each case for nominal cash consideration. In June 2021, we entered into a Debt Settlement Agreement with the lenders pursuant to which the lenders agreed to cancel and forgive the outstanding amount of the debt obligation under the MNB Loan Agreement in exchange for our issuance of 53,790 of our Class B common shares.

Stipancic Settlement Agreement

In connection with the termination of the employment agreement of Mary Stipancic by Ms. Stipancic, we entered into a Settlement Agreement, dated April 20, 2020, with Ms. Stipancic, or the Stipancic Settlement Agreement. Ms. Stipancic’s employment terminated in October 2019. We reestablished a contractor arrangement with Ms. Stipancic in April 2020.

Pursuant to the Stipancic Settlement Agreement, we agreed to pay to Ms. Stipancic a lump sum in the amount of $165,990, which amount includes (i) Ms. Stipancic’s then-outstanding annual base salary from December 30, 2018 to October 19, 2019, (ii) then-outstanding vacation pay and (iii) unpaid expenses. Such lump sum becomes payable upon the earlier of (a) any sale of our assets, our affiliates’ or associates’ assets or our common shares to a third party for a purchase price equal to or greater than $3,549,500, (b) any debt financing by us, our affiliates or our associates securing an amount equal to or greater than $3,549,500, (c) any issuance of our, our associates’ our affiliates’ common shares for an aggregate subscription price equal to or greater than $3,549,500 or (d) six months from the effective date of the Stipancic Settlement Agreement. In the event that any of the events described in items (a), (b) and (c) in the paragraph above occurs, we will also pay to Ms. Stipancic a sum of $106,485 to be paid in equal bi-monthly installments payable over the course of 12 months and issue to Ms. Stipancic our common shares with a value of $70,990. In the event that the proceeds of such events are less than $3,549,500, we agreed to negotiate in good faith to determine a reasonable reduction to the amount that would otherwise be paid or the amount of shares that would otherwise be issued. For the remaining unpaid wages in the amount of $28,396, we agreed to issue to Ms. Stipancic the corresponding number of our common shares based on a subscription price of lesser of (x) the price per share posted on the British Columbia Securities Commission website and (y) $9.00 per share.

Under the Stipancic Settlement Agreement, Ms. Gagnon personally guaranteed the performance by us of all our obligations therein. In consideration for the above payment and guarantee, Ms. Stipancic waived any entitlement to and any claim she had for any benefits from us. In addition, pursuant to the agreement, we waived retroactively the non-competition covenant contained in Ms. Stipancic’s Employment Agreement, dated February 17, 2018.

In October, 2020, we entered into a first amendment to the Stipancic Settlement Agreement extending the payment date under the agreement to April 20, 2021. In May, 2021, we entered into a second amendment to the Stipancic Settlement Agreement extending the payment date under the agreement to May 31, 2021.

As of September 30, 2022, we owed CAD $486,123 to Ms. Stipancic under the terms of the Stipancic Settlement Agreement.

Employment and Consulting Agreements

1118737 BC LTD. Agreement

In July 2021, we entered into an executive consulting agreement with 1118737 BC LTD., or 1118737, which we refer to as the 1118737 Agreement. Ms. Gagnon and Heather Jennings are the principals of 1118737. Pursuant to the 1118737 Agreement, 1118737 is to provide consulting services through Ms. Gagnon and Ms. Jennings, as its dedicated personnel, for a period of three years unless the parties agree otherwise in writing, in exchange for compensation of CAD $14,583.33 a month commencing on August 1, 2021 (CAD$175,000) The consulting services include, among other things, training services, license application or other compliance services, correspondence with shareholders, legal counsel, auditors, government agencies and managing IT systems. Under the 1118737 Agreement, Ms. Gagnon and Ms. Jennings were to provide their services to the Company as independent contractors.

Under the agreement, 1118737 is to dedicate 225 hours per year towards the completion of the services specified in the 1118737 Agreement. In the event the Board requests in writing that 1118737 exceed its annually committed hours, 1118737 is to be paid CAD $1,500 per hour. Under the agreement, the Company is to reimburse 1118737 for all third-party costs incurred by 1118737 with our prior written authorization or approval, including any computer equipment, communication devices and travel-related expenses. Should the Company ever be required by any governmental authority to pay, on 1118737’s behalf, any assessments such as income tax, employment insurance premiums, etc., 1118737 will reimburse the Company for such payment. The 1118737 Agreement also provides for the irrevocable grant to Ms. Gagnon and/or Ms. Jennings of 166,667 fully vested stock options at an exercise price of CAD $2.16 per share, in consideration for their contributions to the Company over the preceding five years.

The 1118737 Agreement acknowledges and confirms that, as of the date of the agreement, we are indebted to 1118737, Ms. Gagnon and Ms. Jennings in the total amount of CAD $515,143.17. Under the agreement, we affirm that we will use our best efforts to repay the indebtedness within 12 months of the effective date of the agreement. Additionally, the agreement provides for the reimbursement to 1118737 for up to CAD $10,000 in fees it incurred to obtain independent legal advice prior to entering into the 1118737 Agreement.

We are entitled to terminate the 1118737 Agreement at any time, for any reason, upon 90 days prior written notice to 1118737. In the event that we terminate the agreement, we will pay 1118737 an amount equal to any outstanding consulting fee, plus an additional amount equal to the total fees that would have been paid through the remainder of the term. Additionally, we will pay the full amount of the aforementioned indebtedness owed to Ms. Gagnon and Ms. Jennings. 1118737 may also terminate the agreement, at its discretion, upon 90 days’ notice to us. If 1118737 terminates the agreement, 1118737 is entitled to any outstanding fees plus an additional amount equal to the lesser of the total fees that would have been paid to 1118738 until the expiration of the 90 day notice period, or the time remaining under the term of the agreement. We may either require 1118737 to continue performing duties until the end of the 90-day notice period, or release 1118737 from its duties. Additionally, even if 1118737 is the party to terminate, we are still required to pay any remaining indebtedness owed to Ms. Gagnon and Ms. Jennings.

The 1118737 Agreement includes customary confidentiality covenants pursuant to which 1118737 agrees not to disclose any confidential information it obtained in the scope of its services with us during the term of the agreement or after the termination of the agreement. Additionally, 1118737 agrees not to solicit any of our employees or consultants for a period of one year after the termination of the agreement and not to engage in any business that competes with our business without informing our Board.

The 1118737 Agreement includes customary indemnification provisions pursuant to which we agreed to indemnify and hold harmless 1118737 and its dedicated personnel against any liability that arises out of performance of the consulting services. The indemnification provisions will continue beyond the termination of the agreement.

Cheryl Evans

In September 2018, we entered into a letter agreement with Cheryl Evans. Ms. Evans’ letter agreement provided for her at-will employment as our Vice President, Finance, wherein Ms. Evans reported to our Chief Financial Officer and was accountable for the administrative, financial and risk management operations of the company, to include the development of a financial and operational strategy, metrics tied to that strategy, and the ongoing development and monitoring of control systems designed to preserve company assets and report accurate financial results of the company. Pursuant to her letter agreement, Ms. Evans was to be compensated CAD $160,000 annually for the services she provided in her capacity as Vice President, Finance, and became eligible to participate in any company-wide bonus program or executive stock option program, in the event such programs were created.

Ms. Evans’ letter agreement provides for severance benefits upon a termination of her employment without “cause,” consisting of two months’ salary for a termination during her first year of employment, three months’ salary, for a termination during her second year of employment, and six months’ salary, for a termination thereafter.

Additionally, under the September 2018 letter agreement, Ms. Evans is a party to a confidentiality, proprietary rights, non-solicitation and non-competition covenant agreement, as well as a non-disclosure agreement with the company. Under the agreement, the non-solicitation extends to a period of up to one-year following Ms. Evans’ termination of employment, and the non-competition extends to a period of up to six-months following termination of employment.

In March 2020, we entered into a contractor agreement with Ms. Evans, or the Evans Agreement. Ms. Evans served as our Vice President, Finance, from October 2018 to March 2020. Pursuant to this agreement, Ms. Evans was to provide assistance (i) in the receipt of refund claimed for the year ended June 30, 2018 under the Scientific Research & Experimental Development Investment Tax Credit Program facilitated by Canada Revenue Agency, or the SR&ED Refund, and (ii) with the sale of our wholly-owned subsidiary, LSDI Manufacturing Inc., or the Subsidiary Sale. Ms. Evans was to be compensated (i) $234,004 in unpaid wages accruing from December 2018 through March 2020, plus unpaid wages, (ii) $4,443, all employment expenses claimed by Cheryl Evans from October 2018 to March 13, 2020, (iii) an amount equal to the lesser of $53,708 or 2.5% of the net proceeds of the Subsidiary Sale, a success fee on the Subsidiary Sale, and (iv) an amount equal to 20% of the SR&ED Refund. Of these amounts, the total amount attributable to services Ms. Evans provided in fiscal 2020 was $107,415 in fees, which is included in the “Summary Compensation Table” above.

In May 2020, we entered into a revised contractor agreement with Ms. Evans, or the Revised Evans Agreement. The Revised Evans Agreement engaged Ms. Evans as a contractor of the Company, provided for a revised compensation schedule with respect to the SR&ED Refund and restated our obligation to pay Ms. Evans for accrued wages and expenses incurred during her employment. The Revised Evans Agreement also provided for incentive compensation payable in connection with the potential sale of one or more of our wholly owned subsidiaries, a potential equity financing transaction resulting in a public listing of one or more of our wholly owned subsidiaries, and/or a potential equity financing transaction resulting in a change of control of the Company or one of our wholly owned subsidiaries, referred to herein collectively as a Transaction. Pursuant to the Revised Evans Agreement, Ms. Evans was to be paid (a) accrued wages from December 2018 to March 2020, including unpaid vacation pay, in the amount of $202,576 (to be paid net of applicable payroll withholdings, if any); (b) a success fee on the Transaction equal to $17,773, payable from the net proceeds of the Transaction; and (c) for service provided with respect to the facilitation of the SR&ED Refund, an amount equal to $35,545; provided, however, that the parties agreed that Ms. Evans would be paid $106,635 upon receipt of the SR&ED Refund, $71,090 of which would be offset against accrued wages. In addition, in consideration of the accounting and financial services, oversight of accounting staff, and coordination of accounting and financial service providers as required in support of the Transaction to be provided by Ms. Evans, we agreed to pay her an hourly fee.

Each of the Evans Agreement and the Revised Evans Agreement provided for a month-to-month term period and were terminable upon completion of payment of the aforementioned compensation, or as otherwise agreed between the parties. Under each agreement, we and Ms. Evans agreed to indemnify and hold harmless one another against any suit, proceeding, debt, obligation, loss or claim for costs or damages, and reasonable legal fees and costs, which result from or arise out of, directly or indirectly, such agreement. Additionally, each of the Evans Agreement and the Revised Evans Agreement provided that Ms. Evans remained bound to the terms and conditions of the non-disclosure covenants contained in the Evans Offer Letter.

The Revised Evans Agreement was terminated as of November 5, 2020. As of September 30, 2022, we had paid $125,943 under the Revised Evans Agreement and the remaining amount to be paid under the Evans Agreement was CAD $232,709.

Mary Stipancic

Mary Stipancic initiated employment with the company in April 2017. Ms. Stipancic served as our Chief Operating Officer during the 2020 fiscal year until October 2019. Pursuant to her employment arrangement, Ms. Stipancic was compensated CAD $250,000 annually for the services she provided in her capacity as Chief Operating Officer.

In February 2018, we entered into a letter agreement with Ms. Stipancic. Ms. Stipancic’s letter agreement provided for Ms. Stipancic’s at-will employment as our Chief Operating Officer, wherein Ms. Stipancic was to manage the day-to-day business operations, and the execution of the business vision to drive extensive and sustainable growth. Pursuant to her letter agreement, Ms. Stipancic was to be compensated CAD $250,000 annually for the services she provided in her capacity as Chief Operating Officer. Additionally, under the letter agreement, Ms. Stipancic was eligible for a bonus payment of up to 30% of her base salary, payable at the Company’s sole discretion, conditioned upon Ms. Stipancic’s active employment with the company. Under the letter agreement, we issued 55,556 shares of our Class B common shares.

Under the letter agreement, in the event we terminated Ms. Stipancic’s employment without cause, she was generally entitled to 52 weeks’ advance notice, or pay in lieu of such notice, and continued health benefits during the 52-week period.

Additionally, per her letter agreement, Ms. Stipancic is a party to a confidentiality, proprietary rights, non-solicitation and non-competition covenant agreement, as well as a non-disclosure agreement with the company. The restrictive covenants contained within such agreements provides customary non-competition and non-solicitation provisions that extend for up to one-year following the termination of her employment.

Ms. Stipancic’s letter agreement was terminated in October 2019.

In April 2020, we entered into a consulting agreement with M Advisory Services, an entity owned by Ms. Stipancic, or the Stipancic Agreement, pursuant to which Ms. Stipancic agreed to provide operations and compliance/quality assurance advisory and consulting services for the company and was to be compensated CAD $150 per hour for 40 hours per month.

In August 2020, we entered into a revised consulting agreement with M Advisory Services, or the Revised Stipancic Agreement, pursuant to which Ms. Stipancic agreed to provide operations and compliance/quality assurance advisory and consulting services for us, on a non-exclusive basis, and was to be compensated CAD $12,500 per month, or CAD $150,000 annually. Additionally, the Revised Stipancic Agreement provided for the reimbursement of any reasonable and necessary expenses Ms. Stipancic incurred in connection with providing her services, subject to pre-approval by us. The Revised Stipancic Agreement was terminable by either party with 10 days written notice, or by mutual agreement.

The Revised Stipancic Agreements provides for customary confidentiality covenants. Pursuant to these covenants, Ms. Stipancic agreed to not disclose, divulge, reveal, report or use any of the information she obtained in the scope of her services with the company. The confidentiality covenants apply to her during her term or service and for an additional five years upon termination of the agreement. Additionally, under the agreement, intellectual property remains our sole property.

The Revised Stipancic Agreement also provides for customary indemnification provisions, pursuant to which both parties agreed to indemnify and hold harmless one another and their respective directors, shareholders, affiliates, officers, agents, employees, and permitted successors and assigns against any and all claims, losses, damages, liabilities, penalties, punitive damages, expenses, reasonable legal fees and costs, which result form or arise out of any act or omission of the indemnifying party. The indemnification provisions will continue beyond the termination of Ms. Stipancic’s services with the company.

Heather Jennings

Pursuant to a Consulting Agreement, dated September 24, 2020, with Heather Jennings, the sole director of one of our subsidiaries, Hollyweed Grow Inc., Ms. Jennings provides quality assurance and facility management advisory and consulting services to us in exchange for a compensation at the rate of CAD $45 per hour. Pursuant to the agreement, we are not allowed to hire another consultant for the same type of services during the term of the agreement.

Other Arrangements

We have also entered into certain consulting agreements with Mr. McElvany, Dr. Kazeminy, through affiliated entities, which are described above under “Executive and Director Compensation — Narrative to Summary Compensation Table — Contractual Arrangements with our NEOs.” We expect to terminate these consulting agreements prior to the closing of this offering. With respect to Mr. McElvany, and Dr. Kazeminy, we expect to enter into employment agreements effective upon the closing of this offering.

Stock Option Grants to Executive Officers and Directors

In September 2018, in connection with the TerraCube Acquisition, certain options to purchase common shares of TerraCube held by Chris Taylor, our former Chief Financial Officer, were converted into options to purchase 236,513 of our common shares. The options were fully vested upon the grant date and have an exercise price of CAD $1.0588.

In December 2020, the Company granted Renee Gagnon, former CEO, options to purchase 41,667 of our common shares. The options vest with 13,887 vesting on the grant date and 9,260 quarterly from March 31, 2021 to December 31, 2021and have an exercise price of CAD $2.16.

In June 2022, the Company granted Renee Gagnon, former CEO, options to purchase 83,334 of our common shares. The options were fully vested upon the grant date and have an exercise price of CAD $2.16.

Indemnification Agreements

In connection with this offering, we will enter into new agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Canadian law. For more information regarding these agreements, see the section entitled “Executive and Director Compensation — Limitations on Liability and Indemnification Matters” for information on our indemnification arrangements with our directors and executive officers.

Policies and Procedures for Related Party Transactions

Our board of directors will adopt a written related party transaction policy, to be effective upon the completion of this offering, setting forth the policies and procedures for the review and approval or ratification of related-party transactions. This policy will cover any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant and a related party had or will have a direct or indirect material interest, as determined by the audit committee of our board of directors, including, without limitation, purchases of goods or services by or from the related party or entities in which the related party has a material interest, and indebtedness, guarantees of indebtedness or employment by us of a related party.

All related party transactions described in this section occurred prior to adoption of this policy and as such, these transactions were not subject to the approval and review procedures set forth in the policy. However, these transactions were reviewed and approved by our board of directors. Our board of directors reviews and approves transactions with directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related party. Prior to this offering, the material facts as to the related party’s relationship or interest in the transaction are disclosed to our board of directors prior to their consideration of such transaction, and the transaction is not considered approved by our board of directors unless a majority of the directors who are not interested in the transaction approve the transaction. Further, when our stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction are disclosed to the stockholders, who must approve the transaction in good faith.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information known to us with respect to the beneficial ownership of our common shares, as of September 30, 2022, and as adjusted to reflect our sale of common shares in this offering, by:

•        each person or group of affiliated persons known by us to beneficially own more than 5% of our common shares;

•        each of our named executive officers;

•        each of our directors; and

•        all of our executive officers and directors as a group.

The column entitled “Shares Beneficially Owned Prior to this Offering” is calculated based on 10,443,560 common shares outstanding as of September 30, 2022. The column entitled “Shares Beneficially Owned After this Offering” is based on common shares outstanding immediately after the completion of this offering, assuming no exercise by the underwriters of their option to purchase additional common shares.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities as well as any common shares that the person has the right to acquire within 60 days of September 30, 2022 through the exercise of stock options or other rights. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	Shares Beneficially Owned Prior to this Offering		Shares Beneficially Owned After this Offering
	Shares	Percentage	Shares	Percentage
Name of beneficial owner
5% shareholders:
Henry Chamberlain(1)	878,898	7.24%	878,898	4.98%
DPL Capital Inc.(2)	878,897	7.24%	878,897	4.98%
Roma Ventures, LLC(3)	1,088,601	8.97%	1,088,601	6.17%
Roxy Capital, Inc.(4)	894,542	7.37%	894,542	5.07%
Renee Gagnon(5)	965,767	7.96%	1,104,498	6.26%
Named executive officers and directors:
Richard D. Nanula(6)	*	*	167,216	*
Paul Abramowitz(6)	*	*	25,000	*
Brittany Kaiser(6)	*	*	25,000	*
Dr. Assad J. Kazeminy(6)	*	*	41,667	*
Christopher McElvany(7)	990,741	8.16%	1,659,461	9.41%
Charles B. Nemeroff, M.D., Ph.D.(6)	*	*	25,000	*
Scott M. Reeves(8)	27,778	*	52,778	*
Livio Susin(9)	154,391	1.27%	188,544	1.07%
All executive officers and directors as a group (eight (8) persons)	1,172,910	9.60%	2,184,666	12.38%

____________

*        Less than 1%.

(1)      Consists of (i) 753,340 common shares held by Mr. Chamberlain, (ii) 125,558 common shares issuable upon exercise of a warrant to purchase common shares held by Mr. Chamberlain.

(2)      Consists of (i) 791,007 common shares held by DPL Capital Inc. (“DPL Capital”) and (ii) 87,890 common shares subject to warrant to purchase common shares held by DPL Capital. Dean Lazer is the Director of DPL Capital and has sole voting and investment control with respect to common shares held by the DPL Capital.

(3)      Consists of (i) 981,180 common shares held by Roma Ventures, LLC (“Roma Ventures”) and (ii) 107,421 common shares issuable upon exercise of a warrant to purchase common shares held by Roma Ventures. Benjamin Windle is the investment manager of Roma Ventures and has sole voting and investment control with respect to common shares held by the Roma Ventures.

(4)      Consists of (i) 806,652 common shares held by Roxy Capital, Inc. (“Roxy Capital”) and (ii) 87,890 common shares issuable upon exercise of a warrant to purchase common shares held by Roxy Capital. Eric Lazer is the sole director of Roxy Capital and has sole voting and investment control with respect to common shares held by Roxy Capital.

(5)      Consists of (i) 354,601 common shares held by Ms. Gagnon; (ii) 125,001 common shares subject to options to purchase common shares exercisable within 60 days of September 30, 2022 held by Ms. Gagnon; (iii) 1,389 common shares held by Meagan Gagnon, Ms. Gagnon’s daughter; (iv) 1,389 common shares held by Fearon Gagnon, Ms. Gagnon’s son; (v) 271,267 common shares held by Heather Jennings, Ms. Gagnon’s spouse and our former employee; (vi) 83,334 common shares subject to options to purchase common shares exercisable within 60 days of September 30, 2022 held by Heather Jennings, Ms. Gagnon’s spouse and our former employee; (vii) 128,786 common shares held by 1118737 BC Ltd. Ms. Gagnon and Ms. Jennings are the sole shareholders of 1118737 BC Ltd and have shared voting and investment control with respect to common shares held by 1118737 BC Ltd; (ix) the conversion of accounts payable of $22,574 into an aggregate of 9,406 common shares upon the completion of this offering to Heather Jennings, Ms. Gagnon’s spouse and our former employee (assuming an initial offering price of $4.00 per share); (x) the conversion of accounts payable of $28,730 into an aggregate of 11,972 common shares upon the completion of this offering to Freedom Family LLC, a company controlled by Ms. Gagnon (assuming an initial offering price of $4.00 per share); and (xi) the conversion of accounts payable of $281,645 into an aggregate of 117,353 common shares upon the completion of this offering to Ms. Gagnon (assuming an initial offering price of $4.00 per share).

(6)      Consists of common shares issuable upon exercise of options within 60 days of September 30, 2022, which are expected to be granted on the date of the closing of this offering.

(7)      Consists of (i) 990,741 common shares held by Mr. McElvany, (ii) the conversion of outstanding convertible note into an aggregate of 363,413 common shares held by Downwind Investments, LLC (“Downwind Investments”) (assuming an initial public offering price of $4.00 per share), (iii) 117,807 common shares subject to exercise of options exercisable within 60 days of September 30, 2022 held by Supercritical Labs, LLC (“Supercritical Labs”) which are expected to be granted on the date of the closing of this offering. Mr. McElvany and Ms. Sharon Lynn McElvany, his wife, are the sole members of Downwind Investments and have shared voting and investment control with respect to common shares held by Downwind Investments. Mr. McElvany is the sole member of Supercritical Labs and has sole voting and investment control with respect to common shares held by Supercritical Labs; and (iv) 187,500 common shares upon the completion of this offering to Mr. McElvany (assuming an initial offering price of $4.00 per share).

(8)      Consists of (i) 27,778 common shares held by Mr. Reeves; and (ii) 25,000 common shares issuable upon exercise of options within 60 days of September 30, 2022, which are expected to be granted on the date of the closing of this offering.

(9)      Consists of (i) 125,500 common shares held by Mr. Susin; (ii) 50,000 common shares subject to options held by Mr. Susin exercisable within 60 days of September 30, 2022; (iii) 2,223 common shares held by Ferruccio Susin, Mr. Susin’s brother; (iv) 278 shares held by Serge Susin, Mr. Susin’s brother; (v) 834 common shares held by Rose-Marie Susin, Mr. Susin’s sister; (vi) 278 common shares held by Darren Susin, Mr. Susin’s nephew; (vii) 278 common shares held by Scott Susin, Mr. Susin’s nephew; and (viii) the conversion of accounts payable of $21,965 into an aggregate of 9,153 common shares upon the completion of this offering to Mr. Susin (assuming an initial offering price of $4.00 per share).

DESCRIPTION OF SHARE CAPITAL

The following descriptions are summaries of the material terms of our Articles.

General

Our authorized share capital will consist of an unlimited number of common shares and an unlimited number of preferred shares, issuable in series, all of which preferred shares will be undesignated.

As of September 30, 2022, we had 10,443,560 common shares outstanding and held of record by 261 shareholders, and no preferred shares outstanding.

Common Shares

The holders of our common shares are entitled to one vote for each share held on all matters submitted to a vote of the shareholders. Holders of our common shares are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred shares. Our common shares have no pre-emptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common shares will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred shares. The shares to be issued by us in this offering will be, when issued and paid for, validly issued, fully paid and non-assessable.

Preferred Shares

Upon the closing of this offering, our board of directors will have the authority, without further action by our shareholders, to issue an unlimited number of preferred shares in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common shares. The issuance of our preferred shares could adversely affect the voting power of holders of common shares and the likelihood that such holders will receive dividend payments and payments upon our liquidation, dissolution or winding up. In addition, the issuance of preferred shares could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. Immediately after consummation of this offering, no preferred shares will be outstanding, and we have no present plan to issue any preferred shares.

Options

As of September 30, 2022, options to purchase 567,431 common shares at a weighted-average exercise price of $2.18 (CAD$2.99) per share were outstanding under our 2019 Stock Option Plan.

Warrants

As of September 30, 2022, warrants to purchase 428,290 of our common shares at an exercise price of $1.58 (CAD$2.16) per share were outstanding, which warrants were not granted pursuant to a benefits plan.

Warrants held by affiliates of Origo Holdings, Inc., or the Origo Holders, contain registration rights as described herein. We refer herein to the warrants as the Origo Warrants. In the event that we register or intend to register under the Securities Act, or qualify for distribution in Canada under applicable Canadian securities laws, any of our common shares or other securities, or if we grant any demand or piggyback registration rights to any other holder of our securities, we are required to offer to the holder(s) of the Origo Warrants the ability to register the Origio Shares common shares underlying the Origo Warrants on no less favorable terms or conditions and/or to enter into an agreement on customary terms granting such holder(s) registration rights on a pari passu basis, as applicable. These registration rights do not apply to our initial public offering unless we also register for resale in such initial public offering common shares owned by other shareholders.

For so long as any of the Origo Warrants are outstanding or any time the Origo Holders collectively own 10% or more of our outstanding common shares, the Origo Holders have the right to appoint 40% of the members of our board of directors.

Representative’s Warrants

Upon completion of this offering, WestPark Capital, Inc., as representative of the underwriters, or its designees, will receive warrants for the purchase of 100,000 common shares at an exercise price of $5.00. See “Underwriting” for the terms of the warrants.

Convertible Notes

Between April 21, 2021 and June 20, 2021, we issued unsecured convertible notes with an aggregate face value of $348,257. The notes bear interest at 8% per annum and have a maturity date of 6 months.

On February 25, 2021, we issued a secured convertible note to the CEO of the Company with an aggregate face value of $500,000 which bears an interest rate of 8% interest rate and initially matured on February 25, 2022. Maturity has been extended to the date of the initial public offering. The convertible note is convertible at the option of the holder into common shares at a conversion price of $1.74 per common share. The debt is secured pursuant to a general security agreement pursuant to which we pledged as collateral for the loan certain of our assets, including, without limitation, all of our personal property including debts, accounts, claims, equipment, inventory, documents of title, securities, money and intangible personal property such as licenses, contractual rights, patents, trademarks and other intellectual property; all real property or leasehold property; fixtures; and investment property including capital of each of our subsidiaries.

Between June 29, 2021 and January 3, 2023, we issued unsecured convertible notes with an aggregate face value of $3,369,500 which bear an interest rate of 8% per annum. The convertible notes are automatically convertible into common shares at a 40% discount to the price of an initial public offering and mature on the date that is two years after the date of issuance thereof.

Limitations of Liability and Indemnification

See “Executive and Director Compensation — Limitations on Liability and Indemnification Matters.”

Exchange Listing

We have applied to list our common shares on the Nasdaq Capital Market under the symbol “LSDI”.

Transfer Agent and Registrar

Upon the completion of this offering, the transfer agent and registrar for our common shares will be VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common shares. Future sales of substantial amounts of our common shares in the public market after this offering, or the perception that those sales may occur, could adversely affect the prevailing market price for our common shares. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of contractual and legal restrictions on resale described below, sales of substantial amounts of common shares in the public market after the restrictions lapse could adversely affect the prevailing market price of our common shares as well as our ability to raise equity capital in the future. Furthermore, although we have applied to have our common shares listed on Nasdaq, we cannot assure you that there will be an active public trading market for our common shares.

Upon the closing of this offering, based on the number of our common shares outstanding as of September 30, 2022 and after giving effect to (i) the conversion of our outstanding convertible notes into an aggregate of 1,916,659 common shares, (ii) the issuance of 35,274 common shares pursuant to a settlement and subscription agreement, (iii) the conversion of accounts payable and due to certain related parties of $2,024,146 into an aggregate of 843,400 common shares, (iv) the issuance of 187,500 common shares to our Chief Executive Officer upon the completion of this offering, 15,426,393 common shares will be outstanding, in each case, assuming an initial public offering price of $4.00 per share and no exercise of the underwriter’s option to purchase additional shares. Of these common shares, all of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, whose sales would be subject to the Rule 144 resale restrictions described below, other than the holding period requirement.

All remaining common shares held by existing stockholders immediately prior to the consummation of this offering will be “restricted securities,” as such term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act, which are summarized below. We expect approximately 9,503,292 common shares will be subject to the 180-day lock-up period under the lock-up agreements described below. Upon expiration of the lock-up period, such common shares will be available for sale in the public market, subject in some cases to applicable volume limitations under Rule 144.

In addition, of the common shares that were subject to stock options outstanding as of September 30, 2022, options to purchase 567,431 common shares were vested as of September 30, 2022 and, upon exercise, these shares will be eligible for sale subject to the lock — up agreements described below and Rules 144 and 701 under the Securities Act.

Lock-Up Agreements

We and each of our directors and executive officers and certain holders of 1% or more of our outstanding capital stock, who will collectively own approximately 9,503,292 common shares upon the closing of this offering after giving effect to (i) the conversion of our outstanding convertible notes into an aggregate of 1,916,659 common shares, (ii) the issuance of 35,274 common shares pursuant to a settlement and subscription agreement, (iii) the conversion of accounts payable and due to related parties of $2,024,146 into an aggregate of 843,400 common shares, and (iv) the issuance of 187,500 common shares to our Chief Executive Officer upon the completion of this offering, 15,426,393 common shares will be outstanding, in each case, assuming an initial public offering price of $4.00 per share and no exercise of the underwriter’s option to purchase additional shares, have agreed, subject to certain exceptions, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any common shares or securities convertible into, exchangeable for, exercisable for, or repayable with common shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common shares, whether any transaction described above is to be settled by delivery of our common shares or such other securities, in cash or otherwise, for 180 days after the date of this prospectus without first obtaining the written consent of WestPark Capital, Inc. WestPark Capital, Inc. may waive these restrictions as to some or all of the securities subject to these lock-up agreements at any time in their sole discretion.

Upon the expiration of the lock-up period, substantially all of the shares subject to such lock-up restrictions will become eligible for sale, subject to the limitations discussed above. For a further description of these lock-up agreements, please see “Underwriting.”

Rule 144

Affiliate Resales of Restricted Securities

In general, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, a person who is an affiliate of ours, or who was an affiliate at any time during the 90 days before a sale, who has beneficially owned common shares for at least six months would be entitled to sell a number of restricted shares within any three-month period that does not exceed the greater of:

•        1% of the number of common shares then outstanding, which will equal approximately 154,269 common shares immediately after this offering; or

•        the average weekly trading volume in common shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales of restricted shares under Rule 144 held by our “affiliates” are also subject to requirements regarding the manner of sale, notice and the availability of current public information about us. Rule 144 also provides that affiliates relying on Rule 144 to sell common shares that are not restricted shares must nonetheless comply with the same restrictions applicable to restricted shares, other than the holding period requirement. In addition, if the number of shares being sold under Rule 144 by an affiliate during any three-month period exceeds 5,000 shares or has an aggregate sale price in excess of $50,000, the seller must file a notice form on Form 144 with the SEC and Nasdaq concurrently with either the placing of a sale order with the broker or the execution directly with a market maker.

Non-Affiliate Resales of Restricted Securities

In general, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, any person who is not an affiliate of ours at the time of sale, and has not been an affiliate at any time during the three months preceding a sale, and who has beneficially owned common shares for at least six months but less than a year, is entitled to sell such shares subject only to the availability of current public information about us. If such person has held our shares for at least one year, such person can resell under Rule 144(b)(1) without regard to any Rule 144 restrictions, including the 90-day public company requirement and the current public information requirement.

Non-affiliate resales are not subject to the manner of sale, volume limitation or notice filing provisions of Rule 144.

Notwithstanding the availability of Rule 144, the holders of 9,503,292 of our restricted securities have entered into lock-up agreements as referenced above and their restricted securities will become eligible for sale (subject to the above limitations under Rule 144) upon the expiration of the restrictions set forth in those agreements.

Rule 701

Rule 701 generally provides that, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, a shareholder who purchased common shares pursuant to a written compensatory benefit plan or contract and who is not deemed to have been one of our affiliates at any time during the preceding 90 days may sell such shares (to the extent such shares are not subject to a lock-up agreement) in reliance upon Rule 144 without complying with the current public information or holding period conditions of Rule 144. Rule 701 also provides that a shareholder who purchased common shares pursuant to a written compensatory benefit plan or contract and who is deemed to have been one of our affiliates during the preceding 90 days may sell such shares under Rule 144 without complying with the holding period condition of Rule 144 (subject to the lock-up agreement referred to above, if applicable). However, all shareholders who purchased common shares pursuant to a written compensatory benefit plan or contract are required to wait until 90 days after the date of this prospectus before selling such shares pursuant to Rule 701 (subject to the lock-up agreement referred to above, if applicable).

Equity Plans

In connection with this offering, we intend to file a registration statement on Form S-8 under the Securities Act covering all of the common shares subject to outstanding options and the common shares reserved for issuance under our stock plans. We expect to file this registration statement as soon as permitted under the Securities Act. However, the shares registered on Form S-8 may be subject to the volume limitations and the manner of sale, notice and public information requirements of Rule 144 and will not be eligible for resale until expiration of the lock-up agreements to which they are subject.

COMPARISON OF BRITISH COLUMBIA LAW AND DELAWARE LAW

We are governed by the Business Corporations Act (British Columbia), or the BCBCA. Significant differences between the BCBCA and the General Corporation Law of the State of Delaware, or the DGCL, which governs companies incorporated in the State of Delaware, include the following:

Capital Structure

Delaware	British Columbia

Under the DGCL, the certificate of incorporation must set forth the total number of shares of stock which the corporation shall have authority to issue and the par value of each of such shares, or a statement that the shares are to be without par value.

As permitted by the BCBCA and our Articles that will be effective following the completion of this offering, our authorized share capital consists of (i) an unlimited number of common shares without par value, with special rights and restrictions attached and (ii) an unlimited number of preferred shares without par value, issuable in series, with special rights and restrictions attached.

Dividends

Delaware	British Columbia

The DGCL generally provides that, subject to certain restrictions, the directors of a corporation may declare and pay dividends upon the shares of its capital stock either out of the corporation’s surplus (as defined in the DGCL) or, if there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Further, the holders of preferred or special stock of any class or series shall be entitled to receive dividends at such rates, on such conditions and at such times as stated in the certificate of incorporation or in the resolution or resolutions providing for the issue of such stock adopted by the board of directors, payable in preference to, or in such relation to, the dividends payable on any other class or classes or of any other series of stock.

Under the BCBCA, dividends may be declared at the discretion of the board of directors. Any dividends declared shall be subject to the rights, if any, of shareholders holding shares with special rights as to dividends. Dividends may not be declared if there are reasonable grounds for believing that the company is insolvent or the payment of such dividends would render the company insolvent.

Number and Election of Directors

Delaware	British Columbia

Under the DGCL, the board of directors must consist of at least one person, and the number of directors is generally fixed by, or in the manner provided in, the by-laws of the corporation, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate. The Board may be divided into three classes of directors, with one-third of the directors subject to election by the stockholder each year after such classification becomes effective.

Under the BCBCA, a company must have at least one director and, in the case of a public company, must have at least three directors. Our Articles permit our board of directors to set the number of directors. Succeeding directors must be elected and appointed in accordance with the BCBCA and the Articles of the company.

Removal of Directors

Delaware	British Columbia

Under the DGCL, any or all directors may be removed with or without cause by the holders of a majority of shares entitled to vote at an election of directors unless the certificate of incorporation otherwise provides or in certain other circumstances if the corporation has cumulative voting.

As permitted under the BCBCA, our Articles provide that a director may be removed before the expiration of the director’s term by a special resolution of shareholders. Our Articles also provide that the directors may remove any director before the expiration of such director’s term if the director is convicted of an indictable offence or if the director ceases to be qualified to act as a director.

Vacancies on the Board of Directors

Delaware	British Columbia

Under the DGCL, unless otherwise provided in the certificate of incorporation or the by-laws, vacancies and newly created directorships resulting from an increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Under the BCBCA, filling vacancies on the board of directors will depend on whether a director was removed or if there is a casual vacancy. If the director was removed, the position can be filled by the shareholders at the shareholder meeting where the director is removed. If there is a casual vacancy, such vacancy can be filled by the remaining directors.

Qualifications of Directors

Delaware	British Columbia
Under the DGCL, directors are not required to be residents of Delaware or the United States. The certificate of incorporation or by-laws may prescribe other qualifications for directors.

Under the BCBCA, there are four criteria for a person to be qualified as a director. The director must (i) be 18 years of age or older, (ii) be capable of managing the director’s own affairs, (iii) have no undischarged bankruptcy and (iv) not be convicted of an offence in connection with the promotion, formation or management of a corporation or unincorporated business or of an offence involving fraud. Directors are not required to be residents of British Columbia or Canada.

Board of Director Quorum and Vote Requirements

Delaware	British Columbia

Under the DGCL, a majority of the total number of directors shall constitute a quorum for the transaction of business unless the certificate of incorporation or by-laws require a greater number. The by-laws may lower the number of directors required for a quorum to one-third of the total number of directors, but no less.

The BCBCA does not set out any requirements for a meeting of directors, except that minutes must be kept of all proceedings at meetings of directors or committees of directors. The Articles of a company may set out requirements and quorum for board meetings.

Transactions with Directors and Officers

Delaware	British Columbia

The DGCL generally provides that no contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee or the stockholders.

Subject to certain exceptions, the BCBCA provides that a director or senior officer of a company holds a disclosable interest in a contract or transaction if the contract or transaction is material to the company, the company has entered, or proposes to enter, into the contract or transaction, and either of the following applies to the director or senior officer: (i) the director or senior officer has a material interest in the contract; or (ii) the director or senior officer is a director or senior officer of, or has a material interest in, a person who has a material interest in the contract or transaction. Under the BCBCA and our Articles, a director who holds a disclosable interest in a contract or transaction may not vote on any directors’ resolution to approve such contract or transaction unless all directors have a disclosable interest, in which case any or all of the directors may vote. Excluded directors will, however, count for the purposes of quorum. A director or senior officer is liable to account to the company for any profit that accrues to the director or senior officer under or as a result of the interested contract or transaction.

Limitation on Liability of Directors

Delaware	British Columbia

The DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for a breach of the director’s fiduciary duty as a director, except for liability:

•    for breach of the director’s duty of loyalty to the corporation or its stockholders;

•    for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•    under Section 174 of the DGCL, which concerns unlawful payment of dividends, stock purchases or redemptions; or

•    for any transaction from which the director derived an improper personal benefit.

Under the BCBCA, a director of a company is jointly and severally liable to restore to the company any amount paid or distributed as a result of paying dividends, commissions and compensation, among other things, contrary to the BCBCA. A director will not be found liable if the director relied, in good faith, on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the auditor of the company, (ii) a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility, (iii) a statement of fact represented to the director by an officer of the company or any record, information or (iv) a representation that the court considers provides reasonable grounds for the actions of the director. Further, any director is not liable if the director did not know and could not reasonably have known that the act done by the director or authorized by resolution voted for or consented to by the director was contrary to the BCBCA.

Indemnification of Directors and Officers

Delaware	British Columbia

Under the DGCL, a corporation may indemnify any person who is made a party to any third-party action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding through, among other methods of approval, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding, if the person:

•    acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and

•    with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL permits indemnification for derivative actions or suits against expenses (including legal fees) for the same set of persons entitled to indemnity for third party suits if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and only if the person is not found liable to the corporation, unless a court determines despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.

Our Articles provide that we must indemnify all eligible parties (which includes our current and former directors and officers), and such person’s heirs and legal personal representatives, as set out in the BCBCA, against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director is deemed to have contracted with us on the terms of indemnity contained in our Articles. In addition, we may indemnify any other person in accordance with the BCBCA.

Call and Notice of Stockholder Meetings

Delaware	British Columbia

Under the DGCL, a stockholder meeting is held on such date, at such time and at such place as designated by or in the manner provided in the corporation’s certificate of incorporation or by-laws or if not so designated, as determined by the board of directors.

If an annual meeting for election of directors is not held on the date designated or an action by written consent to elect directors in lieu of an annual meeting has not been taken within 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the later of the last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.

Special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the by-laws.

In accordance with the BCBCA, our Articles provide that an annual general meeting must be held at least once in each calendar year, and not more than 15 months after the last annual reference date, at such time and place as may be determined by the directors. An annual meeting of shareholders may be held at a location outside British Columbia if the location for the meeting is provided for in the Articles or, if the Articles do not restrict the company from holding a meeting outside of British Columbia, at a location approved as required by the Articles (and if not so specified then as approved by ordinary resolution of the shareholders). Our Articles permit the directors to approve a location for the annual general meeting that is outside of British Columbia. We must provide notice of the annual general meeting to each shareholder entitled to attend the meeting, to each director and to the auditor of the company at least 21 days but not more than two months before the meeting date.

Under our Articles, our directors have the power at any time to call a meeting of shareholders. Under the BCBCA, the holders of not less than 5% of the issued shares of a company that carry the right to vote at a general meeting may requisition the directors to call a meeting of shareholders.

Stockholder Action by Written Consent

Delaware	British Columbia

Under the DGCL, unless otherwise provided by the corporation’s certificate of incorporation, the stockholders of a corporation may act by written consent without a meeting if such consent is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Under the BCBCA, shareholders may act by written resolution signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders.

Stockholder Nominations and Proposals

Delaware	British Columbia
Under the DGCL, the by-laws of a corporation may include provisions respecting the nomination of directors or proposals by stockholders, including requirements for advance notice to the corporation.

Under the BCBCA, a person submitting a proposal must have been the registered or beneficial owner of one or more voting shares for an uninterrupted period of at least two years before the date of the signing of the proposal. In addition, the proposal must be signed by shareholders who, together with the submitter, are registered or beneficial owners of (i) at least 1% of the company’s voting shares, or (ii) shares with a fair market value exceeding an amount prescribed by regulation. Our Articles will contain advance notice provisions respecting the nomination of directors.

Stockholder Quorum and Vote Requirements

Delaware	British Columbia

Under the DGCL, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at the meeting of stockholders unless the certificate of incorporation or by-laws specify a different quorum requirement, but in no event may a quorum consist of less than one-third of the shares entitled to vote at the meeting. Unless the DGCL, certificate of incorporation or by-laws provide for different vote requirement, generally the required vote under the DGCL is the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter, except generally the required vote under the DGCL, for the election of directors is a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

As permitted under the BCBCA, our Articles provide that a quorum for general meetings of shareholders is two persons present and being, or representing by proxy, shareholders holding at least a majority of the issued shares entitled to be voted at the meeting. Unless the BCBCA or Articles provide for a greater vote, generally the required vote under the BCBCA is a majority of the votes cast by the shareholders who voted in respect of that resolution.

Amendment of Governing Instrument

Delaware	British Columbia

Amendment of Certificate of Incorporation.    Generally, under the DGCL, following the adoption of an amendment to the certificate of incorporation, a declaration of the amendment’s advisability and a submission of the amendment to the corporation’s stockholders by the board of directors of the corporation, the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon is required to adopt and approve a proposed amendment to the certificate of incorporation, provided that the certificate of incorporation may provide for a greater vote to amend the certificate of incorporation. Under the DGCL, holders of outstanding shares of a class or series are entitled to vote separately on an amendment to the certificate of incorporation if the amendment would have certain consequences, including changes that adversely affect the special rights, powers and preferences of such class or series.

Amendment of By-laws.    Under the DGCL, after a corporation has received any payment for any of its stock, the power to adopt, amend or repeal by-laws shall be vested in the stockholders entitled to vote; provided, however, that any corporation may, in its certificate of incorporation, provide that by-laws may be adopted, amended or repealed by the board of directors. The fact that such power has been conferred upon the board of directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal the by-laws.

As permitted by the BCBCA, under our Articles, any amendment to the notice of Articles or Articles generally requires approval by a special resolution of the shareholders. In the event that an amendment to the Articles would prejudice or interfere with a right or special right attached to issued shares of a class or series of shares, such amendment must be approved separately by the holders of the class or series of shares being affected by a special resolution.

Votes on Mergers, Consolidations and Sales of Assets

Delaware	British Columbia

The DGCL provides that, unless otherwise provided in the certificate of incorporation or by-laws, the adoption of a merger agreement requires the approval of a majority of the outstanding stock of the corporation entitled to vote thereon.

Under the BCBCA, certain extraordinary corporate actions, such as continuances, certain amalgamations, sales, leases or other dispositions of all, or substantially all of, the undertaking of a company (other than in the ordinary course of business), liquidations, dissolutions and certain arrangements, are required to be approved by a special resolution of shareholders.

Dissenter’s Rights of Appraisal

Delaware	British Columbia

Under the DGCL, a stockholder of a Delaware corporation generally has the right to dissent from and request payment for the stockholders shares upon a merger or consolidation in which the Delaware corporation is participating, subject to specified procedural requirements, including that such dissenting stockholder does not vote in favor of the merger or consolidation. However, the DGCL does not confer appraisal rights, in certain circumstances, including if the dissenting stockholder owns shares listed on a national securities exchange and will receive shares listed on a national securities exchange in the merger or consolidation. Under the DGCL, a stockholder asserting appraisal rights does not receive any payment for his or her shares until a court determines the fair value or the parties otherwise agree to a value. The costs of the proceeding may be determined by the court and assessed against the parties as the court deems equitable under the circumstances.

Under the BCBCA, a shareholder, whether or not the shareholder’s shares carry the right to vote, is entitled to dissent in respect of a resolution to: (i) alter the company’s Articles to alter restrictions on the powers of the company or on the business the company is permitted to carry on; (ii) adopt an amalgamation agreement; (iii) approve an arrangement; (iv) authorize or ratify the sale, lease or other disposition of all or substantially all of the company’s undertaking; and (v) authorize the continuation of the company into a jurisdiction other than British Columbia. A shareholder is also entitled to dissent in respect of any court order that permits dissent and in respect of any other resolution if dissent is authorized by the resolution. A shareholder asserting dissent rights is entitled, subject to specified procedural requirements, including objecting to the action giving rise to dissent rights and making a proper demand for payment, to be paid by the company the fair value of the shares in respect of which the shareholder dissents. Under the BCBCA, if the shareholder and the company do not agree on the fair value for the shareholder’s shares, the company or the dissenting shareholder may apply to a court to fix a fair value for the shares.

Anti-Takeover and Ownership Provisions

Delaware	British Columbia

Unless an issuer opts out of the provisions of Section 203 of the DGCL, Section 203 generally prohibits a Delaware corporation that has a class of voting stock listed on a national securities exchange or is held of record by more than 2,000 stockholders from engaging in a “business combination” (as defined in Section 203) with, among others, a holder of 15% or more of the corporation’s outstanding voting stock (as defined in Section 203), referred to as an interested stockholder, for a period of three years after the time that the interested stockholder became an interested stockholder, except as otherwise provided in Section 203. For these purposes, the term “business combination” includes mergers, asset sales and other similar transactions with an interested stockholder.

The BCBCA contains no restriction on adoption of a shareholder rights plan. The BCBCA does not restrict related party transactions; however, in Canada, takeover bids and related party transactions are addressed in provincial securities legislation and policies.

Inspection of Books and Records

Delaware	British Columbia

Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, upon written demand, inspect the corporation’s books and records during business hours for any proper purpose and may make copies and extracts therefrom.

Under the BCBCA, specified books and records of the company must be available for inspection by any of our shareholders at the registered and records office.

Derivative Actions

Delaware	British Columbia

Under the DGCL, a stockholder may bring a derivative action on behalf of a corporation to enforce the corporation’s rights if he or she was a stockholder at the time of the transaction which is the subject of the action. Additionally, under Delaware case law, a stockholder must have owned stock in the corporation continuously until and throughout the litigation to maintain a derivative action. Delaware law also requires that, before commencing a derivative action, a stockholder must make a demand on the directors of the corporation to assert the claim, unless such demand would be futile. A stockholder also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.

Under the BCBCA, a shareholder, defined for derivative actions to include a beneficial shareholder and any other person whom a court considers to be an appropriate person to make an application under the BCBCA, or a director of a company may, with leave of the court, bring a legal proceeding in the name and on behalf of the company to enforce an obligation owed to the company that could be enforced by the company itself, or to obtain damages for any breach of such an obligation. An applicant may also, with leave of the court, defend a legal proceeding brought against a company.

Oppression Remedy

Delaware	British Columbia
The DGCL does not expressly provide for a similar remedy.

The BCBCA provides an oppression remedy that enables a court to make any order, whether interim or final, to rectify matters that are oppressive or unfairly prejudicial to any shareholder, which includes a beneficial shareholder or any other person who, in the courts discretion, is a proper person to make such an application. The oppression remedy provides the court with very broad and flexible powers to intervene in corporate affairs to protect shareholders and other applicants.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS

The following is a description of the material U.S. federal income tax consequences to “U.S. Holders,” as defined below, of owning and disposing of our common shares. It is not a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire securities. This discussion applies only to a U.S. Holder that is an initial purchaser of the common shares pursuant to the offering and that holds our common shares as a capital asset for tax purposes (generally, property held for investment), and does not address the effects of any U.S. federal tax laws other than U.S. federal income tax laws (such as estate and gift tax laws) or any state, local or non-U.S. tax laws. In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including state and local tax consequences, alternative minimum tax consequences, and tax consequences applicable to U.S. Holders subject to special rules, such as:

•        banks, insurance companies, and certain other financial institutions;

•        U.S. expatriates and certain former citizens or long-term residents of the United States;

•        dealers or traders in securities who use a mark-to-market method of tax accounting;

•        persons holding common shares as part of a hedging transaction, “straddle,” wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to common shares;

•        persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. Dollar;

•        brokers, dealers or traders in securities, commodities or currencies;

•        tax-exempt entities or government organizations;

•        S corporations, partnerships, or other entities or arrangements classified as partnerships for U.S. federal income tax purposes (and investors therein);

•        regulated investment companies or real estate investment trusts;

•        persons who acquired our common shares pursuant to the exercise of any employee stock option or otherwise as compensation;

•        persons required to accelerate the recognition of any item of gross income with respect to their common shares as a result of such income being recognized on an applicable financial statement;

•        persons holding our common shares in connection with a trade or business, permanent establishment, or fixed base outside the United States; and

•        persons who own (directly, indirectly, or through attribution) 10% or more (by vote or value) of our outstanding common shares.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds common shares, the U.S. federal income tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding common shares and partners in such partnerships are encouraged to consult their tax advisers as to the particular U.S. federal income tax consequences of holding and disposing of common shares.

This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended, or the “Treaty,” and U.S. court decisions that are applicable, and, in each case, as in effect and available, as of the date hereof. Any of the authorities on which this summary is based could be changed in material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation.

A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of common shares and is:

(i)     An individual who is a citizen or resident of the United States;

(ii)    a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

(iii)   an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

(iv)   a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

PERSONS CONSIDERING AN INVESTMENT IN THE COMMON SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEM RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE COMMON SHARES, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS, AND THE APPLICATION OF ANY TAX TREATIES.

Distributions on Common Shares

Subject to the discussion below under “PFIC rules,” a U.S. Holder that receives a distribution with respect to common shares will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of our current and accumulated “earnings and profits,” as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds our current and accumulated “earnings and profits,” such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in our common shares and thereafter as gain from the sale or exchange of such common shares. (See “Sale or other taxable disposition of common shares,” below). However, we may not maintain the calculations of our earnings and profits in accordance with U.S. federal income tax principles, and accordingly each U.S. Holder should assume that the entirety of any distribution by us with respect to our common shares will constitute dividend income. The dividends will generally not be eligible for the dividends received deduction generally allowed to U.S. corporations.

Dividends paid to a non-corporate U.S. Holder by a “qualified foreign corporation” may be subject to reduced rates of taxation if certain holding period and other requirements are met. A qualified foreign corporation generally includes a foreign corporation if (i) its common shares are readily tradable on an established securities market in the United States or it is eligible for benefits under a comprehensive U.S. income tax treaty that includes an exchange of information program and which the U.S. Treasury has determined is satisfactory for these purposes and (ii) if such foreign corporation is not a PFIC (as discussed below) for either the taxable year in which the dividend is paid or the preceding taxable year. The common shares are expected to be readily tradable on the Nasdaq Global Market, an established securities market in the United States, and we may be eligible for the benefits of the Treaty. Accordingly, subject to the PFIC rules discussed below, a non-corporate U.S. Holder may qualify for the reduced rate on dividends so long as the applicable holding period requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the reduced tax rate on dividends in light of their particular circumstances.

Sale or Other Taxable Disposition of Common Shares

Subject to the discussion below under PFIC Rules, upon the sale or other taxable disposition of our common shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the U.S. dollar value of cash received plus the fair market value of any property received and such U.S. Holder’s tax basis in such common shares sold or otherwise disposed of. A U.S. Holder’s tax basis in our common shares generally will be such holder’s U.S. dollar cost for such common shares (adjusted for gains or losses previously recognized in connection with the rules applicable to PFICs, to the extent applicable, discussed below). Gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, our common shares have been held for more than one year.

Preferential tax rates currently apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

PFIC Rules

If we are classified as a passive foreign investment company, or PFIC, in any taxable year, a U.S. Holder will be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.

A non-U.S. corporation will be classified as a PFIC for any taxable year in which, after applying certain look-through rules, either:

•        at least 75% of its gross income is passive income (such as interest income); or

•        at least 50% of its gross assets (determined on the basis of a weighted quarterly average) is attributable to assets that produce passive income or are held for the production of passive income (including cash).

Based upon the current and expected composition of our income and assets, we believe that we were a PFIC for the taxable year ended June 30, 2022 and could be treated as a PFIC for the current taxable year, although we cannot provide any assurances regarding our PFIC status for any current taxable year or any future taxable years. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our status as a PFIC depends on the composition of our income which will depend on the transactions we enter into in the future and our corporate structure. The composition of our income and assets is also affected by the spending of the cash we raise in any offering, including this offering.

If we are classified as a PFIC in any year with respect to which a U.S. Holder owns the common shares, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns the common shares, regardless of whether we continue to meet the tests described above unless (i) we cease to be a PFIC and the U.S. Holder has made a “deemed sale” election under the PFIC rules, or (ii) the U.S. Holder makes a Qualified Electing Fund Election, or QEF Election, with respect to all taxable years during such U.S. Holders holding period in which we are a PFIC. If the “deemed sale” election is made, a U.S. Holder will be deemed to have sold the common shares the U.S. Holder holds at their fair market value and any gain from such deemed sale would be subject to the rules described below. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the U.S. Holder’s common shares with respect to which such election was made will not be treated as shares in a PFIC and the U.S. Holder will not be subject to the rules described below with respect to any “excess distribution” the U.S. Holder receives from us or any gain from an actual sale or other disposition of the common shares. U.S. Holders should consult their tax advisors as to the possibility and consequences of making a deemed sale election if we cease to be a PFIC and such election becomes available.

For each taxable year we are treated as a PFIC with respect to U.S. Holders, U.S. Holders will be subject to special tax rules with respect to any “excess distribution” such U.S. Holder receives and any gain such U.S. Holder recognizes from a sale or other disposition (including, under certain circumstances, a pledge) of common shares, unless (i) such U.S. Holder makes a QEF Election or (ii) our common shares constitute “marketable” securities, and such U.S. Holder makes a mark-to-market election as discussed below. Distributions a U.S. Holder receives in a taxable year that are greater than 125% of the average annual distributions a U.S. Holder received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the common shares will be treated as an excess distribution. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over a U.S. Holder’s holding period for the common shares;

•        the amount allocated to the taxable year of disposition or distribution, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income; and

•        the amount allocated to each other year will be subject to the highest tax rate in effect for that year for individuals or corporations, as appropriate, and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the common shares cannot be treated as capital, even if a U.S. Holder holds the common shares as capital assets.

If we are a PFIC, a U.S. Holder will generally be subject to similar rules with respect to distributions we receive from, and our dispositions of the stock of, any of our direct or indirect subsidiaries that also are PFICs, as if such distributions were indirectly received by, and/or dispositions were indirectly carried out by, such U.S. Holder. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to our subsidiaries.

Certain elections exist that may alleviate some of the adverse consequences of PFIC status and would result in an alternative treatment of the common shares. A U.S. Holder may avoid the general tax treatment for PFICs described above by making the QEF Election for each of the taxable years during the U.S. Holder’s holding period that we are a PFIC.

If a U.S. Holder makes a QEF election with respect to a PFIC, it will be taxed currently on its pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is a PFIC, even if no distributions were received. Any distributions we make out of our earnings and profits that were previously included in such a U.S. Holder’s income under the QEF election would not be taxable to such U.S. Holder. Such U.S. Holder’s tax basis in its common shares would be increased by an amount equal to any income included under the QEF election and decreased by any amount distributed on the common shares that is not included in its income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of its common shares in an amount equal to the difference between the amount realized and its adjusted tax basis in the common shares, each as determined in U.S. dollars. Once made, a QEF election remains in effect unless invalidated or terminated by the IRS or revoked by the shareholder. A QEF election can be revoked only with the consent of the IRS. However, U.S. Holders should be aware that there can be no assurance that we will satisfy the record keeping requirements that apply to a QEF, or that we will supply U.S. Holders with information that such U.S. Holders require to report under the QEF election rules, in the event that we are a PFIC and a U.S. Holder wishes to make a QEF election. Thus, U.S. Holders may not be able to make a QEF Election with respect to their common shares. Each U.S. Holder should consult its tax advisor regarding the availability of, and procedure for making, any deemed gain, deemed dividend or QEF Election.

U.S. Holders can avoid the interest charge on excess distributions or gain relating to the common shares by making a mark-to-market election with respect to the common shares, provided that the common shares are “marketable.” Common shares will be marketable if they are “regularly traded” on certain U.S. stock exchanges or on a foreign stock exchange that meets certain conditions. For these purposes, the common shares will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. We expect that following the closing of this offering, our common shares will be regularly traded on the Nasdaq Global Market which is a qualified exchange for these purposes. However, there can be no assurance that our common shares will be regularly traded in subsequent calendar quarters. U.S. Holders should consult their own tax advisors as to whether a mark-to-market election is available or advisable with respect to the common shares.

A U.S. Holder that makes a mark-to-market election must include in ordinary income for each year an amount equal to the excess, if any, of the fair market value of the common shares at the close of the taxable year over the U.S. Holder’s adjusted tax basis in the common shares. An electing holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted basis in the common shares over the fair market value of the common shares at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains for prior years. Gains from an actual sale or other disposition of the common shares will be treated as ordinary income, and any losses incurred on a sale or other disposition of the shares will be treated as an ordinary loss to the extent of any net mark-to-market gains for prior years. Once made, the election cannot be revoked without the consent of the Internal Revenue Service, or the IRS, unless the common shares cease to be marketable.

However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that we own, unless shares of such lower-tier PFIC are themselves “marketable.” As a result, even if a U.S. Holder validly makes a mark-to-market election with respect to our common shares, the U.S. Holder may continue to be subject to the PFIC rules (described above) with respect to its indirect interest in any of our investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. U.S. Holders should consult their tax advisors to determine whether any of these elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.

Unless otherwise provided by the U.S. Treasury, each U.S. shareholder of a PFIC is required to file an annual report containing such information as the U.S. Treasury may require. A U.S. Holder’s failure to file the annual report will cause the statute of limitations for such U.S. Holder’s U.S. federal income tax return to remain open with regard to the items required to be included in such report until three years after the U.S. Holder files the annual report, and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. Holder’s entire U.S. federal income tax return will remain open during such period. U.S. Holders should consult their tax advisors regarding the requirements of filing such information returns under these rules.

WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE COMMON SHARES.

Additional Considerations

Additional Tax on Passive Income

Certain U.S. Holders that are individuals, estates or trusts (other than trusts that are exempt from tax) will be subject to a 3.8% tax on all or a portion of their “net investment income,” which may include dividend income and net gains from the disposition of our common shares. Further, excess distributions treated as dividends, gains treated as excess distributions, and Mark-to-Market inclusions and deductions may all be included in the calculation of net investment income. U.S. Holders that are individuals, estates or trusts should consult their own tax advisors regarding the applicability of this tax to any of their income or gains in respect of our common shares.

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of our common shares generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method. Each U.S. Holder should consult its U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder generally may claim the amount of Canadian withholding tax withheld either as a deduction from gross income or as a credit against U.S. federal income tax liability. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid by a foreign corporation should be treated as foreign source for this purpose, and gains recognized on the sale of shares of a foreign corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its U.S. tax advisors regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain thresholds. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any shares or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U.S. Holders may be subject to these reporting requirements unless their common shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, our common shares will generally be subject to information reporting and backup withholding tax, currently at a rate of 24%, if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE FOREGOING DISCUSSION DOES NOT COVER ALL U.S. TAX MATTERS THAT MAY BE IMPORTANT TO U.S. HOLDERS. PROSPECTIVE U.S. HOLDERS ARE STRONGLY ENCOURAGED TO CONSULT THEIR TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date hereof, a summary of the material Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada) and the regulations promulgated thereunder, collectively the Tax Act, to a purchaser who acquires as beneficial owner common shares under this offering, and who, for purposes of the Tax Act and at all relevant times, (i) is not, and is not deemed to be, resident in Canada for purposes of the Tax Act and any applicable income tax convention, (ii) holds the common shares as capital property, (iii) deals at arm’s length with, and is not affiliated with, us or the underwriters, and (iv) does not use or hold and will not be deemed to use or hold, the common shares in a business carried on in Canada, hereinafter, a Non-Resident Holder. Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an “authorized foreign bank” within the meaning of the Tax Act or an insurer carrying on an insurance business in Canada and elsewhere. Any such Non-Resident Holder should consult its own tax advisor.

This summary is based upon the provisions of the Tax Act in force as of the date hereof, all specific proposals to amend the Tax Act that have been publicly announced in writing by or on behalf of the Minister of Finance (Canada) prior to the date hereof, or the Proposed Amendments, the Canada-United States Tax Convention (1980), or the Treaty, and an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency, or the CRA, published in writing by it prior to the date hereof. This summary assumes the Proposed Amendments will be enacted in the form proposed. However, no assurance can be given that the Proposed Amendments will be enacted in their current form, or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account or anticipate any changes in the law or any changes in the CRA’s administrative policies or assessing practices, whether by legislative, governmental or judicial action or decision, nor does it take into account or anticipate any other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any prospective purchaser or holder of the common shares, and no representations with respect to the income tax consequences to any prospective purchaser or holder are made. Consequently, prospective purchasers or holders of the common shares should consult their own tax advisors with respect to their particular circumstances.

Currency Conversion

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the common shares must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Tax Act.

Dividends

Dividends paid or credited or deemed to be paid or credited on the common shares to a Non-Resident Holder by us will be subject to Canadian withholding tax under the Tax Act at the rate of 25%, subject to any reduction under the provisions of an applicable income tax convention. For example, under the Treaty, the rate of withholding tax on dividends paid or credited or deemed to be paid or credited to a beneficially entitled Non-Resident Holder who is resident in the U.S. for purposes of the Treaty and who is fully entitled to the benefits of the Treaty is generally limited to 15% of the gross amount of the dividend and may, in the case of certain corporations, be limited to 5% of the gross amount of the dividend. Non-Resident Holders are urged to consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty.

Dispositions

A Non-Resident Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a common share, unless the common share constitutes “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax convention.

Generally, the common shares will not constitute taxable Canadian property of a Non-Resident Holder at a particular time provided the common shares are listed at that time on a “designated stock exchange,” as defined in the Tax Act (which currently includes Nasdaq), unless at any time during the 60-month period that ends at that time the following two conditions are satisfied concurrently: (i) (a) the Non-Resident Holder; (b) persons with whom the Non-Resident Holder did not deal at arm’s length; (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; or (d) any combination of the persons and partnerships described in (a) through (c), owned 25% or more of the issued shares of any class or series of the shares of the company; and (ii) more than 50% of the fair market value of the common shares was derived directly or indirectly from one or any combination of: (a) real or immovable property situated in Canada, (b) “Canadian resource properties,” (c) “timber resource properties” (each as defined in the Tax Act), and (d) options in respect of, or interests in or for civil law rights in, such properties, whether or not such properties exist. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the common shares could be deemed to be taxable Canadian property.

A Non-Resident Holder contemplating a disposition of common shares that may constitute taxable Canadian property should consult a tax advisor prior to such disposition.

UNDERWRITING

Subject to the terms and conditions of an underwriting agreement, dated          , 2022 we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which WestPark Capital, Inc., is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of common shares offered in this offering set forth opposite their respective names below, at the public offering price, less the underwriting discounts and commission set forth on the cover page of this prospectus.

Underwriters	Number of Common Shares
WestPark Capital, Inc.
Total

Nature of Underwriting Commitment

The underwriting agreement provides that the underwriters are committed to purchase on a several, but not joint basis, all common shares offered in this offering, other than those covered by the option described below, if the underwriters purchase any of these securities. The underwriting agreement provides that the obligations of the underwriters to purchase the common shares offered hereby are conditional and may be terminated at their discretion based on their assessment of the state of the financial markets. The obligations of the underwriters may also be terminated upon the occurrence of other events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to the authorization and the validity of the common shares being accepted for listing on the Nasdaq Capital Market and to various other customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions of our counsel. We will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required.

Discount, Commissions and Expenses

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the Company assuming both no exercise and full exercise of the underwriters’ option to purchase additional common shares.

Paid by the Company	No Exercise	Full Exercise
Per share	$	$
Total	$	$

We have agreed to reimburse the underwriters for their out-of-pocket expenses in connection with the offering, including underwriters’ counsel legal fees, in an amount up to $150,000 and a 1.0% non-accountable expense allowance. We estimate that the total expenses of this offering, including registration, filing and listing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $1.5 million.

Common shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any common shares sold by the underwriters to certain dealers that are members of the Financial Industry Regulatory Authority, or FINRA, may be sold at a discount of up to $         per share from the initial public offering price. The underwriters may allow, and the selected dealers may reallow, a concession not in excess of $         per share to certain brokers and dealers. After this offering, the offering price and concessions and discounts to brokers and dealers and other selling terms may from time to time be changed by the underwriters.

Underwriters’ Option

We have granted the underwriters an option to purchase from us up to an additional 300,000 common shares, representing 15% of the common shares sold in the offering, assuming an initial public offering price of $4.00 per share, at the initial public offering price, less the underwriting discounts.

Determination of Offering Price

Prior to this offering, there has been no public market in the United States for our common shares. Consequently, the initial public offering price for the common shares will be determined by negotiation between us and the representative. The principal factors considered in determining the public offering price of the common shares included:

•        the information in this prospectus and otherwise available to the underwriters;

•        our prospects and the history and the prospects for the industry in which we compete;

•        an assessment of our management;

•        our current financial condition and the prospects for our future cash flows and earnings;

•        the general condition of the economy and the securities markets at the time of this offering;

•        the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies;

•        the public demand for our securities in this offering; and

•        other factors deemed deviant by the underwriters and us.

Neither we nor the underwriters can assure investors that an active trading market for our shares will develop and continue after this offering, or that our shares will trade in the public market at or above the initial public offering price. We have applied to list our common shares on the Nasdaq Capital Market under the symbol “LSDI”.

Electronic Distribution

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any participating in this offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

Lock-Ups

All of our directors and executive officers and certain holders of 1% or more of our capital stock will enter into lock-up agreements that prevent them from selling any common shares or any securities convertible into or exercisable or exchangeable for shares of our common shares, subject to certain exceptions, for a period of not less than 180 days from the date of this prospectus without the prior written consent of the Company and WestPark Capital, Inc., as representative of the underwriters. The representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the representative will consider, among other factors, the stockholder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

We will also agree that we will not (i) offer, pledge, announce the intention to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to any common shares or securities convertible into or exchangeable or exercisable for any common shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any common shares or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of common shares or such other securities, in cash or otherwise), in each case without the prior written consent of the Representative for a period of 180 days after the date of this prospectus, other than the common shares to be sold hereunder and certain other exceptions.

Representative’s Warrants

We have agreed to issue to the representative or its designees warrants to purchase up to a total of 100,000 common shares (5% of the common shares sold in this offering). The warrants will be exercisable at any time, and from time to time, in whole or in part, during the three-year period commencing six months from the effective date of the offering. The warrants are exercisable at a per share price equal to 125% of the public offering price per share in the offering. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representative’s warrant will provide for registration rights (including a one-time demand registration right and unlimited piggyback rights for a period of three years after the closing of the offering and customary anti-dilution provisions (for stock dividends and splits and recapitalizations) and anti-dilution protection (adjustment in the number and price of such warrant and the shares underlying such warrant). The underwriter (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the date of this prospectus, except that the representative’s warrant may be assigned, in whole or in part, to any successor, officer, manager or member of WestPark Capital, Inc. (or to officers, managers or members of any successor or member), and to members of the underwriting syndicate or selling group

Selling Restrictions

This prospectus does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (a) in which such an offer or solicitation is not authorized; (b) in which any person making such offer or solicitation is not qualified to do so; or (c) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the ordinary shares or possession or distribution of this prospectus or any other offering or publicity material relating to the ordinary shares in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any ordinary shares or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of ordinary shares by it will be made on the same terms.

Stabilization

Until the distribution of the common shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters, if any, to bid for and to purchase our securities. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Securities Exchange Act of 1934 that are intended to stabilize, maintain or otherwise affect the price of our common shares. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

•        Stabilizing transactions permit bids or purchases for the purpose of pegging, fixing or maintaining the price of the common shares, so long as stabilizing bids do not exceed a specified maximum.

•        Over-allotment involves sales by the underwriters of shares in excess of the number of securities the underwriters are obligated to purchase, which creates a short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the option. In a naked short position, the number of shares involved is greater than the number of shares in the option. The underwriters may close out any covered short position by either exercising their option or purchasing shares in the open market.

•        Covering transactions involve the purchase of securities in the open market after the distribution has been completed in order to cover short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the option. If the underwriters sell more common shares than could be covered by the option, creating a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.

•        Penalty bids permit the underwriters to reclaim a selling concession from a selected dealer when the common shares originally sold by the selected dealer are purchased in a stabilizing or syndicate covering transaction.

These stabilizing transactions, covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on the Nasdaq Capital Market or on any other trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

LEGAL MATTERS

Troutman Pepper Hamilton Sanders LLP, New York, New York which has acted as our United States counsel in connection with this offering, will pass on certain legal matters with respect to United States law in connection with this offering. Tingle Merrett LLP, Canadian counsel for the Company, has passed upon the validity of the common shares offered by this prospectus and certain legal matters as to Canadian law. Certain legal matters will be passed upon for the underwriters by Nelson Mullins Riley & Scarborough, LLP, Washington, D.C.

EXPERTS

The financial statements of Lucy Scientific Discovery Inc. appearing in this prospectus and registration statement as of June 30, 2022 and 2021, and for each of the two years in the period ended June 30, 2022, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the common shares offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. You may request copies of the registration statement, the related exhibits and other material we have filed with the SEC, upon payment of a duplicating fee, by writing to the SEC. The SEC also maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

We currently do not file periodic reports with the SEC. Upon the completion of this offering, we will be required to file periodic reports, proxy statements and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov. Such annual, quarterly and special reports, proxy and information statements and other information can also be inspected and copied at the locations set forth above. We intend to make this information available on the investor relations section of our website, which is located at www.lucyscientific.com. Information on, or accessible through, our website is not part of this prospectus.

LUCY SCIENTIFIC DISCOVERY INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
Lucy Scientific Discovery Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Lucy Scientific Discovery Inc. (the “Company”) as of June 30, 2022 and 2021, the related consolidated statements of operations and comprehensive loss, stockholders’ deficit and cash flows for each of the two years in the period ended June 30, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2022, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021.

Costa Mesa, CA

November 14, 2022

LUCY SCIENTIFIC DISCOVERY INC. CONSOLIDATED BALANCE SHEETS As of June 30, 2022 and 2021 (Expressed in US Dollars, except per share numbers)
	June 30, 2022	June 30, 2021
	$	$
ASSETS
Current assets
Cash	53,379	246,030
Prepaid expenses	185,723	71,524
Other assets – GST receivable	13,232	12,530
Digital assets	34,106	—
Deferred financing costs, current	1,612,228	1,676,228
Total current assets	1,898,668	2,006,312

Non-current assets
Deferred financing costs, noncurrent	1,869,969	2,684,956
Property, plant, and equipment	843,500	843,500
Long-term deposits	19,401	20,171
TOTAL ASSETS	4,631,538	5,554,939

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	2,814,532	2,399,969
Convertible notes, current	825,707	866,731
Due to related parties	1,775,372	1,126,962
Notes payable – related parties	305,082	304,566
Lease liability, current	89,396	75,441
Total current liabilities	5,810,089	4,773,669

Non-current liabilities
Convertible notes, noncurrent	2,972,161	200,043
Lease liability, noncurrent	571,062	696,535
Notes payable, noncurrent	56,176	47,898
Warrant liability	—	6,192,883
TOTAL LIABILITIES	9,409,488	11,911,028

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, Class A, no par value; unlimited shares authorized; nil and 1 share issued and outstanding as of June 30, 2022 and June 30, 2021, respectively.	—	—
Common stock, Class B, no par value; unlimited shares authorized; nil and 6,476,753 shares issued and outstanding as of June 30, 2022 and June 30, 2021, respectively.	—	23,568,439
Common stock, no par value; unlimited shares authorized; 10,443,560 and nil shares issued and outstanding as at June 30, 2022 and 2021, respectively.	30,790,410	—
Accumulated deficit	(35,427,342)	(29,571,226)
Accumulated other comprehensive loss	(141,018)	(353,302)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(4,777,950)	(6,356,089)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	4,631,538	5,554,939

The accompanying notes are an integral part of these consolidated financial statements.

LUCY SCIENTIFIC DISCOVERY INC. CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS For the years ended June 30, 2022 and 2021 (Expressed in US Dollars, except per share numbers)
	2022	2021
	$	$
Selling, general and administrative expense	3,469,479	2,677,384
Total expenses	3,469,479	2,677,384

Other expense (income)
Gain on debt settlement	—	(186,374)
Interest expense	2,064,547	2,357,222
Research and development tax credits	—	(165,825)
Change in fair value of warrant liability	322,226	65,026
Other income	(136)	(21,550)
Total other expense (income)	2,386,637	2,048,499

Income tax expense	—	—
Net loss	(5,856,116)	(4,725,883)
Foreign exchange translation adjustment, net of tax of $nil	212,284	(570,581)
Comprehensive loss	(5,643,832)	(5,296,464)

Net loss per common share
Basic and diluted	(0.68)	(0.88)

Weighted average number of common shares outstanding
Basic and diluted	8,615,648	5,364,451

The accompanying notes are an integral part of these consolidated financial statements.

LUCY SCIENTIFIC DISCOVERY INC. CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT For the years ended June 30, 2022 and 2021 (Expressed in US Dollars, except per share numbers)
	Class A voting common shares		Class B non-voting common shares		Common shares		Accumulated deficit	Accumulated other comprehensive income (loss)	Total Deficit
	Number of shares	Paid-in capital	Number of shares	Paid-in capital	Number of shares	Paid-in capital
		$		$		$	$	$	$
Balance, June 30, 2020	1	—	4,618,468	20,291,092	—	—	(24,845,343)	217,279	(4,336,972)
Shares issued for cash	—	—	462,963	766,225	—	—	—	—	766,225
Shares issued for equipment	—	—	990,741	1,687,032	—	—	—	—	1,687,032
Shares issued for services	—	—	242,122	413,849	—	—	—	—	413,849
Shares issued for settlement of accounts payable	—	—	94,780	162,184	—	—	—	—	162,184
Shares issued for settlement of notes payable	—	—	67,679	117,242	—	—	—	—	117,242
Share purchase options issued	—	—	—	130,815	—	—	—	—	130,815
Warrants issued	—	—	—	4,775,535	—	—	—	—	4,775,535
Reclassification of warrants	—	—	—	(4,775,535)	—	—	—	—	(4,775,535)
Foreign currency translation adjustment, net of tax of $nil	—	—	—	—	—	—	—	(570,581)	(570,581)
Net loss	—	—	—	—	—	—	(4,725,883)	—	(4,725,883)
Balance, June 30, 2021	1	—	6,476,753	23,568,439	—	—	(29,571,226)	(353,302)	(6,356,089)
Share reorganization	(1)	—	(6,476,753)	(23,568,439)	6,476,753	23,568,439	—	—	—
Reclassification of warrants	—	—	—	—	—	6,392,476	—	—	6,392,476
Shares issued for exercise of warrants	—	—	—	—	3,477,919	48,866	—	—	48,866
Shares issued for conversion of convertible notes	—	—	—	—	185,138	314,016	—	—	314,016
Shares issued for consulting agreements	—	—	—	—	127,819	216,695	—	—	216,695
Shares issued for share purchase option exercise	—	—	—	—	175,931	39,346	—	—	39,346
Share purchase options issued	—	—	—	—	—	210,572	—	—	210,572
Foreign currency translation adjustment, net of tax of $nil	—	—	—	—	—	—	—	212,284	212,284
Net loss	—	—	—	—	—	—	(5,856,116)	—	(5,856,116)
Balance, June 30, 2022	—	—	—	—	10,443,560	30,790,410	(35,427,342)	(141,018)	(4,777,950)

The accompanying notes are an integral part of these consolidated financial statements.

LUCY SCIENTIFIC DISCOVERY INC. CONSOLIDATED STATEMENTS OF CASH FLOWS For the years ended June 30, 2022 and 2021 (Expressed in US Dollars)
	2022	2021
	$	$
Operating activities
Net loss	(5,856,116)	(4,725,883)
Items not involving cash:
Interest expense	1,971,727	2,203,855
Amortization of debt discount	10,286	7,190
Gain on debt forgiveness	—	(186,374)
Shares issued for services	81,788	413,849
Share-based payments	210,572	974,347
Change in fair value of warrant liability	322,226	65,026
Changes in non-cash working capital:
Prepaid expenses and long-term deposits	6,899	(47,498)
Other assets – GST receivable	97	(470)
Accounts payable and accrued liabilities	487,593	(277,593)
Lease liability	(226,217)	(65,621)
Due to related parties	572,723	154,531
Net cash flows used in operating activities	(2,418,422)	(1,484,641)

Investing activities
Purchase of digital assets	(34,106)	—
Net cash used in investing activities	(34,106)	—

Financing activities
Net proceeds from Convertible Notes	2,829,500	1,050,000
Exercise of warrants	48,866	—
Exercising of options	39,346	—
Shares issued for cash	—	766,225
Share issuance costs	(667,474)	(59,620)
Advance of notes payable	—	12,995
Payment of notes payable	—	(70,384)
Net cash flows provided by financing activities	2,250,238	1,699,216
Effect of foreign exchange on cash	9,639	(18,562)
(Decrease) increase in cash	(192,651)	196,013
Cash, beginning of year	246,030	50,017
Cash, end of year	53,379	246,030

Supplemental disclosures of cash flow information:
Interest paid in cash	—	—
Income taxes paid in cash	—	—

Non-Cash activities for financing activities:
Deferred offering costs accrued but unpaid	613,875	390,365
Reclassification of warrants from liability to equity	6,392,476	—
Shares issued for conversion of convertible notes	314,016	—
Issuance of warrants in connection with line of credit	—	4,725,883
Reclassification of warrants from equity to liability	—	4,725,883

The accompanying notes are an integral part of these consolidated financial statements.

LUCY SCIENTIFIC DISCOVERY INC. (FORMERLY HOLLYWEED NORTH CANNABIS INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30, 2022 and 2021
(Expressed in US Dollars, except where noted)

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS

Lucy Scientific Discovery Inc. (“we,” “our,” “us,” or the “Company”) was incorporated under the Business Corporations Act (British Columbia) on February 17, 2017. The Company previously specialized in developing supply chain products, services, and distribution channels for the cannabis industry in the areas of cannabis production, cannabis extracts, edibles and other pharmaceutical grade products. The Company changed its name from Hollyweed North Cannabis Inc. to Lucy Scientific Discovery Inc. and, under a new business model, is engaged in the research, manufacturing and commercialization of psychedelic products. The Company’s registered office is Suite 301 — 1321 Blanshard Street, Victoria, British Columbia, Canada.

Subsidiaries that are active and wholly-owned by the Company and that have each been incorporated under the Business Corporations Act of British Columbia to facilitate its business activities include:

•        TerraCube International Inc. — On October 4, 2017, the Company acquired control of TerraCube International Inc. (“TerraCube”), formerly Crop2Scale International Inc. TerraCube innovates, develops and produces highly controlled agricultural grow environments for plant manufacturing and replication.

•        LSDI Manufacturing Inc. — On June 29, 2017, the Company incorporated LSDI Manufacturing Inc. (“LMI”), under the Business Corporations Act (British Columbia) for the purposes of cannabis extraction and manufacturing of adult-use and pharmaceutical products. LMI held a Health Canada Processor’s License under the Cannabis Act but has never engaged in plant-touching activities up to the date the Board of Directors approved these financial statements. On August 10, 2021, the Health Canada Standard Processor’s License was voluntarily withdrawn by LSDI with the revocation effective September 3, 2021. In August 2021, Health Canada’s Office of Controlled Substances granted us a Controlled Drugs and Substances Dealer’s Licence under Part J of the Food and Drug Regulations promulgated under the Food and Drugs Act (Canada), or a Dealer’s Licence. The Dealer’s Licence, which we hold through one of our wholly owned subsidiaries, authorizes us to develop and produce (through cultivation, extraction or synthesis) certain restricted substances. The company intends to develop and produce these restricted substances as pharmaceutical-grade active pharmaceutical ingredients and their raw material.

Impact of COVID-19

In March 2020, the World Health Organization declared COVID-19 a global pandemic. This contagious disease outbreak, which has continued to spread, and any related adverse public health developments, has adversely affected workforces, economies, and financial markets globally, and led to an economic downturn. To date, COVID-19 has not had any material impact on the Company’s operations; however, it is possible that estimates in these consolidated financial statements may change in the near term as a result of COVID-19 variants.

Going Concern

The Company has incurred net losses in recent periods and has accumulated a deficit of $35,427,342 as of June 30, 2022. The Company has funded operations in the past through loans from third parties and advances from officers and directors. The Company’s continued operations are dependent upon generating sales and the continued financial support from officers and directors, obtaining funding from third-party sources or the issuance of additional shares of common stock.

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, its ability

LUCY SCIENTIFIC DISCOVERY INC. (FORMERLY HOLLYWEED NORTH CANNABIS INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30, 2022 and 2021
(Expressed in US Dollars, except where noted)

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS (cont.)

to identify future investment opportunities, to obtain the necessary debt or equity financing, generating profitable operations from the Company’s future operations or the success of an initial public offering. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America and are expressed in U.S. dollars. The consolidated financial statements include the accounts of the Company and our subsidiaries in which we have controlling financial interest. All inter-company balances and transactions among the companies have been eliminated upon consolidation.

Use of Estimates

The preparation of the consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of certain assets, liabilities, revenue, and expenses as well as the related disclosures. The Company must often make estimates about effects of matters that are inherently uncertain and will likely change in subsequent periods. Actual results could differ materially from those estimates.

Functional and Presentation Currency

The Company’s reporting currency is the United States Dollar (“USD”). The Company’s functional currency is the local currency, Canadian Dollar (“CAD”). Assets and liabilities of these operations are translated into USD at the end-of-period exchange rates; income and expenses are translated using the average exchange rates for the reporting period. Resulting cumulative translation adjustments are recorded as a component of stockholder’s equity (deficit) in the consolidated balance sheet in accumulated other comprehensive (loss).

Cash

Cash includes cash held with Canadian financial institutions and cash held in trust with a law corporation, available upon demand.

Digital assets

The Company accounts for its digital assets, which are comprised solely of Tether, as indefinite-lived intangible assets in accordance with ASC 350, Intangibles — Goodwill and Other. The Company has ownership of and control over its Tether and uses third-party custodial services to store its Tether. The Company’s digital assets are initially recorded at cost. Subsequently, they are measured at cost, net of any impairment losses incurred since acquisition.

The Company determines the fair value of its Tether on a nonrecurring basis in accordance with ASC 820, Fair Value Measurement, based on quoted (unadjusted) prices on the Coinbase exchange, the active exchange that the Company has determined is its principal market for Tether (Level 1 inputs). The Company performs an analysis each quarter to identify whether events or changes in circumstances, principally decreases in the quoted (unadjusted) prices on the active exchange, indicate that it is more likely than not that any of the assets are impaired. In determining if an impairment has occurred, the Company considers the lowest price of Tether quoted on the active exchange at any time since acquiring the specific Tether held by the Company. If the carrying value of Tether exceeds that lowest price, an impairment loss has occurred with respect to that Tether in the amount equal to the difference between its carrying value and such lowest price.

LUCY SCIENTIFIC DISCOVERY INC. (FORMERLY HOLLYWEED NORTH CANNABIS INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30, 2022 and 2021
(Expressed in US Dollars, except where noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Impairment losses are recognized as “Digital asset impairment losses” in the Company’s Consolidated Statements of Operations in the period in which the impairment occurs. The impaired digital assets are written down to their fair value at the time of impairment and this new cost basis will not be adjusted upward for any subsequent increase in fair value. Gains (if any) are not recorded until realized upon sale, at which point they would be presented net of any impairment losses in the Company’s Consolidated Statements of Operations and Comprehensive Loss. In determining the gain to be recognized upon sale, the Company calculates the difference between the sales price and carrying value of the specific Tether sold immediately prior to sale.

See note 3, Digital Assets, for further information regarding the Company’s purchases of digital assets.

Property and Equipment

Property and equipment are recorded at cost and presented net of accumulated depreciation. Depreciation is recognized on a straight-line basis over the estimated useful lives of the related assets. The carrying value of property and equipment is periodically reviewed for recoverability when impairment indicators are present. Such indicators include, among other factors, operating losses, unused capacity, market value declines, and obsolescence.

Impairment of Long-Lived Assets

A review of long-lived assets for impairment is performed when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. If an indication of impairment is present, the Company compares the estimated undiscounted future cash flows to be generated by the asset group to the asset group’s carrying amount. If the undiscounted future cash flows are less than the carrying amount of the asset group, the Company records an impairment loss equal to the amount by which the asset group’s carrying amount exceeds its fair value. The fair value is determined based on valuation techniques such as a comparison to fair values of similar assets or a discounted cash flow analysis.

This fair value measurement is based on significant inputs that are not observable in the market and thus represents Level 3 inputs. Significant changes in the underlying assumptions used to value long lived assets could significantly increase or decrease the fair value estimates used for impairment assessments. Long lived assets that do not have indefinite lives are amortized/depreciated over their useful lives and reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company re-evaluates the useful life determinations each year to determine whether events and circumstances warrant a revision to the remaining useful lives.

Financial Instruments

Financial instruments are contracts that give rise to a financial asset of one party and a financial liability or equity instrument of another party. Financial instruments are recorded initially at fair value, which is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company calculates the estimated fair value of financial instruments using quoted market prices whenever available. When quoted market prices are not available, the Company uses standard pricing models including the Black-Scholes option pricing model. Subsequent measurement depends on how the financial instrument has been classified. The Company’s financial instruments include cash, other assets — GST receivable, accounts payable and accrued liabilities notes payable, notes payable — related parties, lease liability and warrant liability.

Leases

In accordance with ASC 842, operating leases are recognized as right-of-use assets and corresponding lease liabilities on the consolidated balance sheet. Right-of-use assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating

LUCY SCIENTIFIC DISCOVERY INC. (FORMERLY HOLLYWEED NORTH CANNABIS INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30, 2022 and 2021
(Expressed in US Dollars, except where noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

lease right-of-use assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Leases with an initial term of 12 months or less are not recorded on our balance sheet; we recognize lease expense for these leases on a straight-line basis over the lease term. Our leases do not provide an implicit lease rate, therefore, we utilize our incremental borrowing rate, as the basis to calculate the present value of future lease payments, at lease commencement. Our incremental borrowing rate represents the rate that we would have to pay to borrow funds on a collateralized basis over a similar term and in a similar economic environment.

We have lease agreements with lease and non-lease components. At the adoption of ASC 842, we elected not to separate non-lease components from all classes of our existing leases. The non-lease components have been accounted for as part of the single lease component to which they are related (See Note 6).

Selling, General and Administrative Expenses

Selling, general and administrative expenses include direct and indirect selling expenses such as marketing and business development and all general administrative expenses of the Company such wages, benefits, travel costs, professional fees and other indirect expenses.

Research and Development

Research costs are expensed as incurred. Development expenditures are capitalized only if development costs can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable, and the Company intends to and has sufficient resources to complete the development to use or sell the assets. Other development expenditures are expensed as incurred.

Income Taxes

The Company records deferred tax assets (“DTAs”) and deferred tax liabilities (“DTLs”) based on differences between the book and tax bases of assets and liabilities. The deferred tax assets and liabilities are calculated by applying enacted tax rates and laws to taxable years in which such differences are expected to reverse. The Company continually reviews the need for, and the adequacy of, a valuation allowance and recognizes the benefits from the Company’s deferred tax assets only when an analysis of both positive and negative factors indicate that it is more likely than not that the benefits will be realized.

Recently Adopted Accounting Pronouncements

In December 2019, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes” (“ASU 2019-12”). The amendments in ASU 2019-12 remove certain exceptions to the general principles in Accounting Standards Codification (“ASC”) Topic 740. The amendments also clarify and amend existing guidance to improve consistent application.

The amendments were adopted on July 1, 2021. The transition method (retrospective, modified retrospective, or prospective basis) related to the amendments depends on the applicable guidance, and all amendments for which there is no transition guidance specified are to be applied on a prospective basis. The adoption had no impact on the condensed consolidated interim financial statements.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that the Company adopts as of the specified effective date. The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until

LUCY SCIENTIFIC DISCOVERY INC. (FORMERLY HOLLYWEED NORTH CANNABIS INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30, 2022 and 2021
(Expressed in US Dollars, except where noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it is (i) no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

In August 2020, the FASB issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40). The ASU simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. The FASB reduced the number of accounting models for convertible debt and convertible preferred stock instruments and made certain disclosure amendments to improve the information provided to users. In addition, the FASB amended the derivative guidance for the own stock scope exception and certain aspects of the earnings-per-share guidance. The amendments are effective for years beginning after December 15, 2021, including interim periods within such years, with early adoption permitted for after December 15, 2020. The Company is currently evaluating the effects the adoption of ASU 2020-06 will have on its consolidated financial statements.

NOTE 3 — DIGITAL ASSETS

During the year ended June 30, 2022, the Company purchased approximately 34,106 Tether for $34,106 in cash.

NOTE 4 — PROPERTY, PLANT AND EQUIPMENT

On February 25, 2021, the Company entered an agreement whereby the Company acquired certain equipment for consideration of 990,741 Class B common non-voting shares with a fair value of $1,687,032 (CAD$2,140,000). At the time of acquisition, the equipment had a fair value of $843,500. The excess of fair value of the Class B common non-voting shares above the fair value of the equipment of $843,532 was recorded as compensation expense within selling, general and administrative expenses on the consolidated statement of operations and comprehensive loss. The equipment is not in use and therefore no depreciation has been taken for the years ended June 30, 2022 and 2021.

	June 30, 2022	June 30, 2021
	$	$
Opening balance	843,500	—
Additions	—	843,500
Balance, end of year	843,500	843,500

NOTE 5 — ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consist of the following:

	2022	2021
	$	$
Trade payables	2,419,118	2,029,201
Vacation accrual	23,225	24,147
Accrued liabilities	372,189	346,621
	2,814,532	2,399,969

LUCY SCIENTIFIC DISCOVERY INC. (FORMERLY HOLLYWEED NORTH CANNABIS INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30, 2022 and 2021
(Expressed in US Dollars, except where noted)

NOTE 6 — RIGHT OF USE ASSET AND LEASE LIABILITY

The lease liability relates to a warehouse leased by the Company (the “Warehouse Lease”). The lease commenced on August 1, 2017 with an initial term of 5 years expiring on July 31, 2022. The Company has extended the lease through July 31, 2027 and has an option for an additional 5 years. The Company anticipates exercising the option to renew and as such has determined the lease term to be 10 years in determining the lease liability. The discount rate used was 16%, equivalent to the interest rate the Company would incur to borrow funds equal to the future lease payments on a collateralized basis over a similar term and in a similar economic environment. The Company has no additional lease obligations.

Leases with an initial term of less than 12 months are not recorded on the balance sheet, we recognize lease expense for these leases on a straight-line basis over the lease term.

Pursuant to the adoption of ASC 842 on July 1, 2019 the Company recognized a right-of-use asset for $864,145 and lease liability of $851,021 related to the Warehouse Lease. The recoverable amount of the right-of-use asset was considered to be $nil as at July 1, 2019 due to uncertainty of future cash flows.

The long-term deposit of $19,401 (CAD$25,000) relates to a security deposit on the Warehouse Lease which is expected to be returned to the Company at the completion of the lease, including renewal periods.

The lease liability consists of the following:

	June 30, 2022	June 30, 2021
	$	$
Balance, beginning of the year	771,976	759,749
Payments	(198,135)	(179,231)
Interest expense	115,684	113,610
Unrealized foreign exchange (gain) loss	(29,067)	77,848
Balance, end of year	660,458	771,976
Current portion	89,396	75,441
Non-current portion	571,062	696,535

The maturity of the lease liability is as follows:

2023	$195,500
2024	195,500
2025	195,500
2026	195,500
Thereafter	211,791
Total lease payments	993,791
Less: Unamortized interest	(333,333)
Total lease liability	$660,458

LUCY SCIENTIFIC DISCOVERY INC. (FORMERLY HOLLYWEED NORTH CANNABIS INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30, 2022 and 2021
(Expressed in US Dollars, except where noted)

NOTE 7 — NOTES PAYABLE

Following is a summary of the Company’s notes payable:

	June 30, 2022	June 30, 2021
	$	$
Opening balance	352,464	509,804
Additional note payable issued(b)(g)(h)	—	12,995
Repayment of notes payable(a)(c)	—	(70,384)
Interest expense(a)(b)(d)	12,258	39,756
Amortization of debt discount(e)(f)(g)(h)	10,286	7,190
Settlement in Class B common shares(b)(d)	—	(196,179)
Foreign exchange (gain) loss	(13,750)	49,282
Balance, end of year	361,258	352,464
Current portion	305,082	304,566
Non-current portion	56,176	47,898

____________

a)       On December 31, 2018, the Company issued a note payable of $144,666 (CAD$200,000) to a director and stockholder of the Company. The note bears interest of 21% per annum, is unsecured and is repayable on December 31, 2021. Maturity was subsequently amended to 90 days subsequent to the successful completion of an initial public offering or a reverse takeover transaction. During the year ended June 30, 2022, the Company incurred interest expense of $8,190 (CAD$10,500) (June 30, 2021 — $11,599 (CAD$14,875)) with respect to the note payable. During the year ended June 30, 2022, the Company made payments of $nil (June 30, 2021 — $52,933 (CAD$67,999)) with respect to the note.

b)       During the year ended June 30, 2019, the Company issued a series of notes payable totaling $245,768 (CAD $330,000) to a director and stockholder of the Company. On August 20, 2021, the Company issued an additional $2,273 (CAD$3,000) to a director and stockholder of the Company. The note bears interest of 2% per annum, is unsecured and repayable 90 days subsequent to the successful completion of an initial public offering or a reverse takeover transaction. During the year ended June 30, 2022, the Company incurred an interest expense of $4,068 (CAD$5,150) (June 30, 2021 — $4,825 (CAD$6,187)). During the year ended June 30, 2021, the Company issued 13,889 Class B non-voting common shares as repayment of $39,746 (CAD$50,000) (Note 10).

c)       On October 17, 2019, the Company issued a note payable of $38,043 (CAD$50,000), to the former CEO and current stockholder. The notes bear interest at 2% per annum, are unsecured and repayable 90 days subsequent to the successful completion of an initial public offering or a reverse takeover transaction. During the year ended June 30, 2021 the Company made payments of $17,451 (CAD$23,022) resulting in the settlement of the full amount of the note outstanding.

d)       On January 14, 2020, the Company issued a note payable of $114,836 (CAD $150,000). The note bears interest at 20% per annum, is secured by the Company’s assets and is repayable earlier of the date of closing of any third-party financing (equity or debt) or February 14, 2020. During the year ended June 30, 3022, the Company incurred interest expense of $nil (June 30, 2021 — $23,332 (CAD$29,918)) with respect to the notes payable. The note was modified during the year ended June 30, 2020 whereby the maturity was extended to June 30, 2021. Pursuant to the amendment, the Company issued 66,667 common shares with a fair value of $6.74 (CAD$9.00) per common share for total consideration of $449,672 (CAD$600,000) (Note 10). The consideration has been recorded as a loss on debt modification on the consolidated statements of operations. The lender holds 92,262 Class B common non-voting shares of the Company. These Class B common non-voting shares are redeemable at cost in the event of default. The note payable plus accrued interest was settled on June 30, 2021 through the issued 53,790 Class B common non-voting shares as repayment of $156,433 (CAD$193,726) (Note 10).

e)       On April 20, 2020, the Company received a Canadian Emergency Business Account (“CEBA”) loan in the amount of $28,756 (CAD $40,000), which is an interest-free loan to cover operating costs which was offered in the context of the COVID-19 pandemic outbreak. Repaying the balance of the loan on or before December 31, 2023 will result in a loan forgiveness of $8,355 (CAD$10,000). On December 31, 2022, the Company has the option to extend the loan for 3 years and will bear a 5% interest rate. To estimate the fair value, the debt component was estimated first at $12,470 (CAD$17,565), considering

LUCY SCIENTIFIC DISCOVERY INC. (FORMERLY HOLLYWEED NORTH CANNABIS INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30, 2022 and 2021
(Expressed in US Dollars, except where noted)

NOTE 7 — NOTES PAYABLE (cont.)

the forgiveness and interest free aspects. A 20% effective rate was used which corresponds to a rate that the Company would have obtained for a similar investment. The $8,828 (CAD$12,435) residual value was attributed to a governmental subsidy that is presented in other income on the consolidated statements of loss and comprehensive loss. During the year ended June 30, 2022, the Company recorded accretion expense of $3,858 (CAD$4,884) (June 30, 2021 — $3,124 (CAD$4,005)) with respect to the CEBA loan.

f)        On April 20, 2020, TerraCube received a CEBA loan in the amount of $28,756 (CAD $40,000), which is an interest-free loan to cover operating costs and that was offered in the context of the COVID-19 pandemic outbreak. Repaying the balance of the loan on or before December 31, 2023 will result in a loan forgiveness of $8,355 (CAD$10,000). To estimate the fair value, the debt component was estimated first at $12,470 (CAD$17,565), considering the forgiveness and interest free aspects. A 20% effective rate was used which corresponds to a rate that the Company would have obtained for a similar investment. The $8,828 (CAD$12,435) residual value was attributed to a governmental subsidy that is presented in other income on the consolidated statements of loss and comprehensive loss. During the year ended June 30, 2022, the Company recorded accretion expense of $3,858 (CAD$4,884) (June 30, 2021 — $3,124 (CAD$4,005)) with respect to the CEBA loan.

g)       On December 31, 2020, TerraCube received a CEBA loan in the amount of $15,709 (CAD $20,000), which is an interest-free loan to cover operating costs and that was offered in the context of the COVID-19 pandemic outbreak. Repaying the balance of the loan on or before December 31, 2023 will result in a loan forgiveness of $8,142 (CAD$10,000). To estimate the fair value, the debt component was estimated first at $5,282 (CAD$6,725), considering the forgiveness and interest free aspects. A 20% effective rate was used which corresponds to a rate that the Company would have obtained for a similar investment. The $2,599 (CAD$3,275) residual value was attributed to a governmental subsidy that is presented in other income on the consolidated statements of loss and comprehensive loss. During the year ended June 30, 2022, the Company recorded accretion expense of $1,285 (CAD$1,628) (June 30, 2021 — $542 (CAD$695) with respect to the CEBA loan.

h)       On February 18, 2021, the Company received a CEBA loan in the amount of $15,753 (CAD $20,000), which is an interest-free loan to cover operating costs which was offered in the context of the COVID-19 pandemic outbreak. Repaying the balance of the loan on or before December 31, 2023 will result in a loan forgiveness of $8,142 (CAD$10,000). On December 31, 2022, the Company has the option to extend the loan for 3 years and will bear a 5% interest rate. To estimate the fair value, the debt component was estimated first at $5,440 (CAD$6,907), considering the forgiveness and interest free aspects. A 20% effective rate was used which corresponds to a rate that the Company would have obtained for a similar investment. The $2,667 (CAD$3,092) residual value was attributed to a governmental subsidy that is presented in other income on the consolidated statements of loss and comprehensive loss. During the year ended June 30, 2022, the Company recorded accretion expense of $1,285 (CAD$1,628) (June 30, 2021 — $542 (CAD$695) with respect to the CEBA loan.

The following table summarizes the future principal repayments required on the Company’s notes payable:

For the years ended June 30,	Amount
2023	$238,631
2024	62,083
2025	—
2026	—
Thereafter	—
Total principal	300,714
Less: debt discount	(5,907)
Add: accrued interest	66,451
Total notes payable	$361,258

LUCY SCIENTIFIC DISCOVERY INC. (FORMERLY HOLLYWEED NORTH CANNABIS INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30, 2022 and 2021
(Expressed in US Dollars, except where noted)

NOTE 8 — CONVERTIBLE NOTES

Following is a summary of the Company’s convertible notes:

	June 30, 2022	June 30, 2021
	$	$
Opening balance	1,066,774	—
Convertible notes issued(a)(b)(c)	2,829,500	1,048,257
Conversion to common shares(b)	(314,016)	—
Interest expense(a)(b)(c)	217,589	16,774
Foreign exchange (gain) loss	(1,979)	1,743
Balance, end of year	3,797,868	1,066,774
Current portion	825,707	866,731
Non-current portion	2,972,161	200,043

____________

a)       On February 25, 2021, the Company entered into a $500,000 convertible note at 8% interest rate to the CEO of the Company. The convertible note matured on August 25, 2021. The note was modified subsequent to June 30, 2021 whereby the maturity was extended to February 25, 2022. The note is convertible at the option of the holder into Class B common non-voting shares at a conversion price of $1.74 (CAD$2.16) per share. During the year ended June 30, 2022, the Company incurred an interest expense of $42,621 (June 30, 2021 — $13,505).

b)       Between on April 21, 2021 and May 28, 2021, the Company issued unsecured convertible notes with a face value of $348,257 which bear an interest rate of 8% per annum. The convertible notes are convertible into Class B common non-voting shares at $1.74 (CAD$2.16) per Class B common non-voting share and matures between October 21, 2021 and November 28, 2021. During the year ended June 30, 2022, the Company incurred an interest expense of $15,661 (June 30, 2021 — $3,255). Convertible notes of $300,000 plus $14,016 accrued interest were converted into Class B common non-voting shares on December 28, 2021 (Note 10).

c)       Between June 29, 2021 and March 23, 2022, the Company issued unsecured convertible notes with a face value of $3,029,500 which bear an interest rate of 8% per annum. The convertible notes are convertible into Class B common non-voting shares at a 40% discount to the price of an initial public offering and mature between June 29, 2023 and March 23, 2024. During the year ended June 30, 2022, the Company incurred an interest expense of $159,307 (June 30, 2021 — $44).

NOTE 9 — LINE OF CREDIT

On November 5, 2020, the Company established a line of credit of $5,265,026 (CAD$6,675,000). The line of credit is secured by the Company’s assets, bears an interest rate of 8% per annum and matures on November 5, 2023. The Company may draw up to $394,384 (CAD$500,000) per quarter under the line of credit beginning January 15, 2021. Pursuant to entering the line of credit, the Company issued the lender warrants to purchase 3,906,209 common shares of the Company at an exercise price of $1.69 (CAD$2.16) per common share until November 5, 2025. On January 22, 2021, the Company amended the warrants whereby in the event that the Company effects a closing or closings of convertible notes is the minimum aggregate of (i) $1,000,000, the exercise price of 1,111,112 warrants shall be adjusted to $0.015 (CAD$0.018), (ii) $2,000,000, the exercise price of 2,222,223 warrants shall be adjusted to $0.015 (CAD$0.018), and (iii) $3,000,000, the exercise price of 3,333,334 warrants shall be adjusted to $0.015 (CAD$0.018).

The warrants were valued at $4,775,535 and recorded as deferred financing costs to be recognized over the term of the line of credit. During the year ended June 30, 2022, the Company recorded interest expense of $1,627,181 (year ended June 30, 2021 — $1,094,193) related to the warrants.

On January 22, 2021, pursuant to the warrant amendment, the Company reclassified 3,906,209 warrants valued at $4,775,535 to warrant liability as the exercise price became variable based on the amount of convertible notes payable raised. The incremental fair value resulting from the warrant amendment of $1,079,468 was recorded as interest expense on the consolidated statement of operations and comprehensive loss.

LUCY SCIENTIFIC DISCOVERY INC. (FORMERLY HOLLYWEED NORTH CANNABIS INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30, 2022 and 2021
(Expressed in US Dollars, except where noted)

NOTE 9 — LINE OF CREDIT (cont.)

On December 8, 2021, the Company reclassified 3,906,209 warrants valued at $6,392,476 to share capital as the exercise price became fixed for the remaining warrants outstanding since the Company had successfully raised $3,000,000 in convertible notes, resolving the contingency affecting the exercise price.

Following is a summary of the Company’s warrant liability for the year ended June 30:

	June 30, 2022	June 30, 2021
	$	$
Opening balance	6,192,883	—
Warrants reclassified from (to) share capital	(6,392,476)	4,775,535
Incremental fair value from amendment	—	1,079,468
Change in fair value of warrant liability	322,226	65,026
Foreign exchange (gain) loss	(122,633)	272,854
Balance, end of year	—	6,192,883

Any outstanding principal and accrued interest is subject to mandatory conversion into common non-voting shares of the Company at a conversion price of $1.74 (CAD$2.16) per common non-voting share upon consummation of an initial public offering and listing of the Company’s common non-voting shares.

NOTE 10 — STOCKHOLDERS’ EQUITY

Share Capital

A summary of the Company’s share capital is as follows:

Common Stock

The Company has authorized an unlimited amount of common stock with no par value.

Stock Split

On December 1, 2021, the Company authorized an 18:1 reverse stock split of its issued and outstanding Class B common stock. The effect of this reverse stock split has been reflected retrospectively throughout the condensed consolidated interim financial statements. Also on December 1, 2021, the Company amended its Articles to create a single class of non-voting common shares and cancel the Class A voting common shares and Class B non-voting common shares. Pursuant to the amendment, the Class A voting common shares and Class B non-voting common shares were converted on a one-for-one basis into common shares of the Company.

On October 22, 2018, the Company authorized a 1:1.4 stock split of its issued and outstanding Class B common stock resulting in an additional issuance of 23,187,182 shares of Class B common stock to existing holders. The Company retrospectively adjusted common stock, stock option, warrants and per share amounts throughout the financial statements for this 1:1.4 stock split.

Voting Rights

Holders of common stock have no voting rights and are not entitled to receive notice of or to attend any annual or extraordinary general meeting of the stockholders of the Company.

LUCY SCIENTIFIC DISCOVERY INC. (FORMERLY HOLLYWEED NORTH CANNABIS INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30, 2022 and 2021
(Expressed in US Dollars, except where noted)

NOTE 10 — STOCKHOLDERS’ EQUITY (cont.)

Dividends

The directors may declare dividends on one or more class of shares to the exclusion of the others or declare dividends at different rates on different classes of shares, at their discretion. No dividends shall be declared on the Class A common stock or any class of shares if to do so would reduce the value of the net assets of the Company to less than the paid-up capital of the common stock.

No dividends have been declared by the Company for the year ended June 30, 2022.

Liquidation

In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the common stock shall be entitled to participate equally in all of the profits and assets of the Company.

Redemption

The Company may redeem the whole or any part of the common stock on payment for each share of common stock to be redeemed of an amount not exceeding the redemption amount of each redeemed share, together with all non-cumulative accrued dividends declared.

Common Stock Issuances and Transfers

Upon closing of the initial public offering, the Company will issue to its Chief Executive Officer an award with respect to the number of the Company’s common shares equal to the quotient obtained by dividing (x) $750,000 by (y) the closing price of the Company’s common shares on the closing date of the initial public offering, which award shall be fully vested at the time of issuance.

During the year ended June 30, 2022, the Company had the following common stock transactions:

On December 8, 2021, the Company issued 3,477,919 common non-voting shares pursuant to the exercise of 3,477,919 warrants with an exercise price of $0.015 (CAD$0.018) per warrant.

On December 28, 2021, the Company issued 185,138 common non-voting shares pursuant to the conversion of $300,000 of convertible notes plus $14,016 accrued interest at a conversion price of $1.69 (CAD$2.16) per common non-voting share.

On February 15, 2022, the Company issued 127,819 common non-voting shares with a fair value of $216,695 pursuant to consulting agreements.

On March 9, 2022, the Company issued 175,931 common non-voting shares pursuant the exercise of share purchase options.

During the year ended June 30, 2021, the Company had the following common stock transactions:

On November 5, 2020, the Company issued 462,963 shares of Class B common stock to various investors for cash proceeds of $776,225 (CAD$1,000,000).

On January 19, 2021, the Company issued 13,889 Class B common non-voting shares for $1.74 (CAD$2.16) per Class B common non-voting shares for proceeds of $23,557 (CAD$30,000) as repayment of a note payable — related parties with a face value of $38,986 (CAD$50,000) (note 7(c)). The transaction result in a gain on settlement of notes payable in the amount of $15,429 (CAD$20,000).

On February 25, 2021, the Company entered an agreement whereby the Company acquired certain equipment for consideration of 990,741 Class B common non-voting shares. The Company assumed no liabilities as a result of the agreement.

LUCY SCIENTIFIC DISCOVERY INC. (FORMERLY HOLLYWEED NORTH CANNABIS INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30, 2022 and 2021
(Expressed in US Dollars, except where noted)

NOTE 10 — STOCKHOLDERS’ EQUITY (cont.)

On March 10, 2021, the Company issued 242,122 Class B common non-voting shares pursuant to consulting agreements.

On June 30, 2021, the Company issued 53,790 Class B common non-voting shares for $1.74 (CAD$2.16) per Class B common share for proceeds of $93,685 (CAD$116,186) pursuant to the settlement of the January 14, 2020 note payable of $121,020 (CAD$150,000) plus accrued interest of $35,212 (CAD$43,644) (Note 7(f)). The transaction result in a gain on settlement of notes payable in the amount of $62,547 (CAD$77,458).

The Company issued 94,780 Class B common non-voting shares for $1.74 (CAD$2.16) per Class B common non-voting share for proceeds of $162,184 (CAD$204,723) as settlement of accounts payable with a carrying amount of $270,306 (CAD$341,205). The transaction result in a gain on settlement of notes payable in the amount of $108,122 (CAD$136,482).

Stock Options

The aggregate number of shares that could be issued at any time under the 2019 Stock Option Plan (the “2019 Plan”) is equal to 10% of the then-issued and outstanding common shares of the Company, on a rolling basis. The portion of options available for grants to directors is limited to 10% of the option under the 2019 Plan available for grant at any time. Under the 2019 Plan, if any option is exercised, expires or otherwise terminates for any reason, the number of common shares in respect of such option will again be available for the purposes of the 2019 Plan.

The following is a summary of the changes in the 2019 Plan during the year ended June 30, 2022 and 2021:

	Number of options		Weighted average exercise price ($)	Weighted average remaining life (years)	Aggregate intrinsic value ($)
Balance at June 30, 2020	347,625	(1)(2)	2.04(CAD2.73)	2.00	276,294
Granted	116,668	(3)	1.61(CAD2.16)	4.50	—
Balance at June 30, 2021	464,293		2.01(CAD2.59)	2.63	276,294
Granted	333,335	(4)(5)	1.68(CAD2.16)	2.00	—
Exercised	(175,931	)(6)	0.22(CAD0.29)	—	(276,294)
Balance at June 30, 2022	621,697		2.34(CAD3.01)	1.91	—

____________

(1)      The Company originally granted 2,500,000 options. Through a reorganization of the Company, the number of options was increased to 3,040,874 and subsequently increased to 4,257,190 on October 22, 2018 resulting from the 1:1.4 stock split. Through the 18:1 reverse stock split on December 31, 2021 the number of options was decreased to 236,513.

(2)      On July 1, 2019, the Company issued 2,000,000 share purchase options to an officer of the Company. The options have an exercise price of $0.26 (CAD$0.35) and expire on June 30, 2024. The options vested immediately. Through the 18:1 stock split on December 31, 2021, the number of options was decreased to 111,112.

(3)      On December 28, 2020, the Company issued 2,100,000 share purchase options to various directors and consultants. The options have an exercise price of $0.09 (CAD$0.12) and expire on December 28, 2025. 700,000 share purchase options vested on December 28, 2020 the remaining options in equal tranches of 350,000 on March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021. Through the 18:1 stock split on December 31, 2021 the number of options was decreased to 116,668.

(4)      On October 1, 2021, the Company issued 166,667 share purchase options to a consultant. The options have an exercise price of $1.69 (CAD$2.16) and expire on October 1, 2023. The options vested immediately.

(5)      On June 30, 2022, the Company issued 166,668 share purchase options to consultants. The options have an exercise price of $1.74 (CAD$2.16) and expire on June 30, 2024. The options vested immediately.

(6)      On March 9, 2022, issued 175,931 common non-voting shares pursuant the exercise of 175,931 share purchase options with a weighted average exercise price of $0.22 (CAD$0.29).

LUCY SCIENTIFIC DISCOVERY INC. (FORMERLY HOLLYWEED NORTH CANNABIS INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30, 2022 and 2021
(Expressed in US Dollars, except where noted)

NOTE 10 — STOCKHOLDERS’ EQUITY (cont.)

The following is a summary of the outstanding stock options as at June 30, 2022:

Exercise price ($)	Outstanding at June 30, 2022	Weighted average remaining contractual life	Exercisable at June 30, 2022	Weighted average remaining contractual life
2.50 (CAD3.22)	54,266	0.22	54,266	0.22
3.07 (CAD3.96)	6,316	0.67	6,316	0.67
4.89 (CAD6.30)	111,112	2.00	111,112	2.00
1.68 (CAD2.16)	166,668	2.00	166,668	2.00
1.68 (CAD2.16)	166,667	1.25	166,667	1.25
1.68 (CAD2.16)	116,668	3.50	116,668	3.50
	621,697	1.91	621,697	1.91

During the year ended June 30, 2022, the Company recognized share-based payment expense of $210,572 (CAD$266,045) (year ended June 30, 2021 — $130,815 (CAD$164,062)) related to vested share purchase options. The Company has unrecognized stock-based compensation expense of $nil associated with outstanding options.

The Company has computed the fair value of options granted using the Black-Scholes option pricing model. The expected term used for options issued to non-employees is the contractual life and the expected term used for options issued to employees and directors is the estimated period of time that options granted are expected to be outstanding. The Company utilizes the “simplified” method to develop an estimate of the expected term of “plain vanilla” employee option grants. The Company is utilizing an expected volatility figure based on a review of the historical volatilities, over a period of time, equivalent to the expected life of the instrument being valued, of similarly positioned public companies within its industry. The risk-free interest rate was determined from the implied yields from U.S. Treasury zero-coupon bonds with a remaining term consistent with the expected term of the instrument being valued.

The Company applied the following assumptions in the Black-Scholes option pricing model for the year ended June 30, 2022 and 2021:

	June 30, 2022	June 30, 2021
Expected life options (years)	1.00	2.75
Expected volatility	100%	100%
Expected dividend yield	0%	0%
Risk-free interest rate	2.00%	0.35%
Black-Scholes value of each option	$0.95(CAD$1.22)	$1.20(CAD$1.62)

In addition to the options discussed above, the Company will issue 1,806,732 share purchase options to various officers, executive chairman and directors effective upon the closing an initial public offering. The exercise price of these stock options will be the closing price of the Company’s common shares on the closing date of an initial public offering. These stock options will vest as to 25% of the underlying common shares on the grant date, and the balance of these stock options will vest and become exercisable with respect to 37,638 common shares in 36 equal monthly installments commencing on the 13th month following the date of grant and continuing until the 48th month following the date of grant, subject to continued employment with us through each vesting date. No expense has been recorded through June 30, 2022 with respect to these options.

Warrants

The Company has computed the fair value of warrants issued using a modified Black-Scholes option pricing model. The expected term used for warrants issued is the contractual term. The Company is utilizing an expected volatility figure based on a review of the historical volatilities, over a period of time, equivalent to the expected life

LUCY SCIENTIFIC DISCOVERY INC. (FORMERLY HOLLYWEED NORTH CANNABIS INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30, 2022 and 2021
(Expressed in US Dollars, except where noted)

NOTE 10 — STOCKHOLDERS’ EQUITY (cont.)

of the instrument being valued, of similarly positioned public companies within its industry. The risk-free interest rate was determined from the implied yields from U.S. Treasury zero-coupon bonds with a remaining term consistent with the expected term of the instrument being valued.

Pursuant to entering the line of credit, on January 15, 2021, the Company issued 3,906,209 warrants to purchase 3,906,209 common shares of the Company at an exercise price of $1.74 (CAD$2.16) per common share until November 5, 2025. On January 22, 2021, the Company amended the warrants whereby in the event that the Company effects a closing or closings of convertible notes is the minimum aggregate of (i) $1,000,000, the exercise price of 1,111,112 warrants shall be adjusted to $0.015 (CAD$0.018), (ii) $2,000,000, the exercise price of 2,222,223 warrants shall be adjusted to $0.015 (CAD$0.018), and (iii) $3,000,000, the exercise price of 3,333,334 warrants shall be adjusted to $0.015 (CAD$0.018).

The following is a summary of the warrants during the year ended June 30, 2021 and 2020:

	Number of warrants	Weighted average exercise price ($)	Weighted average remaining life (years)	Aggregate intrinsic value
Balance at June 30, 2020	—	—	—	—
Granted	3,906,209	0.76(CAD0.94)	4.35	5,709,315
Balance at June 30, 2021	3,906,209	0.76(CAD0.94)	4.35	5,709,315
Exercised(1)	(3,477,919)	0.015(CAD0.018)	—	(5,709,315)
Balance at June 30, 2022	428,290	1.68(CAD2.16)	3.35	—

____________

(1)      On December 8, 2021, the Company issued 3,477,919 common non-voting shares pursuant to the exercise of 3,477,919 warrants with an exercise price of $0.015 (CAD$0.018) per warrant.

On December 8, 2021 the Company reclassified 3,906,209 warrants valued at $6,392,476 to share capital as the exercise price became fixed for the remaining warrants outstanding since the Company had successfully raised $3,000,000 in convertible notes, resolving the contingency affecting the exercise price.

The Company applied the following assumptions in the Black-Scholes option pricing model:

	June 30, 2022	June 30, 2021
Expected life warrants (years)	3.91	4.35
Expected volatility	100%	100
Expected dividend yield	0%	0
Risk-free interest rate	0.34%	0.34
Black-Scholes value of each warrant	$1.17(CAD$1.47)	$1.20(CAD$1.60)

NOTE 11 — RESEARCH AND DEVELOPMENT

The Company conducts research and development activities, which consist primarily of the development of new products and product applications. Research and development costs are charged to expense as incurred.

During the year ended June 30, 2021, TerraCube received cash proceeds of $165,825 (CAD$203,663) related to an income tax credit with the Canada Revenue Agency for eligible research and development expenditures. The amount represents a partial recovery of research and development costs incurred during the year ended June 30, 2020.

LUCY SCIENTIFIC DISCOVERY INC. (FORMERLY HOLLYWEED NORTH CANNABIS INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30, 2022 and 2021
(Expressed in US Dollars, except where noted)

NOTE 12 — EARNINGS PER SHARE

The computation of diluted earnings per share excludes the effect of the potential exercise of warrants and stock options when the average market price of the common stock is lower than the exercise price of the respective warrant or stock option and when inclusion of these amounts would be anti-dilutive. For the years ended June 30, 2022 and 2021, the number of warrants and stock options excluded from the computation was 428,290 and 621,697, respectively.

NOTE 13 — INCOME TAXES

The domestic and foreign components of loss before income taxes for the years ended June 30, 2022 and 2021 were as follows:

	June 30, 2022	June 30, 2021
	$	$
Domestic – Canada	(5,856,116)	(4,725,883)
Foreign – outside of Canada	—	—
Income before provision for income taxes	(5,856,116)	(4,725,883)

The components of the income tax expense for the year ended June 30, 2022 and 2021 consisted of the following:

	June 30, 2022	June 30, 2021
	$	$
Current income tax expense:
Domestic – Canada	—	—
Foreign – Outside of Canada	—	—
Total current tax expense	—	—

Deferred income tax expense:
Domestic – Canada	—	—
Foreign – outside of Canada	—	—
Total deferred income tax expense	—	—
Total income tax expense	—	—

A reconciliation of the Company’s effective tax rate to the statutory U.S. federal income tax rate for the year ended June 30, 2022 and 2021 were as follows:

	June 30, 2022	June 30, 2021
	$	$
Loss for the year before income taxes	(5,856,116)	(4,725,883)
Statutory rate	27%	27%
Expected income tax recovery	(1,581,151)	(1,275,988)
Non-taxable gain on debt settlement	—	(49,260)
Non-deductible interest expense	443,108	578,642
Non-deductible share-based payments	56,744	34,546
Other permanent differences	(13,528)	11,600
Prior year true-up	(22,108)	—
Impact of foreign exchange on valuation allowance	206,639	(388,924)
Change in valuation allowance	910,296	1,089,384
Income tax expense	—	—

LUCY SCIENTIFIC DISCOVERY INC. (FORMERLY HOLLYWEED NORTH CANNABIS INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30, 2022 and 2021
(Expressed in US Dollars, except where noted)

NOTE 13 — INCOME TAXES (cont.)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities as at June 30, 2022 and 2021 were as follows:

	June 30, 2022	June 30, 2021
	$	$
Deferred tax assets from:
Net operating loss carry forwards	4,278,122	3,307,507
Property and equipment	697,316	621,638
Research and development tax credit carry-forward balances	445,068	462,735
Total deferred tax assets	5,420,506	4,391,880

Deferred tax liabilities from:
Share issue costs	(213,434)	(92,203)
CEBA loans	(1,595)	(4,495)
Total deferred tax liabilities	(215,029)	(96,698)
Valuation allowance	(5,205,477)	(4,295,182)
Net deferred tax asset	—	—

The Company must make judgements as to the realization of deferred tax assets that are dependent upon a variety of factors, including the generation of future taxable income, the reversal of deferred tax liabilities, and tax planning strategies. To the extent that the Company believes that recovery is not likely, it must establish a valuation allowance. A valuation allowance has been established for deferred tax assets which the Company does not believe meet the “more likely than not” criteria. The Company’s judgments regarding future taxable income may change due to changes in market conditions, changes in tax laws, tax planning strategies or other factors. If the Company’s assumptions and consequently its estimates change in the future, the valuation allowances it has established may be increased or decreased, resulting in a respective increase or decrease in income tax expense. Based upon the Company’s historical operating losses and the uncertainty of future taxable income, the Company has provided a valuation allowance primarily against its deferred tax assets up to the deferred tax liabilities, as of June 30, 2022 and 2021.

The Company has non-capital losses carry forward balances of approximately $15,800,000 (CAD$20,400,000) at June 30, 2022 for which a deferred tax asset has not been recognized. These losses may be carried forward to apply against future year income tax for Canadian income tax purposes, subject to the final determination by taxation authorities, and expire through 2042. The utilization of the Company’s non-capital losses carry-forward balances may be subject to limitation under the provisions of Canada Revenue Agency section 111(5.4). The Company has not yet completed a study to determine if any losses are limited under section 111(5.4) as of June 30, 2022.

The Company recognizes the tax benefit from uncertain tax positions only if it is “more likely than not” that the tax positions will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefit is measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company recognizes interest and penalties related to income tax matters in income tax expense. The Company is also required to assess at each reporting date whether it is reasonably possible that any significant increases or decreases to its unrecognized tax benefits will occur during the next 12 months.

The Company did not recognize any uncertain tax positions, or any accrued interest and penalties associated with uncertain tax positions for the year ended June 30, 2022. The Company files tax returns in Canada. The Company is generally subject to examination by income tax authorities for seven years from the filing of a tax return, therefore, the federal and certain state returns from incorporation forward are subject to examination. The Company currently is not under examination by any tax authority.

LUCY SCIENTIFIC DISCOVERY INC. (FORMERLY HOLLYWEED NORTH CANNABIS INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30, 2022 and 2021
(Expressed in US Dollars, except where noted)

NOTE 13 — INCOME TAXES (cont.)

In response to the COVID-19 pandemic, the COVID-19 Emergency Response Act was signed into law on March 25, 2020. The COVID-19 Emergency Response Act, among other things, includes tax provisions relating to temporary wage subsidies and interest free business loans. The COVID-19 Emergency Response Act did not have a material impact on the Company’s income tax provision for the years ended June 30, 2022 and 2021. The Company will continue to evaluate the impact of the COVID-19 Emergency Response Act on its financial position, results of operations, and cash flows.

NOTE 14 — RELATED PARTY TRANSACTIONS

Included under due to related parties on our consolidated balance sheet as of June 30, 2022 is $1,775,372 (June 30, 2021 — $1,126,962) that relates to wages, short-term benefits and contracted services for key management personnel. The amounts are unsecured and non-interest bearing.

On October 17, 2019, the Company issued a note payable of $38,043 (CAD$50,000), to the former CEO and current stockholder. The notes bear interest at 2% per annum, are unsecured and repayable 90 days subsequent to the successful completion of an initial public offering or a reverse takeover transaction. Refer to note 7(c). The note was repaid in full during the year ended June 30, 2021.

The Company issued a series of notes payable to a director and stockholder. On December 31, 2018, the Company issued a note payable of $144,667 (CAD$200,000) bearing interest at 21% per annum, is unsecured and is repayable on December 31, 2020. In addition, during the year ended June 30, 2019, the Company issued a note payable of $245,768 (CAD$330,000) to a related party through a series of advances. The note bears interest at 2% per annum, is unsecured and is repayable 90 days subsequent to the successful completion of an Initial Public Offering or a Reverse Takeover Transaction which results in the Company’s shares being listed on a public exchange. Refer to notes 7(a) and 7(b).

On February 25, 2021, the Company entered an agreement whereby the Company acquired certain equipment from the former CEO for consideration of 990,741 Class B common non-voting shares with a fair value of $1,687,032 (CAD$2,140,000).

On February 25, 2021, the Company entered into a $500,000 convertible note at 8% interest rate to the CEO of the Company. The convertible note matured on August 25, 2021. The note was modified subsequent to June 30, 2021 whereby the maturity was extended to February 25, 2022. The note is convertible at the option of the holder into Class B common non-voting shares at a conversion price of $1.74 (CAD$2.16) per share. During the year ended June 30, 2022, the Company incurred an interest expense of $42,621 (June 30, 2021 - $13,505). Refer to Note 8(a).

Upon closing of the initial public offering, the Company will issue to its Chief Executive Officer an award with respect to the number of the Company’s common shares equal to the quotient obtained by dividing (x) $750,000 by (y) the closing price of the Company’s common shares on the closing date of the initial public offering, which award shall be fully vested at the time of issuance.

The Company will issue 1,806,732 share purchase options to various officers and the executive chairman effective upon the closing an initial public offering. The exercise price of these stock options will be the closing price of the Company’s common shares on the closing date of an initial public offering. These stock options will vest as to 25% of the underlying common shares on the grant date, and the balance of these stock options will vest and become exercisable with respect to 37,638 common shares in 36 equal monthly installments commencing on the 13th month following the date of grant and continuing until the 48th month following the date of grant, subject to continued employment with us through each vesting date. No expense has been recorded through June 30, 2022 with respect to these options.

LUCY SCIENTIFIC DISCOVERY INC. (FORMERLY HOLLYWEED NORTH CANNABIS INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended June 30, 2022 and 2021
(Expressed in US Dollars, except where noted)

NOTE 15 — FINANCIAL INSTRUMENTS

The Company has established a fair value hierarchy that reflects the significance of inputs of valuation techniques used in making fair value measurements as follows:

Level 1 —	quoted prices in active markets for identical assets or liabilities;
Level 2 —	inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. from derived prices); and
Level 3 —	inputs for the asset or liability that are not based on observable market data.

The Company’s financial assets and financial liabilities are measured at amortized cost. As at June 30, 2022 and June 30, 2021 the carrying value of the cash, other assets — GST receivable, accounts payable and accrued liabilities and amounts due to related parties approximates the fair value due to the short-term nature of these instruments.

The notes payable and notes payable — related parties are categorized as Level 2 and have been recorded at amortized cost. The carrying value approximates its fair value due to its relatively short-term nature. It is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

The warrant liability is categorized as Level 3 and recorded at fair value through profit and loss. The fair value was determined using a modified Black-Scholes option pricing model with significant inputs as disclosed in Note 9.

NOTE 16 — SUBSEQUENT EVENTS

In connection with the preparation of the consolidated financial statements, the Company evaluated subsequent events through November 14, 2022, which was the date the consolidated financial statements were issued, and determined that the following subsequent events occurred as of that date:

Lease extension

On August 1, 2022, the Company extended the Warehouse Lease to July 31, 2027, with the option to renew for an additional five years.

Equity transactions

The Company entered into debt settlement and subscription agreements with various vendors and related parties for the settlement of liabilities with face value of $1,973,154 through the issuance of common non-voting shares at a 40% discount to the price of an initial public offering. The Company anticipates settlement of these liabilities concurrent with the initial public offering on the NASDAQ.

Financing Activities

The Company issued unsecured convertible notes with a face value of $255,000 which bear an interest rate of 8% per annum. The convertible notes are convertible into common non-voting shares at a 40% discount to the price of an initial public offering and mature between August 24, 2024 and November 10, 2024.

LUCY SCIENTIFIC DISCOVERY INC. CONDENSED CONSOLIDATED INTERIM BALANCE SHEETS As of September 30, 2022 and June 30, 2022 (Expressed in US Dollars, except share numbers) (unaudited)
	September 30, 2022	June 30, 2022
	(Unaudited) $	$
ASSETS
Current assets
Cash	16,398	53,379
Prepaid expenses	154,386	185,723
Other assets – GST receivable	11,541	13,232
Digital assets	—	34,106
Deferred financing costs, current	1,515,661	1,612,228
Total current assets	1,697,986	1,898,668

Non-current assets
Deferred financing costs, noncurrent	1,383,523	1,869,969
Property, plant, and equipment	843,500	843,500
Right of use asset	1,071,862	—
Long-term deposits	18,239	19,401
TOTAL ASSETS	5,015,110	4,631,538

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	2,810,603	2,814,532
Convertible notes, current	1,572,148	825,707
Due to related parties	1,830,955	1,775,372
Notes payable – related parties	289,671	305,082
Lease liability, current	312,765	89,396
Total current liabilities	6,816,142	5,810,089

Non-current liabilities
Convertible notes, noncurrent	2,505,841	2,972,161
Lease liability, noncurrent	1,386,520	571,062
Notes payable, noncurrent	55,518	56,176
TOTAL LIABILITIES	10,764,021	9,409,488

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, Class A, no par value; unlimited shares authorized; nil shares issued and outstanding as of September 30, 2022 and June 30, 2022, respectively.	—	—
Common stock, Class B, no par value; unlimited shares authorized; nil shares issued and outstanding as of September 30, 2022 and June 30, 2022, respectively.	—	—
Common stock, no par value; unlimited shares authorized; 10,443,560 shares issued and outstanding as of September 30, 2022 and June 30, 2022, respectively.	30,790,410	30,790,410
Accumulated deficit	(36,799,083)	(35,427,342)
Accumulated other comprehensive gain (loss)	259,762	(141,018)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(5,748,911)	(4,777,950)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	5,015,110	4,631,538

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

LUCY SCIENTIFIC DISCOVERY INC.
CONDENSED CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the three months ended September 30, 2022 and 2021
(Expressed in US Dollars, except share numbers) (unaudited)

	Three months ended September 30,
	2022	2021
	(unaudited) $	(unaudited) $
Selling, general and administrative expense	828,559	714,484
Total expenses	828,559	714,484

Other expense (income)
Interest expense	543,221	474,270
Change in fair value of warrant liability	—	151,303
Other income	(39)	—
Total other expense (income)	543,182	625,573

Income tax expense	—	—
Net loss	(1,371,741)	(1,340,057)
Foreign exchange translation adjustment, net of tax of $nil	400,780	134,778
Comprehensive loss	(970,961)	(1,205,279)

Net loss per common share
Basic and diluted	(0.13)	(0.21)

Weighted average number of common shares outstanding
Basic and diluted	10,443,560	6,476,753

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

LUCY SCIENTIFIC DISCOVERY INC.
CONDENSED CONSOLIDATED INTERIM STATEMENTS OF STOCKHOLDERS’ DEFICIT

For the three months ended September 30, 2022 and 2021
(Expressed in US Dollars, except share numbers) (unaudited)

	Class A voting common shares		Class B non-voting common shares		Common shares		Accumulated deficit	Accumulated other comprehensive income (loss)	Total Deficit
	Number of shares	Paid-in capital	Number of shares	Paid-in capital	Number of shares	Paid-in capital

		$		$		$	$	$	$
Balance, June 30, 2021	1	—	6,476,753	23,568,439	—	—	(29,571,226)	(353,302)	(6,356,089)
Shares purchase options	—	—	—	14,643	—	—	—	—	14,643
Foreign currency translation adjustment, net of tax of $nil	—	—	—	—	—	—	—	134,778	134,778)
Net loss	—	—	—	—	—	—	(1,340,057)	—	(1,340,057)
Balance, September 30, 2021	1	—	6,476,753	23,583,082	—	—	(30,911,283)	(218,524)	(7,546,725)

Balance, June 30, 2022	—	—	—	—	10,443,560	30,790,410	(35,427,342)	(141,018)	(4,777,950)
Translation adjustment	—	—	—	—	—	—	—	400,780	400,780
Net loss	—	—	—	—	—	—	(1,371,741)	—	(1,371,741)
Balance, September 30, 2022	—	—	—	—	10,443,560	30,790,410	(36,799,083)	259,762	(5,748,911)

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

LUCY SCIENTIFIC DISCOVERY INC. CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS For the three months ended September 30, 2022 and 2021 (Expressed in US Dollars) (unaudited)
	Three months ended September 30,
	2022	2021
	(unaudited) $	(unaudited) $
Operating activities
Net loss	(1,371,741)	(1,340,057)
Items not involving cash:
Amortization expense	19,072	—
Interest expense	536,790	412,134
Amortization of debt discount	2,842	2,415
Shares issued for services	43,688	—
Share-based payments	—	14,643
Change in fair value of warrant liability	—	151,303
Unrealized foreign translation adjustment	255,915	—
Changes in non-cash working capital:
Prepaid expenses and long-term deposits	(11,189)	(4,833)
Other assets – GST receivable	1,691	(6,891)
Accounts payable and accrued liabilities	184,722	2,064
Lease liability	(70,240)	(39,787)
Due to related parties	161,921	141,667
Net cash flows used in operating activities	(246,529)	(667,342)

Investing activities
Sale of digital assets	34,106	—
Net cash provided by investing activities	34,106	—

Financing activities
Net proceeds from Convertible Notes	200,000	665,000
Deferred share issuance costs	(25,352)	(100,622)
Net cash flows provided by financing activities	174,648	564,378
Effect of foreign exchange on cash	794	(30,694)
Decrease in cash	(36,981)	(133,658)
Cash, beginning of period	53,379	246,030
Cash, end of period	16,398	112,372

Supplemental disclosures of cash flow information:
Interest paid in cash	—	—
Income taxes paid in cash	—	—

Non-Cash activities for financing activities:
Deferred offering costs accrued but unpaid	8,407	593,763
Renewal of lease	1,144,349	—

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

LUCY SCIENTIFIC DISCOVERY INC. CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS For the three months ended September 30, 2022 and 2021 (Expressed in US Dollars, except share numbers) (unaudited)

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS

Lucy Scientific Discovery Inc. (“we,” “our,” “us,” or the “Company”) was incorporated under the Business Corporations Act (British Columbia) on February 17, 2017. The Company previously specialized in developing supply chain products, services, and distribution channels for the cannabis industry in the areas of cannabis production, cannabis extracts, edibles and other pharmaceutical grade products. The Company changed its name from Hollyweed North Cannabis Inc. to Lucy Scientific Discovery Inc. and, under a new business model, is engaged in the research, manufacturing and commercialization of psychedelic products. The Company’s registered office is Suite 301 — 1321 Blanshard Street, Victoria, British Columbia, Canada.

Subsidiaries that are active and wholly-owned by the Company and that have each been incorporated under the Business Corporations Act of British Columbia to facilitate its business activities include:

•        TerraCube International Inc. — On October 4, 2017, the Company acquired control of TerraCube International Inc. (“TerraCube”), formerly Crop2Scale International Inc. TerraCube innovates, develops and produces highly controlled agricultural grow environments for plant manufacturing and replication.

•        LSDI Manufacturing Inc. — On June 29, 2017, the Company incorporated LSDI Manufacturing Inc. (“LMI”), under the Business Corporations Act (British Columbia) for the purposes of cannabis extraction and manufacturing of adult-use and pharmaceutical products. LMI held a Health Canada Processor’s License under the Cannabis Act but has never engaged in plant-touching activities up to the date the Board of Directors approved these financial statements. On August 10, 2021, the Health Canada Standard Processor’s License was voluntarily withdrawn by LMI with the revocation effective September 3, 2021. In August 2021, Health Canada’s Office of Controlled Substances granted us a Controlled Drugs and Substances Dealer’s Licence under Part J of the Food and Drug Regulations promulgated under the Food and Drugs Act (Canada), or a Dealer’s Licence. The Dealer’s Licence, which we hold through one of our wholly owned subsidiaries, authorizes us to develop and produce (through cultivation, extraction or synthesis) certain restricted substances. The Company intends to develop and produce these restricted substances as pharmaceutical-grade active pharmaceutical ingredients and their raw material.

Impact of COVID-19

In March 2020, the World Health Organization declared COVID-19 a global pandemic. This contagious disease outbreak, which has continued to spread, and any related adverse public health developments, has adversely affected workforces, economies, and financial markets globally, and led to an economic downturn. To date, COVID-19 has not had any material impact on the Company’s operations; however, it is possible that estimates in these consolidated financial statements may change in the near term as a result of COVID-19 variants.

Going Concern

The Company has incurred net losses in recent periods and has accumulated a deficit of $36,799,083 as of September 30, 2022. The Company has funded operations in the past through loans from third parties and advances from officers and directors. The Company’s continued operations are dependent upon generating sales and the continued financial support from officers and directors, obtaining funding from third-party sources or the issuance of additional shares of common stock.

These condensed consolidated interim financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, its ability to identify future investment opportunities, to obtain the necessary debt or equity financing, generating profitable operations from the Company’s future operations or the success of an initial public offering.

LUCY SCIENTIFIC DISCOVERY INC. CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS For the three months ended September 30, 2022 and 2021 (Expressed in US Dollars, except share numbers) (unaudited)

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS (cont.)

These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying condensed interim consolidated balance sheet as of June 30, 2022, which has been derived from audited financial statements, and the unaudited condensed consolidated interim financial statements as of and for the three months ended September 30, 2022 and 2021, have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) regarding interim financial reporting and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain information and footnote disclosures in these unaudited condensed consolidated interim financial statements, normally included in financial statements prepared in accordance with U.S. GAAP, have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the unaudited condensed consolidated interim financial statements reflect all adjustments necessary for a fair statement of the Company’s financial position at September 30, 2022, the Company’s operating results for the three months ended September 30, 2022 and 2021, and the Company’s cash flows for the three months ended September 30, 2022 and 2021. The unaudited condensed consolidated interim financial statements and notes should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended June 30, 2022. The condensed consolidated interim financial statements include the accounts of the Company and our subsidiaries in which we have controlling financial interest. All inter-company balances and transactions among the companies have been eliminated upon consolidation.

Use of Estimates

The preparation of the condensed consolidated interim financial statements requires management to make estimates and assumptions that affect the reported amounts of certain assets, liabilities, revenue, and expenses as well as the related disclosures. The Company must often make estimates about effects of matters that are inherently uncertain and will likely change in subsequent periods. Actual results could differ materially from those estimates.

Functional and Presentation Currency

The Company’s reporting currency is the United States Dollar (“USD”). The Company’s functional currency is the local currency, Canadian Dollar (“CAD”). Assets and liabilities of these operations are translated into USD at the end-of-period exchange rates; income and expenses are translated using the average exchange rates for the reporting period. Resulting cumulative translation adjustments are recorded as a component of stockholder’s equity (deficit) in the consolidated balance sheet in accumulated other comprehensive loss.

Significant Accounting Policies

The accounting policies applied in the preparation of these interim financial statements are consistent with those applied and disclosed in note 2 to the annual financial statements except as noted below:

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that the Company adopts as of the specified effective date. The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to use this extended transition

LUCY SCIENTIFIC DISCOVERY INC. CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS For the three months ended September 30, 2022 and 2021 (Expressed in US Dollars, except share numbers) (unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it is (i) no longer an emerging growth company or (ii) has affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

In August 2020, the FASB issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40). The ASU simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. The FASB reduced the number of accounting models for convertible debt and convertible preferred stock instruments and made certain disclosure amendments to improve the information provided to users. In addition, the FASB amended the derivative guidance for the own stock scope exception and certain aspects of the earnings-per-share guidance. The amendments are effective for interim and annual periods beginning after December 15, 2021, with early adoption permitted for after December 15, 2020. The adoption of ASU 2020-06 had no impact on the Company’s condensed consolidated interim financial statements.

NOTE 3 — DIGITAL ASSETS

During the three months ended September 30, 2022, the Company sold approximately 34,106 Tether for $34,106 in cash.

NOTE 4 — PROPERTY, PLANT AND EQUIPMENT

On February 25, 2021, the Company entered an agreement whereby the Company acquired certain equipment for consideration of 990,741 Class B common non-voting shares with a fair value of $1,687,032 (CAD$2,140,000). At the time of acquisition, the equipment had a fair value of $843,500. The excess of fair value of the Class B common non-voting shares above the fair value of the equipment of $843,532 was recorded as compensation expense within selling, general and administrative expenses The equipment is not in use and therefore no depreciation has been taken for the three months ended September 30, 2022 and 2021.

NOTE 5 — ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consist of the following:

	September 30, 2022	June 30, 2022
	$	$
Trade payables	2,402,395	2,419,118
Vacation accrual	21,834	23,225
Accrued liabilities	386,374	372,189
	2,810,603	2,814,532

The Company entered into debt settlement and subscription agreements with various vendors under which liabilities with a face value of $1,333,282 (CAD$1,827,529) will be settled upon initial public offering through the issuance of common shares at a 40% discount to the price of an initial public offering.

LUCY SCIENTIFIC DISCOVERY INC. CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS For the three months ended September 30, 2022 and 2021 (Expressed in US Dollars, except share numbers) (unaudited)

NOTE 6 — RIGHT OF USE ASSET AND LEASE LIABILITY

The lease liability relates to a Warehouse Lease. The lease commenced on August 1, 2017 with an initial term of 5 years expiring on July 31, 2022. On August 1, 2022, the Company exercised its option to renew for 5 years. The new term starts on August 1, 2022 and ends on July 31, 2027, with an option to extend the lease for an additional five years. The renewal option needs to be exercised no less than six months from the expiry date. As of lease renewal, the Company anticipated exercising the option to renew and as such has determined the lease term to be 10 years in determining the lease liability. The discount rate used was 16%, equivalent to the interest rate the Company would incur to borrow funds equal to the future lease payments on a collateralized basis over a similar term and in a similar economic environment. As a result, the Company increased its right-of-use asset by $1,144,349 and lease liability by $1,144,349 related to the Warehouse Lease on August 1, 2022. During the three months ended September 30, 2022, the Company recorded amortization expense of $19,072 (three months ended September 30, 2021 - $nil) with respect to the right of use asset.

Leases with an initial term of less than 12 months are not recorded on the balance sheet. We recognize lease expense for these leases on a straight-line basis over the lease term.

The long-term deposit of $18,239 (CAD$25,000) relates to a security deposit on the Warehouse Lease which is expected to be returned to the Company at the completion of the lease, including renewal periods.

The maturity of the lease liability is as follows:

For the years ended June 30,	Amount
$
2023	232,156
2024	327,275
2025	364,356
2026	403,048
2027	424,007
Thereafter	1,583,174
Total lease payments	3,334,016
Less: Unamortized interest	(1,634,731)
Total lease liability	1,699,285

NOTE 7 — NOTES PAYABLE

The following table summarizes the future principal repayments required on the Company’s notes payable:

For the years ended June 30,	Amount
$
2023	289,852
2024	58,364
Total principal	348,216
Less: debt discount	(3,027)
Total notes payable	345,189

LUCY SCIENTIFIC DISCOVERY INC. CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS For the three months ended September 30, 2022 and 2021 (Expressed in US Dollars, except share numbers) (unaudited)

NOTE 8 — CONVERTIBLE NOTES

During the three months ended September 30, 2022, the Company issued unsecured convertible notes with a face value of $200,000 which bear an interest rate of 8% per annum. The convertible notes are convertible into common shares at a 40% discount to the price of an initial public offering and mature between August 24, 2024 and September 19, 2024. During the three months ended September 30, 2022, the Company incurred interest expense of $78,514 (three months ended September 30, 2021 — $7,244) with respect to the convertible notes.

NOTE 9 — LINE OF CREDIT

On November 5, 2020, the Company established a line of credit of $4,869,775 (CAD$6,675,000). The line of credit is secured by the Company’s assets, bears an interest rate of 8% per annum and matures on November 5, 2023. The Company may draw up to $364,777 (CAD$500,000) per quarter under the line of credit beginning January 15, 2021. Pursuant to entering the line of credit, the Company issued the lender warrants to purchase 3,906,209 common shares of the Company at an exercise price of $1.58 (CAD$2.16) per common share until November 5, 2025. On January 22, 2021, the Company amended the warrants whereby in the event that the Company effects a closing or closings of convertible notes is the minimum aggregate of (i) $1,000,000, the exercise price of 1,111,112 warrants shall be adjusted to $0.015 (CAD$0.018), (ii) $2,000,000, the exercise price of 2,222,223 warrants shall be adjusted to $0.015 (CAD$0.018), and (iii) $3,000,000, the exercise price of 3,333,334 warrants shall be adjusted to $0.015 (CAD$0.018).

The warrants were valued at $4,775,535 and recorded as deferred financing costs to be recognized over the term of the line of credit. During the three months ended September 30, 2022 the Company recorded interest expense of $378,915 (three months ended September 30, 2021 — $412,134) related to the warrants.

On January 22, 2021, pursuant to the warrant amendment, the Company reclassified 3,906,209 warrants valued at $4,775,535 to warrant liability as the exercise price became variable based on the amount of convertible notes payable raised. The incremental fair value resulting from the warrant amendment of $1,079,468 was recorded as interest expense on the condensed consolidated interim statement of operations and comprehensive loss.

On December 8, 2021, the Company reclassified 3,906,209 warrants valued at $6,392,476 to share capital as the exercise price became fixed for the remaining warrants outstanding since the Company had successfully raised $3,000,000 in convertible notes, resolving the contingency affecting the exercise price.

Following is a summary of the Company’s warrant liability for the three months ended September 30:

	September 30, 2022	September 30, 2021
	$	$
Balance, beginning of period	—	6,192,883
Change in fair value of warrant liability	—	151,303
Unrealized foreign exchange gain	—	(170,311)
Balance, end of period	—	6,173,875

Any outstanding principal and accrued interest is subject to mandatory conversion into common shares of the Company at a conversion price of $1.58 (CAD$2.16) per common share upon consummation of an initial public offering and listing of the Company’s common shares.

LUCY SCIENTIFIC DISCOVERY INC. CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS For the three months ended September 30, 2022 and 2021 (Expressed in US Dollars, except share numbers) (unaudited)

NOTE 10 — STOCKHOLDERS’ EQUITY

Share Capital

Stock Split

On December 1, 2021, the Company authorized an 18:1 reverse stock split of its issued and outstanding Class B common stock.

Common Stock Issuances and Transfers

Upon closing of the initial public offering, the Company will issue to its Chief Executive Officer an award with respect to the number of the Company’s common shares equal to the quotient obtained by dividing (x) $750,000 by (y) the closing price of the Company’s common shares on the closing date of the initial public offering, which award shall be fully vested at the time of issuance.

During the three months ended September 30, 2022 and September 30, 2021, the Company had no common stock transactions.

Stock Options

The following is a summary of the changes in the 2019 Plan during the three months ended September 30, 2021 and 2022:

	Number of options		Weighted average exercise price ($)	Weighted average remaining life (years)	Aggregate intrinsic value ($)
Balance at June 30, 2021	464,293		2.01(CAD2.59)	2.63	276,294
Balance at September 30, 2021	464,293		2.01(CAD2.59)	2.63	276,294
Balance at June 30, 2022	621,697		2.34(CAD3.01)	1.91	—
Expired	(54,266	)(1)	2.35(CAD3.22)	—	—
Balance at September 30, 2022	567,431		2.18(CAD2.99)	1.82	—

____________

(1)      On September 17, 2022, 54,266 share purchase options expired, unexercised.

During the three months ended September 30, 2022, the Company recognized share-based payment expense of $nil (three months ended September 30, 2021 — $14,643 (CAD$18,454)) related to vested share purchase options. As at September 30, 2022, total unrecognized share-based payment expense related to the outstanding share purchase options was $nil.

The Company has computed the fair value of options granted using the Black-Scholes option pricing model. The expected term is the estimated period of time that options granted are expected to be outstanding. The Company utilizes the “simplified” method to develop an estimate of the expected term of “plain vanilla” employee option grants. The Company is utilizing an expected volatility figure based on a review of the historical volatilities, over a period of time, equivalent to the expected life of the instrument being valued, of similarly positioned public companies within its industry. The risk-free interest rate was determined from the implied yields from U.S. Treasury zero-coupon bonds with a remaining term consistent with the expected term of the instrument being valued.

In addition to the options discussed above, the Company will issue 1,806,732 share purchase options to various officers, executive chairman, and directors effective upon the closing an initial public offering. The exercise price of these stock options will be the closing price of the Company’s common shares on the closing date of an initial public offering. These stock options will vest as to 25% of the underlying common shares on the grant date, and the balance of these stock options will vest and become exercisable with respect to 37,638 common shares in 36 equal monthly

LUCY SCIENTIFIC DISCOVERY INC. CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS For the three months ended September 30, 2022 and 2021 (Expressed in US Dollars, except share numbers) (unaudited)

NOTE 10 — STOCKHOLDERS’ EQUITY (cont.)

installments commencing on the 13th month following the date of grant and continuing until the 48th month following the date of grant, subject to continued employment with us through each vesting date. No expense has been recorded through September 30, 2022 with respect to these options.

Warrants

The Company has computed the fair value of warrants issued using the Black-Scholes option pricing model. The expected term used for warrants issued is the contractual term. The Company is utilizing an expected volatility figure based on a review of the historical volatilities, over a period of time, equivalent to the expected life of the instrument being valued, of similarly positioned public companies within its industry. The risk-free interest rate was determined from the implied yields from U.S. Treasury zero-coupon bonds with a remaining term consistent with the expected term of the instrument being valued.

Pursuant to entering the line of credit, on January 15, 2021, the Company issued 3,906,209 warrants to purchase 3,906,209 common shares of the Company at an exercise price of $1.69 (CAD$2.16) per common share until November 5, 2025. On January 22, 2021, the Company amended the warrants whereby in the event that the Company effects a closing or closings of convertible notes is the minimum aggregate of (i) $1,000,000, the exercise price of 1,111,112 warrants shall be adjusted to $0.015 (CAD$0.018), (ii) $2,000,000, the exercise price of 2,222,223 warrants shall be adjusted to $0.015 (CAD$0.018), and (iii) $3,000,000, the exercise price of 3,333,334 warrants shall be adjusted to $0.015 (CAD$0.018).

The following is a summary of the warrants for the three months ended September 30, 2022 and 2021:

	Number of warrants	Weighted average exercise price ($)	Weighted average remaining life (years)	Aggregate intrinsic value
Balance at June 30, 2021	3,609,209	0.19(CAD0.25)	4.35	5,161,232
Balance at September 30, 2021	3,609,209	0.19(CAD0.25)	4.10	5,161,232
Balance at June 30, 2022	428,290	1.58(CAD2.16)	3.35	—
Balance at September 30, 2022	428,290	1.58(CAD2.16)	3.10	—

On December 8, 2021 the Company reclassified 3,906,209 warrants valued at $6,392,476 to share capital as the exercise price became fixed for the remaining warrants outstanding since the Company had successfully raised $3,000,000 in convertible notes, resolving the contingency affecting the exercise price.

NOTE 11 — RELATED PARTY TRANSACTIONS

Included under due to related parties on our consolidated balance sheet as of September 30, 2022 is $1,830,955 (June 30, 2022 — $1,775,372) that relates to wages, short-term benefits and contracted services for key management personnel. The amounts are unsecured and non-interest bearing. As of September 30, 2022, the Company had entered into debt settlement and subscription agreements with various related parties under which liabilities with face value of $331,760 (CAD$454,743,) would be settled upon an initial public offering through the issuance of common shares at a 40% discount to the price of an initial public offering.

On December 31, 2018, the Company issued a note payable of $144,666 (CAD$200,000) to a director and stockholder of the Company. The note bears interest of 21% per annum, is unsecured and is repayable 90 days subsequent to the successful completion of an initial public offering or a reverse takeover transaction. During the three months ended September 30, 2022, the Company incurred interest expense of $2,011 (CAD$2,625) (September 30, 2021 — $2,083 (CAD$2,625)) with respect to the note payable. During the three months ended September 30, 2022, the Company made payments of $nil (September 30, 2021 — $nil) with respect to the note.

LUCY SCIENTIFIC DISCOVERY INC. CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS For the three months ended September 30, 2022 and 2021 (Expressed in US Dollars, except share numbers) (unaudited)

NOTE 11 — RELATED PARTY TRANSACTIONS (cont.)

During the year ended June 30, 2019, the Company issued a series of notes payable totaling $245,768 (CAD $330,000) to a director and stockholder of the Company. The note bears interest of 2% per annum, is unsecured and repayable 90 days subsequent to the successful completion of an initial public offering or a reverse takeover transaction. During the three months ended September 30, 2022, the Company incurred an interest expense of $994 (CAD$1,298) (September 30, 2021 — $1,030 (CAD$1,298)). During the three months ended September 30, 2022, the Company made payments of $nil (September 30, 2021 — $nil) with respect to the note.

On February 25, 2021, the Company entered an agreement whereby the Company acquired certain equipment from the current CEO for consideration of 990,741 Class B common shares with a fair value of $1,687,032 (CAD$2,140,000) (note 4).

On February 25, 2021, the Company entered into a $500,000 convertible note at 8% interest rate to the CEO of the Company. The convertible note matured on August 25, 2021. The note was modified subsequent to June 30, 2021 whereby the maturity was extended to February 25, 2022. The note is convertible at the option of the holder into common shares at a conversion price of $1.58 (CAD$2.16) per share. During the three months ended September 30, 2022, the Company incurred an interest expense of $11,289 (three months ended September 30, 2021 — $10,425) with respect to this note.

Upon closing of the initial public offering, the Company will issue to its Chief Executive Officer an award with respect to the number of the Company’s common shares equal to the quotient obtained by dividing (x) $750,000 by (y) the closing price of the Company’s common shares on the closing date of the initial public offering, which award shall be fully vested at the time of issuance.

The Company will issue 1,806,732 share purchase options to various officers and the executive chairman effective upon the closing an initial public offering. The exercise price of these stock options will be the closing price of the Company’s common shares on the closing date of an initial public offering. These stock options will vest as to 25% of the underlying common shares on the grant date, and the balance of these stock options will vest and become exercisable with respect to 37,638 common shares in 36 equal monthly installments commencing on the 13th month following the date of grant and continuing until the 48th month following the date of grant, subject to continued employment with us through each vesting date. No expense has been recorded through September 30, 2022 with respect to these options.

NOTE 12 — FINANCIAL INSTRUMENTS

The Company has established a fair value hierarchy that reflects the significance of inputs of valuation techniques used in making fair value measurements as follows:

Level 1 —	quoted prices in active markets for identical assets or liabilities;
Level 2 —	inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. from derived prices); and
Level 3 —	inputs for the asset or liability that are not based on observable market data.

The Company’s financial assets and financial liabilities are measured at amortized cost. As at September 30, 2022 and June 30, 2022 the carrying value of the cash, other assets — GST receivable, accounts payable and accrued liabilities and amounts due to related parties approximates the fair value due to the short-term nature of these instruments.

The digital assets are categorized as Level 1. If the carrying value of Tether exceeds that lowest price, as quoted on Coinbase, an impairment loss has occurred with respect to that Tether in the amount equal to the difference between its carrying value and such lowest price. It is management’s opinion that the Company is not exposed to significant interest or credit risks arising from this financial instrument.

LUCY SCIENTIFIC DISCOVERY INC. CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS For the three months ended September 30, 2022 and 2021 (Expressed in US Dollars, except share numbers) (unaudited)

NOTE 12 — FINANCIAL INSTRUMENTS (cont.)

The convertible notes, notes payable, and notes payable — related parties are categorized as Level 2 and have been recorded at amortized cost. The carrying value approximates its fair value due to its relatively short-term nature. It is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

NOTE 13 — SUBSEQUENT EVENTS

In connection with the preparation of the condensed consolidated interim financial statements, the Company evaluated subsequent events through January 9, 2023, which was the date the condensed consolidated interim financial statements were issued, and determined that the following subsequent events occurred as of that date:

Equity transactions

The Company entered into debt settlement and subscription agreements with various vendors and related parties under which liabilities with face value of $666,154 (CAD$909,833) will be settled upon an initial public offering through the issuance of common shares at a 40% discount to the price of an initial public offering.

Financing Activities

The Company issued unsecured convertible notes with a face value of $140,000 which bear an interest rate of 8% per annum. The convertible notes are convertible into common shares at a 40% discount to the price of an initial public offering and mature between September 19, 2024 and December 27, 2024.

2,000,000 Common Shares

______________________________

PRELIMINARY PROSPECTUS

______________________________

WestPark Capital, Inc.

Sole Book-Running Manager

, 2023

Through and including         , 2023 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee and the Nasdaq Capital Market listing fee.

Amount
Securities and Exchange Commission registration fee	$3,801
FINRA filing fee	3,500
Nasdaq listing fee	55,000
Accountants’ fees and expenses	183,233
Legal fees and expenses	1,250,000
Transfer Agent and registrar fees and expenses	1,993
Printing and engraving expenses	45,000
Miscellaneous	50,000
Total expenses	$1,592,527

Item 14. Indemnification of Directors and Officers.

We are governed by the Business Corporations Act (British Columbia), or BCBCA. Under the BCBCA, and our Articles that will be in effect upon the closing of this offering, we may (or must, in the case of our Articles) indemnify all eligible parties against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director is deemed to have contracted with us on the terms of indemnity contained in our Articles.

For the purposes of such an indemnification:

“eligible party,” in relation to us, means an individual who

•        is or was our director or officer;

•        is or was a director or officer of another corporation

•        at a time when the corporation is or was our affiliate, or

•        at our request; or

•        at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity and includes the heirs and personal or other legal representatives of that individual;

“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, us or an associated corporation:

•        is or may be joined as a party, or

•        is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding; and

“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

In addition, under the BCBCA, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided that we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the restrictions noted below, the eligible party will repay the amounts advanced.

Notwithstanding the provisions of our Articles noted above, we must not indemnify an eligible party or pay the expenses of an eligible party, if any of the following circumstances apply:

•        if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our Articles;

•        if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our Articles;

•        if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of us or the associated corporation, as the case may be; or

•        in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

In addition, if an eligible proceeding is brought against an eligible party by or on behalf of us or by or on behalf of an associated corporation, we must not do either of the following:

•        indemnify the eligible party in respect of the proceeding; or

•        pay the expenses of the eligible party in respect of the proceeding.

Notwithstanding any of the foregoing, and whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA or our Articles, on the application of us or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

•        order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

•        order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•        order the enforcement of, or any payment under, an agreement of indemnification entered into by us;

•        order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or

•        make any other order the court considers appropriate.

The BCBCA and our Articles that will be in effect upon the closing of this offering authorize us to purchase and maintain insurance for the benefit of an eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, us, our current or former affiliate or a corporation, partnership, trust, joint venture or other unincorporated entity at our request.

In addition, we have entered, or will enter, into separate indemnity agreements with each of our directors and officers pursuant to which we agree to indemnify and hold harmless our directors and officers against any and all liability, loss, damage, cost or expense in accordance with the terms and conditions of the BCBCA and our Articles.

Item 15. Recent Sales of Unregistered Securities.

The following lists set forth information regarding all securities sold or granted by the registrant from September 1, 2018 through December 5, 2022 that were not registered under the Securities Act, and the consideration, if any, received by the registrant for such securities.

(a) Warrants to Purchase Common Shares

In January 2019, we issued to 45 warrants to purchase our common shares with a weighted average exercise price of $0.61 per share in connection with payment of an invoice. The warrants expired on June 28, 2019.

In November 2020, we issued to Origo Holdings, Inc. a certificate representing warrants to purchase 3,906,209 of our common shares exercisable at a price of $1.74 per share for a period of five years in connection with the credit agreement entered into with Origo BC Holdings Ltd. Under the terms of the Origo Warrant, we agreed that the exercise price for 1,111,112 shares underlying warrant would be reduced to CAD $0.018 per common share in the event that we consummate an offering of convertible debt securities in the aggregate amount of at least $1,000,000. The exercise price for an additional 2,222,223 shares is similarly reduced in the event that we consummate an offering of convertible debt securities in the aggregate amount of at least $2,000,000, and with respect to another 3,333,334 common shares if we consummate an offering in the aggregate amount of at least $3,000,000.

On December 8, 2021, the Company issued 3,477,919 common shares pursuant to the exercise of 3,477,919 warrants with an exercise price of $0.015 (CAD$0.018) per warrant. On December 8, 2021, 428,290 warrants remain outstanding.

(b) Common Shares

From June 1, 2018 to October 22, 2018, we issued and sold 53,899 common shares at a price of $19.23 per share for total cash proceeds of $1,039,605.

From October 22, 2018 to June 30, 2019, we issued and sold 70,955 common shares at a price of $13.74 per share for total cash proceeds of $974,621.

During the year ended on June 30, 2020, we issued and sold 136,006 common shares at a price of $6.71 per share for total cash proceeds of $912,284.

In November 2020, we issued 462,963 common shares to Profis Investment Corporation at a price of $1.62 per share for total cash proceeds of $750,000.

In January 2021, we issued 13,889 common shares for $1.70 per Class B common non-voting shares for proceeds of $23,557 as repayment of a note payable with a face value of $39,262.

In February 2021, we issued 990,741 common shares to Christopher McElvany at a price of $1.68 per share in connection with the asset purchase whereby we purchased equipment in exchange for a purchase price in form of common shares equivalent to $2,140,000. In connection with the same transaction, we issued a convertible promissory note in the amount of $500,000 to Downwind Investments, LLC, of which Mr. McElvany is the principal. The promissory note is secured by certain of our assets and bears an interest rate of 8% per annum. The promissory note matures on February 25, 2022. The convertible promissory note is convertible at the option of the holder for any or all of the outstanding principal amount together with all accrued and unpaid interest owing to it hereunder into our common shares at a conversion price equal to $1.58 per share.

In March 2021, we issued 77,042 common shares for $2.87 per common share for proceeds of $219,476 as repayment of accounts payable of $277,352.

In March 2021, we issued 17,738 Class B common shares for $2.87 per common share for proceeds of $50,830 as repayment of accounts payable of $63,853.

In March 2021, we issued 242,122 common shares pursuant to consulting agreements.

In June 2021, we issued 53,790 common shares for $2.87 per common share pursuant to the settlement of that certain January 14, 2020 note payable of $121,020 plus accrued interest of $35,212.

In December 2021, we issued 185,138 common shares pursuant to the conversion of $300,000 of convertible notes plus $14,016 accrued interest at a conversion price of $1.74 (CAD$2.16) per common share.

On December 8, 2021, the Company issued 3,477,919 common shares pursuant to the exercise of 3,477,919 warrants with an exercise price of $0.015 (CAD$0.018) per warrant.

On February 15, 2022, the Company issued 127,819 common shares pursuant to consulting agreements.

(c) Convertible Notes

In December 2018, we issued an unsecured promissory note to Livio Susin, one of the Company’s directors, with a face value of $155,207 which bears an interest at a rate of 21% per annum. The promissory note is repayable 90 days following to the successful completion of an initial public offering or a reverse takeover transaction which results in the Company’s shares being listed on a public exchange. In November 2022, the Company entered into debt settlement and subscription agreement with Mr. Susin for the settlement of the promissory note, through the issuance of common our shares at a 40% discount to the price of an initial public offering.

In February 2019, we issued a second an unsecured promissory note to Mr. Susin with a face value of $255,091 which bears an interest rate of 2% per annum. The promissory note is repayable 90 days following to the successful completion of an initial public offering or a reverse takeover transaction which results in our shares being listed on a public exchange. In January 2021, Mr. Susin forgave $39,746 (CAD$50,000) of indebtedness under this promissory note in exchange for 13,889 shares of our Class B common shares.

In February 2021, we issued an unsecured convertible promissory note to Downwind Investments, LLC, the principal of which is our Chief Executive Officer, Chris McElvany, with a face amount of $500,000 which bears interest at a rate of 8% per annum. The outstanding principal amount and accrued interest under the note is convertible at the option of the holder into our common shares at a price of $1.58 per common share.

Between April 21, 2021 and June 20, 2021, we issued unsecured convertible notes with an aggregate face value of $348,257 which bears an interest rate of 8% per annum. The convertible notes are convertible into Class B non-voting shares at $1.74 per common share and each of the convertible notes matures on the date that is six months after the date of issuance thereof.

On February 25, 2021, we issued a secured convertible note to the CEO of the Company with an aggregate face value of $500,000 which bears an interest rate of 8% interest rate and initially matured on February 25, 2022. Maturity has been extended to the date of the initial public offering. The convertible note is convertible at the option of the holder into common shares at a conversion price of $1.74 per common share. The debt is secured pursuant to a general security agreement pursuant to which we pledged as collateral for the loan certain of our assets, including, without limitation, all of our personal property including debts, accounts, claims, equipment, inventory, documents of title, securities, money and intangible personal property such as licenses, contractual rights, patents, trademarks and other intellectual property; all real property or leasehold property; fixtures; and investment property including capital of each of our subsidiaries.

Between June 29, 2021 and January 3, 2023, we issued unsecured convertible notes with an aggregate face value of $3,369,500 which bear an interest rate of 8% per annum. The convertible notes are convertible into common shares at a 40% discount to the price of an initial public offering and mature on the date that is two years after the date of issuance thereof.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. The sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder) or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were placed upon the stock certificates issued in these transactions. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a)     Exhibits.

The following documents are filed as exhibits to this registration statement.

Number	Description of Exhibit
1.1*	Form of Underwriting Agreement.
3.1*	Form of Amended and Restated Articles of Incorporation of the Registrant (to be effective upon completion of this offering).
4.1*	Form of Common Share Certificate.
4.2*	Warrant to Purchase Common Shares, dated November 5, 2020, issued by the Registrant to Origo Holdings, Inc.
4.3*	Form of Warrant to Purchase Common Shares, dated January 22, 2021, issued by the Registrant to Affiliates of Origo Holdings, Inc.
4.4*	Form of Representative’s Warrant
5.1*	Opinion of Tingle Merrett LLP
5.2*	Opinion of Troutman Pepper Hamilton Sanders LLP
10.1*#	Form of Indemnification Agreement
10.2*#	2019 Stock Option Plan of the Registrant.
10.3*#	Form of Option Certificate under the 2019 Stock Option Plan.
10.4*#	2021 Equity Incentive Plan of the Registrant.
10.5*#	Form of Option Award under the 2021 Equity Incentive Plan.
10.6*#	Executive Consulting Agreement, dated February 22, 2021, by and between Supercritical Labs, LLC and the Registrant.
10.7*#	Form of Employment Agreement by and between Christopher McElvany and the Registrant.
10.8*#	Form of Employment Agreement by and between Richard D. Nanula and the Registrant.
10.9#	Form of Employment Agreement by and between Brian Zasitko and the Registrant.
10.10*#	Executive Consulting Agreement, dated February 22, 2021, by and between AJK Biopharmaceutical LLC — Canadian Consulting Series and the Registrant.
10.11*#	Consulting Agreement, dated December 16, 2020, by and between Livio Susin and the Registrant.
10.12*#	Consulting Agreement, dated September 30, 2020, by and between Renee Gagnon and the Registrant, as amended by the Amendment No. 1, dated December 21, 2020.
10.13*#	Minutes of Settlement, dated April 20, 2020, by and among Mary Stipancic, Renee Gagnon, Livio Susin, Heather Jennings and the Registrant.
10.14*#	First Amendment to Minutes of Settlement, dated October 23, 2020, by and among Mary Stipancic, Renee Gagnon, Livio Susin, Heather Jennings and the Registrant.
10.15*#	Second Amendment to Minutes of Settlement, dated May 12, 2021, by and among Mary Stipancic, Renee Gagnon, Livio Susin, Heather Jennings and the Registrant.
10.16*	Offer to Lease, dated March 22, 2017, Ark Holdings Ltd. and the Registrant, as amended.
10.17*	Line of Credit Agreement, dated November 5, 2020, by and among Origo BC Holdings Ltd., its Participating Lenders, the Registrant and its subsidiaries, as amended.
10.18*	Promissory Note, dated January 1, 2019, issued by the Registrant to Livio Susin.
10.19*	Promissory Note, dated February 19, 2019, issued by the Registrant to Livio Susin.
10.20*	Promissory Note, dated April 17, 2019, issued by the Registrant to 1118737 BC Ltd.
10.21*	Promissory Note, dated February 25, 2021, issued by the Registrant to Downwind Investments LLC.
10.22*	Asset Purchase Agreement, dated February 25, 2021, by and between the Registrant and Chris McElvany.
21.1*	Subsidiaries of the Registrant.
23.1	Consent of Marcum LLP, independent registered public accounting firm.
23.2*	Consent of Tingle Merrett LLP (included in Exhibit 5.1).
23.3*	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.2)
24.1*	Power of Attorney (included in the signature page to this registration statement).
107*	Filing fee table

____________

*        Previously Filed.

#        Indicates management contract or compensatory plan.

(b)    Financial Statement Schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriter, at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 9th day of January, 2023.

LUCY SCIENTIFIC DISCOVERY INC.
By:	/s/ Christopher McElvany
Christopher McElvany
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ Christopher McElvany	President, Chief Executive Officer	January 9, 2023
Christopher McElvany	(principal executive officer), and Director
/s/ Brian Zasitko	Chief Financial Officer	January 9, 2023
Brian Zasitko	(principal financial and accounting officer)
*	Executive Chair and Director	January 9, 2023
Richard D. Nanula
*	Director	January 9, 2023
Paul Abramowitz
*	Director	January 9, 2023
Brittany Kaiser
*	Director	January 9, 2023
Charles B. Nemeroff, M.D., Ph.D.
*	Director	January 9, 2023
Scott Reeves
*	Director	January 9, 2023
Livio Susin
*By:	/s/ Christopher McElvany
Christopher McElvany Attorney-in-Fact